     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                      AMERICAN LAWYER MEDIA HOLDINGS, INC.
             (Exact Name of Registrant as specified in its Charter)

       DELAWARE                      2711                     13-3980412
(State or jurisdiction         (Primary Standard           (I.R.S. Employer
   of incorporation               Industrial            Identification Number)
     or formation)            Classification Code
                                    Number)

                           --------------------------

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.
                             345 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010
                                 (212) 779-9200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                               WILLIAM L. POLLAK
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      AMERICAN LAWYER MEDIA HOLDINGS, INC.
                             345 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010
                                 (212) 779-9200
(Name, address, including zip code, and telephone number, including area code of agent for service)
                         ------------------------------

                                   COPIES TO:
                            ROBERT A. PROFUSEK, ESQ.
                           JONES, DAY, REAVIS & POGUE
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 326-3939
                           --------------------------

            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statements for the same offering. / /

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
           TITLE OF EACH CLASS OF                AMOUNT TO BE          OFFERING       AGGREGATE OFFERING     REGISTRATION
        SECURITIES TO BE REGISTERED               REGISTERED      PRICE PER UNIT(1)        PRICE(1)             FEE(1)
12 1/4% Senior Discount Notes due 2008,
  Series B..................................     $63,275,000             100%            $63,275,000          $18,666.13

(1) In accordance with Rule 457(f)(2), the registration fee is calculated based on the book value, which has been calculated as of April 14, 1998, of the outstanding 12 1/4% Senior Discount Notes due 2008 of American Lawyer Media Holdings, Inc. to be canceled in the exchange transaction hereunder.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED APRIL 15, 1998
                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

                               OFFER TO EXCHANGE
             ITS 12 1/4% SENIOR DISCOUNT NOTES DUE 2008, SERIES B,
                       FOR ANY AND ALL OF ITS OUTSTANDING
                     12 1/4% SENIOR DISCOUNT NOTES DUE 2008

       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON
                                  , 1998, UNLESS EXTENDED.

    American Lawyer Media Holdings, Inc., a Delaware corporation ("Holdings"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 12 1/4% Senior Discount Notes due 2008, Series B (the "Exchange Discount Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part, for each $1,000 principal amount at maturity of its outstanding
12 1/4% Senior Discount Notes due 2008 (the "Old Discount Notes"), of which $63,275,000 aggregate principal amount at maturity is outstanding as of the date hereof. The form and terms of the Exchange Discount Notes are the same as the form and terms of the Old Discount Notes except that (i) the Exchange Discount Notes bear a Series B designation, (ii) the Exchange Discount Notes will be registered under the Securities Act and do not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Discount Notes will not be entitled to the rights of holders of Old Discount Notes under the Registration Rights Agreement (as defined). The Exchange Discount Notes will evidence the same debt as the Old Discount Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated as of December 22, 1997 (the "Indenture") by and among Holdings, as issuer, and The Bank of New York, as trustee. The Old Discount Notes and the Exchange Discount Notes are sometimes referred to herein collectively as the "Discount Notes." See "The Exchange Offer" and "Description of the Discount Notes."

    The Exchange Discount Notes will mature on December 15, 2008. The issue price of the Exchange Discount Notes represents a yield to maturity of 12 1/4% (computed on a semi-annual bond equivalent basis) calculated from December 22, 1997. The Exchange Discount Notes will accrete at a rate of 12 1/4%, compounded semi-annually, to an aggregate principal amount of $63,275,000 by December 15, 2002. Cash interest will not accrue on the Exchange Discount Notes prior to December 15, 2002. Commencing on June 15, 2003, cash interest on the Exchange Discount Notes will be payable until maturity, at a rate of 12 1/4% per annum, semi-annually in arrears on each June 15 and December 15. See "Description of the Discount Notes."

    The Exchange Discount Notes will be redeemable at the option of Holdings, in whole or in part, at any time on or after December 15, 2002, at the redemption prices set forth herein, together with accrued and unpaid interest thereon (and Liquidated Damages (as defined), if any) to the date of redemption. In addition, Holdings, at its option, at any time on or prior to December 15, 2000, may redeem all, but not less than all, of the Exchange Discount Notes then outstanding at a redemption price equal to 112.25% of the Accreted Value (as defined) thereof (plus Liquidated Damages, if any) with the Net Cash Proceeds (as defined) of a Public Equity Offering (as defined), provided that any such redemption occurs within 90 days following the closing of any such Public Equity Offering. See "Description of the Discount Notes--Optional Redemption."

    In the event of a Change of Control (as defined), each holder of the Exchange Discount Notes will be entitled to require Holdings to purchase such holder's Exchange Discount Notes at a purchase price equal to 101% of the Accreted Value thereof together with accrued and unpaid interest thereon (and Liquidated Damages), if any, to the repurchase date. In addition, Holdings is obligated in certain instances to offer to repurchase the Exchange Discount Notes at a purchase price in cash equal to 100% of the Accreted Value thereof plus accrued and unpaid interest thereon (and Liquidated Damages, if any), to the date of repurchase with the Net Cash Proceeds of certain asset sales. See "Description of the Discount Notes--Certain Covenants--Limitation on Sale of Assets and Subsidiary Stock."

                                             (COVER CONTINUED ON FOLLOWING PAGE)
                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 20 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD DISCOUNT NOTES IN THE EXCHANGE OFFER.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               The date of this Prospectus is             , 1998.

    The Exchange Discount Notes will be senior unsecured general obligations of Holdings. The Discount Notes will rank PARI PASSU in right of payment to all existing and future senior indebtedness of Holdings and will rank senior in right of payment to any Subordinated Indebtedness (as defined) of Holdings. The Exchange Discount Notes will be effectively subordinated in right of payment to all existing and future liabilities of subsidiaries of Holdings, including indebtedness under the Senior Notes (as defined) and trade payables and deferred revenues. As of December 31, 1997, after giving effect to the consummation of the Transactions (as defined), such subsidiaries would have had approximately $208.4 million of such liabilities outstanding. Holdings' pro forma earnings were insufficient to cover fixed charges by approximately $20.6 million for the year ended December 31, 1997.

    Holdings will accept for exchange any and all Old Discount Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on
           , 1998, unless extended by Holdings in its sole discretion (the "Expiration Date"). Tenders of Old Discount Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Discount Notes with respect to the Exchange Offer, the Company will promptly return the Old Discount Notes to the holders thereof. The Exchange Offer is not conditioned upon any minimum amount of Old Discount Notes being tendered for exchange, but is otherwise subject to certain customary conditions. The Old Discount Notes may be tendered only in integral multiples of $1,000. The Old Discount Notes were sold by Holdings on December 22, 1997 to Wasserstein Perella Securities, Inc., BancAmerica Robertson Stephens and BancBoston Securities Inc. (the "Initial Purchasers") in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Initial Discount Note Offering"). The Initial Purchasers subsequently placed the Old Discount Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Old Discount Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Discount Notes are being offered hereunder in order to satisfy the obligations of Holdings under the Registration Rights Agreement entered into by Holdings and the Initial Purchasers (the "Registration Rights Agreement") in connection with the Initial Discount Note Offering. See "The Exchange Offer."

    Based upon interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters issued to third parties in similar transactions, Holdings believes that the Exchange Discount Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is (i) an "affiliate" of Holdings within the meaning of Rule 405 under the Securities Act, or (ii) a broker-dealer that acquired the Old Discount Notes in a transaction other than part of its market-making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Discount Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Discount Notes. See "The Exchange Offer--Resale of the Exchange Discount Notes." However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Holders of Old Discount Notes wishing to accept the Exchange Offer must represent to Holdings, as required by the Registration Rights Agreement, that such conditions have been met. Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Discount Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Discount Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Discount Notes received in exchange for Old Discount Notes where such Old Discount Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. Holdings has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

    Holders of Old Discount Notes not tendered and accepted in the Exchange Offer will continue to hold such Old Discount Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act.

    Holdings will not receive any proceeds from the Exchange Offer. Holdings has agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

    There has not previously been any public market for the Old Discount Notes or the Exchange Discount Notes. Holdings does not intend to list the Exchange Discount Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Discount Notes will develop. See "Risk Factors--Absence of a Public Market Could Adversely Affect the Value of Exchange Discount Notes." Moreover, to the extent that Old Discount Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Discount Notes could be adversely affected.

    Concurrently with the Initial Discount Note Offering, American Lawyer Media, Inc. (the "Company"), a subsidiary of Holdings, sold $175 million in initial aggregate principal amount of its 9 3/4% Senior Notes due 2007 (the "Old Senior Notes") (the "Initial Senior Note Offering," and together with the Initial Discount Note Offering, the "Initial Offerings").

    Concurrently with this Exchange Offer, the Company is offering to exchange (the "Senior Note Exchange Offer," and together with this Exchange Offer, the "Exchange Offers"), $1,000 principal amount at maturity of its 9 3/4% Senior Notes due 2007, Series B (the "Exchange Senior Notes") registered under the Securities Act pursuant to a registration statement, for each $1,000 principal amount at maturity of its outstanding Old Senior Notes, of which $175 million aggregate principal amount is outstanding as of the date hereof. The Old Senior Notes and the Exchange Senior Notes are sometimes referred to herein collectively as the "Senior Notes." See "The Transactions" and "Description of Other Indebtedness-- Description of the Senior Notes."

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL HOLDINGS ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD DISCOUNT NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

    NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HOLDINGS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

    UNTIL            , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE DISCOUNT NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

    The Exchange Discount Notes will be available initially only in book-entry form and Holdings expects that the Exchange Discount Notes issued pursuant to the Exchange Offer will be issued in the form of a Global Note (as defined), which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Note representing the Exchange Discount Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. After the initial issuance of the Global Note, Exchange Discount Notes in certificated form will be issued in exchange for the Global Note only under limited circumstances as set forth in the Indenture. See "Description of the Discount Notes--Book-Entry; Delivery; Form and Transfer."

                             AVAILABLE INFORMATION

    Holdings has filed with the Commission a registration statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Offer contemplated hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to Holdings and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and inspected at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

    As a result of the filing of the Exchange Offer Registration Statement with the Commission, Holdings will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of Holdings to file periodic reports and other information with the Commission will be suspended if the Discount Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of Holdings other than the fiscal year in which the Exchange Offer Registration Statement is declared effective. Holdings has agreed that, whether or not it is subject to the reporting requirements of Section 13 or
Section 15(d) of the Exchange Act, for so long as the Old Discount Notes or the Exchange Discount Notes remain outstanding, it will file with the Commission and distribute to holders of the Old Discount Notes and the Exchange Discount Notes, as applicable, copies of the financial information that would have been contained in such annual reports and quarterly reports, including management's discussion and analysis of financial conditions and results of operations, that would have been required to be filed with the Commission pursuant to the Exchange Act. See "Description of the Discount Notes--Reports."

                            ------------------------

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This Prospectus contains "forward-looking statements" that are subject to a number of risks and uncertainties, many of which are beyond Holdings' control. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of factors such as those described under "Risk Factors." In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Prospectus will in fact transpire. Prospective purchasers are cautioned not to place undue reliance on these forward-looking statements. Holdings does not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to Holdings or persons acting on behalf of Holdings are expressly qualified in their entirety by the discussion under "Risk Factors."

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL DATA, INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO, INCLUDED ELSEWHERE IN THIS PROSPECTUS. ON AUGUST 27, 1997, BUT EFFECTIVE AS OF AUGUST 1, 1997, ALM ACQUIRED SUBSTANTIALLY ALL OF THE ASSETS AND ASSUMED CERTAIN OF THE LIABILITIES RELATED TO AMERICAN LAWYER MEDIA, L.P. (THE "ALM ACQUISITION"). IN ADDITION, ON DECEMBER 22, 1997, ALM ACQUIRED ALL OF THE ISSUED AND OUTSTANDING CAPITAL STOCK OF NATIONAL LAW PUBLISHING COMPANY, INC. (THE "NLP ACQUISITION" AND, TOGETHER WITH THE ALM ACQUISITION, THE "ACQUISITIONS"). REFERENCES HEREIN TO THE COMPANY'S ESTIMATED CIRCULATION INCLUDE TOTAL PAID AND FREE CIRCULATION FOR ALL OF THE COMPANY'S PERIODICALS. REFERENCES HEREIN TO READERSHIP INCLUDE ESTIMATED CIRCULATION PLUS COMBINED PASS-ALONG READERSHIP UNADJUSTED FOR ANY OVERLAP WHICH EXISTS AMONG READERS OF THE COMPANY'S VARIOUS PUBLICATIONS. UNLESS THE CONTEXT OTHERWISE REQUIRES: (I) "HOLDINGS" REFERS TO AMERICAN LAWYER MEDIA HOLDINGS, INC., WHICH IS THE ISSUER OF THE DISCOUNT NOTES AND THE PARENT COMPANY OF THE COMPANY, AND TO HOLDINGS' PREDECESSOR, CRANBERRY PARTNERS, LLC. (II) THE "COMPANY" REFERS TO AMERICAN LAWYER MEDIA, INC. AND ITS SUBSIDIARIES AFTER GIVING EFFECT TO THE ACQUISITIONS; (III) "ALM" REFERS TO AMERICAN LAWYER MEDIA, INC. AND ITS SUBSIDIARIES (AND TO ITS PREDECESSOR, ALM HOLDINGS, LLC) SINCE THE CONSUMMATION OF THE ALM ACQUISITION BUT PRIOR TO THE NLP ACQUISITION AND, WHERE APPLICABLE, TO AMERICAN LAWYER MEDIA, L.P. AND ITS SUBSIDIARIES PRIOR TO THE ALM ACQUISITION; (IV) "OLD ALM" REFERS TO AMERICAN LAWYER MEDIA, L.P. AND ITS SUBSIDIARIES PRIOR TO THE ALM ACQUISITION; (V) "NLP" REFERS TO NATIONAL LAW PUBLISHING COMPANY, INC. AND ITS SUBSIDIARIES PRIOR TO THE NLP ACQUISITION; AND
(VI) "INVESTORS" REFERS TO U.S. EQUITY PARTNERS, L.P. ("USEP") AND ITS AFFILIATES AND CERTAIN OTHER INVESTORS CONTROLLED BY OR MANAGED BY WP MANAGEMENT PARTNERS, LLC, ("WPMP"), THE MERCHANT BANKING ARM OF WASSERSTEIN PERELLA GROUP, INC. ("WPG"). USEP, WPMP AND WPG ARE AFFILIATES OF WASSERSTEIN PERELLA SECURITIES, INC.

                                  THE COMPANY

COMPANY OVERVIEW

    Holdings is a holding company, the principal assets of which consist of all the outstanding capital stock of the Company. All of Holdings' operations are conducted through the Company. The Company believes that the combination of ALM and NLP creates the nation's largest legal journalism organization, with estimated readership of over one million. The Company publishes 16 periodicals, including several leading national periodicals and regional publications serving four of the five largest state legal markets. The Company's nationally-recognized periodicals include THE AMERICAN
LAWYER-Registered Trademark-, a monthly magazine containing articles and features targeted to attorneys practicing in large law firms, and THE NATIONAL LAW JOURNAL-Registered Trademark-, the nation's largest selling legal newspaper, which covers the law, lawyers and the business of the legal profession. The Company's regional publications are led by the NEW YORK LAW
JOURNAL-Registered Trademark-, which has the largest paid circulation of any regional legal newspaper in the United States. In addition to the NEW YORK LAW JOURNAL, the Company publishes five other daily newspapers serving Georgia, Northern California, Miami, Fort Lauderdale and Palm Beach, as well as four weekly newspapers serving New Jersey, Texas, Washington, D.C. and Connecticut.

    The Company's periodicals are well established in their markets and are widely recognized for editorial excellence and for providing sophisticated news reporting and analysis of legal issues. The Company's newspapers function as professional tools that are indispensable to attorneys (particularly litigators) in their day-to-day practices, providing important information such as news, court opinions, court calendars and legal notices. The Company's newspapers are leaders in their local markets, resulting in an average subscription renewal rate of approximately 80%.

    In addition to the periodicals referred to above, the Company publishes CORPORATE COUNSEL MAGAZINE-TM-, a leading magazine for corporate in-house attorneys, LAW TECHNOLOGY PRODUCT NEWS-TM- and AMLAW TECH-TM-, two leading legal technology magazines, as well as IP WORLDWIDE-TM-, a leading specialty magazine focusing on intellectual property.

    The Company has also successfully established an ancillary products and services business that creates and packages information for attorneys and business professionals. This business includes a portfolio of publications covering a variety of specialized legal interests and practice areas, including 25 newsletters and 112 books on topics of national and regional interest. Each year, the Company organizes or sponsors numerous professional seminars and conferences that cover issues of current legal interest. The Company also provides case tracking and monitoring services and publishes various directories used by legal professionals.

    In addition, the Company has begun to develop an internet services business and currently has a number of law-related internet websites including LAW JOURNAL EXTRA!-Registered Trademark-, COUNSEL CONNECT-Registered Trademark-, CAL LAW-TM-, ILLINOIS LAW-TM- and TEX LAW-TM-. These websites give attorneys online access to news and other legal materials and facilitate the exchange of information among members of the legal community.

    The Company derives its revenues principally from advertising and subscriptions, with additional revenues generated by its ancillary products and services business. The Company had pro forma net revenues of $103.2 million and pro forma EBITDA of $25.6 million for the year ended December 31, 1997. The Company's pro forma EBITDA, excluding its Internet Services business, was $26.7 million for the year ended December 31, 1997. For the year ended December 31, 1997, approximately 56.2% of the Company's pro forma revenues were from advertising, 20.8% were from subscriptions, 21.9% were from ancillary products and services and 1.1% were from internet services.

    Because the Company's periodicals are the preeminent legal publications in each of their respective regional markets, they are relied upon by many advertisers as the primary advertising vehicle to reach attorneys in those markets. The Company believes that its large readership and broad coverage of the U.S. legal market uniquely positions the Company to enable national advertisers of law- and business-related products to reach the legal industry in a targeted and cost-efficient manner. The Company also believes that its newly-created national presence, combined with the affluence and other favorable demographic characteristics of its readership, will enhance its ability to attract national consumer advertisers, particularly those targeting upscale consumers.

    NLP has operated in a centralized manner and has focused on the continued development of its periodicals business and on expanding into various ancillary products and services, including books, newsletters and seminars. ALM, on the other hand, has operated eight autonomous regional businesses and has focused primarily on developing a geographically diverse periodicals business (although each regional business has from time to time developed various ancillary products and services). The Company intends to centralize and consolidate its ancillary products and services business as well as certain selling, general and administrative functions. Furthermore, the Company intends to aggressively cross-sell its various periodicals, products and services to both readers and advertisers. The Company expects that implementing these elements of its business strategy will result in substantial cost savings, enhanced subscription and advertising revenues and accelerated growth in its ancillary products and services business.

BUSINESS STRATEGY

    ALM's geographic breadth and emphasis on high-quality editorial content have placed it at the forefront of legal journalism; NLP's historical marketing strengths and meticulous business execution have permitted it to produce consistently high levels of operating profit and cash flow. The fundamental strategy underlying the ALM-NLP combination is to leverage the strengths of both businesses by adopting the best practices of each across the Company as a whole and to capitalize on the opportunities inherent in the combination.

    The Company believes that the ALM-NLP combination presents numerous cost savings opportunities including:

    - CONSOLIDATING AND REDUCING SG&A: Cost savings opportunities from the ALM-NLP combination include (i) consolidating and centralizing certain functions, including national advertising sales, accounting, tax, information systems, human resources, cash management, risk management and legal; (ii) reducing employee benefit costs through the combination of disparate employee plans and programs; (iii) reducing rent expense by combining ALM's and NLP's corporate headquarters into a single location; and (iv) taking advantage of increased purchasing power resulting from the expanded size of the Company.

    - CENTRALIZING ANCILLARY PRODUCTS AND SERVICES: The Company intends to draw on NLP's experience and success in product development by consolidating the development and marketing of various ancillary products and services across the broad regional coverage of ALM's publications to realize cost savings and efficiencies.

    - RATIONALIZING THE COMPANY'S INTERNET BUSINESS: The Company is in the process of discontinuing its Counsel Connect internet service and transferring the most viable components of that service into a new, enhanced service that better capitalizes on the combined companies' unparalleled access to legal information.

    The ALM-NLP combination is also expected to result in numerous revenue enhancement opportunities including:

    - LEVERAGING ANCILLARY PRODUCTS AND SERVICES: NLP has an extensive portfolio of ancillary products and services, including newsletters, books, seminars and conferences. The Company believes that the market penetration of these products and services will be substantially enhanced by selling across the combined companies through (i) advertising in all of the Company's periodicals, (ii) marketing to new customer lists, (iii) pursuing a broader direct mail effort and (iv) more aggressive telemarketing. The expanded scope of the operations created as a result of the ALM-NLP combination will allow the Company to develop and market new products and services that would not previously have been feasible.

    - ENHANCED ABILITY TO ATTRACT NATIONAL ADVERTISING: The Company believes that there are substantial opportunities to attract increased amounts of national advertising. As the nation's largest legal journalism organization with a combined readership of over one million, the Company believes it will be able to provide advertisers with a unique ability to effectively and efficiently reach the legal community on a national level. The Company intends to form a national sales group, which neither ALM nor NLP had prior to the combination. The Company also believes that it will be able to increasingly attract national consumer advertising directed toward the Company's large and affluent readership.

    - ACQUISITIONS AND DEVELOPMENT: While the Company publishes 16 periodicals, including periodicals in four of the five largest state legal markets as well as several national legal periodicals, the Company believes that there are numerous opportunities to expand into new markets. As a result of synergies among the Company's various publications and its resulting ability to efficiently create content, sell advertising and provide administrative services, the Company believes that it will be able to enter new markets with a competitive advantage. Accordingly, the Company intends to (i) selectively pursue acquisitions of additional regional legal publishing businesses and ancillary businesses, such as newsletters, books and seminars, (ii) create new publications in geographic areas in which the Company does not currently operate and (iii) develop ancillary products or services not currently offered by the Company.

OPERATING STRENGTHS

    The Company believes that it has the following operating strengths:

    HIGH REVENUE STABILITY. The Company's high subscription renewal rates (historically averaging approximately 80%) and high advertiser retention rates provide considerable revenue and profit stability and form a strong base of business from which to grow. The Company believes that its high subscription renewal rates result from (i) the high editorial quality of its publications,
(ii) its coverage of increasingly complex legal issues that are not adequately covered in other publications, and (iii) the indispensable nature of the Company's publications for the day-to-day practice of law for many attorneys. The Company attributes its high advertiser retention rates to the fact that its periodicals are the primary legal publication in their respective markets and are therefore relied upon by many advertisers as their primary vehicles for reaching attorneys in those markets.

    FAVORABLE CASH FLOW CHARACTERISTICS. The Company has favorable cash flow characteristics resulting from its stable revenues, high level of advance payments by subscribers, low working capital investment, minimal capital expenditure needs, predictable cost structure and high margins. The Company outsources most of its printing and all of its distribution requirements to third parties. As a result, the Company requires minimal capital expenditures. Pro forma capital expenditures for the year ended December 31, 1997 were $1.3 million. Because cash receipts associated with subscriptions are received toward the beginning of a subscription cycle, the Company's periodicals business requires minimal investment in working capital. Due to the preeminent position of the Company's periodicals in each of its markets, the Company has been able to charge relatively high advertising rates and has enjoyed strong subscription pricing characteristics, resulting in consistently high operating margins.

    DIVERSITY OF PUBLICATIONS. The Company publishes two leading national publications, THE AMERICAN LAWYER and THE NATIONAL LAW JOURNAL, several national specialty magazines including CORPORATE COUNSEL MAGAZINE, LAW TECHNOLOGY PRODUCT NEWS, AMLAW TECH and IP WORLDWIDE, and ten newspapers serving distinct state and local legal markets across the United States. With a diverse revenue base generated from numerous markets and from subscribers practicing in an array of specialty areas, the Company enjoys significant revenue and cash flow stability.

    EXPERIENCED STAFF. The Company's core group of editors, publishers and journalists have built their professional careers primarily in the legal publishing industry. These editors, publishers and journalists bring substantial experience to the Company as well as detailed knowledge of each of the Company's specific regional markets. Their local knowledge and depth of experience enable the Company to continue to provide thought-provoking coverage of the legal industry and develop new, innovative and informative periodicals, products and services.

                             CORPORATE ORGANIZATION

    The following chart summarizes the ownership structure of the Company and its primary operating entities and divisions.

                                [FLOWCHART]

                            COMPANY PRODUCT OFFERING

  BUSINESS                 ALM                                    NLP
------------  -----------------------------  ----------------------------------------------

PERIODICALS
-------------------------------------------

Newspapers    NEW JERSEY LAW JOURNAL         NEW YORK LAW JOURNAL
              TEXAS LAWYER                   THE NATIONAL LAW
              LEGAL TIMES                    JOURNAL
              THE CONNECTICUT LAW TRIBUNE
              THE RECORDER
              FULTON COUNTY DAILY REPORT
              MIAMI DAILY BUSINESS REVIEW
              BROWARD DAILY BUSINESS REVIEW
              PALM BEACH DAILY BUSINESS
              REVIEW

Magazines     THE AMERICAN LAWYER            LAW TECHNOLOGY PRODUCT NEWS
              AMLAW TECH                     IP WORLDWIDE
              CORPORATE COUNSEL MAGAZINE

ANCILLARY PRODUCTS AND SERVICES
-------------------------------------------------------------------

Newsletters   CORPORATE CONTROL ALERT        ACCOUNTING FOR LAW      THE INTERNET
                                             FIRMS                   NEWSLETTER:
                                             THE BANKRUPTCY            LEGAL & BUSINESS
                                             STRATEGIST                  ASPECTS
                                             BUSINESS CRIMES         LAW FIRM PARTNERSHIP &
                                             BULLETIN:                 BENEFITS REPORT
                                               COMPLIANCE AND        LEADER'S FRANCHISING
                                                 LITIGATION            BUSINESS & LAW ALERT
                                             CABLE TV AND NEW MEDIA  LEGAL TECH
                                             COMMERCIAL LEASING LAW  MARKETING FOR LAWYERS
                                               & STRATEGY            THE MATRIMONIAL
                                             COMPUTER LAW              STRATEGIST
                                               STRATEGIST            MEDICAL MALPRACTICE
                                             THE CORPORATE             LAW & STRATEGY
                                               COUNSELLOR            MEDICAL/LEGAL ASPECTS
                                             EMPLOYMENT LAW            OF BREAST IMPLANTS
                                               STRATEGIST            MONEY LAUNDERING LAW
                                             ENTERTAINMENT LAW &       REPORT
                                               FINANCE               MULTIMEDIA STRATEGIST
                                             ENVIRONMENTAL           NEW YORK REAL ESTATE
                                               COMPLIANCE AND          LAW REPORTER
                                               LITIGATION STRATEGY   PRODUCT LIABILITY LAW
                                             EQUIPMENT LEASING         & STRATEGY
                                             THE INTELLECTUAL
                                               PROPERTY STRATEGIST

Books         28 Books                       84 Books
Seminars      4 Seminars                     19 Seminars
Conferences   2 Conferences                  1 Conference

Other         DAILY DECISION SERVICE         CASE ALERT SERVICE
              Various Practice Directories   MA/3000

INTERNET SERVICES
-------------------------------------------

              COUNSEL CONNECT                LAW JOURNAL EXTRA!
              CAL LAW
              ILLINOIS LAW
              TEX LAW

                                THE TRANSACTIONS

THE INITIAL DISCOUNT NOTE OFFERING

    The Old Discount Notes were sold by Holdings on December 22, 1997 to the Initial Purchasers pursuant to a Purchase Agreement, dated December 22, 1997, among Holdings and the Initial Purchasers (the "Purchase Agreement"). The Initial Purchasers subsequently resold the Old Discount Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

    Pursuant to the Purchase Agreement, Holdings and the Initial Purchasers entered into a Registration Rights Agreement, dated as of December 22, 1997 (the "Registration Rights Agreement"), which grants the holders of the Old Discount Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights, which rights terminate upon the consummation of the Exchange Offer.

    The Initial Discount Note Offering was consummated on December 22, 1997 and was made in conjunction with a series of transactions, including the Initial Senior Note Offering, the NLP Acquisition, the Equity Contribution (as defined below), the Investor Equity Contribution (as defined below) and the repayment of the ALM Promissory Note (as defined below) and the WP Promissory Note (as defined below) and accrued interest thereon (together with the Initial Discount Note Offering, the "Transactions").

THE ACQUISITIONS

    ALM ACQUISITION. On August 27, 1997, but effective as of August 1, 1997, the Investors, through ALM, consummated the ALM Acquisition, pursuant to which ALM purchased substantially all of the assets and assumed certain of the liabilities related to Old ALM. The purchase price for the ALM Acquisition was $63.0 million. The ALM Acquisition and the payment of related fees and expenses were financed through the issuance of a $31.5 million secured promissory note by ALM to the former owner of Old ALM (the "ALM Promissory Note") and the issuance of a $32.0 million equity bridge note by ALM to an affiliate of WPG (the "WP Promissory Note").

    NLP ACQUISITION. Pursuant to the Stock Purchase Agreement (as defined under the caption "Transactions--The Acquisitions--NLP Acquisition", ALM purchased all of the issued and outstanding capital stock of NLP. The purchase price for the NLP Acquisition was $203.2 million. The NLP Acquisition was consummated on December 22, 1997.

THE FINANCINGS

    In order to enable ALM to finance the NLP Acquisition, to repay the ALM Promissory Note and the WP Promissory Note and accrued interest thereon, and to pay related fees, expenses and restructuring costs, Holdings issued the Old Discount Notes and entered into certain other financing transactions, as described below.

    EQUITY CONTRIBUTION. Holdings contributed an aggregate of $108.8 million (the "Equity Contribution") to the capital of the Company. The Equity Contribution consisted of (a) $75.0 million of equity capital invested in Holdings by the Investors (the "Investor Equity Contribution") and (b) net proceeds of approximately $33.8 million received by Holdings in connection with the Initial Discount Note Offering.

    INITIAL SENIOR NOTE OFFERING. Concurrently with the Initial Discount Note Offering, the Company offered $175.0 million aggregate principal amount of its 9 3/4% Senior Notes due 2007 (the "Senior Notes"). Interest on the Senior Notes will accrue at the rate of 9 3/4% per annum from December 22, 1997 and be payable semi-annually in arrears on June 15 and December 15 of each year. The Senior Notes are senior unsecured general obligations of the Company, PARI PASSU in right of payment to all existing and future senior indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. See "Description of Other Indebtedness--Description of the Senior Notes."

                              RECENT TRANSACTIONS

    LEGALTECH ACQUISITION. On March 3, 1998, a newly formed wholly-owned subsidiary of the Company purchased all of the assets and assumed certain of the liabilities related to Corporate Presentations, Inc. ("Corporate Presentations" or "LegalTech"), a producer of trade shows, conferences and seminars relating to law and internet technology, for approximately $10.8 million in cash (the "LegalTech Acquisition"). The Company funded the LegalTech Acquisition with available cash flow. For the year ended November 30, 1997, LegalTech had net revenues of $2.2 million and EBITDA of $0.9 million. See "Recent Transactions."

    LCL ACQUISITION. On March 31, 1998, the Company and a wholly-owned subsidiary of the Company entered into a definitive agreement with Legal Communications, Ltd. ("LCL"), a publisher of regional publications serving primarily the Pennsylvania legal community and a provider of certain membership-based online information services, to acquire, effective as of April 1, 1998, substantially all of the legal publishing-related assets and to assume certain liabilities of LCL for an aggregate purchase price of $20 million in cash (the "LCL Acquisition") subject to changes in the net worth of LCL between December 31, 1997 and March 31, 1998. The closing of the LCL Acquisition is subject to customary closing conditions. For the year ended December 31, 1997, LCL had net revenues of $8.5 million and EBITDA of $1.9 million. See "Recent Transactions."

    REVOLVING CREDIT FACILITY. On March 25, 1998, the Company entered into a five-year $40.0 million, senior secured revolving credit facility (the "Revolving Credit Facility") to be available for working capital and general corporate purposes, including acquisitions and capital expenditures. The Company intends to use the Revolving Credit Facility, in part, for the purposes of funding future acquisitions and internal product development and growth. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Pro Forma Liquidity and Capital Resources" and "Description of Other Indebtedness--Revolving Credit Facility."

    ADDITIONAL EQUITY CONTRIBUTION. On April 14, 1998, Holdings contributed an aggregate of $15 million to the equity capital of the Company. The proceeds of the equity contribution are intended to be used to fund acquisitions and to provide capital for aggressive internal growth.

                                 THE INVESTORS

    All of the Company's equity securities are held by Holdings. All of Holdings' equity securities are currently held by U.S. Equity Partners, L.P. ("USEP"), its affiliates and a co-investor of USEP, which has granted to WP Management Partners, LLC ("WPMP") an irrevocable proxy to vote such equity securities held by such co-investor. WPMP is the general partner of USEP, a private equity fund sponsored by Wasserstein Perella Group, Inc. As the general partner of USEP, WPMP has the right to elect the members of the Board of Directors of Holdings and accordingly controls the policies and operations of Holdings and the Company on behalf of USEP. Holdings' principal executive offices are located at 345 Park Avenue South, New York, New York 10010, and its telephone number at such address is (212) 779-9200.

                               THE EXCHANGE OFFER

Securities Offered................  $63,275,000 aggregate principal amount at maturity of
                                    12 1/4% Senior Discount Notes due 2008, Series B of
                                    Holdings.

The Exchange Offer................  $1,000 principal amount at maturity of Exchange Discount
                                    Notes in exchange for each $1,000 principal amount at
                                    maturity of Old Discount Notes. As of the date hereof,
                                    $63,275,000 aggregate principal amount at maturity of
                                    Old Discount Notes is outstanding. Holdings will issue
                                    the Exchange Discount Notes to holders on or promptly
                                    after the Expiration Date.

                                    Based upon interpretations by the staff of the
                                    Commission set forth in certain no-action letters issued
                                    to third parties in similar transactions, Holdings
                                    believes that the Exchange Discount Notes issued
                                    pursuant to the Exchange Offer may be offered for
                                    resale, resold and otherwise transferred by any holder
                                    thereof (other than any such holder that is (i) an
                                    "affiliate" of Holdings within the meaning of Rule 405
                                    under the Securities Act, or (ii) a broker-dealer that
                                    acquired the Old Discount Notes in a transaction other
                                    than part of its market-making or other trading
                                    activities) without compliance with the registration and
                                    prospectus delivery requirements of the Securities Act,
                                    provided that such Exchange Discount Notes are acquired
                                    in the ordinary course of such holder's business and
                                    such holder has no arrangement or understanding with any
                                    person to participate in the distribution of such
                                    Exchange Discount Notes. See "The Exchange Offer--Resale
                                    of the Exchange Discount Notes." However, the Commission
                                    has not considered the Exchange Offer in the context of
                                    a no-action letter and there can be no assurance that
                                    the staff of the Commission would make a similar
                                    determination with respect to the Exchange Offer as in
                                    such other circumstances. Holders of Old Discount Notes
                                    wishing to accept the Exchange Offer must represent to
                                    Holdings, as required by the Registration Rights
                                    Agreement, that such conditions have been met. Each
                                    Participating Broker-Dealer that receives Exchange
                                    Discount Notes for its own account pursuant to the
                                    Exchange Offer must acknowledge that it will deliver a
                                    prospectus in connection with any resale of such
                                    Exchange Discount Notes. The Letter of Transmittal
                                    states that by so acknowledging and by delivering a
                                    prospectus, a Participating Broker-Dealer will not be
                                    deemed to admit that it is an "underwriter" within the
                                    meaning of the Securities Act. This Prospectus, as it
                                    may be amended or supplemented from time to time, may be
                                    used by a Participating Broker-Dealer in connection with
                                    resales of Exchange Discount Notes received in exchange
                                    for Old Discount Notes where such Old Discount Notes
                                    were acquired by such Participating Broker-Dealer as a
                                    result of market-making activities or other trading
                                    activities. Holdings has agreed that, for a period of
                                    180 days after the Expiration Date, it will make this
                                    Prospectus available to any

                                    Participating Broker-Dealer for use in connection with
                                    any such resale. See "Plan of Distribution."

                                    Any holder who tenders in the Exchange Offer with the
                                    intention to participate, or for the purpose of
                                    participating, in a distribution of the Exchange
                                    Discount Notes cannot rely on the position of the staff
                                    of the Commission enunciated in no-action letters and,
                                    in the absence of an exemption therefrom, must comply
                                    with the registration and prospectus delivery
                                    requirements of the Securities Act in connection with
                                    any resale transaction. Failure to comply with such
                                    requirements in such instance may result in such holder
                                    incurring liability under the Securities Act for which
                                    the holder is not indemnified by Holdings.

Expiration Date...................  The Exchange Offer will expire at 5:00 p.m., New York
                                    City time, on               , 1998 unless the Exchange
                                    Offer is extended, in which case the term "Expiration
                                    Date" means the latest date and time to which the
                                    Exchange Offer is extended.

Accreted Value and Accrued
  Interest on the Exchange
  Discount Notes and the Old
  Discount Notes..................  Each Exchange Discount Note will accrete at a rate of
                                    12 1/4%, compounded semi-annually, to an aggregate
                                    principal amount of $63,275,000 by December 15, 2002.
                                    Cash interest will not accrue on the Exchange Discount
                                    Notes prior to December 15, 2002. Commencing June 15,
                                    2003, cash interest on the Exchange Discount Notes will
                                    be payable until maturity at a rate of 12 1/4% per
                                    annum, semi-annually in arrears on each June 15 and
                                    December 15. The Old Discount Notes will continue to
                                    accrete at the rate of 12 1/4% per annum to, but
                                    excluding, the date of issuance of the Exchange Discount
                                    Notes, and will cease to accrete upon cancellation of
                                    the Old Discount Notes and issuance of the Exchange
                                    Discount Notes. Any Old Discount Notes not tendered or
                                    accepted for exchange will continue to accrete at the
                                    rate of 12 1/4% per annum in accordance with their
                                    terms. The Accreted Value of the Exchange Discount Notes
                                    upon issuance will equal the Accreted Value of the Old
                                    Discount Notes accepted for exchange immediately prior
                                    to issuance of the Exchange Discount Notes.

Conditions to the Exchange
  Offer...........................  The Exchange Offer is subject to certain customary conditions, which may be waived by Holdings. See "The
                                    Exchange Offer-- Conditions."

Procedures for Tendering Old
  Discount Notes..................  Each holder of Old Discount Notes wishing to accept the
                                    Exchange Offer must complete, sign and date the
                                    accompanying Letter of Transmittal, or a facsimile
                                    thereof or transmit an Agent's Message (as defined) in
                                    connection with a book-entry transfer, in accordance
                                    with the instructions contained herein and therein, and
                                    mail or otherwise deliver such Letter of Transmittal,
                                    such facsimile or such Agent's Message, together

                                    with the Old Discount Notes and any other required
                                    documentation to the Exchange Agent (as defined) at the
                                    address set forth herein. By executing the Letter of
                                    Transmittal or Agent's Message, each holder will
                                    represent to Holdings that, among other things, (i) the
                                    Exchange Discount Notes acquired pursuant to the
                                    Exchange Offer are being obtained in the ordinary course
                                    of business of the person receiving such Exchange
                                    Discount Notes, whether or not such person is the
                                    holder, and (ii) that neither the holder nor any such
                                    other person (a) has any arrangement or understanding
                                    with any person to participate in the distribution of
                                    such Exchange Discount Notes, (b) is engaging in or
                                    intends to engage in the distribution of such Exchange
                                    Notes, or (c) is an "affiliate," as defined under Rule
                                    405 of the Securities Act, of Holdings.
                                    See "The Exchange Offer--Procedures for Tendering" and
                                    "--Resale of the Exchange Discount Notes."

Untendered Old Discount Notes.....  Following the consummation of the Exchange Offer, holders of Old Discount Notes eligible to participate
                                    but who do not tender their Old Discount Notes will not
                                    have any further exchange rights and such Old Discount
                                    Notes will continue to be subject to certain
                                    restrictions on transfer. Accordingly, the liquidity of
                                    the market for such Old Discount Notes could be
                                    adversely affected.

Consequences of Failure
  to Exchange.....................  The Old Discount Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities.
                                    Accordingly, such Old Discount Notes may be resold only
                                    (i) to Holdings,
                                    (ii) pursuant to Rule 144A or Rule 144 under the
                                    Securities Act or pursuant to some other exemption under
                                    the Securities Act, (iii) outside the United States to a
                                    foreign person pursuant to the requirements of Rule 904
                                    under the Securities Act, or (iv) pursuant to an
                                    effective registration statement under the Securities
                                    Act. See "The Exchange Offer--Consequences of Failure to
                                    Exchange."

Shelf Registration Statement......  If any holder of the Old Discount Notes (other than any such holder which is an "affiliate" of Holdings within
                                    the meaning of Rule 405 under the Securities Act) is not
                                    eligible under applicable securities laws to participate
                                    in the Exchange Offer, and such holder has satisfied
                                    certain conditions relating to the provision of
                                    information to Holdings for use therein, Holdings has
                                    agreed to register the Old Discount Notes on a shelf
                                    registration statement (the "Shelf Registration
                                    Statement") and use its reasonable best efforts to cause
                                    it to be declared effective by the Commission as
                                    promptly as practical on or after the consummation of
                                    the Exchange Offer. Holdings has agreed to maintain the
                                    effectiveness of the Shelf Registration Statement for,
                                    under certain circumstances, a maximum of two years, to
                                    cover resales of the Old Discount Notes held by any such
                                    holders.

Special Procedures for Beneficial
  Owners..........................  Any beneficial owner whose Old Discount Notes are registered in the name of a broker, dealer, commercial
                                    bank, trust company or other nominee and who wishes to
                                    tender should contact such registered holder promptly
                                    and instruct such registered holder to tender on such
                                    beneficial owner's behalf. If such beneficial owner
                                    wishes to tender on such owner's own behalf, such owner
                                    must, prior to completing and executing the Letter of
                                    Transmittal and delivering its Old Discount Notes,
                                    either make appropriate arrangements to register
                                    ownership of the Old Discount Notes in such owner's name
                                    or obtain a properly completed bond power from the
                                    registered holder. The transfer of registered ownership
                                    may take considerable time. Holdings will keep the
                                    Exchange Offer open for not less than thirty days in
                                    order to provide for the transfer of registered
                                    ownership.

Guaranteed Delivery Procedures....  Holders of Old Discount Notes who wish to tender their
                                    Old Discount Notes and whose Old Discount Notes are not
                                    immediately available or who cannot deliver their Old
                                    Discount Notes, the Letter of Transmittal or any other
                                    documents required by the Letter of Transmittal of the
                                    Exchange Agent (or comply with the procedures for
                                    book-entry transfer) prior to the Expiration Date must
                                    tender their Old Discount Notes according to the
                                    guaranteed delivery procedures set forth in "The
                                    Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights.................  Tenders may be withdrawn at any time prior to 5:00 p.m.,
                                    New York City time, on the Expiration Date.

Acceptance of Old Discount Notes
  and Delivery of Exchange
  Discount Notes..................  Holdings will accept for exchange any and all Old
                                    Discount Notes which are properly tendered in the
                                    Exchange Offer prior to 5:00 p.m., New York City time,
                                    on the Expiration Date. The Exchange Discount Notes
                                    issued pursuant to the Exchange Offer will be delivered
                                    promptly following the Expiration Date. See "The
                                    Exchange Offer--Terms of the Exchange Offer."

Use of Proceeds...................  There will be no cash proceeds to Holdings from the exchange pursuant to the Exchange Offer.

Registration Rights Agreement.....  The Exchange Offer is intended to satisfy the registration rights of Holders of Old Discount Notes
                                    under the Registration Rights Agreement, which rights
                                    terminate upon consummation of the Exchange Offer. See
                                    "The Exchange Offer--Purpose and Effect of the Exchange
                                    Offer."

Exchange Agent....................  The Bank of New York (the "Exchange Agent").

                          THE EXCHANGE DISCOUNT NOTES


General...........................  The form and terms of the Exchange Discount Notes are

                                       12

                                    the same as the form and terms of the Old Discount Notes
                                    (which they replace) except that (i) the Exchange
                                    Discount Notes will bear a Series B designation, (ii)
                                    the Exchange Discount Notes shall have been registered
                                    under the Securities Act and will not bear legends
                                    restricting the transfer thereof, and (iii) the holders
                                    of Exchange Discount Notes will not be entitled to the
                                    rights of holders of Old Discount Notes under the
                                    Registration Rights Agreement, including the provisions
                                    providing for Liquidated Damages (as defined) in certain
                                    circumstances relating to the timing of the Exchange
                                    Offer, which rights will terminate when the Exchange
                                    Offer is consummated. See "The Exchange Offer--Purpose
                                    and Effect of the Exchange Offer." The Exchange Discount
                                    Notes will evidence the same debt as the Old Discount
                                    Notes and will be entitled to the benefits of the
                                    Indenture. See "Description of the Discount Notes."

Maturity Date.....................  December 15, 2008.

Original Issue Discount...........  The Discount Notes were offered at an original issue discount for United States federal income tax purposes.
                                    Thus, although cash interest will not be payable on the
                                    Discount Notes prior to June 15, 2003, original issue
                                    discount will accrue from the date of first issuance of
                                    the Discount Notes under the Indenture and will be
                                    included as interest income periodically (including for
                                    periods ending prior to June 15, 2003) in a holder's
                                    gross income for United States federal income tax
                                    purposes in advance of receipt of the cash payments to
                                    which the income is attributable. See "Certain U.S.
                                    Federal Income Tax Considerations."

Interest..........................  12 1/4% (computed on a semi-annual bond equivalent basis) calculated from December 22, 1997. The Discount
                                    Notes will accrete at a rate of 12 1/4%, compounded
                                    semi-annually, to an aggregate principal amount of
                                    $63,275,000 by December 15, 2002. Cash interest will not
                                    accrue on the Discount Notes prior to December 15, 2002.
                                    Commencing June 15, 2003, cash interest on the Discount
                                    Notes will be payable until maturity at a rate of
                                    12 1/4% per annum, semi-annually in arrears on each June
                                    15 and December 15 to the Persons (as defined) in whose
                                    names such Discount Notes are registered at the close of
                                    business on June 1 and December 1, respectively,
                                    immediately preceding such date.

Ranking...........................  The Exchange Discount Notes will be senior unsecured general obligations of Holdings. The Discount Notes will
                                    rank PARI PASSU in right of payment to all existing and
                                    future senior indebtedness of Holdings and will rank
                                    senior in right of payment to all future Subordinated
                                    Indebtedness of Holdings. The Exchange Discount Notes
                                    will be effectively subordinated in right of payment to
                                    all existing and future liabilities of Holdings'
                                    subsidiaries, including indebtedness under the Senior
                                    Notes and trade payables and deferred revenues. As of
                                    December 31, 1997, after giving effect to the
                                    Transactions, Holdings' subsidiaries had approximately
                                    $208.4 million of such liabilities outstanding.

Optional Redemption...............  The Discount Notes may be redeemed for cash on or after
                                    December 15, 2002 at the option of Holdings, in whole or
                                    in part, at the redemption prices set forth herein, plus
                                    accrued and unpaid interest thereon (and Liquidated
                                    Damages, if any) to the date of redemption. The Discount
                                    Notes will also be subject to redemption, at any time
                                    prior to December 15, 2002, at the option of Holdings,
                                    in whole or in part, at a redemption price equal to 100%
                                    of the Accreted Value thereof plus the applicable
                                    Make-Whole Premium plus accrued and unpaid interest
                                    thereon (and Liquidated Damages), if any. At any time on
                                    or prior to December 15, 2000, Holdings may redeem all,
                                    but not less than all, of the Discount Notes then
                                    outstanding, at a redemption price equal to 112.25% of
                                    the Accreted Value thereof (plus Liquidated Damages, if
                                    any) to the date of redemption out of the Net Cash
                                    Proceeds of a Public Equity Offering; PROVIDED, HOWEVER,
                                    that such redemption shall occur within 90 days of the
                                    closing of such Public Equity Offering. See "Description
                                    of the Discount Notes--Optional Redemption."

Change of Control.................  Upon a Change of Control, each holder of the Discount
                                    Notes will have the right to require Holdings to
                                    repurchase all or any part of such holder's Discount
                                    Notes at a price in cash equal to 101% of the Accreted
                                    Value thereof, together with accrued and unpaid interest
                                    thereon (and Liquidated Damages), if any, to the date of
                                    repurchase. Holdings does not have, and in the future
                                    may not have, any assets other than the capital stock of
                                    the Company. As a result, Holdings' ability to
                                    repurchase all or any part of the Discount Notes upon a
                                    Change of Control will be dependent upon the receipt of
                                    dividends or other distributions from the Company and
                                    its direct and indirect subsidiaries. The Senior Note
                                    Indenture (as defined) and the Revolving Credit Facility
                                    restrict the ability of the Company to pay dividends and
                                    to make any other distributions to Holdings. If Holdings
                                    is unable to obtain dividends from the Company
                                    sufficient to permit the repurchase of the Discount
                                    Notes, Holdings will likely not have the financial
                                    resources to repurchase Discount Notes upon the
                                    occurrence of a Change of Control. There can be no
                                    assurance that Holdings' subsidiaries will have the
                                    resources available to pay any such dividend or make any
                                    such distribution. Furthermore, the Revolving Credit
                                    Facility provides that certain change of control events
                                    will constitute a default thereunder, and the Senior
                                    Note Indenture provides that, in the event of a Change
                                    of Control, the Company will be required to offer to
                                    repurchase the Senior Notes at the price specified
                                    therefor. Holdings' failure to make a Change of Control
                                    Offer (as defined) when required or to purchase Discount
                                    Notes when tendered would constitute an Event of Default
                                    (as defined) under the Indenture (as defined). See "Risk
                                    Factors--Possible Inability to Repurchase Discount Notes
                                    Upon Change of Control," "Description of Other
                                    Indebtedness--Revolving Credit Facility" and
                                    "Description of the Discount Notes--

                                    Certain Covenants--Repurchase of Discount Notes at the
                                    Option of the Holder Upon Change of Control" and
                                    "--Events of Default and Remedies."

Restrictive Covenants.............  The Indenture under which the Discount Notes were issued contains certain covenants that, among other things,
                                    limit (i) the incurrence of additional indebtedness by
                                    Holdings and its Restricted Subsidiaries, (ii) the
                                    payment of dividends and other restricted payments by
                                    Holdings and its Restricted Subsidiaries, (iii) the
                                    creation of restrictions on distributions from
                                    Restricted Subsidiaries, (iv) asset sales, (v)
                                    transactions with affiliates, (vi) the incurrence of
                                    liens and (vii) mergers and consolidations. All of these
                                    limitations and prohibitions, however, are subject to a
                                    number of important qualifications and exceptions. See
                                    "Description of the Discount Notes--Certain Covenants."

                                  RISK FACTORS

    See "Risk Factors, " which begins at page 20, for a discussion of certain factors that should be considered before tendering the Old Discount Notes in exchange for Exchange Discount Notes.

                         SUMMARY PRO FORMA INFORMATION

    Effective as of August 1, 1997, Old ALM was acquired by ALM. In addition, on December 22, 1997, ALM acquired all of the issued and outstanding capital stock of NLP. The following table sets forth summary pro forma operating data for Holdings for the years ended December 31, 1996 and 1997. The pro forma operating data gives effect to the Transactions and the Acquisitions as if each such transaction had occurred on January 1, 1996 and 1997, respectively. The summary pro forma financial information is for illustrative purposes only and does not purport to be indicative of what the actual results of operations of Holdings would have been for the periods presented had the Transactions and the Acquisitions in fact occurred at such prior times, nor does it purport to represent Holdings' future results of operations. The summary pro forma information should be read in conjunction with the pro forma Statements of Operations and notes thereto included elsewhere in this Prospectus. See "Pro Forma Financial Information."

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.
                SUMMARY COMBINED PRO FORMA FINANCIAL INFORMATION

                                                                                YEAR ENDED         YEAR ENDED
                                                                             DECEMBER 31, 1996  DECEMBER 31, 1997
                                                                             -----------------  -----------------
OPERATING DATA:
Revenues:
  Periodicals:
    Advertising............................................................      $  49,978          $  57,958
    Subscription...........................................................         21,063             21,483
  Ancillary Products and Services..........................................         21,865             22,600
  Internet Services........................................................            747              1,149
                                                                                  --------           --------
      Total Revenues.......................................................      $  93,653          $ 103,190
                                                                                  --------           --------
Operating Costs and Expenses:
  Editorial................................................................         13,070             13,183
  Production and Distribution..............................................         21,148             22,557
  Selling..................................................................         16,470             16,507
  General and Administrative...............................................         21,281             23,112
  Internet Services........................................................          2,804              2,200
  Depreciation and Amortization............................................         23,568             24,084
                                                                                  --------           --------
      Total Operating Costs and Expenses...................................         98,341            101,643
                                                                                  --------           --------
      Operating (loss) income..............................................         (4,668)             1,547
Interest expense, net......................................................        (22,118)           (22,105)
Other income (expense).....................................................            181                 --
                                                                                  --------           --------
(Loss) before income taxes.................................................        (26,625)           (20,558)
Provision for income taxes.................................................             --                250
                                                                                  --------           --------
Net (loss).................................................................      $ (26,625)         $ (20,808)
                                                                                  --------           --------
                                                                                  --------           --------
OTHER DATA:
EBITDA:(1)
  Periodicals and Ancillary Products and Services..........................      $  20,937          $  26,682
  Internet Services........................................................         (2,057)            (1,051)
                                                                                  --------           --------
      Total................................................................      $  18,880          $  25,631
                                                                                  --------           --------
                                                                                  --------           --------
Capital Expenditures:
  Periodicals and Ancillary Products and Services..........................      $   1,604          $   1,269
  Internet Services(2).....................................................             26                 42
                                                                                  --------           --------
      Total................................................................      $   1,630          $   1,311
                                                                                  --------           --------
                                                                                  --------           --------
Interest coverage ratio(3).................................................          0.85x              1.16x
Total debt to EBITDA ratio(4)..............................................         11.10x              8.20x

------------------------

(1) "EBITDA" is defined as income before interest, income taxes, depreciation and amortization and gain on sale of assets. EBITDA is not a measure of performance under generally accepted accounting principles ("GAAP"). Such items excluded from income in calculating EBITDA are significant components in understanding and evaluating Holdings' financial performance. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity, management understands that EBITDA is customarily used in evaluating publishing companies. The EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

(2) Excludes capital expenditures related to COUNSEL CONNECT of $1.084 million in 1996 and $1.539 million in 1997.

(3) Ratio equal to EBITDA divided by interest expense. Interest expense includes $5.056 million of non-cash interest expense related to the Discount Notes and amortization of deferred financing costs related to the Discount Notes, the Senior Notes and the Revolving Credit Facility in each of the years ended December 31, 1996 and 1997, respectively. The ratio of EBITDA to cash interest expense for the years ended December 31, 1996 and 1997 is 1.11 and 1.50, respectively.

(4) Ratio equal to long-term debt at December 31, 1996 and 1997 divided by EBITDA for the year.

                  SUMMARY FINANCIAL INFORMATION AND OTHER DATA

    The following tables present summary historical financial information (i) for Old ALM, as of and for the years ended December 31, 1993, 1994, 1995 and 1996, (ii) for NLP, as of and for the years ended December 31, 1993, 1994, 1995 and 1996, (iii) for Old ALM, as of and for the seven months ended July 31, 1997,
(iv) for Holdings, as of and for the five months ended December 31, 1997, and
(v) for NLP, as of and for the period from January 1, 1997 through December 21, 1997. The summary financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and notes thereto included elsewhere in this Prospectus.

      AMERICAN LAWYER MEDIA, L.P. AND AMERICAN LAWYER MEDIA HOLDINGS, INC.
             SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                                  PREDECESSOR COMPANY                        AMERICAN LAWYER
                                               ---------------------------------------------------------   MEDIA HOLDINGS, INC
                                                                                           SEVEN MONTHS        FIVE MONTHS
                                                        YEARS ENDED DECEMBER 31,               ENDED              ENDED
                                               ------------------------------------------    JULY 31,         DECEMBER 31,
                                                 1993       1994       1995       1996         1997               1997
                                               ---------  ---------  ---------  ---------  -------------  ---------------------
                                                                                (IN THOUSANDS)
OPERATING DATA:
Revenues:
  Periodicals:
    Advertising..............................  $  22,569  $  23,872  $  25,037  $  26,659    $  18,146         $    13,410
    Subscription.............................     10,242     10,483     10,884     11,304        6,719               5,260
  Ancillary Products and Services............      7,374      7,980      8,387      8,467        4,532               4,142
  Internet Services..........................        135        685      3,238      5,474        2,148                  40
                                               ---------  ---------  ---------  ---------  -------------        ----------
      Total Revenues.........................     40,320     43,020     47,546     51,904       31,545              22,852
                                               ---------  ---------  ---------  ---------  -------------        ----------
Operating Costs and Expenses:
  Editorial..................................      7,109      7,075      7,073      7,141        4,023               3,323
  Production and Distribution................     10,678     11,170     12,587     12,469        6,919               5,766
  Selling....................................      6,662      7,208      6,913      7,479        4,640               3,656
  General and Administrative.................     15,303     15,790     16,506     16,829        9,531               7,145
  Internet Services..........................      2,634      7,760     10,854     11,886        6,464                  43
  Depreciation and Amortization..............      4,047      3,506      2,680      2,488        1,590               3,273
  Shutdown of ALM Internet Services..........     --         --         --         --           --                   4,823
                                               ---------  ---------  ---------  ---------  -------------        ----------
      Total Operating Costs and Expenses.....     46,433     52,509     56,613     58,292       33,167              28,029
                                               ---------  ---------  ---------  ---------  -------------        ----------
      Operating (loss).......................     (6,113)    (9,489)    (9,067)    (6,388)      (1,622)             (5,177)
Interest expense, net........................       (478)      (667)    (1,384)    (1,972)      (1,420)             (2,534)
                                               ---------  ---------  ---------  ---------  -------------        ----------
(Loss) before minority interest..............     (6,591)   (10,156)   (10,451)    (8,360)      (3,042)             (7,711)
Minority interest............................     --          1,847      2,334        172       --                 --
                                               ---------  ---------  ---------  ---------  -------------        ----------
Net (loss)...................................  $  (6,591) $  (8,309) $  (8,117) $  (8,188)   $  (3,042)        $    (7,711)
                                               ---------  ---------  ---------  ---------  -------------        ----------
                                               ---------  ---------  ---------  ---------  -------------        ----------
BALANCE SHEET DATA:
(At End of Period)
Working capital (deficit)....................  $  (6,571) $  (6,376) $  (7,066) $  (7,009)   $  (5,895)        $    (7,042)
Total assets.................................     20,896     20,931     19,313     19,482       18,982             365,528
Long-term debt (including current
  maturities)................................     11,212     13,524     22,114     30,150       34,742             210,119
Partners' (Deficit) & Stockholders' Equity
  ...........................................     (3,332)   (11,647)   (19,759)   (26,300)     (29,342)             67,289
OTHER DATA:
EBITDA:(1)
  Periodicals and Ancillary Products and
    Services.................................  $     433  $   1,092  $   1,229  $   2,512    $   4,284         $     2,922
  Internet Services..........................     (2,499)    (7,075)    (7,616)    (6,412)      (4,316)             (4,826)
                                               ---------  ---------  ---------  ---------  -------------        ----------
      Total..................................  $  (2,066) $  (5,983) $  (6,387) $  (3,900)   $     (32)        $    (1,904)
                                               ---------  ---------  ---------  ---------  -------------        ----------
                                               ---------  ---------  ---------  ---------  -------------        ----------
Capital Expenditures:
  Periodicals and Ancillary Products and
    Services.................................  $     878  $   1,102  $     864  $   1,118    $     439         $       357
  Internet Services..........................        210        386        617      1,084        1,532                   7
                                               ---------  ---------  ---------  ---------  -------------        ----------
      Total..................................  $   1,088  $   1,488  $   1,481  $   2,202    $   1,971         $       364
                                               ---------  ---------  ---------  ---------  -------------        ----------
                                               ---------  ---------  ---------  ---------  -------------        ----------

------------------------

(1) EBITDA is not a measure of performance under GAAP. Items excluded from income in calculating EBITDA are significant components in understanding and evaluating Old ALM's and Holdings' financial performance. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity, management understands that EBITDA is customarily used in evaluating publishing companies. The EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

                     NATIONAL LAW PUBLISHING COMPANY, INC.
             SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                                                                                PERIOD FROM
                                                                                                                JANUARY 1,
                                                                            YEAR ENDED DECEMBER 31,            1997 THROUGH
                                                                   ------------------------------------------  DECEMBER 21,
                                                                     1993       1994       1995       1996         1997
                                                                   ---------  ---------  ---------  ---------  -------------
                                                                                 (IN THOUSANDS)
OPERATING DATA:
Revenues:
  Periodicals:
    Advertising..................................................  $  16,546  $  18,612  $  21,387  $  23,319    $  26,402
    Subscription.................................................      8,610      9,105      9,694      9,759        9,504
  Ancillary Products and Services................................     10,824     11,437     12,729     13,398       13,926
  Internet Services..............................................     --         --            264        747        1,109
                                                                   ---------  ---------  ---------  ---------  -------------
      Total Revenues.............................................     35,980     39,154     44,074     47,223       50,941
                                                                   ---------  ---------  ---------  ---------  -------------
Operating Costs and Expenses:
  Editorial......................................................      4,811      5,451      5,778      5,929        5,837
  Production and Distribution....................................      7,009      7,621      8,146      8,679        9,872
  Selling........................................................      7,693      8,831      9,776      8,991        8,211
  General and Administrative.....................................      7,109      7,726      7,620      8,047        8,722
  Internet Services..............................................     --         --          2,947      1,704        1,657
  Depreciation and Amortization..................................      3,087      3,130      6,329      7,487        7,283
  Special Compensation Charge....................................     --         --         --         --            6,926
                                                                   ---------  ---------  ---------  ---------  -------------
      Total Operating Costs and Expenses.........................     29,709     32,759     40,596     40,837       48,508
                                                                   ---------  ---------  ---------  ---------  -------------
      Operating income...........................................      6,271      6,395      3,478      6,386        2,433
Interest expense, net............................................     (4,487)    (4,734)    (5,458)    (6,013)      (5,137)
Other income (expense)...........................................       (284)      (320)      (211)       181       --
                                                                   ---------  ---------  ---------  ---------  -------------
Income (loss) before income taxes................................      1,500      1,341     (2,191)       554       (2,704)
Benefit (provision) for income taxes.............................       (777)      (763)       523     (3,007)      (2,508)
                                                                   ---------  ---------  ---------  ---------  -------------
Net income (loss) before cumulative effect of change in
  accounting principle...........................................        723        578     (1,668)    (2,453)      (5,212)
Cumulative effect of change in accounting principle..............      4,046     --         --         --           --
                                                                   ---------  ---------  ---------  ---------  -------------
Net income (loss)................................................  $   4,769  $     578  $  (1,668) $  (2,453)   $  (5,212)
                                                                   ---------  ---------  ---------  ---------  -------------
                                                                   ---------  ---------  ---------  ---------  -------------
BALANCE SHEET DATA:
(At End of Period)
Working capital (deficit)........................................  $  (1,532) $  (2,868) $  (4,717) $  (2,081)   $  (2,204)
Total assets.....................................................     20,886     21,217    154,125    147,311      139,610
Long-term debt (including current maturities)....................     45,500     54,600     70,900     70,300       59,500
Stockholder's equity (deficit)...................................    (33,945)   (44,842)    65,620     63,167       64,782
OTHER DATA:
EBITDA:(1)
  Periodicals and Ancillary Products and Services................  $   9,358  $   9,525  $  12,490  $  14,830    $  10,264
  Internet Services..............................................     --         --         (2,683)      (957)        (548)
                                                                   ---------  ---------  ---------  ---------  -------------
      Total......................................................  $   9,358  $   9,525  $   9,807  $  13,873    $   9,716
                                                                   ---------  ---------  ---------  ---------  -------------
                                                                   ---------  ---------  ---------  ---------  -------------
Capital Expenditures:
  Periodicals and Ancillary Products and Services................  $     739  $   1,511  $     436  $     486    $     473
  Internet Services..............................................     --            296        172         26           42
                                                                   ---------  ---------  ---------  ---------  -------------
      Total......................................................  $     739  $   1,807  $     608  $     512    $     515
                                                                   ---------  ---------  ---------  ---------  -------------
                                                                   ---------  ---------  ---------  ---------  -------------

------------------------

(1) EBITDA is not a measure of performance under GAAP. Items excluded from income in calculating EBITDA are significant components in understanding and evaluating NLP's financial performance. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity, management understands that EBITDA is customarily used in evaluating publishing companies. The EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

                                  RISK FACTORS

    AN INVESTMENT IN THE EXCHANGE DISCOUNT NOTES REPRESENTS A HIGH DEGREE OF RISK. PRIOR TO TENDERING OLD DISCOUNT NOTES IN EXCHANGE FOR EXCHANGE DISCOUNT NOTES, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY ALL THE INFORMATION IN THIS PROSPECTUS AND, IN PARTICULAR, THE FOLLOWING RISK FACTORS.

    THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" THAT ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND HOLDINGS' CONTROL. FORWARD-LOOKING STATEMENTS ARE TYPICALLY IDENTIFIED BY THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "ESTIMATE" AND SIMILAR EXPRESSIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF FACTORS SUCH AS THOSE DESCRIBED UNDER "RISK FACTORS." IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THERE CAN BE NO ASSURANCE THAT THE RESULTS AND EVENTS CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS WILL IN FACT TRANSPIRE. PROSPECTIVE PURCHASERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. HOLDINGS DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. ALL SUBSEQUENT WRITTEN OR ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO HOLDINGS OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE DISCUSSION UNDER "RISK FACTORS."

LIMITATION ON ACCESS TO SUBSIDIARIES' CASH FLOW; HOLDING COMPANY STRUCTURE

    Holdings is a holding company, and its ability to pay cash interest on and principal of the Discount Notes is dependent upon the receipt of dividends or other distributions from its direct and indirect subsidiaries. Holdings does not have, and in the future may not have, any assets other than the capital stock of the Company. Holdings, the Company and the Company's subsidiaries are parties to the Revolving Credit Facility, and the Company and its Restricted Subsidiaries are parties to the indenture governing the Senior Notes (the "Senior Note Indenture"), each of which impose substantial restrictions on the ability of the Company and its subsidiaries or its Restricted Subsidiaries, as the case may be, to pay dividends or make other distributions to Holdings, and any dividend payment or other distribution will be subject to the satisfaction of certain financial conditions set forth therein. The ability of the Company and its subsidiaries to comply with such conditions or the other financial covenants in the Revolving Credit Facility or in the Senior Note Indenture may be affected by events that are beyond Holdings' or the Company's control. The breach of any such covenant could result in a default under the Senior Note Indenture and/or the Revolving Credit Facility, and in the event of any such default, the holders of the Senior Notes or the lenders under the Revolving Credit Facility could elect to accelerate the maturity of all the Senior Notes or the loans under the Revolving Credit Facility. If the maturity of the Senior Notes or the loans under the Revolving Credit Facility were accelerated, all such outstanding debt would have to be paid in full before the Company or its subsidiaries could distribute any assets or cash to Holdings. There can be no assurance that the earnings or cash flow of Holdings' subsidiaries will be adequate to permit Holdings to service its debt obligations or, even if adequate, that such subsidiaries will be able to pay dividends or to make distributions to Holdings in amounts sufficient to enable Holdings to service its debt obligations as and when such amounts become due and payable. Future borrowings by the Company and its subsidiaries can be expected to contain similar restrictions or prohibitions on the payment of dividends and the making of distributions by the Company and its subsidiaries to Holdings. See "Description of Other Indebtedness-- Revolving Credit Facility."

    In addition, under Delaware law, a subsidiary of a company is permitted to pay dividends on its capital stock only out of its surplus or, if it has no surplus, out of its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Surplus is defined as the excess of a company's total assets over the sum of its total liabilities plus the par value of its outstanding capital stock. In order to pay a cash dividend, a company must have surplus or net profits equal to the full amount of the dividend at the time the dividend is declared. In determining a company's ability to pay dividends, Delaware law permits the board of directors of a company to revalue its assets and liabilities from time to time to their fair market values in order to create surplus. Holdings cannot predict what the value of its subsidiaries' assets or the amounts of their liabilities will be in the future. Accordingly, there can be no assurance that

Holdings' subsidiaries will be able to dividend or distribute any amounts to Holdings in the future and, therefore, there can be no assurance that Holdings will be able to meet its debt service obligations on the Discount Notes.

    Because Holdings is a holding company, claims of the holders of the Discount Notes will be structurally junior to claims of all creditors of Holdings' subsidiaries, except to the extent that Holdings is itself recognized as a creditor of any such subsidiary, in which case the claims of Holdings would still be subordinate to the claims of any secured creditor of such subsidiary. In the event of insolvency, liquidation, reorganization, dissolution or other winding-up of Holdings' subsidiaries, Holdings will not receive any funds available to pay to creditors of the subsidiaries until the claims of such creditors have been paid in full. As of December 31, 1997, after giving effect to the Transactions, the aggregate amount of liabilities of Holdings' subsidiaries, including indebtedness under the Senior Notes and including trade payables and deferred revenues, was approximately $208.4 million.

SUBSTANTIAL LEVERAGE; LIQUIDITY

    Holdings and the Company incurred a significant amount of indebtedness in connection with the Initial Discount Note Offering and the Initial Senior Note Offering. As of December 31, 1997, after giving effect to the Transactions, the indebtedness of Holdings and its subsidiaries was approximately $210.1 million and Holdings' stockholders' equity was approximately $67.3 million. Holdings' pro forma earnings were insufficient to cover pro forma fixed charges by $20.6 million for the year ended December 31, 1997. See "Pro Forma Financial Information." In addition, the Company's strategy contemplates strategic acquisitions, and a portion of the cost of such acquisitions may be financed through the incurrence of additional indebtedness, subject to restrictions contained in the Indenture, the Senior Note Indenture (collectively, the "Indentures") and the Revolving Credit Facility. There can be no assurance that financing will continue to be available on terms acceptable to Holdings and to the Company or at all.

    The level of Holdings' and the Company's indebtedness could have substantial consequences to holders of the Discount Notes, including: (i) a substantial portion of Holdings' and the Company's cash flow from operations must be dedicated to debt service and will not be available for operations; (ii) Holdings' and the Company's ability to obtain additional financing in the future for working capital, investments, general corporate purposes or acquisitions may be limited; (iii) Holdings' and the Company's level of indebtedness could limit their flexibility in reacting to changes in the industry, competitive pressures and economic conditions generally; (iv) the Indentures and the Revolving Credit Facility contain financial and restrictive covenants, the failure to comply with which may result in an event of default which, if not cured or waived, could have a material adverse effect on Holdings; and (v) Holdings and the Company may be substantially more leveraged than certain of their competitors, which may place Holdings and the Company at a competitive disadvantage.

    Holdings' ability to make scheduled payments on its indebtedness or to refinance its debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond its control. There can be no assurance that Holdings' and the Company's operating results and cash flow and capital resources will be sufficient to meet their operating expenses and to service their debt obligations as they become due. If Holdings and the Company are unable to generate sufficient cash flow from operations in the future to service their indebtedness and to meet their other commitments, Holdings and the Company will be required to adopt one or more alternatives, such as refinancing or restructuring their indebtedness, selling material assets or operations, reducing or delaying investments in their businesses, or seeking to raise additional debt or equity capital. There can be no assurance that any of these actions could be effected, or if they are effected, that they could be effected on a timely basis or on satisfactory terms, or that these actions would enable Holdings and the Company to continue to satisfy their cash requirements. In addition, the terms of existing or future debt agreements, including the Indentures and the Revolving Credit Facility, may prohibit Holdings and the Company from adopting any of these alternatives. See

"Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of the Discount Notes" and "Description of Other Indebtedness."

ORIGINAL ISSUE DISCOUNT; LIMITATIONS ON HOLDERS' CLAIMS

    The Discount Notes were issued at a substantial original issue discount from their principal amount at maturity. Consequently, purchasers of the Discount Notes are required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Certain U.S. Federal Income Tax Considerations" for a more detailed discussion of the federal income tax consequences to the purchasers of the Discount Notes resulting from the purchase, ownership or disposition thereof.

    Under the Indenture, in the event of an acceleration of the maturity of the Discount Notes upon the occurrence of an Event of Default (as defined herein), the holders of the Discount Notes may be entitled to recover only the amount which may be declared due and payable pursuant to the Indenture, which prior to December 15, 2002 will be less than the principal amount at maturity of such Discount Notes. See "Description of the Discount Notes--Events of Default and Remedies."

    If a bankruptcy case is commenced by or against Holdings under the United States Bankruptcy Code (the "Bankruptcy Code"), the claims of a holder of Discount Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the issue price of the Discount Notes and (ii) that portion of the original issue discount (as determined on the basis of such issue price) which is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Accordingly, holders of the Discount Notes under such circumstances may, even if sufficient funds are available, receive a lesser amount than they would be entitled to under the express terms of the Indenture. In addition, there can be no assurance that a bankruptcy court would compute the accrual of interest under the same rules as those used for the calculation of original issue discount under federal income tax law and, accordingly, a holder might be required to recognize gain or loss in the event of a distribution related to such a bankruptcy case.

POSSIBLE INABILITY TO REPURCHASE DISCOUNT NOTES UPON CHANGE OF CONTROL

    In the event of a Change of Control, each holder of Discount Notes will have the right to require Holdings to repurchase all or any part of such holder's Discount Notes at the offer price specified therefor in the Indenture. Holdings does not have, and in the future may not have, any assets other than the capital stock of the Company (which was pledged to secure the Company's obligations under the Revolving Credit Facility). As a result, Holdings' ability to repurchase all or any part of the Discount Notes upon the occurrence of a Change of Control will be dependent upon the receipt of dividends or other distributions from the Company. The Senior Note Indenture and the Revolving Credit Facility restrict the ability of the Company to pay dividends and to make any other distributions to Holdings. In any event, there can be no assurance that Holdings' subsidiaries will have the resources available to pay such dividend or make any such distribution. If Holdings does not obtain dividends or other distributions from the Company sufficient to permit the repurchase of the Discount Notes, Holdings will likely not have the financial resources to purchase Discount Notes upon the occurrence of a Change of Control. Holdings' failure to make a Change of Control offer when required or to purchase tendered Discount Notes would constitute an Event of Default under the Indenture. Furthermore, the Revolving Credit Facility provides that certain change of control events will constitute a default thereunder. In addition, the Senior
Note Indenture provides that, in the event of a Change of Control, the Company will be required to offer to repurchase the Senior Notes at the price specified therein. See "Description of the Discount Notes" and "Description of Other Indebtedness."

INTEGRATION OF COMPANIES AND LIMITED RELEVANCE OF HISTORICAL INFORMATION

    In August 1997 the Investors, through ALM, consummated the ALM Acquisition, and in December 1997, ALM consummated the NLP Acquisition. Prior to the Acquisitions, ALM and NLP operated independently, and the success of the Company will depend in part on the Company's ability to integrate the operations of these entities. The integration of the operations of ALM and NLP will entail the reorganization of certain functions to achieve the cost savings outlined in the business strategy and to realize the full potential of the business opportunities available to the combined company. There can be no assurance that the Company will be able to successfully integrate these businesses or that the Company will not encounter delays or incur unanticipated costs in such integration. As a result of the Acquisitions, the historical financial information of Holdings, Old ALM and NLP presented in this Prospectus is of limited relevance in understanding what the results of operations, financial position or cash flows of Holdings would have been for the historical periods presented had Holdings in fact been organized and owned all of its subsidiaries for such periods. See "Pro Forma Financial Information," "Selected Historical Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEPENDENCE ON SUCCESSFUL IMPLEMENTATION OF BUSINESS STRATEGY

    The Company plans to adopt a refined business and operating strategy. This strategy includes the implementation of certain operating improvements and the adoption of expanded circulation and advertising plans. There can be no assurance that the Company will be able to fully implement this new strategy or that the anticipated results of this strategy, including the reduction of certain operating expenses, will be realized. Implementation of this strategy could be affected by a number of factors beyond the Company's control, such as operating difficulties, increased operating costs, regulatory developments, general economic conditions, increased competition, or the inability to obtain adequate financing for its operations on suitable terms. In addition, after gaining experience with the Company's operations under its new strategy, the Company may decide to alter or discontinue certain aspects of its strategy. Any such failure to implement the Company's new strategy may adversely affect Holdings' and the Company's ability to service their indebtedness, including their ability to make principal and interest payments on the Discount Notes and the Senior Notes, as applicable. See "Business--Business Strategy."

    Holdings has reflected, on a pro forma basis for the years ended December 31, 1996 and 1997, the anticipated benefits that may result from the operating improvements and cost reduction measures anticipated as a result of the implementation of the Company's strategy. The pro forma adjustments set forth in this Prospectus are based on a number of estimates and assumptions that, while considered reasonable by Holdings, should not be viewed as indicative of either the results that would have occurred had the Company's strategy been implemented on the dates indicated or Holdings' actual or future results or financial position. Prospective investors are cautioned not to place undue reliance on these adjustments. See "Pro Forma Financial Information."

RESTRICTIONS IMPOSED BY TERMS OF THE INDENTURES AND THE REVOLVING CREDIT
  FACILITY

    The Indentures and the Revolving Credit Facility impose certain operating and financial restrictions on Holdings and the Company. The Indentures limit, among other things, (i) the incurrence of additional indebtedness by Holdings, the Company and their Restricted Subsidiaries, (ii) the payment of dividends and other restricted payments by Holdings, the Company and their Restricted Subsidiaries, (iii) the creation of restrictions on distributions from Holdings' and the Company's Restricted Subsidiaries, (iv) asset sales, (v) transactions with affiliates, (vi) the incurrence of liens and (vii) mergers and consolidations. The Revolving Credit Facility requires the Company to maintain specified financial ratios, among other obligations, including a maximum total leverage ratio, a minimum interest coverage ratio and a minimum fixed charge coverage ratio, each as defined in the agreement governing the Revolving Credit Facility. In addition, the Revolving Credit Facility restricts, among other things, the ability of the Company and its subsidiaries to: (i) declare dividends or redeem or repurchase capital stock; (ii) prepay, redeem or purchase debt; (iii) incur liens and engage in sale/leaseback transactions; (iv) make loans and investments; (v) incur indebtedness and contingent obligations; (vi) amend or otherwise alter debt and other material agreements; (vii) make capital expenditures; (viii) engage in mergers, consolidations, acquisitions and asset sales; (ix) transact with affiliates and (x) alter their lines of business or accounting methods. The ability of Holdings and the Company to comply with such covenants may be affected by events beyond their control, including prevailing economic and financial conditions. A breach of any of these covenants could result in a default under the Revolving Credit Facility and/or the Indentures. Upon the occurrence of an event of default under the Revolving Credit Facility or the Indentures, the lenders under the Revolving Credit Facility could elect to declare all amounts outstanding thereunder, together with accrued and unpaid interest, to be immediately due and payable. If the Company were unable to repay any such amounts, such lenders could proceed against the collateral securing such indebtedness, which collateral includes all of the outstanding capital stock of the Company, which is the sole asset of Holdings. If the lenders under the Revolving Credit Facility accelerate the payment of such indebtedness, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company and Holdings, including the Discount Notes. See "Description of the Discount Notes-- Certain Covenants" and "Description of Other Indebtedness--Revolving Credit Facility."

CONCENTRATION OF REVENUE FROM CERTAIN PUBLICATIONS

    For the year ended December 31, 1997, the NEW YORK LAW JOURNAL accounted for 24.9% of the Company's total pro forma revenues. The Company believes that the NEW YORK LAW JOURNAL will continue to represent a significant portion of the Company's total revenues in the future. While the Company has a broad range of publications, a significant decline in the performance of the NEW YORK LAW JOURNAL or any of the Company's other publications could have a material adverse effect on Holdings' results of operations and its ability to service its indebtedness, including its ability to make principal and interest payments on the Discount Notes.

ADVERTISING REVENUE

    The Company's largest single source of revenue is advertising. For the year ended December 31, 1997, approximately 56.2% of the Company's pro forma revenues were from advertising. Advertising revenues of the publishing industry in general are cyclical and dependent upon general economic conditions. As compared to general-interest newspaper and magazine publishers, the Company believes that its advertising revenues are less susceptible to changes in general economic conditions due to the fact that a significant portion of the Company's advertising revenues are for products and services that are used exclusively by attorneys, law firms and corporate legal departments. There can be no assurance, however, that the Company's results of operations will not be adversely affected by general economic conditions in the future. The Company's revenues may also be affected by state or local government regulations, particularly with respect to the publication of legal-notice advertising. If states or localities in which the Company operates were to enact legislation modifying the manner, number or frequency of legal notice requirements, the Company's results of operations could be adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

FLUCTUATIONS IN PAPER COSTS AND POSTAL RATES

    For the year ended December 31, 1997, the Company spent $4.9 million on paper and $3.4 million on postage, accounting for 4.8% and 3.3%, respectively, of total pro forma revenues for such period. While paper prices have historically shown considerable price volatility and postal rates have increased from time to time, due to their overall small expense as a percentage of revenues, the Company has generally been able to pass through such increased costs to advertisers and subscribers. No assurance can be given, however, that future fluctuations in paper prices or significant increases in postal rates will not have a material adverse effect on the results of operations and financial condition of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

COMPETITION

    The Company competes for advertising and circulation revenues with publishers of other special-interest legal newspapers and magazines with similar editorial content. However, in most markets where the Company competes, its newspaper is the only newspaper serving the particular needs of the legal community. The Company also competes for advertising revenues with general-interest magazines, newspapers and other forms of media, including broadcast and cable television, radio, direct marketing and electronic media. The Company also faces competition from other legal publishers and legal service providers in its ancillary products and services business, including from book and newsletter publishers and internet and other online services, certain of which competitors are larger and have greater financial resources than the Company. There can be no assurance that the Company will be able to compete effectively with such competitors in the future. See "Business--Competition."

CONTROLLING STOCKHOLDER

    Holdings holds all of the Company's equity securities. A majority of Holdings' equity securities are held by U.S. Equity Partners, L.P. and its affiliates. The general partner of U.S. Equity Partners, L.P., a private equity fund sponsored by WPG, is WPMP. As the general partner of U.S. Equity Partners, L.P., WPMP has the ability to elect all of the members of the Board of Directors of Holdings and accordingly controls the policies and operations of Holdings and the Company. Circumstances may occur in which the interests of the equity holders of Holdings and the Company could be in conflict with the interests of the holders of the Discount Notes. In addition, the direct and/or indirect equity investors in Holdings and the Company may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the Discount Notes. See "Principal Stockholders."

DEPENDENCE ON KEY PERSONNEL

    The success of the Company's operations may depend, in part, on the successful assimilation of its key personnel, including editors, publishers and journalists, as well as its ability to attract additional talented personnel to the Company as it implements its strategy. Holdings and the Company have retained the services of certain key personnel of ALM and NLP, including editors, publishers and journalists, all of whom have significant experience in the publishing industry. Effective March 1998, the Company employed William L. Pollak as its President and Chief Executive Officer, replacing Randall J. Weisenburger. See "Certain Transactions." Although the Company believes it will be able to attract and retain talented personnel to the Company and that it could replace key personnel should the need arise, the inability to attract or retain such personnel could have a material adverse effect on the Company. See "Management--Directors, Executive Officers and Key Employees."

FRAUDULENT TRANSFER CONSIDERATIONS

    Holdings' obligations under the Discount Notes may be subject to review under state or federal fraudulent transfer laws in the event of the bankruptcy or other financial difficulty of Holdings.

    Under those laws, if a court, in a lawsuit by an unpaid creditor or representative of creditors of Holdings, such as a trustee in bankruptcy or Holdings as a debtor in possession under chapter 11 of the Bankruptcy Code, were to find that when Holdings issued the Discount Notes, it (a) received less than fair consideration or reasonably equivalent value therefor, and (b) either (i) was or was rendered insolvent, (ii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital or (iii) intended to incur or believed (or reasonably should have believed) that it would incur debts beyond its ability to pay as such debts matured (or, in the event New York law is applicable, it is a defendant in an action for money damages or a judgment in such an action has been docketed against it, if, after final judgment for the plaintiff, it fails to satisfy such judgment), the court could avoid the Discount Notes and Holdings' obligations thereunder, or subordinate the Discount Notes to all of Holdings' other obligations, and in either case order the return of any amounts paid thereunder to Holdings or to a fund for the benefit of its creditors. It should be noted that a court could avoid the Discount Notes and Holdings' obligations thereunder without regard to factors (a) and (b) above if it found that Holdings issued the Discount Notes with actual intent to hinder, delay, or defraud its creditors.

    The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

ABSENCE OF A PUBLIC MARKET COULD ADVERSELY AFFECT THE VALUE OF EXCHANGE DISCOUNT
  NOTES

    The Old Discount Notes were issued to, and Holdings believes are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there was no public market for the Old Discount Notes. The Old Discount Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Discount Notes by holders who are entitled to participate in this Exchange Offer. The holders of Old Discount Notes (other than any such holder that is an "affiliate" of Holdings within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and Holdings is required to file a Shelf Registration Statement with respect to such Old Discount Notes.

    The Exchange Discount Notes will constitute a new issue of securities with no established trading market. Holdings does not intend to list the Exchange Discount Notes on any national securities exchange or stock market. The Initial Purchasers have advised Holdings that they currently intend to make a market in the Exchange Discount Notes, but they are not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Discount Notes or as to the liquidity of the trading market for the Exchange Discount Notes. If a trading market does not develop or is not maintained, holders of the Exchange Discount Notes may experience difficulty in reselling the Exchange Discount Notes or may be unable to sell them at all. If a market for the Exchange Discount Notes develops, any such market may be discontinued at any time.

    If a public trading market develops for the Exchange Discount Notes, future trading prices of such securities could trade at prices lower than the initial offering price depending on many factors including, among others, prevailing interest rates, Holdings' results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities, and other factors, including the financial condition of Holdings, the Exchange Discount Notes may trade at a discount from their principal amount.

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES COULD ADVERSELY AFFECT HOLDERS

    Issuance of the Exchange Discount Notes in exchange for the Old Discount Notes pursuant to the Exchange Offer will be made only after a timely receipt by Holdings of such Old Discount Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Discount Notes desiring to tender such Old Discount Notes in exchange for Exchange

Discount Notes should allow sufficient time to ensure timely delivery. Holdings is under no duty to give notification of defects or irregularities with respect to the tender of Old Discount Notes for exchange. Old Discount Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof, and, upon consummation of the Exchange Offer certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Old Discount Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Discount Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Discount Notes for its own account in exchange for Old Discount Notes, where such Old Discount Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Discount Notes. See "Plan of Distribution." To the extent that Old Discount Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Discount Notes could be adversely affected. See "The Exchange Offer."

                                THE TRANSACTIONS

    The Initial Discount Note Offering was consummated on December 22, 1997 and was made in conjunction with the Transactions.

THE ACQUISITIONS

    ALM ACQUISITION. On August 27, 1997, but effective as of August 1, 1997, the Investors, through ALM, consummated the ALM Acquisition, pursuant to which ALM purchased substantially all of the assets and assumed certain of the liabilities related to Old ALM. The purchase price for the ALM Acquisition was $63.0 million. The ALM Acquisition and the payment of related fees and expenses were financed through the issuance of the ALM Promissory Note, a $31.5 million secured promissory Note issued by ALM to the former owner of Old ALM, and the issuance of the WP Promissory Note, a $32.0 million equity bridge Note issued by ALM to an affiliate of WPG. The ALM Promissory Note accrued interest at a rate of 10% per annum. The WP Promissory Note accrued interest at a rate of 9% per annum.

    NLP ACQUISITION. Pursuant to a Stock Purchase Agreement, dated October 23, 1997 (the "Stock Purchase Agreement"), among ALM, Boston Ventures Limited Partnership IV, Boston Ventures Limited Partnership IVA and Mr. James A. Finkelstein, ALM purchased all of the issued and outstanding capital stock of NLP. The purchase price for the NLP Acquisition was $203.2 million. The NLP Acquisition was consummated on December 22, 1997.

THE FINANCINGS

    In order to enable ALM to finance the NLP Acquisition, to repay the ALM Promissory Note and the WP Promissory Note and accrued interest thereon, and to pay related fees, expenses and restructuring costs, Holdings conducted the Initial Discount Note Offering, and Holdings and ALM entered into certain other financing transactions, as described below:

    EQUITY CONTRIBUTIONS. Holdings contributed an aggregate of $108.8 million to the capital of ALM. The Equity Contribution was funded by (a) $75.0 million Investor Equity Contribution and (b) net proceeds of approximately $33.8 million received by Holdings in connection with the Initial Discount Note Offering.

    INITIAL SENIOR NOTE OFFERING. Concurrently with the Initial Discount Note Offering, the Company offered $175.0 million aggregate principal amount of its Senior Notes. Interest on the Senior Notes will accrue at the rate of 9 3/4% per annum from December 22, 1997 and be payable semi-annually in arrears on June 15 and December 15 of each year. See "Description of Other Indebtedness--Description of the Senior Notes."

SOURCES AND USES OF FUNDS

    The following table illustrates the sources and uses of funds related to the Transactions (in millions).

SOURCES OF FUNDS                                            USES OF FUNDS
-----------------------------------------------             -----------------------------------------------
The Senior Notes...............................  $   175.0  Repayment of ALM Promissory Note (2)...........  $    32.5
Equity Contribution(1).........................       75.0  Repayment of WP Promissory Note(3).............       33.0
The Discount Notes.............................       33.8  NLP Acquisition................................      203.2
                                                            One-time Restructuring Costs...................        2.8
                                                            Fees and Expenses..............................       12.3
                                                 ---------                                                   ---------
Total Sources of Funds.........................  $   283.8  Total Uses of Funds............................  $   283.8
                                                 ---------                                                   ---------
                                                 ---------                                                   ---------

------------------------------

(1) Represents the Equity Contribution of $75.0 million of capital invested in Holdings by the Investors.

(2) Represents repayment of the principal of and accrued but unpaid interest on the ALM Promissory Note. The ALM Promissory Note accrued interest at a rate of 10% per annum.

(3) Represents repayment of the principal of and accrued but unpaid interest on the WP Promissory Note. The WP Promissory Note accrued interest at a rate of 9% per annum.

                                USE OF PROCEEDS

    The net proceeds to Holdings from the Initial Discount Note Offering, approximately $33.8 million (after deducting discounts to the Initial Purchasers and other Initial Discount Note Offering expenses), were used to fund, in part, a capital contribution to ALM which, together with the proceeds to ALM of the Initial Senior Note Offering, was used to consummate the NLP Acquisition, to repay the principal and accrued interest on each of the ALM Promissory Note and the WP Promissory Note, to pay certain fees and expenses, and to pay one-time restructuring costs in connection with the Transactions.

    The Exchange Offer is intended to satisfy certain of Holdings' obligations under the Registration Rights Agreement. Holdings will not receive any cash proceeds from the issuance of the Exchange Discount Notes offered hereby. In consideration for issuing the Exchange Discount Notes contemplated in this Prospectus, Holdings will receive Old Discount Notes in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Discount Notes (which replace the Old Discount Notes), except as otherwise described herein.

                                 CAPITALIZATION

    The following table sets forth the consolidated capitalization of Holdings as of December 31, 1997 after giving effect to the Initial Discount Notes Offering and the other Transactions and the application of the net proceeds received therefrom. The Old Discount Notes surrendered in exchange for Exchange Discount Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Discount Notes will not result in any increase or decrease in the indebtedness of Holdings. As such, no effect has been given to the Exchange Offer in the following capitalization table. The information in this table should be read in conjunction with "The Transactions," "Unaudited Combined Pro Forma Statements of Operations," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and accompanying notes thereto appearing elsewhere in this Prospectus.

                                                                                              DECEMBER 31, 1997
                                                                                              -----------------
                                                                                               (IN THOUSANDS)
Short-term debt:
  Short-term borrowings.....................................................................         --
                                                                                                    --------
Long-term debt (less current portion):
  Discount Notes............................................................................     $    35,119
  Company Borrowings:
    Senior Notes............................................................................         175,000
                                                                                                    --------
      Total Long-term debt (less current portion)...........................................         210,119
                                                                                                    --------
Stockholders' equity:
  Additional paid-in capital................................................................          75,000(1)
  Accumulated deficit.......................................................................          (7,711)
                                                                                                    --------
      Total Stockholders' equity............................................................          67,289
                                                                                                    --------
        Total capitalization................................................................     $   277,408
                                                                                                    --------
                                                                                                    --------

------------------------

(1) Represents the Investor Equity Contribution.

                        PRO FORMA FINANCIAL INFORMATION

    The Unaudited Combined Pro Forma Statements of Operations for the years ended December 31, 1996 and 1997 give effect to the Transactions and the Acquisitions as if each such transaction had occurred on January 1, 1996 and 1997, respectively.

    The Unaudited Combined Pro Forma Statements of Operations should be read in conjunction with the historical consolidated financial statements of Holdings, Old ALM and NLP, including the notes thereto, included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Unaudited Combined Pro Forma Statements of Operations represent management's best estimate of the effects of the Transactions and the Acquisitions and do not purport to be indicative of the results that would have actually been obtained had such transactions been consummated for the years presented, or that may be obtained in the future.

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

              UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                                                                                           PRO FORMA ADJUSTMENTS
                                                                        ------------------------------------------------------------
                                                                                          ELIMINATION
                                     OLD                                    OLD ALM       OF COUNSEL          NLP
                                   ALM (A)      ALM (B)      NLP (C)    ACQUISITION (D)   CONNECT (E)   ACQUISITION (F)   OTHER (G)
                                 -----------  -----------  -----------  ---------------  -------------  ---------------  -----------
                                                                       (DOLLARS IN THOUSANDS)
OPERATING DATA:
Revenues:
  Periodicals:
  Advertising..................   $  18,146    $  13,410    $  26,402      $  --           $  --           $  --          $  --
  Subscription.................       6,719        5,260        9,504         --              --              --             --
  Ancillary Products and
    Services...................       4,532        4,142       13,926         --              --              --             --
  Internet Services............       2,148           40        1,109         --              (2,148)         --             --
                                 -----------  -----------  -----------       -------     -------------       -------     -----------
Total Revenues.................      31,545       22,852       50,941         --              (2,148)         --             --
                                 -----------  -----------  -----------       -------     -------------       -------     -----------
Operating Costs and Expenses:
  Editorial....................       4,023        3,323        5,837         --              --              --             --
  Production and
    Distribution...............       6,919        5,766        9,872         --              --              --             --
  Selling......................       4,640        3,656        8,211         --              --              --             --
  General and Administrative...       9,531        7,145        8,722         --              --              --             (2,286)
  Internet Services............       6,464           43        1,657         --              (5,964)         --             --
  Depreciation and
    Amortization...............       1,590        3,273        7,283          1,945          --               9,993         --
  Shutdown of ALM Internet
    Services...................      --            4,823       --             --              (4,823)         --             --
  Special Compensation
    Charge.....................      --           --            6,926         --              --              (6,926)        --
                                 -----------  -----------  -----------       -------     -------------       -------     -----------
Total Operating Costs and
  Expenses.....................      33,167       28,029       48,508          1,945         (10,787)          3,067         (2,286)
                                 -----------  -----------  -----------       -------     -------------       -------     -----------
Operating income (loss)........      (1,622)      (5,177)       2,433         (1,945)          8,639          (3,067)         2,286
Interest expense, net..........      (1,420)      (2,534)      (5,137)        (2,656)         --               5,137         --
                                 -----------  -----------  -----------       -------     -------------       -------     -----------
Income (loss) before income
  taxes........................      (3,042)      (7,711)      (2,704)        (4,601)          8,639           2,070          2,286
Provision (benefit) for income
  taxes........................      --           --            2,508         --              --              (2,258)        --
                                 -----------  -----------  -----------       -------     -------------       -------     -----------
Net income (loss)..............   $  (3,042)   $  (7,711)   $  (5,212)     $  (4,601)      $   8,639       $   4,328      $   2,286
                                 -----------  -----------  -----------       -------     -------------       -------     -----------
                                 -----------  -----------  -----------       -------     -------------       -------     -----------


                                                 COMBINED
                                   FINANCING        PRO
                                      (H)          FORMA
                                 -------------  -----------

OPERATING DATA:
Revenues:
  Periodicals:
  Advertising..................    $  --         $  57,958
  Subscription.................       --            21,483
  Ancillary Products and
    Services...................       --            22,600
  Internet Services............       --             1,149
                                 -------------  -----------
Total Revenues.................       --           103,190
                                 -------------  -----------
Operating Costs and Expenses:
  Editorial....................       --            13,183
  Production and
    Distribution...............       --            22,557
  Selling......................       --            16,507
  General and Administrative...       --            23,112
  Internet Services............       --             2,200
  Depreciation and
    Amortization...............       --            24,084
  Shutdown of ALM Internet
    Services...................       --            --
  Special Compensation
    Charge.....................       --            --
                                 -------------  -----------
Total Operating Costs and
  Expenses.....................       --           101,643
                                 -------------  -----------
Operating income (loss)........       --             1,547
Interest expense, net..........      (15,495)      (22,105)
                                 -------------  -----------
Income (loss) before income
  taxes........................      (15,495)      (20,558)
Provision (benefit) for income
  taxes........................       --               250
                                 -------------  -----------
Net income (loss)..............    $ (15,495)    $ (20,808)
                                 -------------  -----------
                                 -------------  -----------

OTHER DATA:
EBITDA: (i)
  Periodicals and Ancillary Products and Services...................................................................   $  26,682
  Internet Services.................................................................................................      (1,051)
                                                                                                                      -----------
Total...............................................................................................................   $  25,631
                                                                                                                      -----------
                                                                                                                      -----------
Capital Expenditures: (j)
  Periodicals and Ancillary Products and Services...................................................................   $   1,269
Internet Services...................................................................................................          42
                                                                                                                      -----------
Total...............................................................................................................   $   1,311
                                                                                                                      -----------
                                                                                                                      -----------
Interest coverage ratio (k).........................................................................................        1.16x
Earnings to fixed charges ratio (l).................................................................................      --
Fixed charges coverage deficiency (m)...............................................................................   $  20,558

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

         NOTES TO UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

(a) Represents the historical statement of operations of Old ALM for the seven months ended July 31, 1997.

(b) Represents the consolidated statement of operations of Holdings for the five months ended December 31, 1997, after giving effect to the ALM Acquisition at August 1, 1997 and the NLP acquisition at December 22, 1997.

(c) Represents the historical statement of operations of NLP for the period from January 1, 1997 through December 21, 1997.

(d) Represents the adjustments to give effect to the ALM Acquisition as if it were consummated at January 1, 1997. The following adjustments were made:

AMORTIZATION:
Removal of historical amortization.............................................       (687)
Amortization of goodwill and intangibles.......................................      2,632
                                                                                 ---------
                                                                                 $   1,945
                                                                                 ---------
                                                                                 ---------

INTEREST EXPENSE:
Removal of Old ALM's interest expense on amounts due to General Partner........  $  (1,420)
Accrual of interest on WP Promissory Note (9% per annum).......................      1,936
Accrual of interest on ALM Promissory Note (10% per annum).....................      2,140
                                                                                 ---------
                                                                                 $   2,656
                                                                                 ---------
                                                                                 ---------

(e) Represents the removal of ALM's Internet Services (see Note 4 in the consolidated financial statements as of and for the five months ended December 31, 1997 of ALM) excluding administrative costs allocated by the corporate division of Old ALM.

(f) Represents the adjustments to give effect to the NLP Acquisition as if it were consummated at January 1, 1997. The following adjustments were made:

AMORTIZATION:
Removal of historical amortization............................................     (6,709)
Amortization of goodwill and intangibles......................................     16,702
                                                                                ---------
                                                                                $   9,993
                                                                                ---------
                                                                                ---------

    SPECIAL COMPENSATION CHARGE:

    Represents the elimination of the special compensation charge related to the buyout of management stock options in connection with the NLP acquisition.

    INTEREST EXPENSE:

    Elimination of $5,137 of interest expense on the historical debt of NLP which was not acquired.

    INCOME TAXES:

    The income tax benefit considers the reversal of historical interest expense, the federal income tax benefit related to the filing of a consolidated tax return including ALM and the interest expense related to the Initial Discount Note Offering. The resulting combined pro forma provision for income taxes reflects the provision for state income taxes due as a result of the requirement to file non-combined returns in certain states, principally New York.

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

                          YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

(g) The adjustment relates to the elimination or reduction of certain costs and expenses which have either already occurred or which will be eliminated or reduced as a result of activities expected to be completed shortly following the completion of the Transactions, as follows:

Rent Expense(1)................................................................  $     326
Compensation of former ALM Chairman (2)........................................        200
Employee Benefits (3)..........................................................      1,731
Other (4)......................................................................         29
                                                                                 ---------
                                                                                 $   2,286
                                                                                 ---------
                                                                                 ---------

    ----------------------------

    (1) Represents the identified savings resulting principally from relocating ALM's New York office to new space expected to be completed during 1998. This results from lower lease costs based on current available space and reduced space requirements and other factors. Savings resulting from consolidating various regional offices are also included.

    (2) Represents the historical compensation and benefits of the former Chairman of ALM, who resigned prior to the ALM Acquisition.

    (3) The Company has completed a thorough analysis of ALM's employee benefit program (primarily retirement and health benefits) and has identified various changes thereto, including the freeze of the pension plan and modifications to the medical and dental plan. These changes have been or will be made during 1998.

    (4) Represents Old ALM's share of losses from its interest in the Court TV Law Center joint venture. This joint venture was terminated in March, 1997.

(h) Adjustments with respect to interest expense are as follows:

Interest expense as if the Initial Offerings had occurred on January 1, 1997:
  Discount Notes ($35,000) at a rate of 12.25%................................  $   4,168
  Senior Notes ($175,000) at a rate of 9.75%..................................  $  16,589
Removal of interest expense with respect to the ALM Promissory Note and the WP
  Promissory Note.............................................................     (6,030)
Amortization of deferred financing costs......................................        768
                                                                                ---------
Total interest expense........................................................  $  15,495
                                                                                ---------
                                                                                ---------

(i) EBITDA is not a measure of performance under GAAP. Items excluded from income in calculating EBITDA are significant components in understanding and evaluating the Company's financial performance. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statements data prepared in accordance with GAAP or as a measure of profitability or liquidity, management understands that EBITDA is customarily used in evaluating publishing companies. The EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

(j) Excludes capital expenditures related to COUNSEL CONNECT of $1,539.

(k) Ratio equal to EBITDA divided by interest expense.

(l) Earnings used in computing the ratio of earnings to fixed charges consist of income before provision for income taxes plus fixed charges. Fixed charges include interest expense and the implied interest element of rent expense for the period. For purposes of calculating this ratio, earnings were negative and insufficient to cover fixed charges.

(m) Deficiency is equal to the shortfall in earnings to cover fixed charges.

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

              UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996

                                                                          PRO FORMA ADJUSTMENTS
                                                -------------------------------------------------------------------------
                                                   OLD ALM      ELIMINATION
                          OLD                    ACQUISITION    OF COUNSEL          NLP
                        ALM (A)      NLP (B)         (C)        CONNECT (D)   ACQUISITION (E)   OTHER (F)   FINANCING (G)
                      -----------  -----------  -------------  -------------  ---------------  -----------  -------------
                                                            (DOLLARS IN THOUSANDS)
OPERATING DATA:
Revenues:
  Periodicals:
    Advertising.....   $  26,659    $  23,319    $   --        $    --           $  --          $  --         $  --
    Subscription....      11,304        9,759        --             --              --             --            --
  Ancillary Products
    and Services....       8,467       13,398        --             --              --             --            --
  Internet
    Services........       5,474          747        --               (5,474)       --             --            --
                      -----------  -----------  -------------  -------------       -------     -----------  -------------
      Total
        Revenues....      51,904       47,223        --               (5,474)       --             --            --
                      -----------  -----------  -------------  -------------       -------     -----------  -------------
Operating Costs and
  Expenses:
  Editorial.........       7,141        5,929        --             --              --             --            --
  Production and
    Distribution....      12,469        8,679        --             --              --             --            --
  Selling...........       7,479        8,991        --             --              --             --            --
  General and
   Administrative...      16,829        8,047        --             --              --             (3,595)       --
  Internet
    Services........      11,886        1,704        --              (10,786)       --             --            --
  Depreciation and
    Amortization....       2,488        7,487          3,344        --              10,249         --            --
                      -----------  -----------  -------------  -------------       -------     -----------  -------------
      Total
        Operating
        Costs and
        Expenses....      58,292       40,837          3,344         (10,786)       10,249         (3,595)       --
                      -----------  -----------  -------------  -------------       -------     -----------  -------------
      Operating
        income
        (loss)......      (6,388)       6,386         (3,344)          5,312       (10,249)         3,595        --
Interest expenses,
  net...............      (1,972)      (6,013)        (4,058)       --               6,013         --           (16,088)
Other income
  (expense).........      --              181        --             --              --             --            --
Minority interest...         172       --            --                 (172)       --             --            --
                      -----------  -----------  -------------  -------------       -------     -----------  -------------
Income (loss) before
  income taxes......      (8,188)         554         (7,402)          5,140        (4,236)         3,595       (16,088)
Provision (benefit)
  for income
  taxes.............      --            3,007        --             --              (3,007)        --            --
                      -----------  -----------  -------------  -------------       -------     -----------  -------------
Net income (loss)...   $  (8,188)   $  (2,453)   $    (7,402)  $       5,140     $  (1,229)     $   3,595     $ (16,088)
                      -----------  -----------  -------------  -------------       -------     -----------  -------------
                      -----------  -----------  -------------  -------------       -------     -----------  -------------
OTHER DATA:
EBITDA: (h)
  Periodicals and Ancillary Products and Services........................................................................
  Internet Services......................................................................................................
      Total..............................................................................................................
Capital
  Expenditures:
  Periodicals and Ancillary Products and Services........................................................................
  Internet Services (i)..................................................................................................
      Total..............................................................................................................
Interest coverage ratio (j)..............................................................................................
Total debt to EBITDA ratio (k)...........................................................................................
Earnings to fixed charge ratio (l).......................................................................................
Fixed charges coverage deficiency (m)....................................................................................



                       COMBINED
                       PRO FORMA
                      -----------

OPERATING DATA:
Revenues:
  Periodicals:
    Advertising.....   $  49,978
    Subscription....      21,063
  Ancillary Products
    and Services....      21,865
  Internet
    Services........         747
                      -----------
      Total
        Revenues....      93,653
                      -----------
Operating Costs and
  Expenses:
  Editorial.........      13,070
  Production and
    Distribution....      21,148
  Selling...........      16,470
  General and
   Administrative...      21,281
  Internet
    Services........       2,804
  Depreciation and
    Amortization....      23,568
                      -----------
      Total
        Operating
        Costs and
        Expenses....      98,341
                      -----------
      Operating
        income
        (loss)......      (4,668)
Interest expenses,
  net...............     (22,118)
Other income
  (expense).........         181
Minority interest...      --
                      -----------
Income (loss) before
  income taxes......     (26,625)
Provision (benefit)
  for income
  taxes.............      --
                      -----------
Net income (loss)...   $ (26,625)
                      -----------
                      -----------
OTHER DATA:
EBITDA: (h)
  Periodicals and An   $  20,937
  Internet Services.      (2,057)
                      -----------
      Total.........   $  18,880
                      -----------
                      -----------
Capital
  Expenditures:
  Periodicals and An   $   1,604
  Internet Services           26
                      -----------
      Total.........   $   1,630
                      -----------
                      -----------
Interest coverage ra        0.85x
Total debt to EBITDA       11.10x
Earnings to fixed ch      --
Fixed charges covera   $  26,625

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

         NOTES TO UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

(a) Represents the historical statement of operations of Old ALM for the year ended December 31, 1996.

(b) Represents the historical statement of operations of NLP for the year ended December 31, 1996.

(c) Represents the adjustments to give effect to the ALM Acquisition as if it were consummated at January 1, 1996. The following adjustments were made:

AMORTIZATION:

  Removal of historical amortization...............................  $  (1,169)

  Amortization of goodwill and intangibles.........................      4,513
                                                                     ---------

Net adjustment.....................................................  $   3,344
                                                                     ---------
                                                                     ---------

INTEREST EXPENSE:

Removal of Old ALM's interest expense on amounts due to General
  Partner..........................................................  $  (1,972)

Accrual of interest on WP Promissory Note (9% per annum)...........      2,880

Accrual of interest on ALM Promissory Note (10% per annum).........      3,150
                                                                     ---------

                                                                     $   4,058
                                                                     ---------
                                                                     ---------

(d) Represents the removal of ALM's Internet Services (See Note 4 in the consolidated financial statements as of and for the year ended December 31, 1997 of ALM) excluding administrative costs allocated by the corporate division of Old ALM.

(e) Represents the adjustments to give effect to the NLP Acquisition as if it was consummated at January 1, 1996. The following adjustments were made:

AMORTIZATION:

  Removal of historical amortization...............................  $  (6,923)

  Amortization of goodwill and intangibles.........................     17,172
                                                                     ---------

Net adjustment.....................................................  $  10,249
                                                                     ---------
                                                                     ---------

    INTEREST EXPENSE:

    Elimination of $6,013 of interest expense on the historical debt of NLP which was not acquired.

    INCOME TAXES:

    The income tax benefit considers the reversal of historical interest expense, the Federal income tax benefit related to the filing of a consolidated tax return including ALM and the interest expense related to the ALM Offering.

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

         NOTES TO UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                    YEAR ENDED DECEMBER 31, 1996 (CONTINUED)

                             (DOLLARS IN THOUSANDS)

(f) The adjustment relates to the elimination or reduction of certain costs and expenses which have either already occurred or which will be eliminated or reduced as a result of activities to be completed shortly following the completion of the Transactions, as follows:

Rent Expense (1)....................................................  $     313
Compensation of former ALM Chairman (2).............................      1,300
Employee Benefits (3)...............................................      1,682
Other (4)...........................................................        300
                                                                      ---------
                                                                      $   3,595
                                                                      ---------
                                                                      ---------

------------------------

       (1) Represents the identified savings resulting principally from relocating ALM's New York office to new space expected to be completed during 1998. This results from lower lease costs based on current available space and reduced space requirements and other factors. Savings resulting from consolidating various regional offices are also included.

       (2) Represents the historical compensation and benefits of the former Chairman of ALM, who resigned prior to the ALM Acquisition.

       (3) The Company has completed a thorough analysis of ALM's employee benefit program (primarily retirement and health benefits) and has identified various changes thereto including the freeze of the pensions plan and modifications to the medical and dental plan. These changes have been or will be made in 1998.

       (4) Consists primarily of Old ALM's share of losses from its interest in the Court TV Law Center joint venture. This joint venture was terminated in March, 1997.

(g) Additional interest expense based upon the new debt:

Interest expense as if the Initial Offerings had occurred on January 1, 1996:

    Discount Notes ($35,000) at a rate of 12.25%...................  $   4,288

    Senior Notes ($175,000) at a rate of 9.75%.....................     17,062

Removal of interest expense with respect to the ALM Promissory Note
  and the WP Promissory Note.......................................     (6,030)
Amortization of deferred financing costs...........................        768
                                                                     ---------
Total interest expense.............................................  $  16,088
                                                                     ---------
                                                                     ---------

(h) EBITDA is not a measure of performance under GAAP. Items excluded from income in calculating EBITDA are significant components in understanding and evaluating Holdings' and the Company's financial performance. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity, management understands that EBITDA is customarily used in evaluating publishing companies. The EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

(i) Excludes capital expenditures related to COUNSEL CONNECT of $1,084.

(j) Ratio equal to EBITDA divided by interest expense. Interest expense includes $5,056 of non-cash interest expense related to the Discount Notes and amortization of deferred financing costs related to the Senior Notes, the Discount Notes and a possible revolving credit facility. The ratio of EBITDA to cash interest expense for the year ended December 31, 1996 is 1.11x.

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

         NOTES TO UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                    YEAR ENDED DECEMBER 31, 1996 (CONTINUED)

                             (DOLLARS IN THOUSANDS)

(k) Ratio equal to long-term debt at December 31, 1996 divided by EBITDA for the period.

(l) Earnings used in computing the ratio of earnings to fixed charges consist of income before provision for income taxes plus fixed charges. Fixed charges include interest expense and the implied interest element of rent expense for the period. For purposes of calculating this ratio, earnings were negative and insufficient to cover fixed charges.

(m) Deficiency is equal to the shortfall in earnings to cover fixed charges.

             SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

    The following tables present selected historical financial information (i) for Old ALM, as of and for the years ended December 31, 1993, 1994, 1995 and 1996, (ii) for NLP, as of and for the years ended December 31, 1993, 1994, 1995 and 1996, (iii) for Old ALM, as of and for the seven months ended July 31, 1997,
(iv) for Holdings, as of and for the five months ended December 31, 1997, and
(v) for NLP, as of and for the period from January 1, 1997 through December 21, 1997. The financial data for Holdings, as of and for the five months ended December 31, 1997 and the financial data for Old ALM for the seven months ended July 31, 1997 and the years ended December 31, 1995 and 1996 were derived from financial statements audited by Arthur Andersen LLP. The financial data for NLP as of and for the period from January 1, 1997 through December 21, 1997 were derived from financial statements audited by Arthur Andersen LLP and financial data for NLP for the years ended December 31, 1995 and 1996 were derived from financial statements audited by Leslie Sufrin and Company, P.C. The audited financial statements and the related notes thereto are included elsewhere in this Prospectus. Unaudited financial data include (i) Old ALM financial data for the years ended December 31, 1993 and 1994, and (ii) NLP financial data for the years ended December 31, 1993 and 1994. In the opinion of management such unaudited financial data have been prepared on the same basis as the audited financial statements included elsewhere herein, and include all normal recurring adjustments necessary for a fair presentation of the financial position and results of operations for such periods. Results of operations for the interim periods presented are not necessarily indicative of the results of operations for the full year. The selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical and pro forma financial statements and notes thereto included elsewhere in this Prospectus. See "Pro Forma Financial Information" and "Index to Financial Statements."

                          AMERICAN LAWYER MEDIA, L.P.
                      AMERICAN LAWYER MEDIA HOLDINGS, INC.
             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                                      PREDECESSOR COMPANY                        AMERICAN LAWYER
                                                  -----------------------------------------------------------    MEDIA HOLDINGS,
                                                                                                                         INC.
                                                           YEARS ENDED DECEMBER 31,            SEVEN MONTHS        FIVE MONTHS
                                                  ------------------------------------------  ENDED JULY 31,   ENDED DECEMBER 31,
                                                    1993       1994       1995       1996          1997               1997
                                                  ---------  ---------  ---------  ---------  ---------------  -------------------
                                                                                   (IN THOUSANDS)
OPERATING DATA:
Revenues:
  Periodicals:
    Advertising.................................  $  22,569  $  23,872  $  25,037  $  26,659     $  18,146             13,410
    Subscription................................     10,242     10,483     10,884     11,304         6,719              5,260
  Ancillary Products and Services...............      7,374      7,980      8,387      8,467         4,532              4,142
  Internet Services.............................        135        685      3,238      5,474         2,148                 40
                                                  ---------  ---------  ---------  ---------       -------            -------
      Total Revenues............................     40,320     43,020     47,546     51,904        31,545             22,852
                                                  ---------  ---------  ---------  ---------       -------            -------
Operating Costs and Expenses:
  Editorial.....................................      7,109      7,075      7,073      7,141         4,023              3,323
  Production and Distribution...................     10,678     11,170     12,587     12,469         6,919              5,766
  Selling.......................................      6,662      7,208      6,913      7,479         4,640              3,656
  General and Administrative....................     15,303     15,790     16,506     16,829         9,531              7,145
  Internet Services.............................      2,634      7,760     10,854     11,886         6,464                 43
  Depreciation and Amortization.................      4,047      3,506      2,680      2,488         1,590              3,273
  Shutdown of ALM Internet Services.............     --         --         --         --            --                  4,823
                                                  ---------  ---------  ---------  ---------       -------            -------
      Total Operating Costs and Expenses........     46,433     52,509     56,613     58,292        33,167             28,029
                                                  ---------  ---------  ---------  ---------       -------            -------
      Operating (loss)..........................     (6,113)    (9,489)    (9,067)    (6,388)       (1,622)            (5,177)
Interest expense, net...........................       (478)      (667)    (1,384)    (1,972)       (1,420)            (2,534)
                                                  ---------  ---------  ---------  ---------       -------            -------
(Loss) before minority interest.................     (6,591)   (10,156)   (10,451)    (8,360)       (3,042)            (7,711)
Minority interest...............................     --          1,847      2,334        172        --                 --
                                                  ---------  ---------  ---------  ---------       -------            -------
Net (loss)......................................  $  (6,591) $  (8,309) $  (8,117) $  (8,188)    $  (3,042)         $  (7,711)
                                                  ---------  ---------  ---------  ---------       -------            -------
                                                  ---------  ---------  ---------  ---------       -------            -------
BALANCE SHEET DATA:
(At End of Period)
Working capital (deficit).......................  $  (6,571) $  (6,376) $  (7,066) $  (7,009)    $  (5,895)         $  (7,042)
Total assets....................................     20,896     20,931     19,313     19,482        18,982            365,528
Long-term debt (including current maturities)...     11,212     13,524     22,114     30,150        34,742            210,119
Partners' (deficit) and Stockholders' equity....     (3,332)   (11,647)   (19,759)   (26,300)      (29,342)            67,289

OTHER DATA:
EBITDA: (1)
  Periodicals and Ancillary Products and
    Services....................................  $     433  $   1,092  $   1,229  $   2,512     $   4,284          $   2,922
  Internet Services.............................     (2,499)    (7,075)    (7,616)    (6,412)       (4,316)            (4,826)
                                                  ---------  ---------  ---------  ---------       -------            -------
      Total.....................................  $  (2,066) $  (5,983) $  (6,387) $  (3,900)    $     (32)         $  (1,904)
                                                  ---------  ---------  ---------  ---------       -------            -------
                                                  ---------  ---------  ---------  ---------       -------            -------
Capital Expenditures:
  Periodicals and Ancillary Products and
    Services....................................  $     878  $   1,102  $     864  $   1,118     $     439          $     357
  Internet Services.............................        210        386        617      1,084         1,532                  7
                                                  ---------  ---------  ---------  ---------       -------            -------
      Total.....................................  $   1,088  $   1,488  $   1,481  $   2,202     $   1,971          $     364
                                                  ---------  ---------  ---------  ---------       -------            -------
                                                  ---------  ---------  ---------  ---------       -------            -------

------------------------

(1) EBITDA is not a measure of performance under GAAP. Items excluded from income in calculating EBITDA are significant components in understanding and evaluating Old ALM's and Holdings' financial performance. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity, management understands that EBITDA is customarily used in evaluating publishing companies. The EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

                     NATIONAL LAW PUBLISHING COMPANY, INC.
             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                                                                         PERIOD FROM
                                                                  YEAR ENDED DECEMBER 31,              JANUARY 1, 1997
                                                         ------------------------------------------        THROUGH
                                                           1993       1994       1995       1996      DECEMBER 21, 1997
                                                         ---------  ---------  ---------  ---------  -------------------
                                                                                 (IN THOUSANDS)
OPERATING DATA:
Revenues:
  Periodicals:
    Advertising........................................  $  16,546  $  18,612  $  21,387  $  23,319       $  26,402
    Subscription.......................................      8,610      9,105      9,694      9,759           9,504
  Ancillary Products and Services......................     10,824     11,437     12,729     13,398          13,926
  Internet Services....................................     --         --            264        747           1,109
                                                         ---------  ---------  ---------  ---------      ----------
      Total Revenues...................................     35,980     39,154     44,074     47,223          50,941
                                                         ---------  ---------  ---------  ---------      ----------
Operating Costs and Expenses:
  Editorial............................................      4,811      5,451      5,778      5,929           5,837
  Production and Distribution..........................      7,009      7,621      8,146      8,679           9,872
  Selling..............................................      7,693      8,831      9,776      8,991           8,211
  General and Administrative...........................      7,109      7,726      7,620      8,047           8,722
  Internet Services....................................     --         --          2,947      1,704           1,657
  Depreciation and Amortization........................      3,087      3,130      6,329      7,487           7,283
  Special Compensation Charge..........................     --         --         --         --               6,926
                                                         ---------  ---------  ---------  ---------      ----------
      Total Operating Costs and Expenses...............     29,709     32,759     40,596     40,837          48,508
                                                         ---------  ---------  ---------  ---------      ----------
      Operating income.................................      6,271      6,395      3,478      6,386           2,433
Interest expense, net..................................     (4,487)    (4,734)    (5,458)    (6,013)         (5,137)
Other income (expense).................................       (284)      (320)      (211)       181          --
                                                         ---------  ---------  ---------  ---------      ----------
Income (loss) before income taxes......................      1,500      1,341     (2,191)       554          (2,704)
Benefit (provision) for income taxes...................       (777)      (763)       523     (3,007)         (2,508)
                                                         ---------  ---------  ---------  ---------      ----------
Net income (loss) before cumulative effect of change in
  accounting principle.................................        723        578     (1,668)    (2,453)         (5,212)
Cumulative effect of change in accounting principle....      4,046     --         --         --              --
                                                         ---------  ---------  ---------  ---------      ----------
Net income (loss)......................................  $   4,769  $     578  $  (1,668) $  (2,453)      $  (5,212)
                                                         ---------  ---------  ---------  ---------      ----------
                                                         ---------  ---------  ---------  ---------      ----------
BALANCE SHEET DATA:
(At End of Period)
Working capital (deficit)..............................  $  (1,532) $  (2,868) $  (4,717) $  (2,081)      $  (2,204)
Total assets...........................................     20,886     21,217    154,125    147,311         139,610
Long-term debt (including current maturities)..........     45,500     54,600     70,900     70,300          59,500
Stockholders' equity (deficit).........................    (33,945)   (44,842)    65,620     63,167          64,782

OTHER DATA:
EBITDA: (1)
  Periodicals and Ancillary Products and Services......  $   9,358  $   9,525  $  12,490  $  14,830       $  10,264
  Internet Services....................................     --         --         (2,683)      (957)           (548)
                                                         ---------  ---------  ---------  ---------      ----------
      Total............................................  $   9,358  $   9,525  $   9,807  $  13,873       $   9,716
                                                         ---------  ---------  ---------  ---------      ----------
                                                         ---------  ---------  ---------  ---------      ----------
Capital Expenditures:
  Periodicals and Ancillary Products and Services......  $     739  $   1,511  $     436  $     486       $     473
  Internet Services....................................     --            296        172         26              42
                                                         ---------  ---------  ---------  ---------      ----------
      Total............................................  $     739  $   1,807  $     608  $     512       $     515
                                                         ---------  ---------  ---------  ---------      ----------
                                                         ---------  ---------  ---------  ---------      ----------

------------------------

(1) EBITDA is not a measure of performance under GAAP. Items excluded from income in calculating EBITDA are significant components in understanding and evaluating NLP's financial performance. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity, management understands that EBITDA is customarily used in evaluating publishing companies. The EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    In August 1997, the Investors, through ALM, consummated the ALM Acquisition, and in December 1997 ALM consummated the NLP Acquisition. Prior to the Acquisitions, ALM and NLP operated independently, and the success of the Company will depend in part on the Company's ability to integrate the operations of these entities. The integration of the operations of ALM and NLP will entail the reorganization of certain functions to achieve the cost savings outlined in the business strategy and to realize the full potential of the business opportunities available to the combined Company. There can be no assurance that the Company will be able to successfully integrate these businesses or that the Company will not encounter delays or incur unanticipated costs in such integration.

    The combination of ALM and NLP creates the nation's largest legal journalism organization, with estimated readership of over one million. ALM's geographic breadth and emphasis on high-quality editorial content have placed it at the forefront of legal journalism; NLP's historical marketing strengths and meticulous business execution have permitted it to produce consistently high levels of operating profit and cash flow. The fundamental strategy underlying the ALM-NLP combination is to leverage the strengths of both businesses by adopting the best practices of each across the Company as a whole and to capitalize on the opportunities inherent in the combination.

    Historically, NLP has operated in a centralized manner and has focused its resources on the continued development of its periodicals business as well as expanding into various ancillary products and services, including books, newsletters and seminars. ALM, on the other hand, has operated eight autonomous regional businesses and has focused primarily on developing a geographically diverse periodicals business (although each regional business has from time to time developed various ancillary products and services). The Company intends to centralize and consolidate its ancillary products and services business as well as certain selling, general and administrative functions. Furthermore, the Company intends to aggressively cross-sell its periodicals, products and services to both readers and advertisers. The Company expects that the implementation of these elements of its business strategy will result in substantial cost savings, enhanced subscription and advertising revenues and an acceleration in the growth of the Company's ancillary products and services business.

    PURCHASE ACCOUNTING EFFECTS. The Acquisitions have been accounted for using the purchase method of accounting. The results of operations of Old ALM have been included in the financial statements of the Company since August 1, 1997, the effective date of the ALM Acquisition, and the results of operations of NLP have been included in the financial statements of the Company since December 22, 1997, the closing date of the NLP Acquisition. As a result, the Acquisitions will prospectively affect the Company's results of operations in certain significant respects. In connection with the ALM Acquisition, the purchase price was $63.0 million and the excess of the purchase price over the book value of net tangible assets acquired was $67.7 million. The aggregate purchase price for the NLP Acquisition was $203.2 million, and the excess of the purchase price over the book value of net tangible assets acquired was $257.6 million. The excess purchase price of both Acquisitions has been allocated to the tangible and intangible assets acquired by the Company based upon their respective fair values as of the acquisition date.

RESULTS OF OPERATIONS--ALM

    REVENUE RECOGNITION. ALM recognizes advertising revenues on the issue date of the related publications. Advertising revenues are generated from the placement of display and classified advertisements, as well as legal notices. Advertising fees billed and/or received for advertisements to be released in future months are included in deferred revenue. Subscription revenues are deferred and recognized on a pro rata basis over the term of the related subscription, principally one year. Ancillary products and services revenues consist primarily of sales of professional books, subscriptions to newsletters, seminar and conference income and income from electronic products. Book revenues are recognized upon shipment and are reflected net of estimated returns. Newsletter revenues are recognized on the same basis as periodical subscription revenues. Seminar and conference revenues are recognized when the seminar or conference is held.

    YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    The following discussion for the year ended December 31, 1997 is derived from the financial information for Old ALM for the seven months ended July 31, 1997 and for ALM for the five months ended December 31, 1997, including adjustments for the ALM Acquisition and financial information for NLP for the period from December 22, 1997 through December 31, 1997. As a result, the financial information for the combined year ended December 31, 1997 has not been prepared on a basis in conformity with GAAP. The following table presents the calculation for such combined period and for the year ended December 31, 1996 (in thousands):

                                              OLD ALM             AMERICAN LAWYER MEDIA HOLDINGS, INC.
                                    ----------------------------  ------------------------------------
                                                                                         COMBINED
                                        YEAR       SEVEN MONTHS      FIVE MONTHS           YEAR
                                        ENDED          ENDED            ENDED              ENDED
                                    DECEMBER, 31,    JULY 31,       DECEMBER, 31,      DECEMBER, 31,
                                        1996           1997             1997               1997
                                    -------------  -------------  -----------------  -----------------
OPERATING DATA:
Revenues:
  Periodicals
    Advertising...................       26,659         18,146           13,410             31,556
    Subscription..................       11,304          6,719            5,260             11,979
  Ancillary Products and
    Services......................        8,467          4,532            4,142              8,674
  Internet Services...............        5,474          2,148               40              2,188
                                         ------         ------           ------             ------
      Total revenues..............       51,904         31,545           22,852             54,397
                                         ------         ------           ------             ------
Operating Costs and Expenses:
  Editorial.......................        7,141          4,023            3,323              7,346
  Production and Distribution.....       12,469          6,919            5,766             12,685
  Selling.........................        7,479          4,640            3,656              8,296
  General and Administrative......       16,829          9,531            7,145             16,676
  Internet Services...............       11,886          6,464               43              6,507
  Depreciation and Amortization...        2,488          1,590            3,273              4,863
  Shutdown of ALM Internet
    Services......................       --             --                4,823              4,823
                                         ------         ------           ------             ------
      Total Operating Costs and
        Expenses..................       58,292         33,167           28,029             61,196
                                         ------         ------           ------             ------
      Operating (loss)............       (6,388)        (1,622)          (5,177)            (6,799)
                                         ------         ------           ------             ------
                                         ------         ------           ------             ------

    INTERNET SERVICES. ALM is in the process of discontinuing its COUNSEL CONNECT internet service and transferring the most viable components of that service into a new, enhanced service that better capitalizes on the combined companies' unparalleled access to legal information, and as a result, the following comparison of the years ended December 31, 1996 and 1997 excludes operating data relating to COUNSEL CONNECT. Management believes that such a comparison provides a meaningful discussion of ALM's results of operations for such periods.

    Net operating losses for Internet Services were $6.4 million for the year ended December 31, 1996 and $9.1 million for the year ended December 31, 1997. The historical financial data for ALM for the five months ended December 31, 1997 includes expenses of $4.8 million related to the shutdown. This amount includes Internet Services net operating loss of $1.8 million as well as a provision of $3.0 million to cover severance costs, uncollectible receivables, writedown of computer and network equipment and the termination or restructuring of certain contracts related to network services that provided internet access.

    OVERVIEW. Net revenues (excluding Internet Services) increased $5.8 million, or 12.4%, from $46.4 million for the year ended December 31, 1996 to $52.2 million for the year ended December 31, 1997. Total operating costs and expenses (excluding Internet Services) increased $3.5 million, or 7.5%, from $46.4 million to $49.9 million over the same periods. Operating income (excluding Internet Services) increased $2.3 million from breakeven for the year ended December 31, 1996 to $2.3 million for the year ended December 31, 1997 while EBITDA increased $4.7 million from $2.5 million to $7.2 million over the same periods.

    REVENUES. Advertising revenues increased $4.9 million, or 18.4%, from $26.7 million for the year ended December 31, 1996 to $31.6 million for the year ended December 31, 1997. The increase in advertising revenues was primarily attributable to an increase in the total volume of advertising pages stemming, in part, from both the increase in the frequency of CORPORATE COUNSEL MAGAZINE and from strong legal industry trends.

    Subscription revenues increased $0.7 million, or 6.0%, from $11.3 million for the year ended December 31, 1996 to $12.0 million for the year ended December 31, 1997. While total paid circulation remained essentially constant, subscription rates increased relative to the same period in 1996. A portion of the increase in subscription revenues was also attributable to ALM's newly initiated efforts to convert its CORPORATE COUNSEL MAGAZINE from free distribution to a paid subscriber base as well as the inclusion of NLP's subscription revenue for the period from December 22, 1997 through December 31, 1997 of $0.3 million.

    Revenues from ancillary products and services increased $0.2 million, or 2.4%, from $8.5 million for the year ended December 31, 1996 to $8.7 million for the year ended December 31, 1997. The increase is due to the inclusion of NLP's ancillary revenue of $0.5 million for the period from December 22, 1997 through December 31, 1997.

    OPERATING EXPENSES. Total operating costs and expenses (excluding Internet Services) increased $3.5 million, or 7.5%, from $46.4 million for the year ended December 31, 1996 to $49.9 million for the year ended December 31, 1997. Editorial expenses increased $0.2 million, or 2.9%, from $7.1 million for the year ended December 31, 1996 to $7.4 million for the year ended December 31, 1997 due to the inclusion of NLP's editorial expenses of $0.2 million for the period from December 22, 1997 through December 31, 1997. Production and distribution expenses increased $0.2 million, or 1.7%, from $12.5 million for the year ended December 31, 1996 to $12.7 million for the year ended December 31, 1997 due to the inclusion of NLP's production and distribution cost of $0.3 million for the period from December 22, 1997 through December 31, 1997. Selling expenses increased $0.8 million, or 10.9%, from $7.5 million for the year ended December 31, 1996 to $8.3 million for the year ended December 31, 1997. This increase was a direct result of increased advertising sales and associated commissions as well as the inclusion of $0.4 million of NLP expenses for the period from December 22, 1997 through December 31, 1997. General and administrative expenses decreased $0.2 million, or 0.9%, from $16.8 million to $16.7 million over the same periods. This decrease was due, in part, to the elimination in 1997 of certain executive bonus compensation for the former Chairman of Old ALM, who resigned prior to the ALM Acquisition.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses were $2.5 million for the year ended December 31, 1996 and $4.9 million for the year ended December 31, 1997. These expenses are not comparable for the two periods due to purchase accounting adjustments related to the ALM and NLP Acquisitions. Amortization of goodwill and intangibles related to the acquisition for the five months ended December 31, 1997 was $2.4 million.

    OPERATING INCOME. As a result of the foregoing factors, operating income (excluding Internet Services) increased $2.3 million from breakeven for the year ended December 31, 1996 to $2.3 million for the year ended December 31, 1997. EBITDA increased $4.7 million from $2.5 million for the year ended December 31, 1996 to $7.2 million for the year ended December 31, 1997.

    CAPITAL EXPENDITURES. Capital expenditures for the year ended December 31, 1997 were $0.8 million excluding $1.5 million for Internet Services. The majority of such expenditures related to ongoing activities. Capital expenditures for the year ended December 31, 1996 were $1.1 million excluding $1.1 million for Internet Services.

    YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    OVERVIEW. Net revenues increased $4.4 million, or 9.2%, from $47.5 million for the year ended December 31, 1995 to $51.9 million for the year ended December 31, 1996. Excluding Internet Services, revenues increased $2.1 million, or 4.8%, from $44.3 million to $46.4 million. Operating costs and expenses increased $1.7 million, or 3.0%, from $56.6 million to $58.3 million while operating costs and expenses excluding Internet Services increased $0.6 million, or 1.4%, from $45.8 million to $46.4 million. Operating loss decreased $2.7 million, or 29.5%, from $9.1 million for the year ended December 31, 1995 to $6.4 million for the year ended December 31, 1996. Excluding Internet Services, operating income increased $1.5 million from an operating loss of $1.5 million for the year ended December 31, 1995 to breakeven for the year ended December 31, 1996. EBITDA increased $2.5 million from a loss of $6.4 million for the year ended December 31, 1995 to a loss of $3.9 million for the year ended December 31, 1996. Excluding Internet Services, EBITDA increased $1.3 million, or 104.4%, from $1.2 million to $2.5 million.

    REVENUES. Advertising revenues increased $1.6 million, or 6.5%, from $25.0 million for the year ended December 31, 1995 to $26.7 million for the year ended December 31, 1996. This increase was attributable, in large part, to a marked increase in advertising volume caused both by heightened demand for law-related advertising in general and by the introduction of a new publication, AMLAW TECH. This new magazine, coupled with an additional issue of CORPORATE COUNSEL MAGAZINE, resulted in increased total advertising pages in 1996. In its first year of publication, AMLAW TECH generated $0.5 million of advertising revenues. Advertising revenue growth is also due, in part, to an increase in advertising rates.

    Subscription revenues increased $0.4 million, or 3.9%, from $10.9 million for the year ended December 31, 1995 to $11.3 million for the year ended December 31, 1996. An increase in subscription rates was offset, in part, by a minimal decrease in circulation.

    Revenues from ancillary products and services increased $0.1 million, or 1.0%, from $8.4 million for the year ended December 31, 1995 to $8.5 million for the year ended December 31, 1996. This increase was due, in part, to the introduction of a new regional lecture series, partially offset by a decrease in revenues at ALM's printing facilities.

    Revenues from Internet Services increased $2.2 million, or 69.1%, from $3.2 million for the year ended December 31, 1995 to $5.5 million for the year ended December 31, 1996. This increase resulted from increased usage stemming from heightened interest in law-related issues. Increased revenues were specifically attributable to an increase in both the number of subscribers and subscription rates.

    OPERATING EXPENSES. Operating costs and expenses increased $1.7 million, or 3.0%, from $56.6 million for the year ended December 31, 1995 to $58.3 million for the year ended December 31, 1996. Editorial expenses remained essentially constant at $7.1 million for the years ended December 31, 1995 and December 31, 1996. Production and distribution expenses decreased $0.1 million, or 0.9%, from $12.6 million for the year ended December 31, 1995 to $12.5 million for the year ended December 31, 1996. The additional costs associated with the publication of a new quarterly magazine, AMLAW TECH, were offset by cost reductions at ALM's printing facilities. Selling expenses increased $0.6 million, or 8.2%, from $6.9 million for the year ended December 31, 1995 to $7.5 million for the year ended December 31, 1996. This increase was a direct result of increased advertising sales and associated commissions. General and administrative expenses increased by $0.3 million, or 2.0%, from $16.5 million for the year ended December 31, 1995 to $16.8 million for the year ended December 31, 1996. The majority of this increase was attributable to an increase in employee benefit expenses. Internet Services expenses increased $1.0 million, or 9.5%, from $10.9 million for the year ended December 31, 1995 to $11.9 million for the year ended December 31, 1996. This increase was due both to increased costs associated with growing customer usage and to operating expenses related to COUNSEL CONNECT'S transition from a proprietary system to an internet-based system.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses decreased $0.2 million, or 7.2%, from $2.7 million for the year ended December 31, 1995 to $2.5 million for the year ended December 31, 1996.

    OPERATING INCOME. As a result of the above factors, operating loss decreased $2.7 million, or 29.5%, from $9.1 million for the year ended December 31, 1995 to $6.4 million for the year ended December 31, 1996. Excluding Internet Services, operating income increased $1.5 million from an operating loss of $1.5 million for the year ended December 31, 1995 to breakeven for the year ended December 31, 1996. EBITDA increased $2.5 million from a loss of $6.4 million for the year ended December 31, 1995 to a loss of $3.9 million for the year ended December 31, 1996. Excluding Internet Services, EBITDA increased $1.3 million, or 104.4%, from $1.2 million for the year ended December 31, 1995 to $2.5 million for the year ended December 31, 1996.

    CAPITAL EXPENDITURES. Capital expenditures were $2.2 million for the year ended December 31, 1996, including $1.1 million for Internet Services. Capital expenditures for the year ended December 31, 1995 were $1.5 million, including $0.6 million for Internet Services.

RESULTS OF OPERATIONS--NLP

    REVENUE RECOGNITION. NLP recognizes advertising revenues, net of related advertising agency commissions, on the issue date of the related publications, except for revenue from certain classified advertisements which are recognized when the last of a series of advertisements runs. Advertising revenues are generated from the placement of display and classified advertisements, as well as legal notices. Advertising fees billed and/or received for advertisements to be released in future months are included in deferred revenue. Subscription revenues are deferred and recognized on a pro rata basis over the term of the related subscription, generally one year. Ancillary revenues consist principally of sales of professional books, subscriptions to newsletters, seminar and conference income and income from electronic products. Book revenues are recognized upon shipment and are reflected net of estimated returns. Newsletter revenues are recognized on the same basis as subscription revenues. Seminar and conference revenues are recognized when the seminar or conference is held. Internet Services revenues consist primarily of revenues from display advertising on LAW JOURNAL EXTRA! Internet advertising revenues are recognized, net of related advertising agency commissions, during the period in which the advertisement runs on the service.

    YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996.

    The following discussion for the year ended December 31, 1997 is derived from the financial information for NLP until the consummation of the NLP Acquisition, which occurred on December 22, 1997. As a result, the financial information for the year ended December 31, 1996 is compared to the period from January 1, 1997 through December 21, 1997.

    OVERVIEW. Net revenues increased by $3.7 million, or 7.9%, from $47.2 million for the year ended December 31, 1996 to $50.9 million for the year ended December 31, 1997. Total operating costs and expenses increased $7.7 million, or 18.8%, from $40.8 million to $48.5 million. As a result, operating income decreased $4.0 million, or 61.9%, from $6.4 million to $2.4 million. Included in the operating costs for 1997 however, was a special compensation charge of $6.9 million reflecting stock option and bonus payments related to the sale of NLP, which were paid by the sellers. Without this charge, total operating costs and expenses increased at a rate substantially less than the rate of increase in revenues over the same period, increasing only $0.8 million, or 1.8%, from $40.8 million to $41.6 million with operating income increasing $3.0 million, or 46.6%, from $6.4 million to $9.4 million. Internet Services revenues increased $0.4 million, or 48.5%, from $0.7 million for the year ended December 31, 1996 to $1.1 million for the year ended December 31, 1997, while Internet Services expenses remained essentially constant at $1.7 million for the same periods. Accordingly, excluding both the special compensation charge and the net operating loss from Internet Services, operating income would have increased $2.6 million, or 34.9%, from $7.3 million to $9.9 million, while EBITDA would have increased $2.4 million, or 15.9%, from $14.8 million to $17.2 million over the same periods.

    REVENUES. Advertising revenues increased $3.1 million, or 13.2%, from $23.3 million for the year ended December 31, 1996 to $26.4 million for the year ended December 31, 1997. This increase was due principally to an increase in advertising rates, an overall increase in advertising pages and the publication of three additional issues of LAW TECHNOLOGY PRODUCT NEWS partially offset by the inclusion of the results from the final eleven days of 1997 in the Company's figures. In relation to advertising revenues, this period includes seven issues of the NEW YORK LAW JOURNAL and two issues of THE NATIONAL LAW JOURNAL.

    Subscription revenues decreased $0.3 million, or 2.6%, from $9.8 million for the year ended December 31, 1996 to $9.5 million for the year ended December 31, 1997 due to the inclusion of the results from the final eleven days of 1997 in the Company's figures. Otherwise, increases in subscription rates at both the NEW YORK LAW JOURNAL and THE NATIONAL LAW JOURNAL were largely offset by decreases in paid circulation at both publications.

    Revenues from ancillary products and services increased $0.5 million, or 3.9%, from $13.4 million for the year ended December 31, 1996 to $13.9 million for the year ended December 31, 1997. Significant growth was realized in newsletters, seminars, books (driven by the addition of four new titles) and MA/3000, NLP's case tracking and docketing service, as well as a 31.4% increase in royalty income from licensing NLP's proprietary content to third party information providers. Overall, however, the increase was partially offset by the inclusion of the results from the final eleven days of 1997 in the Company's figures. In addition, a change in the revenue recognition policy for books resulted in a portion of the sales, which under the traditional policy would have been realized in 1997, being included in the results for 1998.

    Revenues from Internet Services increased $0.4 million, or 48.5%, from $0.7 million for the year ended December 31, 1996 to $1.1 million for the year ended December 31, 1997. This increase is attributable primarily to strong growth in display advertising on LAW JOURNAL EXTRA!. Internet advertising revenues have grown rapidly since the conversion of LAW JOURNAL EXTRA! from a proprietary online system to a predominantly advertising-supported web-based service at the end of 1995.

    OPERATING EXPENSES. Total operating costs and expenses increased $7.7 million, or 18.8%, from $40.8 million, or 86.5% of revenues, for the year ended December 31, 1996 to $48.5 million, or 95.2% of revenues, for the year ended December 31, 1997. Included in the operating costs for 1997 however, was a special compensation charge of $6.9 million reflecting stock option and bonus payments related to the sale of NLP which were paid by the sellers. Without this charge, total operating costs and expenses increased at a rate substantially less than the rate on increase in revenues over the same period, increasing only $0.8 million, or 1.8%, from $40.8 million to $41.6 million. Due to the nature of the business, incremental revenue growth often does not require corresponding increases in operating expenses. Editorial expenses decreased slightly, by $0.1 million, or 1.6%, from $5.9 million for the year ended December 31, 1996 to $5.8 million for the year ended December 31, 1997, reflecting the inclusion of the results from the final eleven days of 1997, in the Company's figures. Editorial expenses consist primarily of salaries of editorial staff and fees paid to outside contributors. While the overall change in editorial expenses was insignificant, changes were made to the mix of editorial staff to add coverage of certain areas that have strong advertiser support.

    Production and distribution expenses increased $1.2 million, or 13.7%, from $8.7 million for the year ended December 31, 1996 to $9.9 million for the year ended December 31, 1997. This increase is primarily the result of a change in the expense classification of fulfillment costs of $1.0 million from selling to production and distribution. Otherwise, the marginal increase of $0.2 million, or 1.9%, was attributable primarily to LAW TECHNOLOGY PRODUCT NEWS, which experienced an increase in production and distribution expenses of 39.2% due to the addition of three issues and an increase in controlled circulation of 10,000 per issue, partially offset the final seven issues of the NEW YORK LAW JOURNAL and two issues of THE NATIONAL LAW JOURNAL, which are included in the Company's results.

    Selling expenses decreased $0.8 million, or 8.7% from $9.0 million for the year ended December 31, 1996 to $8.2 million for the year ended December 31, 1997. This decrease is primarily the result of a change in the expense classification of fulfillment costs of $1.0 million from selling to production and distribution and of bad debt expense of $0.7 million from selling to general and administrative. Without these changes, the increase of $0.9 million, or 10.8%, is primarily due to a change in method of accounting for deferred subscriber acquisition costs, an increase in efforts designed to update and improve the controlled circulation list of LAW TECHNOLOGY PRODUCT NEWS and a 17.3% increase in commission expense directly related to the increase in advertising sales.

    General and administrative expenses increased $0.7 million, or 8.4%, from $8.0 million for the year ended December 31, 1996 to $8.7 million for the year ended December 31, 1997. This increase is primarily the result of a change in the expense classifictaion of bad debt expenses of $0.7 million from selling to general and administrative. Without this change, general and administrative expenses remained essentially constant despite the increase in revenues.

    Internet Services expenses remained essentially constant at $1.7 million for the years ended December 31, 1996 and 1997. Such expenses are comprised primarily of website maintenance costs, advertising sales expenses and expenses related to editorial staff for the LAW JOURNAL EXTRA! service.

    Depreciation and amortization expenses decreased by $0.2 million, or 2.7%, from $7.5 million for the year ended December 31, 1996 to $7.3 million for the year ended December 31, 1997.

    OPERATING INCOME. As a result of the above factors, and without the special compensation charge of $6.9 million, operating income would have increased $3.0 million, or 46.6%, from $6.4 million, or 13.5% of revenues, for the year ended December 31, 1996 to $9.4 million, or 18.4% of revenues, for the year ended December 31, 1997, and EBITDA would have increased $2.8 million, or 20.0%, from $13.9 million, or 29.4% of revenues, for the year ended December 31, 1996 to $16.6 million, or 32.7% of revenues, for the year ended December 31, 1997. The increase in operating margins was due to NLP's ability to hold increases in operating costs and expenses to 1.8% while revenues grew at 7.9%.

    CAPITAL EXPENDITURES. Capital expenditures remained essentially constant at $0.5 million for the years ended December 31, 1996 and 1997.

    YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    OVERVIEW. Net revenues increased by $3.1 million, or 7.0%, from $44.1 million for the year ended December 31, 1995 to $47.2 million for the year ended December 31, 1996. Total operating costs and expenses increased at a rate substantially less than the rate of increase in revenues over the same period, increasing $0.2 million, or 0.5%, from $40.6 million to $40.8 million. As a result, operating income increased $2.9 million, or 83.6%, from $3.5 million to $6.4 million, while EBITDA increased $4.1 million, or 41.8%, from $9.8 million to $13.9 million. Internet Services revenues increased $0.4 million, or 133.0%, from $0.3 million for the year ended December 31, 1995 to $0.7 million for the year ended December 31, 1996, while Internet Services expenses decreased by $1.2 million, or 41.4%, from $2.9 million to $1.7 million for the same periods.

    During 1995, the Company determined that its provisions for doubtful accounts with respect to revenues recognized in years prior to 1995, principally with respect to its legal advertising revenues, should be increased by $946,000 due to, among other things, the concentration of credit risk associated with its advertising agents. This additional provision for doubtful accounts has been included in selling expense for the twelve months ended December 31, 1995. Excluding these additional provisions and excluding the net operating loss from Internet Services, EBITDA increased by $0.9 million, or 6.2%, from $14.0 million for the year ended December 31, 1995 to $14.8 million for the year ended December 31, 1996.

    REVENUES. Advertising revenues increased $1.9 million, or 8.9%, from $21.4 million for the year ended December 31, 1995 to $23.3 million for the year ended December 31, 1996. This increase was due principally to an increase in advertising rates, the increase from two to six in the number of issues of IP WORLDWIDE and strong growth in advertising revenue at LAW TECHNOLOGY PRODUCT NEWS.

    Subscription revenues increased by $0.1 million, or 1.0%, from $9.7 million for the year ended December 31, 1995 to $9.8 million for the year ended December 31, 1996. Increases in subscription rates at both the NEW YORK LAW JOURNAL and THE NATIONAL LAW JOURNAL were largely offset by a small decrease in the number of paid subscriptions to both publications.

    Revenues from ancillary products and services increased by $0.7 million or 5.5% from $12.7 million for the year ended December 31, 1995 to $13.4 million for the year ended December 31, 1996. This increase was due principally to increases in revenues from MA/3000 and from books (driven by the addition of four new titles in 1996).

    Revenues from Internet Services increased by $0.4 million, or 133.0%, from $0.3 million for the year ended December 31, 1995 to $0.7 million for the year ended December 31, 1996. Advertising revenues from LAW JOURNAL EXTRA! increased dramatically, more than offsetting the corresponding decline in subscription revenues, as LAW JOURNAL EXTRA! completed its conversion from a subscriber-oriented proprietary system to a free, advertising-based website.

    OPERATING EXPENSES. Total operating costs and expenses increased $0.2 million, or 0.5%, from $40.6 million, or 92.1% of revenues, for the year ended December 31, 1995 to $40.8 million, or 86.5% of revenues, for the year ended December 31, 1996. Editorial expenses increased minimally, by $0.1 million, or 1.7%, from $5.8 million for the year ended December 31, 1995 to $5.9 million for the year ended December 31, 1996.

    Production and distribution expenses increased by $0.6 million, or 7.4%, from $8.1 million for the year ended December 31, 1995 to $8.7 million for the year ended December 31, 1996. Much of this increase is attributable to the reallocation of production staff from LAW JOURNAL EXTRA!, the expenses of which are accounted for separately, to other areas following the completion of the LAW JOURNAL EXTRA! start up and conversion. The increase from two to six in the number of issues of IP WORLDWIDE also contributed to this increase, partially offset by decreases in paper costs.

    Selling expenses decreased by $0.8 million, or 8.2%, from $9.8 million for the year ended December 31, 1995 to $9.0 million for the year ended December 31, 1996. This decrease is due primarily to the additional provisions in 1995 discussed in the overview above, partially offset by an increase in commissions related to the increase in advertising sales and to increased advertising sales efforts related to the increase in number of issues of IP WORLDWIDE.

    General and administrative expenses increased $0.4 million, or 5.3%, from $7.6 million for the year ended December 31, 1995 to $8.0 million for the year ended December 31, 1996. This increase was due in part to the re-allocation of staff from LAW JOURNAL EXTRA! following completion of its start up and conversion.

    Internet Services expenses decreased $1.2 million, or 41.4%, from $2.9 million for the year ended December 31, 1995 to $1.7 million for the year ended December 31, 1996. This decrease resulted primarily from a dramatic reduction in staff as well as in advertising and promotion expenses relating to LAW JOURNAL EXTRA! due to its shift away from a subscriber-based system following the completion of its start up and conversion.

    Depreciation and amortization expenses increased $1.2 million, or 19.0%, from $6.3 million for the year ended December 31, 1995 to $7.5 million for the year ended December 31, 1996. This increase resulted primarily from the amortization of goodwill created by the acquisition of NLP by Boston Ventures Limited Partnership IV, Boston Ventures Limited Partnership IVA and James A. Finkelstein in December 1995, partially offset by the write off in 1995 of unamortized deferred financing costs in connection with such acquisition.

    OPERATING INCOME. As a result of the above factors, operating income increased $2.9 million, or 82.9%, from $3.5 million, or 7.9% of revenues, for the year ended December 31, 1995 to $6.4 million, or 13.5% of revenues, for the year ended December 31, 1996, and EBITDA increased $4.1 million, or 41.8%, from $9.8 million, or 22.2% of revenues, for the year ended December 31, 1995 to $13.9 million, or 29.4% of revenues, for the year ended December 31, 1996.

    CAPITAL EXPENDITURES. Capital expenditures decreased by $0.1 million, or 16.7%, from $0.6 million for the year ended December 31, 1995 to $0.5 million for the year ended December 31, 1996.

PRO FORMA LIQUIDITY AND CAPITAL RESOURCES

    WORKING CAPITAL. The Company has favorable cash flow characteristics resulting from its high level of advance payments by subscribers, low working capital investment, minimal capital expenditure needs, predictable cost structure and high margins. Because cash receipts associated with subscriptions are received toward the beginning of a subscription cycle, the Company's periodicals business requires minimal investment in working capital.

    LIQUIDITY. Holdings is a holding company which has no significant assets other than its investments in its direct and indirect subsidiaries, and therefore, its ability to make payments with respect to the Exchange Discount Notes is dependent upon the receipt of dividends or other payments from the Company. The Company's principal sources of funds are anticipated to be cash flows from operating activities, which may be supplemented by borrowings under the Revolving Credit Facility. Based upon the successful implementation of their strategy, Holdings and the Company believe that these funds will be sufficient to meet its current and future financial obligations, including the payment of principal and interest on the Discount Notes, working capital, capital expenditures and other obligations. No assurance can be given, however, that this will be the case. The Company's future operating performance and ability to service or refinance the Senior Notes and to repay, extend or refinance any credit agreements to which it is a party and Holdings ability to service or refinance the Discount Notes will be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control. See "Risk Factors."

    The Senior Note Indenture and the Revolving Credit Facility significantly restrict the distribution of funds by Holdings' subsidiaries. See "Description of Other Indebtedness--Description of the Senior Notes." There can be no assurance that the agreements governing indebtedness of Holdings' subsidiaries will permit such subsidiaries to distribute funds to Holdings in amounts sufficient to pay the Accreted Value or the principal or interest on the Exchange Discount Notes when the same becomes due (whether at maturity, upon acceleration or redemption or otherwise). The Exchange Discount Notes will be effectively subordinated in right of payment to all existing and future claims of creditors of subsidiaries of Holdings, including the holders of the Senior Notes and trade creditors. After giving effect to the Transactions as of December 31, 1997, the subsidiaries of Holdings had approximately $208.4 million aggregate principal amount of liabilities outstanding.

    CAPITAL EXPENDITURES. The Company's operations are not capital intensive. Pro forma capital expenditures were $1.3 million in the year ended December 31, 1997.

YEAR 2000 COMPLIANCE

    The Company is in the process of modifying, upgrading or replacing its computer software applications and systems which the Company expects will accommodate the "Year 2000" dating changes necessary to permit correct recording of year dates for 2000 and later years. The Company does not expect that the cost of its Year 2000 compliance program will be material to its financial condition or results of operations. The Company believes that it will be able to achieve compliance by the end of 1999, and does not currently anticipate any material disruption in its operations as the result of any failure by the Company to be in compliance. The Company does not currently have any information concerning the compliance status of its suppliers and customers.

                                    BUSINESS

    UNLESS REFERENCE IS MADE SPECIFICALLY TO ALM OR NLP, THE DISCUSSIONS IN THIS SECTION REFER TO THE COMPANY ON A PRO FORMA BASIS, AFTER GIVING EFFECT TO THE ACQUISITIONS.

COMPANY OVERVIEW

    Holdings is a holding company, the principal assets of which consist of all the outstanding capital stock of ALM. All of Holdings' operations are conducted through the Company. The Company believes that the combination of ALM and NLP creates the nation's largest legal journalism organization, with estimated readership of over one million. The Company publishes 16 periodicals, including several leading national periodicals and regional publications serving four of the five largest state legal markets. The Company's nationally-recognized periodicals include THE AMERICAN LAWYER, a monthly magazine containing articles and features targeted to attorneys practicing in large law firms, and THE NATIONAL LAW JOURNAL, the nation's largest selling legal newspaper, which covers the law, lawyers and the business of the legal profession. The Company's regional publications are led by the NEW YORK LAW JOURNAL, which has the largest circulation of any regional legal newspaper in the United States. In addition to the NEW YORK LAW JOURNAL, the Company publishes five other daily newspapers serving Georgia, Northern California, Miami, Fort Lauderdale and Palm Beach, as well as four weekly newspapers serving New Jersey, Texas, Washington, D.C. and Connecticut.

    The Company's periodicals are well established in their markets and are widely recognized for editorial excellence and for providing sophisticated news reporting and analysis of legal issues. The Company's newspapers function as professional tools that are indispensable to attorneys (particularly litigators) in their day-to-day practices, providing important information such as news, court opinions, court calendars and legal notices. The Company's newspapers are leaders in their local markets, resulting in an average subscription renewal rate of approximately 80%.

    In addition to the periodicals referred to above, the Company publishes CORPORATE COUNSEL MAGAZINE, a leading magazine for corporate in-house attorneys, LAW TECHNOLOGY PRODUCT NEWS and AMLAW TECH, two leading legal technology magazines, as well as IP WORLDWIDE, a leading specialty magazine focusing on intellectual property.

    The Company has also successfully established an ancillary products and services business that creates and packages information for attorneys and business professionals. This business includes a portfolio of publications covering a variety of specialized legal interests and practice areas, including 25 newsletters and 112 books on topics of national and regional interest. Each year, the Company organizes or sponsors numerous professional seminars and conferences that cover issues of current legal interest. The Company also provides case tracking and monitoring services and publishes various directories used by legal professionals.

    In addition, the Company has begun to develop an internet services business and currently has a number of law-related internet websites including LAW JOURNAL EXTRA!, COUNSEL CONNECT, CAL LAW, ILLINOIS LAW and TEX LAW. These websites give attorneys online access to news and other legal materials and facilitate the exchange of information among members of the legal community.

    The Company derives its revenues principally from advertising and subscriptions, with additional revenues generated by its ancillary products and services business. The Company had pro forma net revenues of $103.2 million and pro forma EBITDA of $25.6 million for the year ended December 31, 1997. The Company's pro forma EBITDA, excluding its Internet Services business, was $26.7 million for the year ended December 31, 1997. For the year ended December 31, 1997 approximately 56.2% of the Company's pro forma revenues were from advertising, 20.8% were from subscriptions, 21.9% were from ancillary products and services and 1.1% were from Internet Services.

    Because the Company's periodicals are the preeminent legal publications in each of their respective regional markets, they are relied upon by many advertisers as the primary advertising vehicle to reach attorneys in those markets. The Company believes that its large readership and broad coverage of the U.S. legal market uniquely position the Company to enable national advertisers of law- and business-related products to reach the legal industry in a targeted and cost-efficient manner. The Company also believes that its newly-created national presence, combined with the affluence and other favorable demographic characteristics of its readership, will enhance its ability to attract national consumer advertisers, particularly those targeting upscale consumers.

    NLP has operated in a centralized manner and has focused on the continued development of its periodicals business and on expanding into various ancillary products and services, including books, newsletters and seminars. ALM, on the other hand, has operated eight autonomous regional businesses and has focused primarily on developing a geographically diverse periodicals business (although each regional business from time to time developed various ancillary products and services). The Company intends to centralize and consolidate its ancillary products and services business as well as certain selling, general and administrative functions. Furthermore, the Company intends to aggressively cross-sell its various periodicals, products and services to both readers and advertisers. The Company expects that implementing these elements of its business strategy will result in substantial cost savings, enhanced subscription and advertising revenues and accelerated growth in its ancillary products and services business.

BUSINESS STRATEGY

    ALM's geographic breadth and emphasis on high-quality editorial content have placed it at the forefront of legal journalism; NLP's historical marketing strengths and meticulous business execution have permitted it to produce consistently high levels of operating profit and cash flow. The fundamental strategy underlying the ALM-NLP combination is to leverage the strengths of both businesses by adopting the best practices of each across the Company as a whole and to capitalize on the opportunities inherent in the combination.

    The Company believes that the ALM-NLP combination presents numerous cost savings opportunities including:

    - CONSOLIDATING AND REDUCING SG&A: Cost savings opportunities from the ALM-NLP combination include (i) consolidating and centralizing certain functions, including national advertising sales, accounting, tax, information systems, human resources, cash management, risk management and legal; (ii) reducing employee benefit costs through the combination of disparate employee plans and programs; (iii) reducing rent expense by combining ALM's and NLP's corporate headquarters into a single location; and (iv) taking advantage of increased purchasing power resulting from the expanded size of the Company.

    - CENTRALIZING ANCILLARY PRODUCTS AND SERVICES: The Company intends to draw on NLP's experience and success in product development by consolidating the development and marketing of various ancillary products and services across the broad regional coverage of ALM's publications to realize cost savings and efficiencies.

    - RATIONALIZING THE COMPANY'S INTERNET BUSINESS: The Company is in the process of discontinuing its Counsel Connect internet service and transferring the most viable components of that service into a new, enhanced service that better capitalizes on the combined companies' unparalleled access to legal information.

    The ALM-NLP combination is also expected to result in numerous revenue enhancement opportunities including:

    - LEVERAGING ANCILLARY PRODUCTS AND SERVICES: NLP has an extensive portfolio of ancillary products and services, including newsletters, books, seminars and conferences. The Company believes that the market penetration of these products and services will be substantially enhanced by selling across the combined companies through (i) advertising in all of the Company's periodicals, (ii) marketing to new customer lists, (iii) pursuing a broader direct mail effort and (iv) more aggressive telemarketing. The Company believes that the expanded scope of the operations created as a result of the ALM-NLP combination will allow the Company to develop and market new products and services that would not previously have been feasible.

    - ENHANCED ABILITY TO ATTRACT NATIONAL ADVERTISING: The Company believes that there are substantial opportunities to attract increased amounts of national advertising. As the nation's largest legal journalism organization with a combined readership of over one million, the Company believes it will be able to provide advertisers with a unique ability to effectively and efficiently reach the legal community on a national level. The Company intends to form a national sales group, which neither ALM nor NLP had prior to the combination. The Company also believes that it will be able to increasingly attract national consumer advertising directed toward the Company's large and affluent readership.

    - ACQUISITIONS AND DEVELOPMENT: While the Company publishes 16 periodicals including periodicals in four of the five largest state legal markets and several national legal periodicals, the Company believes that there are numerous opportunities to expand into new markets. As a result of synergies among the Company's various publications and its resulting ability to efficiently create content, sell advertising and provide administrative services, the Company believes that it will be able to enter new markets with a competitive advantage. Accordingly, the Company intends to (i) selectively pursue acquisitions of additional regional legal publishing businesses and ancillary businesses, such as newsletters, books and seminars, (ii) create new publications in geographic areas in which the Company does not currently operate and (iii) develop ancillary products or services not currently offered by the Company.

OPERATING STRENGTHS

    The Company believes that it has the following operating strengths:

    HIGH REVENUE STABILITY. The Company's high subscription renewal rates (historically averaging approximately 80%) and high advertiser retention rates provide considerable revenue and profit stability and form a strong base of business from which to grow. The Company believes that its high subscription renewal rates result from (i) the high editorial quality of its publications,
(ii) its coverage of increasingly complex legal issues that are not adequately covered in other publications, and (iii) the indispensable nature of the Company's publications for the day-to-day practice of law for many attorneys. The Company attributes its high advertiser retention rates to the fact that its periodicals are the primary legal publications in their respective markets and are therefore relied upon by many advertisers as their primary vehicles for reaching attorneys in those markets.

    FAVORABLE CASH FLOW CHARACTERISTICS. The Company has favorable cash flow characteristics resulting from its stable revenues, high level of advance payments by subscribers, low working capital investment, minimal capital expenditure needs, predictable cost structure and high margins. The Company outsources most of its printing and all of its distribution requirements to third parties. As a result, the Company requires minimal capital expenditures. Pro forma capital expenditures for the year ended December 31, 1997 were $1.3 million. Because cash receipts associated with subscriptions are received toward the beginning of a subscription cycle, the Company's periodicals business requires minimal investment in working capital. Due to the preeminent position of the Company's periodicals in each of its markets, the Company has been able to charge relatively high advertising rates and has enjoyed strong subscription pricing characteristics, resulting in consistently high operating margins.

    DIVERSITY OF PUBLICATIONS. The Company publishes two leading national publications, THE AMERICAN LAWYER and THE NATIONAL LAW JOURNAL, several national specialty magazines including CORPORATE COUNSEL MAGAZINE, LAW TECHNOLOGY PRODUCT NEWS, AMLAW TECH and IP WORLDWIDE, and ten newspapers serving distinct state and local legal markets across the United States. With a diverse revenue base generated from numerous legal markets and from subscribers practicing in an array of specialty areas, the Company enjoys significant revenue and cash flow stability.

    EXPERIENCED STAFF. The Company's core group of editors, publishers and journalists have built their professional careers primarily in the legal publishing industry. These editors, publishers and journalists bring substantial experience to the Company as well as detailed knowledge of each of the Company's markets. Their local knowledge and depth of experience enable the Company to continue to provide thought-provoking coverage of the legal industry and develop new, innovative and informative periodicals, products and services.

PRODUCT LINES

    PERIODICALS. The Company's newspaper and magazine business publishes 16 national, regional and local periodicals that serve legal and business professionals. The Company's periodicals have a combined circulation of approximately 260,000. Based on various independent subscriber surveys and management's estimates, the Company believes that the pass-along rate for its publications results in an estimated combined readership of over one million. The subscription renewal rate for the Company's periodicals averages approximately 80%.

    NEWSPAPERS. The Company's newspapers provide news, features, analysis and commentary about the world of law and advocacy. Feature articles and stories covering the local, state and federal courts and law firms are supplemented by reports and analyses of cutting-edge legal issues. The Company is committed to providing high quality and balanced coverage of its local markets. Most of the Company's newspapers serve as the newspaper of record for their respective legal markets. Lawyers look to the newspapers for reports on local court rulings and opinions, as well as information regarding local court dockets.

    The Company publishes 11 newspapers including THE NATIONAL LAW JOURNAL, the leading national legal newspaper in the United States, NEW YORK LAW JOURNAL, which has the largest circulation of any regional legal newspaper, as well as nine other daily and weekly newspapers. In aggregate, the Company's newspapers serve eight state markets, including New York, New Jersey, Washington, D.C., Georgia, Florida, Texas, Northern California and Connecticut, which cover approximately 46% of all active attorneys in the United States. Each of the Company's regional newspapers has a significant presence in its respective market. However, with publications in only eight of the top 20 state legal markets, the Company is still positioned for significant growth and further market penetration.

    The following table sets forth information regarding the Company's newspapers:

                                   NEWSPAPERS

                                                                                                        ESTIMATED
                                                                            YEAR OF        TOTAL          TOTAL
                     TITLE                                MARKET           FOUNDING    CIRCULATION(1) READERSHIP(2)
------------------------------------------------  ----------------------  -----------  -------------  -------------
WEEKLY NEWSPAPERS
THE NATIONAL LAW JOURNAL........................  National                      1978        37,622        163,800
NEW JERSEY LAW JOURNAL..........................  New Jersey                    1878         9,569         59,700
TEXAS LAWYER....................................  Texas                         1985        10,341         65,100
LEGAL TIMES.....................................  Washington, D.C.              1978        10,776         75,600
THE CONNECTICUT LAW TRIBUNE.....................  Connecticut                   1974         3,228         23,800

DAILY NEWSPAPERS
NEW YORK LAW JOURNAL............................  New York                      1888        15,425         66,700
THE RECORDER....................................  Northern California           1877         8,027         48,500
FULTON COUNTY DAILY REPORT......................  Georgia                       1890         6,615         37,700
MIAMI DAILY BUSINESS REVIEW.....................  South Florida                 1926         5,148         37,800
BROWARD DAILY BUSINESS REVIEW...................  South Florida                 1926         2,772         20,400
PALM BEACH DAILY BUSINESS REVIEW................  South Florida                 1926         1,990         14,700

------------------------

(1) References in the table above to the Company's total circulation include total paid and free circulation.

(2) References in the table above to the Company's estimated total readership include total circulation plus combined pass-along readership unadjusted for any overlap which exists among readers of the Company's various publications.

    MAGAZINES. THE AMERICAN LAWYER anchors the Company's magazine portfolio. Founded in 1979, THE AMERICAN LAWYER is a glossy magazine that features stories on the strategies, successes, failures and personalities of the most important figures in the legal world. The target audience for the publication is attorneys practicing in large law firms and corporate legal departments across the United States. THE AMERICAN LAWYER has been the winner of National Magazine awards granted by the American Society of Magazine Editors four times, and has been nominated for 22 such awards since its founding.

    The Company's other magazines focus on specific practice areas or segments within the legal profession and certain topics applicable to the business of law. The Company's specialty legal magazines include CORPORATE COUNSEL MAGAZINE, one of the nation's largest magazines focused on issues of importance to in-house lawyers at large and mid-size corporations, and IP WORLDWIDE,which covers developments in intellectual property law. The Company also publishes the two leading technology magazines targeted to the legal community, AMLAW TECH and LAW TECHNOLOGY PRODUCT NEWS, which focus on information technology and its applications to the practice of law. AMLAW TECH is targeted toward partners at law firms with purchase-making authority, while LAW TECHNOLOGY PRODUCT NEWS is targeted toward attorneys and information services departments in law offices.

    The Company publishes the following five magazines:

                                   MAGAZINES

                                                                                                        ESTIMATED
                                                  YEAR OF                                  TOTAL          TOTAL
                    TITLE                        FOUNDING           FREQUENCY          CIRCULATION(1) READERSHIP(2)
----------------------------------------------  -----------  ------------------------  -------------  -------------
THE AMERICAN LAWYER...........................        1979   10 times per year              17,005         126,800
AMLAW TECH....................................        1996   4 times per year               30,000        60,000(3)
CORPORATE COUNSEL MAGAZINE....................        1994   6 times per year               38,200        76,400(3)
IP WORLDWIDE..................................        1995   6 times per year               10,000        20,000(3)
LAW TECHNOLOGY PRODUCT NEWS...................        1993   15 times per year              55,000       110,000(3)

------------------------

(1) References in the table above to the Company's total circulation include total paid and free circulation.

(2) References in the table above to the Company's estimated total readership include total circulation plus combined pass-along readership unadjusted for any overlap which exists among readers of the Company's various publications.

(3) These magazines are distributed primarily free of charge. For these publications, the Company assumes only two readers per copy.

    NEWSLETTERS. The Company's newsletter division publishes 25 newsletters which cover specialized legal practice areas. Circulation for the Company's newsletters ranges from approximately 300 to 1,700, with an average circulation of over 700. The total number of paid subscribers for all newsletters was approximately 18,000 as of December 31, 1997. Because the editorial content of the Company's newsletters is targeted toward the particular interests of lawyers practicing in various specialty areas, a typical monthly newsletter supports a subscription rate of over $100 per year.

    Of the Company's 25 newsletters, only CORPORATE CONTROL
ALERT-REGISTERED TRADEMARK-, the Company's leading newsletter, was developed by ALM. CORPORATE CONTROL ALERT is targeted to a broad audience of attorneys, investment bankers and corporate executives, providing exclusive reports on corporate takeovers worldwide and commands a subscription price significantly higher than the Company's other newsletters. The Company believes that circulation of existing newsletters can be increased substantially by beginning to market NLP's newsletters to subscribers in ALM's regional markets. In addition, the Company believes that a significant number of new titles can be developed and marketed to the Company's combined customer base. Due to low production costs and inventory requirements, the Company estimates that the break-even number of subscribers for a newsletter is approximately 350.

    The following table sets forth a list of the Company's newsletters:

                                  NEWSLETTERS

Accounting for Law Firms
The Bankruptcy Strategist
Business Crimes Bulletin: Compliance
  and Litigation
Cable TV and New Media
Commercial Leasing Law & Strategy
Computer Law Strategist
Corporate Control Alert
The Corporate Counsellor
Employment Law Strategist
Entertainment Law & Finance
Environmental Compliance and
  Litigation Strategy
Equipment Leasing
The Intellectual Property Strategist
The Internet Newsletter: Legal &
  Business Aspects
Law Firm Partnership & Benefits Report
Leader's Franchising Business & Law Alert
Legal Tech
Marketing for Lawyers
The Matrimonial Strategist
Medical Malpractice Law & Strategy
Medical/Legal Aspects of Breast Implants
Money Laundering Law Report
Multimedia Strategist
New York Real Estate Law Reporter
Product Liability Law & Strategy

    BOOKS. The Company currently publishes 112 books on a broad array of legal topics. These books generally focus on practical legal subjects that arise in the daily professional lives of lawyers. Most of the Company's books are updated once or twice per year with inserts to keep the material current. These updates are inexpensive to produce and are viewed by attorneys as necessary to preserve the utility of the original texts. Because updates generate recurring revenues and have higher margins than the original books, the Company focuses on publishing books that cover particularly dynamic areas of law that lend themselves to frequent supplementation.

    The Company most often develops the concept for a new book and then solicits an author to write the text. However, in certain cases, the Company has received unsolicited manuscripts which it has ultimately published. Authors tend to be receptive to working with the Company because its established market presence and its reputation for high-quality legal journalism lend credibility to an author's work. Authors are also attracted by the Company's ability to efficiently promote a new book and its author through the Company's many publications. Authors who have written books for the Company include prominent attorneys and judges such as Martin Lipton, Judge Jed Rakoff, James Freund and James Goodale.

    Historically, most of ALM's books focused on state issues, while NLP's books dealt primarily with national legal topics. The Company intends to capitalize on the growing complexity of the law and the increasing need for well-written legal information about emerging practice areas by aggressively marketing applicable book titles in its periodicals and newsletters. The Company believes that its book business will benefit from the combined national reach of its newspapers and magazines, which should provide an efficient marketing platform for the Company's legal products.

    The following tables set forth the Company's current offering of books:

                                     BOOKS
                            STATE AND LOCAL SUBJECTS

Connecticut Appellate Practice and Procedure

Connecticut Criminal Caselaw Handbook

Connecticut Foreclosures

Connecticut Labor and Employment Law

Connecticut Summary Process Manual

Connecticut Unfair Trade Practices Act

Connecticut Uninsured and Underinsured Motorist

Courtroom Success: A View From the Bench

Dallas County Bench Book (Texas)

Encyclopedia of New Jersey Causes of Action

Georgia Bench Book

Guide to Connecticut Limited Liability Companies

Handbook of Forms for the Connecticut Family Lawyer

Harris County Bench Book (Texas)

Insurance Laws

Marketing and Maintaining a Family Law Mediation Practice

Mediation: A Texas Practice Guide

New Jersey Employment Law

New Jersey Insurance Law

New Jersey Product Liability Law

Pleadings and Pretrial Practice (Connecticut)

Representing Clients in Mediation

Tarrant County Bench Book (Texas)

Travis County Bench Book (Texas)

Texas Criminal Codes and Rules

Texas Legal Malpractice

Texas Legal Research

Visiting Judges Bench Book

                                     BOOKS
                               NATIONAL SUBJECTS

A Practical Guide to Equal Employment Opportunity

A Practical Guide to the Occupational Safety and Health Act

Acquisitions Under the Hart-Scott-Rodino
  Antitrust Improvements Act

All About Cable

Anatomy of a Merger: Strategies and Techniques for Negotiating Corporate Acquisitions

Antitrust Basics

Antitrust: An Economic Approach

Changing the Situs of a Trust

Class Actions: The Law of 50 States

Communications Law and Practice

Computer Law: Drafting and Negotiating Forms and Agreements

Corporate Internal Investigations

Corporate Sentencing Guidelines: Compliance and Mitigation

Divorce, Separation and the Distribution of Property

Doing Business on the Internet

Due Diligence in Business Transactions

Employee Benefits Law: ERISA and Beyond

Raoul Felder's Encyclopedia of Matrimonial Clauses

Environmental Enforcement: Civil and Criminal

Environmental Law Lexicon

Environmental Regulation of Real Property

Estate Planning

Executive Compensation

Executive Stock Options and Stock Appreciation Rights

Federal Bank Holding Company Law

Federal Rules of Civil Procedure

Federal Taxation of Intellectual Property Transfers

Federal Taxation of Real Estate

Federal Taxation of S Corporations

Federal Trade Commission: Law, Practice and Procedure

Ferrara on Insider Trading and The Wall

Franchising: Realities and Remedies

Franchising: Realities and Remedies Forms Volume

Going Private

Ground Leases and Land Acquisition Contracts

Health Care Fraud

Hospital Liability

I'd Rather Do It Myself: How to Set Up Your Own Law Firm

Insurance Coverage Disputes

Intellectual Property Law: Commercial, Creative and Industrial Property

Internet and Online Law

Law and Business in the European Single Market

Law Firm Accounting and Financial Management

Lawyering: A Realistic Approach to Legal Practice

Legal Research and Law Library Management

Lender Liability and Banking Litigation

Licensing of Intellectual Property

Marketing the Law Firm: Business Development Techniques

Maximizing Law Firm Profitability: Hiring, Training and Developing Productive
  Lawyers

Merit Systems Protection Board: Rights and Remedies

Model Terms of Engagement

Modern Visual Evidence

Multifamily Housing: Federal Programs for the Private Sector

Multimedia Law: Forms and Analysis

Negotiated Acquisitions of Companies, Subsidiaries and Divisions

Negotiating and Drafting Office Leases

Negotiation: Strategies for Law and Business

Partnership and Joint Venture Agreements

Private Real Estate Syndications

Product Liability

Product Liability: Winning Strategies and Techniques

Products Liability: Recreation and Sports Equipment

Real Estate, A Guide for the Profession

Real Estate Financing

Reducing Personal Income Taxes: A Guide to Deductions and Credits

Reorganizations under Chapter 11 of the Bankruptcy Code

RICO: Civil and Criminal, Law and Strategy

Savings Institutions: Mergers, Acquisitions and Conversions

Securities Regulation: Liabilities and Remedies

Sex Discrimination and Sexual Harassment in the Workplace

Shareholder Derivative Litigation: Besieging the Board

Shopping Center and Store Leases

Start-Up Companies: Planning, Financing and Operating the Successful Business

State Antitrust Law

Structured Settlements and Periodic Payment Judgments

Takeovers and Freezeouts

Tax Aspects of Divorce and Separation

The Law and Practice of Secured Transactions: Working with Article 9

The Preparation and Trial of Medical Malpractice Cases

Trade Secrets

Travel Law

Use of Statistics in Equal Employment Opportunity Litigation

White Collar Crime: Business and Regulatory Offenses

Winning Attorney's Fees from the U.S. Government

    SEMINARS AND CONFERENCES. The Company conducts a number of seminars and conferences for lawyers and other professionals in related fields. The Company's seminars complement its other products and services both by serving as powerful marketing vehicles for the Company's existing books and newsletters, and by generating ideas for new seminars, books and newsletters. Seminars also introduce the Company to lawyers who may subsequently write articles or books for the Company.

    In addition to its seminar business, the Company operates a small number of conferences. While its seminars typically involve one or more speakers making presentations to groups of 75-250 people, conferences generally feature an array of booths and presentations from various participants over the course of several days. The Company currently operates four conferences, and plans to coordinate additional related conferences in the coming years. The Company believes that its current status as a leading provider of law-related technology conferences will enable it to provide similar conferences more frequently and in different geographic regions in the future. By establishing a series of recurring conferences, the Company expects to benefit from both a returning core of attendees and word-of-mouth publicity.

    The Company believes that its new combined national presence will enable it to increase revenues generated by its seminar and conference business. The Company expects that it will be able to leverage the overhead costs of developing a seminar by holding the same seminar in multiple cities. Furthermore, by cross-selling those seminars and conferences that have appeal throughout its national network, the Company expects to increase attendance at each individual event.

    The following table sets forth the seminars and conferences held in 1997:

                                    SEMINARS

New Jersey Civil Caselaw Review

Acquisitions of Subsidiaries, Divisions and Private Companies

The American Lawyer's Management Roundtable

The Art of Due Diligence and Related Drafting Techniques

Baker's Dozen: Using 13 Recent Supreme Court Cases to Improve Your Personal
  Injury Practice

Computer Law: Negotiating Complex Transactions

Distribution and Dealer Termination

Employment Compensation Strategies

Entire Controversy Pathfinder

General Counsel Conference

Transferring and Protecting Intellectual Property in Mergers and Acquisitions

Joint Ventures & Strategic Alliances

Law Firm Financial Management and Accounting

Lead Liability Litigation: Legal and Business Issues

Legal and Business Aspects of the Internet

Legal Ethics in the Electronic Age

Negotiating Contracts in the Entertainment Industry

Negotiating Corporate Acquisitions

Obstetrical Malpractice: Failure to Diagnose Fetal Distress

Securities Practice in the Electronic Era

Sports Law: Representing and Advising Athletes, Teams, Leagues and Sports
  Associations

Trial of an Obstetrical Malpractice Case

Valuation of a Professional Practice

                                  CONFERENCES

Law Tech

Legal Tech Net

Southeastern Law Tech

    INTERNET SERVICES. The Company operates several leading legal websites including LAW JOURNAL EXTRA!, COUNSEL CONNECT, CAL LAW, ILLINOIS LAW and TEXAS LAW. LAW JOURNAL EXTRA!, the largest commercial legal website, provides up-to-date legal news and information from NLP's publications as well as a variety of other sources as a convenient gateway to other legal information on the Internet. COUNSEL CONNECT, the leading subscription-based website, offers subscribers a wide range of legal information, including various online seminars and discussion groups, legal news and other services that assist attorneys in the day-to-day practice of law. While COUNSEL CONNECT is the leading subscriber-based legal website, the rapid evolution of the Internet has rendered its business model uneconomic. As such, the Company is in the process of discontinuing COUNSEL CONNECT and transferring those elements of the service with a strong subscriber following as well as COUNSEL CONNECT's trade name, subscriber lists and related technology to a new enhanced service. The Company's combined Internet strategy is to develop several websites combining COUNSEL CONNECT's subscriber-based model with LAW JOURNAL EXTRA!'s advertising-based model and to supplement the combined services with various online commerce initiatives. The Company believes the integration of these alternative models will create a flexible platform from which to broadly serve the diverse needs of the legal community.

    OTHER PRODUCTS AND SERVICES. The Company's uniquely focused customer base and extensive access to legal information has enabled the Company to create a wide array of high margin ancillary businesses, including: (i) MA/3000-REGISTERED TRADEMARK-, a case tracking and docketing software package that allows litigators in New York to track court activity published in the NEW YORK LAW JOURNAL, and (ii) DAILY DECISION SERVICE-TM-, a service which offers subscribers faxed copies on request of both published and unpublished New Jersey state and federal court opinions.

MARKETING AND SALES

    At December 31, 1997, the Company had approximately 187 employees whose responsibilities included attracting new subscribers and advertisers for its periodicals and marketing and selling its ancillary products and services. The Company's regional businesses have focused their sales efforts primarily on local advertisers. The Company intends to establish a national sales staff to oversee the sales and servicing of national accounts in an effort to substantially increase the quantity of its national advertising. The Company believes that its extensive readership base gives it a unique opportunity to create a channel through which advertisers can efficiently reach a large percentage of the nation's attorneys with a single advertising purchase. Furthermore, the Company intends to aggressively cross-sell its periodicals and ancillary products and services to its combined customer base.

PRINTING AND DISTRIBUTION

    Layouts for the Company's publications are prepared in-house, while the large majority of the Company's printing activities, and all of its distribution activities, are outsourced. The Company believes that its relationships with its printers and distributors are good. Due to economies of scale resulting from the Acquisitions, the Company believes that opportunities may exist to streamline certain elements of production and distribution and to purchase raw materials more effectively. See "Risk Factors--Fluctuations in Paper Costs and Postal Rates" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

COMPETITION

    The Company competes for advertising and subscription revenues with publishers of special-interest legal newspapers and magazines with similar editorial content. However, in most of the Company's markets, its newspaper is the only newspaper focused on serving the legal community. The Company also competes for advertising revenues with other national legal publications, as well as general-interest magazines and other forms of media, including broadcast and cable television, radio, direct marketing and electronic media. Factors which may affect competition for advertisers include effective costs of such advertising compared to other forms of media, and the size and characteristics of the readership of the Company's publications. In competing with general-interest publishers and other forms of media for advertising, the Company believes it offers a more cost-effective means of reaching the legal community in each of its regional markets. The Company also faces significant competition from other legal publishers and legal service providers in its ancillary products and services business.

INTELLECTUAL PROPERTY

    The Company owns a number of registered and unregistered trademarks for use in connection with its business, including trademarks in the titles of its major periodicals such as THE AMERICAN LAWYER-REGISTERED TRADEMARK-, CORPORATE COUNSEL MAGAZINE-TM-, THE NATIONAL LAW JOURNAL-REGISTERED TRADEMARK-, and NEW YORK LAW JOURNAL-REGISTERED TRADEMARK-. Provided that trademarks remain in continuous use in connection with similar goods or services, their term can be perpetual, subject, with respect to registered trademarks, to the timely renewal of such registrations in the United States Patent and Trademark Office.

    The Company approaches copyright ownership with respect to its publications in the same manner as is customary within the publishing industry generally. Consequently, the Company owns the copyright in all of its newspapers, magazines and newsletters, as compilations, and also owns the copyright in most of its books. With respect to the specific articles in its publications, the Company generally obtains the assignment of all right, title and interest in original materials created by the Company's full-time journalists and editors as well as by paid contributors. For articles authored by outside contributors, the Company generally obtains only the exclusive "first-time publication" and non-exclusive republication rights. Judicial opinions, court schedules and docketing information are provided to the Company directly by the courts, on a non-exclusive basis, and are public information. The Company also claims ownership of the copyright in its MA/3000-REGISTERED TRADEMARK- tracking and docketing software. See "--Product Lines--Other Products and Services." Copyrights in software can be enforced against plagiarists of the source code or the copyrightable "look and feel" of the program, but do not protect the concepts and ideas contained in the program, nor do they prevent others from developing a competing case tracking and docketing program.

    The Company licenses the content of certain of its publications and forms to third parties, including West Publishing Company, and LEXIS/NEXIS, on a non-exclusive basis, for republication and dissemination on electronic databases marketed by the licensees. After the expiration of their initial terms (the latest of which is October 1999), the licenses automatically renew, subject to either parties' right to terminate at the end of each subsequent term.

    Some of the Company's products, such as the DAILY DECISION SERVICE-TM-utilize the extensive databases of court decisions compiled by the Company. The Company also has extensive subscriber and other customer databases which it believes would be extremely difficult to replicate. The Company attempts to protect these databases and lists as trade secrets by restricting access thereto and/or by the use of non-disclosure agreements. There can be no assurance, however, that the means taken to protect the confidentiality of these items will be sufficient, or that others will not independently develop similar databases and customer lists.

PROPERTIES

    The Company operates from various locations throughout the United States. Its corporate headquarters are based in New York. Information relating to the Company's corporate headquarters and other significant regional offices which are owned or leased is set forth in the following table:

                                                                                                       LEASE
                STREET ADDRESS                             CITY/STATE            SQUARE FOOTAGE     EXPIRATION
-----------------------------------------------  ------------------------------  ---------------  ---------------
345 Park Avenue South..........................  New York, NY                          55,000         Sept. 2008
600 Third Avenue...............................  New York, NY                          23,125          Dec. 1998
238 Mulberry Street............................  Newark, NJ                             7,022          Dec. 2006
625 Polk Street................................  San Francisco, CA                      7,100          Apr. 2000
900 Jackson Street.............................  Dallas, TX                            10,190          Dec. 2003
1005 Congress Street...........................  Austin, TX                             1,992           May 1999
815 Walker Street..............................  Houston, TX                            1,724           May 2001
190 Pryor Street, S.W..........................  Atlanta, GA                           20,000              Owned
1730 M Street, N.W.............................  Washington, DC                         8,856          Mar. 2001
1 Post Road....................................  Fairfield, CT                          6,520          Dec. 2002
1 S.E. Third Avenue............................  Miami, FL                             19,742         Sept. 2004
150 N.E. 7th Street............................  Miami, FL                             17,001         Sept. 2004
633 South Andrews Avenue.......................  Fort Lauderdale, FL                    3,408          Jan. 1998
100 South Dixie Highway........................  W. Palm Beach, FL                      3,053          Jan. 1999

EMPLOYEES AND LABOR RELATIONS

    As of December 31, 1997, the Company employed approximately 735 full-time employees, 20 of whom are subject to a single collective bargaining agreement. The Company believes that its relations with its employees are satisfactory.

LEGAL PROCEEDINGS

    The Company is a party to various litigation matters incidental to the conduct of its business. The Company does not believe that the outcome of any of the matters in which it is currently involved will have a material adverse effect on its financial condition or on the results of its operations.

                              RECENT TRANSACTIONS

    LEGALTECH ACQUISITION. On March 3, 1998, a newly formed wholly-owned subsidiary of the Company purchased all of the assets and assumed certain of the liabilities related to Corporate Presentations for approximately $10.8 million in cash. The Company funded the LegalTech Acquisition with available cash flow. For the year ended November 30, 1997, LegalTech had net revenues of $2.2 million and EBITDA of $0.9 million.

    Corporate Presentations is a leading producer of trade shows and conferences relating to law practice technology. Under its LegalTech-Registered Trademark-tradename, Corporate Presentations produces conferences and exhibitions in New York City, Los Angeles, Chicago, Atlanta and Washington. The conferences are generally three-day events that include vendor exhibits, a seminar program and a variety of workshops and focus sessions. Attendees typically include attorneys in private practice, corporate counsel, law firm administrators and information technology personnel, while exhibitors include a wide variety of software, hardware, publishing and other technology product related companies. The Company believes Corporate Presentations benefits greatly from its relationships with co-sponsors. For example, Price Waterhouse is responsible for coordinating the seminar programs at all LegalTech events and, as a result, regularly invites its law practice and law technology consulting clients to LegalTech events, providing LegalTech vendors with an increasingly diversified audience.

    LCL ACQUISITION. On March 31, 1998, the Company and a wholly-owned subsidiary of the Company entered into a definitive agreement with LCL, to acquire, effective as of April 1, 1998, substantially all of the legal publishing-related assets and to assume certain liabilities of LCL for an aggregate purchase price of $20 million in cash subject to changes in the net worth of LCL between December 31, 1997 and March 31, 1998. The closing of the LCL Acquisition is subject to customary closing conditions. For the year ended December 31, 1997, LCL had net revenues of $8.5 million and EBITDA of $1.9 million.

    LCL is a multi-media publisher of regional publications serving primarily the Pennsylvania statewide legal community and the metropolitan Philadelphia legal community. LCL publishes through four divisions: (i) the newspaper /newsletter division; (ii) the reference text division; (iii) the specialty publishing division; and (iv) the electronic publishing division. The newspaper/newsletter division is anchored by THE LEGAL INTELLIGENCER, a daily newspaper serving metropolitan Philadelphia. The newspaper/newsletter division also produces a weekly newspaper, PENNSYLVANIA LAW WEEKLY, and a monthly newsletter, LEGAL.ONLINE, which is offered in both print and electronic form. The reference text division offers digested court information and decisions through a series of texts. The specialty publishing division provides third-party services for the Philadelphia Bar Association and the Pennsylvania Trial Lawyers Association. LCL's relationships with the Associations enables LCL to have access to more than 25,000 attorneys in Pennsylvania. The electronic publishing division provides access to content and to assorted company products through a set of internet sites, foremost among them PALAWNET, a paid-access site comprised of all the current and archival content of LCL's publications.

    REVOLVING CREDIT FACILITY. On March 25, 1998, the Company entered into a five-year $40.0 million, senior secured revolving credit facility (the "Revolving Credit Facility") to be available for working capital and general corporate purposes, including acquisitions and capital expenditures. The Company intends to use the Revolving Credit Facility, in part, for the purposes of funding future acquisitions and internal product development and growth. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Pro Forma Liquidity and Capital Resources" and "Description of Other Indebtedness--Revolving Credit Facility."

    ADDITIONAL EQUITY CONTRIBUTION. On April 14, 1998, Holdings contributed an aggregate of $15 million to the equity capital of the Company. The proceeds of the equity contribution are intended to be used to fund acquisitions and to provide capital for aggressive internal growth.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The following table sets forth certain information regarding (i) the executive officers and directors of the Company and Holdings, (ii) the executive officers and key employees of ALM, LLC, and (iii) the executive officers and key employees of NLP, as of March 15, 1998.

NAME                                        AGE                                 POSITION
---------------------------------------  ---------  -----------------------------------------------------------------

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY AND HOLDINGS
Bruce Wasserstein......................         50  Chairman and Director
William L. Pollak......................         42  President, Chief Executive Officer and Director
Anup Bagaria...........................         25  Director
Michael J. Biondi......................         40  Director
Robert C. Clark........................         54  Director
Donald G. Drapkin......................         50  Director
James A. Finkelstein...................         49  Director
Andrew G.T. Moore, II..................         62  Director
Randall J. Weisenburger................         39  Director

EXECUTIVE OFFICERS AND KEY EMPLOYEES OF ALM, LLC
Joseph Calve...........................         44  Editor and Publisher of TEXAS LAWYER
Eric Effron............................         43  Editor and Publisher of LEGAL TIMES
S. Richard Gard, Jr....................         38  Editor and Publisher of FULTON COUNTY DAILY REPORT
Joanne Harras..........................         36  Vice President, Finance
Tom Januszewski........................         31  Publisher of THE CONNECTICUT LAW TRIBUNE
Aric Press.............................         48  Editor-in-Chief of THE AMERICAN LAWYER
Peter Scheer...........................         47  Editor and Publisher of THE RECORDER
Robert Steinbaum.......................         46  Publisher of NEW JERSEY LAW JOURNAL
Edward Wasserman.......................         49  Chairman and Editor-in-Chief of DAILY BUSINESS REVIEW

EXECUTIVE OFFICERS AND KEY EMPLOYEES OF NLP
James A. Finkelstein...................         49  President and Chief Executive Officer of NLP
Steven Farbman.........................         37  Senior Vice President and Chief Operating Officer of NLP
Ben Gerson.............................         49  Editor-in-Chief of THE NATIONAL LAW JOURNAL
Ruth Hochberger........................         47  Editor-in-Chief of NEW YORK LAW JOURNAL
Alan Kaplan............................         53  Vice President of NLP
Paul Mastronardi.......................         39  Vice President, Finance of NLP
Rose-Ann Morangelli....................         49  Vice President and Director of Marketing of NLP
Kevin Vermuelen........................         34  Vice President of Sales; Associate Publisher, LAW TECHNOLOGY
                                                    PRODUCT NEWS
Mark S. Winwood........................         46  President of Law Journal Information Systems
Stuart Wise............................         45  Publisher of Leader Publications

    Each Director is elected annually and serves until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. The Directors are each compensated $20,000 per year for their service as Directors and receive reimbursement of expenses incurred from their attendance at Board of Directors meetings. Directors will also be eligible to participate in an equity participation plan to be established.

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY AND HOLDINGS

    BRUCE WASSERSTEIN is Chairman of the Board of Directors of ALM and Holdings. He is Chairman, Chief Executive Officer and founder of WPG. Previously, Mr. Wasserstein served as a Director and the Chairman of Maybelline, Inc. and as a Director of Collins & Aikman Corp. Before establishing WPG, Mr. Wasserstein was Co-Head of Investment Banking at The First Boston Corporation, and a Managing Director and Member of its Management Committee. Prior to joining First Boston in 1977, Mr. Wasserstein was an attorney at Cravath, Swaine & Moore in New York City. Mr. Wasserstein graduated with honors from the University of Michigan in 1967. In 1971 he graduated from Harvard Business School as a Baker Scholar with high distinction, and earned a J.D., CUM LAUDE, from Harvard Law School. In 1972 he was a Knox Traveling Fellow at Cambridge University, graduating with a graduate diploma in Comparative Legal Studies in Economic Regulation. Mr. Wasserstein is a member of the Council on Foreign Relations. He has served as a member of the SEC's Advisory Committee on Tender Offers and as a member of the Visiting Committees of Harvard Law School and the University of Michigan.

    WILLIAM L. POLLAK has served as President, Chief Executive Officer and Director since March 1998. Before joining the Company, Mr. Pollak spent 16 years at the New York Times, where he held a variety of positions, most recently as Executive Vice President, Circulation. Mr. Pollak received an M.B.A. from Harvard Business School in 1982 and a B.A. from Harvard College in 1978.

    ANUP BAGARIA has served as a Director of ALM and Holdings since their founding. He is a Vice President of WP Management Partners, LLC. He graduated from the Massachusetts Institute of Technology.

    MICHAEL J. BIONDI has served as a Director of ALM and Holdings since March 1998. He is Chairman and Chief Executive Officer of Wasserstein Perella & Co., Inc. Mr. Biondi holds M.B.A. and J.D. degrees from the Wharton School and the University of Pennsylvania Law School, respectively. Prior to joining Wasserstein Perella, Mr. Biondi was a member of the First Boston Mergers & Acquisitions Group, and practiced law at Skadden, Arps, Slate, Meagher & Flom.

    ROBERT C. CLARK has served as a Director of ALM and Holdings since their founding. He has been Dean of the Harvard Law School since 1989 and is Royall Professor of Law. Mr. Clark joined Harvard Law School in 1979 after four years at Yale Law School, where he was a tenured professor. Mr. Clark is a corporate law specialist and author of numerous texts and legal articles. Prior to his academic career, he was an attorney with Ropes & Gray. Professor Clark has a Ph.D. from Columbia University and a J.D. MAGNA CUM LAUDE from Harvard Law School. He is currently a Director of Collins & Aikman Corp. and of Beneficial Corporation. He was previously a Director of Maybelline, Inc.

    DONALD G. DRAPKIN has served as a Director of ALM and Holdings since their founding. He has been a Director and Vice Chairman of MacAndrews & Forbes Holdings Inc. and various of its affiliates since March 1987. Prior to joining MacAndrews & Forbes, Mr. Drapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom for more than five years. Mr. Drapkin also is a Director of the following corporations which file reports pursuant to the Exchange Act:
Algos Pharmaceutical Corporation, Black Rock Asset Investors, Cardio Technologies, Inc., The Cosmetic Center, Inc., The Coleman Company, Inc., Coleman Worldwide Corporation, Genta, Inc., Marvel III Holdings Inc., Revlon Consumer Products Corporation, Revlon, Inc., Revlon Worldwide Inc., Playboy Enterprises, Inc., Weider Nutrition International, Inc., and VIMRx Pharmaceuticals Inc. On December 27, 1996, Marvel Holdings Inc., Marvel (Parent) Holdings Inc., Marvel Entertainment Group, Inc., of which Mr. Drapkin was a Director, and several of their respective subsidiaries, and Marvel III Holdings Inc., of which Mr. Drapkin is a Director, filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.

    JAMES A. FINKELSTEIN has served as a Director of ALM and Holdings since March 1998.

    ANDREW G. T. MOORE, II has served as a Director of ALM and Holdings since their founding. He is a Managing Director of Wasserstein Perella and is a former Justice of the Delaware Supreme Court. Justice Moore served on the Delaware Supreme Court for 12 years until 1994. Justice Moore has served as the Lehmann Distinguished Visiting Professor of Law at Washington University in St. Louis. He has also served as an adjunct professor of law at the Georgetown University Law Center, University of Iowa College of Law and Widener University School of Law, where he taught seminars in advanced corporation law. He also teaches comparative principles of international corporation law at the Tulane University Institute of European Legal Studies in Paris, and has been a guest lecturer at various law schools and national corporate law programs in the United States, Canada and Europe. He graduated from Tulane University with B.B.A. and J.D. degrees. He served as law clerk to Delaware Chief Justice Charles L. Terry, Jr. in 1963. From 1964-1982 Justice Moore practiced law in Wilmington, Delaware, primarily in the field of corporate litigation. He was a partner of the firm of Connolly, Bove, Lodge & Hutz.

    RANDALL J. WEISENBURGER has served as a Director of ALM and Holdings since their founding. He is a Managing Director of Wasserstein Perella & Co., Inc. ("Wasserstein Perella") and is the President and CEO of WP Management Partners, LLC. Mr. Weisenburger is a Director and the Co-Chairman of Collins & Aikman Corp. and a Director of Sunbelt Manufacturing, Inc., Alliance Entertainment Corp. and Yardley of London, Inc. Previously, Mr. Weisenburger was a Director and Vice Chairman of Maybelline, Inc. and a Director of Pneumo Abex Corp. Mr. Weisenburger is a founding member of Wasserstein Perella. He holds an M.B.A. from the Wharton School of Business, where he was named the Henry Ford II Scholar, and a B.S. in Accounting and Finance from Virginia Tech.

EXECUTIVE OFFICERS AND KEY EMPLOYEES OF ALM, LLC

    JOSEPH CALVE has served as Editor and Publisher of TEXAS LAWYER since 1995. Prior to that, he was employed at THE CONNECTICUT LAW TRIBUNE. Mr. Calve is a former practicing attorney, specializing in litigation at two firms, Cole & Deitz in New York City and Rucci, Gruss, Jex & Gleason in Darien, Connecticut. Mr. Calve received his J.D. from Western New England College School of Law in 1985, his M.A. from New York University and his B.A. from the University of Colorado in 1981 and 1977, respectively.

    ERIC EFFRON has served as Editor and Publisher of LEGAL TIMES since 1991. From 1986 to 1991, he served in a number of editorial posts at LEGAL TIMES. Prior to such time, his journalism experience included positions at THE NATIONAL LAW JOURNAL, THE LOS ANGELES DAILY JOURNAL and THE NEW HAVEN REGISTER. Mr. Effron received an M.S. from the Columbia University Graduate School of Journalism in 1979 and a B.A., MAGNA CUM LAUDE, from Clark University in 1977.

    S. RICHARD GARD, JR. has served as Editor and Publisher of FULTON COUNTY DAILY REPORT since 1995. He has held several editorial positions at FULTON COUNTY DAILY REPORT since joining as one of its first staff reporters in 1987. Prior to that, Mr. Gard was an associate at Carter & Ansley, an Atlanta law firm, where he had an insurance defense and general civil litigation practice. Mr. Gard received his J.D. from the University of Georgia School of Law in 1984 and a B.A. with distinction from the University of Virginia in 1981.

    JOANNE HARRAS has served as Vice President, Finance of ALM, LLC since 1995. She joined Old ALM in 1987 as Assistant Controller and served as the Controller of The American Lawyer magazine group from 1991 to 1995. Prior to joining Old ALM, Ms. Harras was employed for three years with Seymour Schneidman and Associates, a mid-size accounting firm specializing in publishing. Ms. Harras graduated from Pace University in 1983 with a B.B.A. in Accounting and is a Certified Public Accountant.

    TOM JANUSZEWSKI has served as Publisher of THE CONNECTICUT LAW TRIBUNE since January, 1998. Prior to that, Mr. Januszewski served as New England regional director for Counsel Connect. He graduated from Fairfield University with a B.A. in English in 1988 and earned his law degree from the Quinnipiac College School of Law in 1993. After graduation, he worked as a content developer for GTE Main Street, an interactive television project. He created programming and contributed to the design and operation of the service.

    ARIC PRESS has served as Editor-in-Chief of THE AMERICAN LAWYER magazine since January 1998. From 1979 to January 1998, he was employed at NEWSWEEK magazine where he most recently served as a senior editor. At NEWSWEEK, Mr. Press was responsible for supervising law, science, education, religion and sports coverage. Mr. Press received his J.D. from New York University and his B.A. from Cornell University.

    PETER SCHEER has served as Editor and Publisher of THE RECORDER since 1991. Mr. Scheer started with Old ALM in 1987 as publisher of LEGAL TIMES. Prior to joining Old ALM, Mr. Scheer was a lawyer specializing in appellate litigation in Washington, D.C. and held various government and private legal positions since his graduation from Harvard Law School in 1978. He graduated PHI BETA KAPPA from Amherst College in 1973.

    ROBERT STEINBAUM has served as Publisher of the NEW JERSEY LAW JOURNAL since 1987. Prior to that, he was an Assistant U.S. Attorney in Newark, New Jersey and a private practitioner in Washington, D.C. and Newark, New Jersey. Mr. Steinbaum received his J.D. from Georgetown University Law Center in 1976 and a B.A. degree, MAGNA CUM LAUDE, from Yale University in 1973.

    EDWARD WASSERMAN is Chairman and Editor-in-Chief of South Florida's three DAILY BUSINESS REVIEWS. Before joining Old ALM in 1986, he served as Executive Business Editor of THE MIAMI HERALD. Mr. Wasserman received a Ph.D. from the London School of Economics in 1980, a Masters of Philosophy from the University of Paris in 1972 and a B.A. degree, CUM LAUDE, in politics and economics from Yale University in 1970.

EXECUTIVE OFFICERS AND KEY EMPLOYEES OF NLP

    JAMES A. FINKELSTEIN joined The New York Law Publishing Company in 1970 and became its President and Chief Executive Officer in 1974. In addition, he currently serves as President and Chief Executive Officer of NLP and is the founder and Publisher of THE NATIONAL LAW JOURNAL and the Publisher of the NEW YORK LAW JOURNAL. Mr. Finkelstein holds a B.A. from New York University and an Honorary Doctor of Laws degree from Hofstra Law School. He currently serves on the Faculty of Arts and Sciences Board of Overseers at New York University.

    STEVEN FARBMAN has served in a variety of capacities at NLP since January 1986, including President of Law Journal Seminars-Press since 1988 and Senior Vice President and Chief Operating Officer since 1992. Prior to joining NLP, Mr. Farbman spent two years as Business Manager of NEW YORK CONSTRUCTION NEWS, a weekly newspaper based in New York City and worked in marketing for Warner Communications, Inc. Mr. Farbman graduated from The George Washington University in Washington, D.C.

    BEN GERSON has served as Editor-in-Chief of THE NATIONAL LAW JOURNAL since 1994. He originally joined NLP in 1981 as News Editor and later became Legal Editor for THE NATIONAL LAW JOURNAL. From 1986 to 1990, he served as the founding editor of the Op-Ed page for NEW YORK NEWSDAY, and later became Sunday and Op-Ed Editor for both LONG ISLAND NEWSDAY and NEW YORK NEWSDAY. He received his J.D. from Boston College Law School in 1979 and his B.A. degree from Brandeis University in 1970.

    RUTH HOCHBERGER has served as Editor-in-Chief of the NEW YORK LAW JOURNAL since 1989. She originally joined NLP in 1976 as a feature reporter for the NEW YORK LAW JOURNAL and was founding publisher of NLP's newsletter division, Leader Publications, before returning to the NEW YORK LAW JOURNAL in 1989. Ms. Hochberger received her J.D. in 1975 and her B.A. degree from Boston College in 1972.

    ALAN KAPLAN has been a Vice President of NLP since 1993. Mr. Kaplan originally joined NLP in 1982 responsible for special projects. He became President of Law Journal Seminars-Press in 1983 and held that position until 1987, at which time he left NLP. Mr. Kaplan rejoined NLP in 1993 and is currently working on performance improvement programs at NLP's newsletter division. Mr. Kaplan holds a B.A. from Tufts University and a J.D., MAGNA CUM LAUDE, from New York Law School.

    PAUL MASTRONARDI joined NLP in March 1996 as Chief Financial Officer and was elected Vice President, Finance in April 1996. He served as Director of Financial Planning for Bantam Doubleday Bell, a division of Bertelsmann Inc., from April 1995 to March 1996. Prior to that time, Mr. Mastronardi spent fourteen years at Gruner & Jahr USA Publishing, where he served in a variety of capacities, including Staff Accountant, Manager of Information Systems, Senior Financial Manager and Director of Financial Planning. Mr. Mastronardi holds a B.S. in Accounting and an M.S. in Finance from St. John's University.

    ROSE-ANN MORANGELLI has been a Vice President and Director of Marketing for NLP since 1990. Prior to such time, Ms. Morangelli served as Vice President of Law Journal Seminars-Press. Ms. Morangelli joined NLP when Law Journal Seminars-Press was launched in 1971. She was previously employed by the Practicing Law Institute.

    KEVIN VERMUELEN has been a Vice President of Sales for NLP since 1996. In addition, he also serves as Associate Publisher of LAW TECHNOLOGY PRODUCT NEWS and Director of Advertising for the NEW YORK LAW JOURNAL. Mr. Vermuelen joined NLP in October 1992. He previously worked for Miller Freeman and Gordon Publications as a Regional Manager. Mr. Vermuelen graduated from Brockport State University in 1985.

    MARK S. WINWOOD has been a President of NLP's Law Journal Information Systems Division since 1986. Mr. Winwood joined NLP as Assistant Editor on the founding staff of THE NATIONAL LAW JOURNAL in 1978 and served as Art Director during the first five years of its publication. Mr. Winwood was responsible for the 1986 startup of Law Journal Information Systems, and supervises, on a daily basis, all aspects of the division's operations.

    STUART WISE has been Publisher of Leader Publications at NLP since 1990. Mr. Wise joined NLP in 1980. He has worked in the Newsletter Division since 1987, when he became Managing Editor. In 1990 Mr. Wise became the Publisher of the division with overall responsibility for the day-to-day editorial and business operations.

EXECUTIVE COMPENSATION

    The Company was formed in August 1997 and did not conduct any operations or have any employees prior to the ALM Acquisition in August 1997. For the year ended December 31, 1997, the only executive officers of the Company were Randall
J. Weisenburger, who served as President and Chief Executive Officer, and Anup Bagaria, who served as Vice President and Secretary of the Company. Neither of Mr. Weisenburger or Mr. Bagaria received compensation from any person in respect of their service rendered to the Company. Effective March 1998, the Company hired William L. Pollak as its President and Chief Executive Officer, replacing Mr. Weisenburger. See "Certain Transactions."

INCENTIVE COMPENSATION PROGRAMS

    As part of its business strategy, the Company intends to adopt a new compensation program for key employees designed to more closely link compensation to the Company's overall performance. Furthermore, for senior executives, the Company intends to establish a long-term incentive compensation program setting aside options to purchase between 3.0% and 5.0% of the Company's common stock. The Company has made no final determination with respect to whom such securities will be issued.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board has established an Executive Committee and intends to establish two other standing committees: (i) an Audit Committee and (ii) Compensation Committee. There is no standing nominating committee of the Board.

    The Executive Committee consists of three members, currently Bruce Wasserstein, Randall J. Weisenburger and Anup Bagaria. The Executive Committee has been delegated the authority to approve (i) the acquisition and divestiture by the Company or an affiliate of the Company of all or a portion of one or more business entities for a price of up to $25 million, (ii) the appointment of senior officers of the Company or its affiliates and termination of such employment, (iii) the preparation and approval of short-term and long-term budgets, and (iv) other material policy-level decisions to the extent permitted by the Delaware General Corporation Law.

    The Audit Committee shall review and, as it shall deem appropriate, recommend to the Board internal accounting and financial controls for the Company and auditing practices and procedures to be employed in the preparation and review of financial statements of the Company. The Audit Committee shall make recommendations to the Board concerning the engagement of independent public accountants to audit the annual financial statements of the Company and the scope of the audit to be undertaken by such accountants. Arthur Andersen LLP presently serves as the independent auditors of the Company. The Company expects that two or three Directors will be appointed to the Audit Committee.

    The Compensation Committee shall review and, as it deems appropriate, recommend to the Board policies, practices and procedures relating to the compensation of managerial employees and the establishment and administration of employee benefit plans. The Compensation Committee shall have and exercise all authority under any employee stock option plans of the Company, if any, as the committee therein specified (unless the Board resolution appoints any other committee to exercise such authority), and shall otherwise advise and consult with the officers of the Company as may be requested regarding managerial personnel policies. The Company expects that two or three Directors will be appointed to the Compensation Committee.

                              CERTAIN TRANSACTIONS

    The Company is a wholly-owned subsidiary of Holdings. A majority of Holdings' equity securities are held by USEP and its affiliates. USEP is a Delaware limited partnership investment fund of which WPMP is the general partner. WPMP is controlled by Wasserstein Perella & Co., Inc. In accordance with the Notes, WPMP is entitled to receive a monitoring fee in an amount not to exceed $1.0 million in respect of any year. For advisory services rendered by WPMP to the Company in connection with the LegalTech Acquisition, the Company paid WPMP a fee of 1% of the purchase price for LegalTech. For advisory services rendered by WPMP to the Company in connection with the LCL Acquisition, the Company will pay WPMP a fee of 1% of the purchase price for LCL at the closing of the LCL Acquisition. See "Recent Transactions."

    The Company may engage in transactions with its affiliates, including entities owned or controlled by certain of its principal shareholders. The Company believes that such transactions will be no more favorable to the Company than similar transactions with non-affiliates. The Indenture will contain a covenant requiring that transactions with affiliates of the Company be on terms substantially as favorable to the Company as would be obtainable by the Company at the time in a comparable arm's length transaction with a person other than an affiliate. See "Description of the Notes--Certain Covenants-- Limitation on Transactions with Affiliates."

    The Company has an employment agreement with William L. Pollak which provides for the employment of Mr. Pollak with the Company as President and Chief Executive Officer (effective March 9, 1998) until March 9, 2003, unless sooner terminated (the "Employment Period"). The employment agreement provides for an annual base salary of $400,000, subject to annual increases commencing on March 9, 1999. In addition to the base salary, the employment agreement provides for a bonus of $400,000 after the first year of the Employment Period and a bonus of not less than 50% and not more than 150% of the base salary, as determined by the Board of Directors, in each of the remaining years of the Employment Period. Mr. Pollak will also receive a payment for options granted to him and forfeited upon his resignation from THE NEW YORK TIMES COMPANY. The employment agreement provides that if Mr. Pollak's employment is terminated by the Company without cause or by Mr. Pollak with good reason, Mr. Pollak will be entitled to severance equal to the total value of Mr. Pollak's salary through the termination date to the extent accrued, but unreimbursed, and his salary for one year commencing on the termination date and any accrued but unpaid bonus.

                             PRINCIPAL STOCKHOLDERS

    All of the outstanding shares of the Company are beneficially owned by Holdings. The following table sets forth certain information regarding beneficial ownership of Holdings by (i) each person (or group of affiliate persons) known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of Holdings, (ii) each Director, Director nominee, and the Chief Executive Officer and Vice President of the Company, and (iii) all directors and executive officers of the Company as a group.

NAME AND ADDRESS                                           NUMBER OF SHARES OF   PERCENTAGE OF TOTAL SHARES
OF BENEFICIAL OWNER                                           COMMON STOCK      OF COMMON STOCK OUTSTANDING
---------------------------------------------------------  -------------------  ----------------------------
U.S. Equity Partners, L.P. (1)...........................          36,996                  36.996  %
ALM Offshore Intermediate Holdings, Inc. (2).............          14,411                  14.411  %
Wasserstein & Co., Inc...................................          48,593                  48.593  %
                                                                  -------                 -------
    Total................................................         100,000                 100.000  %

------------------------

(1) Includes approximately 3.4% of the issued and outstanding common stock of Holdings held by a co-investor of U.S. Equity Partners, L.P. ("USEP"), which has granted to WPMP, the general partner of USEP, an irrevocable proxy to vote such shares of common stock.

(2) ALM Offshore Intermediate Holdings, Inc., is a wholly-owned subsidiary of U.S. Equity Partners (Offshore), L.P.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    The Old Discount Notes were originally sold by Holdings on December 22, 1997 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Discount Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition of the Purchase Agreement, Holdings entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which Holdings has agreed, for the benefit of the holders of the Old Discount Notes, at Holdings' cost, (i) to file the Exchange Offer Registration Statement within 120 days after the date of the original issue of the Old Discount Notes with the Commission with respect to the Exchange Offer for the Exchange Discount Notes; (ii) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the date of the original issuance of the Old Discount Notes and (iii) use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously, to keep the Exchange Offer open for a period of not less than 20 business days and to cause the Exchange Offer to be consummated no later than the 30th business day after it is declared effective by the Commission. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Discount Notes in exchange for surrender of the Old Discount Notes. For each Old Discount Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Old Discount Note will receive an Exchange Discount Note having a principal amount equal to that of the surrendered Old Discount Note. Interest on each Old Discount Note will accrue from the last interest payment date on which interest was paid on the Old Discount Note surrendered in exchange therefor or, if no interest has been paid on such Old Discount Note, from the date of its original issue. Interest on each Exchange Discount Note will accrue from the date of its original issue.

    The Registration Rights Agreement provides that (i) if Holdings fails to file an Exchange Offer Registration Statement with the Commission on or prior to the 120th day after the date of original issue of the Old Discount Notes, (ii) if the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 180th day after the date of original issue of the Old Discount Notes, (iii) the Exchange Offer is not consummated on or before the 30th business day after the Exchange Offer Registration Statement is declared effective, (iv) if obligated to file the Shelf Registration Statement and Holdings fails to file the Shelf Registration Statement with the Commission on or prior to the 30th business day after such filing obligation arises, (v) if obligated to file a Shelf Registration Statement and the Shelf Registration Statement is not declared effective on or prior to the 90th day after the obligation to file a Shelf Registration Statement arises, or (vi) if the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Transfer Restricted Securities (as defined below), such time of non-effectiveness or non-useability (each, a "Registration Default"), Holdings agrees to pay to each holder of Transfer Restricted Securities affected thereby liquidated damages ("Liquidated Damages") in an amount equal to $0.10 per week per $1,000 in principal amount of Transfer Restricted Securities held by such holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of Liquidated Damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.25 per week, per $1,000 in principal amount of Transfer Restricted Securities. Holdings shall not be required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. All accrued Liquidated Damages shall be paid by Holdings to the holders entitled thereto in the same manner as interest payments on the Old Discount Notes on semi-annual damages payment dates which correspond to interest payment dates for the Old Discount Notes.

    For the purposes of the Registration Rights Agreement, "Transfer Restricted Securities" means each Old Discount Note until the earliest of the date of which
(i) such Old Discount Note is exchanged in the Exchange Offer and entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) such Old Discount Note has been disposed of in accordance with the Shelf Registration Statement,
(iii) such Old Discount Note is disposed of by a broker-dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of this Prospectus) or (iv) such Old Discount Note is distributed to the public pursuant to Rule 144 under the Securities Act or is salable pursuant to Rule 144(k) under the Securities Act.

    The Registration Rights Agreement describes certain representations that holders of Old Discount Notes are required to make to Holdings in order to participate in the Exchange Offer. Holders of Old Discount Notes also are required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Discount Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

    Following the consummation of the Exchange Offer, holders of the Old Discount Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Discount Notes will not have any further registration rights and such Old Discount Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Discount Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, Holdings will accept any and all Old Discount Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Holdings will issue $1,000 principal amount of Exchange Discount Notes in exchange for each $1,000 principal amount of outstanding Old Discount Notes accepted in the Exchange Offer. Holders of Old Discount Notes may tender some or all of their Old Discount Notes pursuant to the Exchange Offer. However, Old Discount Notes may be tendered only in integral multiples of $1,000.

    The form and terms of the Exchange Discount Notes are the same as the form and terms of the Old Discount Notes except that (i) the Exchange Discount Notes bear a Series B designation, (ii) the Exchange Discount Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Discount Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Discount Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is consummated. The Exchange Discount Notes will evidence the same debt as the Old Discount Notes and will be entitled to the benefits of the Indenture.

    As of the date of this Prospectus, $63,275,000 aggregate principal amount at maturity of Old Discount Notes was outstanding. Holdings has fixed the close of
business on            , 1998 as the record date for the Exchange Offer for
purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

    Holders of Old Discount Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or in the Indenture in connection with the Exchange Offer. Holdings intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

    Holdings shall be deemed to have accepted validly tendered Old Discount Notes when, as and if Holdings has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of the receiving the Exchange Discount Notes from Holdings.

    If any tendered Old Discount Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in this Prospectus or otherwise, the certificates for any such unaccepted Old Discount Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

    Holders who tender Old Discount Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Discount Notes pursuant to the Exchange Offer. Holdings will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
           , 1998, unless Holdings, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

    In order to extend the Exchange Offer, Holdings will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    Holdings reserves the right, in its sole discretion, (i) to delay accepting any Old Discount Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

ACCRETION OF THE DISCOUNT NOTES; INTEREST

    The Old Discount Notes that are tendered in the Exchange Offer will accrete at a rate of 12 1/4, compounded semi-annually, to but excluding the date of issuance of the Exchange Discount Notes. Any Old Discount Notes not tendered or accepted for exchange will continue to accrete in accordance with their terms and will cease to accrete upon cancellation of the Old Discount Notes and issuance of the Exchange Discount Notes. From and after the date of issuance of the Exchange Discount Notes, the Exchange Discount Notes shall accrete at the rate of 12 1/4% per annum, but no cash interest will accrue or be payable in respect of the Exchange Discount Notes prior to December 15, 2002. Thereafter, cash interest on the Exchange Discount Notes will be payable until maturity at a rate of 12 1/4% per annum, semi-annually in arrears, on each June 15 and December 15, commencing June 15, 2003.

PROCEDURES FOR TENDERING

    Only a holder of Old Discount Notes may tender such Old Discount Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal or transmit an Agent's Message in connection with a book-entry transfer, and mail or otherwise deliver such Letter of Transmittal or such facsimile or Agent's Message, together with the tendered Old Discount Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Old Discount Notes, Letter of Transmittal or Agent's Message and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Old Discount Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

    The term "Agent's Message" means a message, transmitted by a book-entry transfer facility to, and received by, the Exchange Agent forming a part of a confirmation of a book-entry, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the Old Discount Notes that such participant has received and agrees: (i) to participate in the Automated Tender Option Program ("ATOP"); (ii) to be bound by the terms of the Letter of Transmittal; and (iii) that Holdings may enforce such agreement against such participant.

    By executing the Letter of Transmittal or Agent's Message, each holder will make to Holdings the representations set forth above in the second paragraph under the heading "--Resale of the Exchange Discount Notes."

    The tender of Old Discount Notes by a holder and the acceptance thereof by Holdings will constitute agreement between such holder and Holdings in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal or Agent's Message.

    THE METHOD OF DELIVERY OF OLD DISCOUNT NOTES AND THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY CONFIRMED BY THE EXCHANGE AGENT. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD DISCOUNT NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    Any beneficial owner whose Old Discount Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See instructions for "Signatures on this Letter of Transmittal; Bond Powers and Endorsements; Guarantee of Signatures" included as part of the Letter of Transmittal.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Discount Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

    If the Letter of Transmittal is signed by a person other than the registered holder of any Old Discount Notes listed therein, such Old Discount Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Discount Notes with the signature thereon guaranteed by an Eligible Institution.

    If the Letter of Transmittal or any Old Discount Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to Holdings of their authority to so act must be submitted with the Letter of Transmittal.

    Holdings understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Discount Notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the

Exchange Offer, and subject to the establishment thereto, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Discount Notes by causing such Book-Entry Transfer Facility to transfer such Old Discount Notes into the Exchange Agent's account with respect to the Old Discount Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Discount Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, unless an Agent's Message is received by the Exchange Agent in compliance with ATOP, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Discount Notes and withdrawal of tendered Old Discount Notes will be determined by Holdings in its sole discretion, which determination will be final and binding. Holdings reserves the absolute right to reject any and all Old Discount Notes not properly tendered or any Old Discount Notes Holdings' acceptance of which would, in the opinion of counsel for Holdings, be unlawful. Holdings also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Discount Notes. Holdings' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Discount Notes must be cured within such time as Holdings shall determine. Although Holdings intends to notify holders of defects or irregularities with respect to tenders of Old Discount Notes, neither Holdings , the Exchange Agent nor any person shall incur any liability for failure to give such notification. Tender of Old Discount Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Discount Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Old Discount Notes and (i) whose Old Discount Notes are not immediately available, (ii) who cannot deliver their Old Discount Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution; and

    (b) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of the such Old Discount Notes and the principal amount of Old Discount Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) (or, in the case of a book-entry transfer, an Agent's Message) together with the certificate(s) representing the Old Discount Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) the certificate(s) representing all tendered Old Discount Notes in proper form for transfer (or a confirmation of a book-entry transfer of such Old Discount Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), together with a Letter of Transmittal (of facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

    Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Discount Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Old Discount Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    To withdraw a tender of Old Discount Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Discount Notes to be withdrawn (the "Depositor"), (ii) identify the Old Discount Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Discount Notes, or, in the case of Old Discount Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Discount Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Discount Notes register the transfer of such Old Discount Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Discount Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by Holdings, whose determination shall be final and binding on all parties. Any Old Discount Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Discount Notes will be issued with respect thereto unless the Old Discount Notes so withdrawn are validly retendered. Any Old Discount Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Discount Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, Holdings shall not be required to accept for exchange, or exchange Notes for, any Old Discount Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Discount Notes, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of Holdings, might materially impair the ability of Holdings to proceed with the Exchange Offer, or any material adverse development has occurred in any existing action or proceeding with respect to Holdings or any of its subsidiaries; or

    (b) any law, statue, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of Holdings, might materially impair the ability of Holdings to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to Holdings; or

    (c) any governmental approval has not been obtained, which approval Holdings shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

    If Holdings determines in its sole discretion that any of the conditions are not satisfied, Holdings may (i) refuse to accept any Old Discount Notes and return all tendered Old Discount Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Discount Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Discount Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Discount Notes which have not been withdrawn.

EXCHANGE AGENT

    The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

BY REGISTERED OR CERTIFIED        FACSIMILE TRANSMISSION      BY HAND OR OVERNIGHT DELIVERY:
MAIL:                                     NUMBER:
The Bank of New York           (Eligible Institutions Only)   The Bank of New York
101 Barclay Street, 7E                (212) 815-6339          101 Barclay Street
New York, New York 10286                                      Corporate Trust Services
Attn: Reorganization Section                                  Window
                                   CONFIRM BY TELEPHONE       Ground Level
                                 OR FOR INFORMATION CALL:     New York, New York 10286
                                      (212) 815-5788          Attn: Reorganization Section--
                                                                    Floor 7E

    DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

    The expenses of soliciting tenders will be borne by Holdings. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of Holdings and its affiliates.

    Holdings has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. Holdings, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The cash expenses to be incurred in connection with the Exchange Offer will be paid by Holdings. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

    The Company will pay all transfer taxes, if any, applicable to the exchange of Old Discount Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Discount Notes or Old Discount Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Discount Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Discount Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted to the Exchange Agent, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

    The Exchange Discount Notes will be recorded at the same carrying value as the Old Discount Notes, which is face value, as reflected in Holdings' accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by Holdings. The expenses of the Exchange Offer will be capitalized and expensed over the term of the Exchange Discount Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

    The Old Discount Notes that are not exchanged for Exchange Discount Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Discount Notes may be resold only (i) to Holdings (upon redemption thereof or otherwise), (ii) so long as the Old Discount Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144A under the Securities Act, or pursuant to another exemption from the registration requirements, of the Securities Act (and based upon an opinion of counsel reasonably acceptable to Holdings), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE DISCOUNT NOTES

    Based upon interpretations by the staff of the Commission set forth in certain no-action letters issued to third parties in similar transactions, Holdings believes that the Exchange Discount Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is (i) an "affiliate" of Holdings within the meaning of Rule 405 under the Securities Act, or (ii) a broker-dealer that acquired the Old Discount Notes in a transaction other than part of its market-making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Discount Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Discount Notes. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances.

    As contemplated by the Registration Rights Agreement and the staff's no-action letters referred to above, each holder accepting the Exchange Offer is required to represent to Holdings in the Letter of Transmittal that (i) the Exchange Discount Notes are to be acquired by the holder or the person receiving such Exchange Discount Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in distribution of the Exchange Discount Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Discount Notes, (iv) neither the holder nor any such other person is an "affiliate" of Holdings within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or any other person participates in the Exchange Offer for the purpose of distributing the Exchange Discount Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Discount Notes and cannot rely on those no-action letters. Holders of Old Discount Notes wishing to accept the Exchange Offer must represent to Holdings, as required by the Registration Rights Agreement, that such conditions have been met. Each Participating Broker-Dealer that receives Exchange Discount Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Discount Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Discount Notes received in exchange for Old Discount Notes where such Old Discount Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. Holdings has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Discount

Notes cannot rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by Holdings. For a description of the procedures for resales by Participating Broker-Dealers, see "Plan of Distribution."

    In the event that changes in the law or the applicable interpretations of the staff of the Commission do not permit Holdings to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days of the date of the original issuance of the Old Discount Notes, Holdings will
(i) file the Shelf Registration Statement covering the resale of the Old Discount Notes, (ii) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and
(iii) use its reasonable best efforts to keep effective the Shelf Registration Statement for two years after its effective date. Holdings will, in the event of the filing of the Shelf Registration Statement, provide to each applicable holder of the Old Discount Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resale of the Old Discount Notes. A holder of the Old Discount Notes that sells such Old Discount Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Old Discount Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Exchange Offer Registration Statement and to benefit from the provisions set forth in the following paragraph.

                       DESCRIPTION OF THE DISCOUNT NOTES

    The Old Notes were issued and the Exchange Discount Notes will be issued pursuant to an Indenture, dated as of December 22, 1997 among Holdings and The Bank of New York, as trustee (the "Trustee"). The terms of the Exchange Discount Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") as in effect on the date of the Indenture. The Exchange Discount Notes are subject to all such terms, and holders of the Exchange Discount Notes are referred to the Indenture and the Trust Indenture Act for a statement of them. The following is a summary of the material terms and provisions of the Exchange Discount Notes. This summary does not purport to be a complete description of the Exchange Discount Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Exchange Discount Notes and the Indenture (including the definitions contained therein). The form and terms of the Exchange Discount Notes are the same as the form and terms of the Old Discount Notes (which they replace) except that (i) the Exchange Discount Notes bear a Series B designation, (ii) the Exchange Discount Notes will be registered under the Securities Act and will not bear legends restricting the transfer thereof, and (iii) the holders of Exchange Discount Notes will not be entitled to certain rights under the Registration Rights Agreement relating to the Old Discount Notes, including the provisions providing for the payment of Liquidated Damages in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. A copy of the form of Indenture may be obtained from Holdings by any holder or prospective investor upon request. Definitions relating to certain capitalized terms used in this "Description of the Discount Notes" are set forth under "--Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated herein by reference. Wherever particular provisions of the Indenture are referred to in this summary, such provisions are incorporated by reference as a part of the statements made and such statements are qualified by such reference.

GENERAL

    The Exchange Discount Notes will be senior, unsecured, general obligations of Holdings, limited in initial aggregate principal amount to $35.0 million (accreting to $63.275 million principal amount at maturity) and will be PARI PASSU in right of payment to all existing and future unsubordinated Indebtedness of Holdings and senior in right of payment to all subordinated Indebtedness of Holdings. The operations of Holdings are conducted entirely through its Subsidiaries and, therefore, the Exchange Discount Notes will be effectively subordinated in right of payment to all existing and future obligations of Holdings' Subsidiaries. In addition, Holdings will be dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Discount Notes. See "Risk Factors--Limitation on Access to Subsidiaries' Cash Flow; Holding Company Structure."

    The Senior Note Indenture will, and it is expected that any Credit Agreement (as such term is defined below) will, restrict the ability of ALM to pay dividends or make any other distributions to Holdings. The ability of ALM to comply with the conditions in the Senior Note Indenture and any Credit Agreement permitting such dividends and distributions may be affected by events beyond ALM's control. As of December 31, 1997, after giving effect to the consummation of the Transactions, Holdings' Subsidiaries had approximately $208.4 million aggregate principal amount of liabilities outstanding, including indebtedness under the Senior Notes, trade payables and deferred revenues. The Indenture will permit the incurrence of certain additional Indebtedness of Holdings and Holdings' Subsidiaries in the future. See "-- Certain Covenants--Limitation on Incurrence of Additional Indebtedness." The Discount Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

    As of the Issue Date, all of Holdings' direct and indirect Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances, Holdings and ALM will be able to designate current or future

Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

    The Discount Notes will mature on December 15, 2008. The Discount Notes will be issued at a substantial discount to their aggregate principal amount at maturity such that the gross proceeds from the issuance of the Discount Notes will be $35.0 million. Until December 15, 2002, no interest will accrue on the Discount Notes, but the Accreted Value will increase (representing amortization of original issue discount) between the date of original issuance and December 15, 2002, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months, such that on December 15, 2002 the Accreted Value will be equal to the full principal amount at maturity of the Discount Notes. Beginning on December 15, 2002, interest on the Discount Notes will accrue at the rate of 12 1/4% per annum and will be payable until maturity semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2003, to Holders of record on the immediately preceding June 1 and December 1, respectively. Interest on the Discount Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 15, 2002.

    Principal of, premium, if any, and accrued and unpaid interest on the Discount Notes (and Liquidated Damages, if any) will be payable, and the Discount Notes may be presented for registration of transfer or exchange, at the office or agency of Holdings maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. Except as set forth below, at the option of Holdings, payment of interest may be made by check mailed to the holders of the Discount Notes at the addresses set forth upon the registry books of Holdings. No service charge will be made for any registration of transfer or exchange of Discount Notes, but Holdings may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by Holdings, Holdings' office or agency will be the corporate trust office of the Trustee presently located at the office of the Trustee in the Borough of Manhattan, The City of New York.

OPTIONAL REDEMPTION

    Holdings will not have the right to redeem any Discount Notes prior to December 15, 2002 (other than as described in the next following paragraphs). The Discount Notes will be redeemable for cash at the option of Holdings, in whole or in part, at any time on or after December 15, 2002, upon not less than 30 days' nor more than 60 days' notice to each Holder of Discount Notes, at the following redemption prices (expressed as percentages of the principal amount at maturity) if redeemed during the 12-month period commencing December 15 of the years indicated below, in each case (subject to the right of holders of record on a Record Date to receive the corresponding accrued and unpaid interest due thereon (and the corresponding Liquidated Damages, if any) on an Interest Payment Date corresponding to such Record Date that is on or prior to such Redemption Date) together with accrued and unpaid interest (and Liquidated Damages, if any) thereon to the Redemption Date:

YEAR                                                            PERCENTAGE
--------------------------------------------------------------  -----------
2002..........................................................     106.125%
2003..........................................................     104.083%
2004..........................................................     102.042%
2005 and thereafter...........................................     100.000%

    Notwithstanding the foregoing, at any time on or prior to December 15, 2000, Holdings may (but shall not have the obligation to) redeem all but not less than all of the aggregate principal amount of the Discount Notes then outstanding, at a redemption price equal to 112.25% of the Accreted Value thereof (plus Liquidated Damages, if any) to the Redemption Date out of the Net Cash Proceeds of a Public Equity Offering; PROVIDED HOWEVER, that such redemption shall occur within 90 days of the closing of such Public Equity Offering.

    The Discount Notes will also be subject to redemption, at any time or from time to time prior to December 15, 2002, upon not less than 10 nor more than 20 days' notice to each Holder of Discount Notes redeemed, at the option of Holdings, in whole or in part, in integral multiples of $1,000, at a redemption price equal to 100% of the Accreted Value thereof plus the applicable Make-Whole Premium plus accrued and unpaid Liquidated Damages, if any, to but excluding the Redemption Date. "Make-Whole Premium" means, with respect to a Discount Note at any time, the greater of (a) 12.25% of the Accreted Value of such Discount Note and (b) the excess of (i) the present value at such time, discounted from the first date on which such Discount Note could be redeemed at the option of Holdings, of the principal amount at maturity of such Discount Note plus the amount of premium that would be due on such Discount Note were it to be redeemed on the first date on which such Discount Note could be redeemed at the option of Holdings, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the then outstanding Accreted Value of such Discount Note. "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least five Business Days prior to the date fixed for repayment (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the then remaining Weighted Average Life to Maturity of the Discount Notes (calculated as if the first date on which the Discount Notes can be redeemed at the option of Holdings were the final maturity of the Discount Notes); PROVIDED, HOWEVER, that if such Weighted Average Life to Maturity of the Discount Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if such Weighted Average Life to Maturity of the Discount Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

    If less than all of the Discount Notes are to be redeemed at any time, selection of Discount Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Discount Notes are listed, or, if the Discount Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; PROVIDED, that no Discount Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Discount Notes to be redeemed at its registered address. If any Discount Note is redeemed in part only, the notice of redemption that relates to such Discount Note shall state the portion of the principal thereof to be redeemed. A new Discount Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Discount Note. On and after the Redemption Date, interest ceases to accrue on Discount Notes or portions of them called for redemption unless Holdings defaults on such payments due on such Redemption Date.

    The Discount Notes will not have the benefit of any sinking fund.

CERTAIN COVENANTS

    REPURCHASE OF DISCOUNT NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

    The Indenture provides that in the event that a Change of Control has occurred, each Holder will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by Holdings (the "Change of Control Offer"), to require Holdings to repurchase all or any part of such Holder's Discount Notes (PROVIDED, that the principal amount of such Discount Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 90 Business Days after the date of occurrence of such Change of Control, at a cash price equal to 101% of the Accreted Value thereof, together with accrued and unpaid interest if any thereon (and Liquidated Damages, if any), (the "Change of Control Purchase Price") to the Change of Control

Purchase Date. The Change of Control Offer shall be made within 60 Business Days following a Change of Control and shall remain open for at least 20 Business Days following the mailing of such Change of Control Offer but in no event longer than 30 Business Days, unless required by law (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, Holdings promptly shall purchase all Discount Notes properly tendered in response to the Change of Control Offer.

    As used herein, a "Change of Control" means (a) any merger or consolidation of Holdings with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of Holdings, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than a Permitted Transferee, is or becomes the "beneficial owner" (as defined in Rules 13(d) and 14(d) of the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of members of the board of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (b) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than a Permitted Transferee, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Equity Interests of Holdings then outstanding normally entitled to vote in elections of members of the board of directors, managers, or trustees, as applicable, or (c) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the holders of Equity Interests of Holdings was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings then in office.

    The Indenture will provide that, prior to the commencement of a Change of Control Offer, but in any event within 30 days following any Change of Control, Holdings will, or will cause ALM to, (a)(i) repay in full (and, as applicable, terminate all commitments under) the Senior Notes, any Credit Agreement, and all other Indebtedness of Restricted Subsidiaries requiring repayment upon a Change of Control or (ii) offer to repay in full (and, as applicable, terminate all commitments under) such Credit Agreement, the Senior Notes and all such other Indebtedness of Restricted Subsidiaries and repay the Indebtedness owed to each lender which has accepted such offer in full or (b) obtain the requisite consents under such Credit Agreement, the Senior Notes and all such other Indebtedness of Restricted Subsidiaries to permit the repurchase of the Discount Notes as provided herein. Holdings' failure to comply with the preceding sentence shall constitute an Event of Default described in clause (c) and not in clause (b) under "--Events of Default and Remedies" below.

    On or before the Change of Control Purchase Date, Holdings will (a) accept for payment Discount Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), of all Discount Notes so tendered and
(c) deliver to the Trustee Discount Notes so accepted together with an Officers' Certificate listing the Discount Notes or portions thereof being purchased by Holdings. The Paying Agent promptly will pay the Holders of Discount Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest, if any, and Liquidated Damages, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Discount Note equal in principal amount to any unpurchased portion of the Discount Note surrendered. Any Discount Notes not so accepted will be delivered promptly by Holdings to the Holder thereof. Holdings will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

    Holdings will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Holdings and purchases all Discount Notes validly tendered and not withdrawn under such Change of Control Offer.

    The Change of Control purchase feature of the Discount Notes may make more difficult or discourage a takeover of Holdings, and, thus, the removal of incumbent management.

    The phrase "all or substantially all" of the assets of Holdings will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of Holdings has occurred. In addition, no assurances can be given that Holdings will be able to acquire any or all of the Discount Notes tendered upon the occurrence of a Change of Control.

    Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, compliance by Holdings with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

    If the Change of Control Purchase Date hereunder is on or after an interest payment record date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Discount Note is registered at the close of business on such record date, and such accrued and unpaid interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender the Discount Notes pursuant to the Change of Control Offer.

    The Senior Note Indenture restricts, and any Credit Agreement may restrict, the ability of ALM to pay dividends or make other distributions to Holdings. If Holdings is unable to obtain dividends or other distributions from ALM sufficient to permit the repurchase of the Discount Notes upon a Change of Control, Holdings will likely not have the financial resources to purchase Discount Notes. There can be no assurance that Holdings' Subsidiaries will have the resources available to pay any such dividend or make any such distribution.

    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS

    The Indenture provides that, except as set forth in this covenant, Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness, unless (a) in the case of an incurrence of Indebtedness by ALM or any of its Restricted Subsidiaries, after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the total Indebtedness of ALM and its Restricted Subsidiaries (excluding (x) any Indebtedness owed to a Restricted Subsidiary of ALM by any other Restricted Subsidiary of ALM or by ALM and (y) any Indebtedness owed to ALM by any Restricted Subsidiary of ALM) to ALM's Consolidated EBITDA (determined on a PRO FORMA basis for the last four fiscal quarters of ALM for which financial statements are available at the date of determination) is less than (i) 6.5 to 1 if the Indebtedness is incurred prior to December 15, 1999 and (ii) 6.0 to 1 if the Indebtedness is incurred on or after December 15, 1999, (b) in the case of an incurrence of Indebtedness by Holdings or any of its Restricted Subsidiaries, after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the total Indebtedness of Holdings and its Restricted Subsidiaries (excluding (x) any Indebtedness owed to a Restricted Subsidiary of Holdings by any other Restricted Subsidiary of Holdings or by Holdings and (y) any Indebtedness owed to Holdings by a Restricted Subsidiary of Holdings) to Holdings' consolidated EBITDA (determined on a PRO FORMA basis for the last four fiscal quarters of Holdings for which financial statements are available at the date of determination) is less than (i) 7.5 to 1 if the Indebtedness is incurred prior to December 15, 1999 and (ii) 7.0 to 1 if the Indebtedness is incurred on or after December 15, 1999 and (c) no Default or Event of Default shall have occurred and be continuing at the time of the incurrences of such Indebtedness (the "Incurrence Date") or shall occur as a consequence of the incurrence of such Indebtedness. In determining the ratio of total Indebtedness to Consolidated EBITDA for purposes of the immediately preceding sentence, (a) if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect to (on a PRO FORMA basis, as if the transaction had occurred at the beginning of the four-quarter period) both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by Holdings or any Restricted Subsidiary, as the case may be (together with any other Acquired Indebtedness or other Indebtedness incurred or assumed by Holdings or any Restricted Subsidiary, as the case may be, in connection with Acquisitions consummated by Holdings or such Restricted Subsidiary, as the case may be, during such four-quarter period) and the inclusion in the Consolidated EBITDA of Holdings or any Restricted Subsidiary, as the case may be, of the Consolidated EBITDA of the acquired Person, business, property or assets and any PRO FORMA expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act as in effect and as applied as of the Issue Date (together with the Consolidated EBITDA of, and PRO FORMA expense and cost reductions relating to, any other Person, business, property or assets acquired or disposed of by Holdings or such Restricted Subsidiary, as the case may be, during such four-quarter period) and (b) if since the end of such four-quarter period any Indebtedness of Holdings or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Indebtedness as of the end of such four-quarter period shall be calculated after giving effect on a PRO FORMA basis as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged as of the beginning of such four-quarter period. The accretion of original issue discount (and any accruals of interest) on the Discount Notes and on any other Indebtedness that has been issued with an original issue discount shall not be deemed an incurrence of Indebtedness for purposes of this covenant.

    Notwithstanding the foregoing, Holdings will not incur any Indebtedness that is either senior to or PARI PASSU in right of payment to the Discount Notes, except that, to the extent that such Indebtedness is otherwise permitted to be incurred under the Indenture, up to $1.0 million of Indebtedness at any time outstanding may rank PARI PASSU with the Discount Notes.

    Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of Holdings (including upon designation of any subsidiary or other Person as a Restricted Subsidiary) or is merged with or into or consolidated with Holdings or a direct or indirect Restricted Subsidiary of Holdings shall be deemed to have been incurred at the time such Person becomes such a direct or indirect Restricted Subsidiary of Holdings or is merged with or into or consolidated with Holdings or a direct or indirect Restricted Subsidiary of Holdings, as applicable.

    LIMITATION ON RESTRICTED PAYMENTS

    The Indenture provides that Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a PRO FORMA basis, (a) a Default or an Event of Default shall have occurred and be continuing, (b) Holdings is not permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (b) of the first paragraph of the "Limitation on Incurrence of Additional Indebtedness" covenant, or (c) the aggregate amount of all Restricted Payments made by Holdings and its Restricted Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (i) 50% of the aggregate Adjusted Consolidated Net Income of Holdings for the period (taken as one accounting period), commencing January 1, 1998, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (ii) the aggregate Net Cash Proceeds received by Holdings from the sale of its Qualified Equity Interests (other than (A) to a Subsidiary of Holdings and (B) to the extent applied in connection with a Qualified Exchange), after the Issue Date, plus (iii) 100% of the aggregate amount of cash and the Determined Fair Market Value of property other than cash contributed to the capital of Holdings following the Issue Date, plus (iv) the amount by which Indebtedness of Holdings or any Restricted Subsidiary is reduced on Holdings' balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of Holdings or a Restricted Subsidiary convertible or exchangeable for Qualified Equity Interests of Holdings (less the amount of any cash or other property (other than such Qualified Equity Interest) distributed by Holdings or any Restricted Subsidiary upon such conversion or exchange), plus (v) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash, or otherwise liquidated or repaid for cash, the amount of the cash return of capital with respect to such Restricted Investment (less any taxes and transaction costs associated with such sale or liquidation), plus (vi) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, transfers or conveys assets to, or is liquidated into, Holdings or a Restricted Subsidiary, the Determined Fair Market Value of the Investment of Holdings or a Restricted Subsidiary, as the case may be, in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed.

    The provisions of the immediately preceding paragraph will not prohibit (a) a Qualified Exchange or (b) the payment of any dividend on Qualified Equity Interests within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions. In addition, clauses (b) and (c) of the immediately preceding paragraph will not prohibit (a) repurchases of Equity Interests from officers or employees of Holdings or its Subsidiaries upon death, disability or termination of employment in an aggregate amount with respect to all officers and employees not to exceed $250,000 per year or $2.0 million in the aggregate on and after the Issue Date and repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options, (b) dividends or other Restricted Payments to Holdings, which do not in the aggregate exceed (i) the actual amount used by Holdings to pay legal fees and expenses, audit expenses, Commission filing fees, corporate franchise or similar taxes plus (ii) the actual amount used by Holdings to pay directors' fees, employee costs and miscellaneous administrative expenses, PROVIDED that the aggregate amount expended in any calendar year for the purposes set forth in this subclause (ii) shall not exceed $250,000 plus
(iii) payments to Holdings to permit Holdings to pay federal, state, local or foreign tax liabilities, not to exceed with respect to any calendar year the amount of all such tax liabilities that would be otherwise payable by the Company and its Subsidiaries to the appropriate taxing authorities if they filed separate tax returns for such calendar year, but only to the extent that Holdings has an obligation to pay such tax liabilities relating to the assets, operations or capital of the Company and its Subsidiaries, PROVIDED, HOWEVER, that (x) in determining the amount of any such tax payments that is permitted to be paid by the Company and its Subsidiaries in respect of their federal income tax liability, such payment shall be determined on the basis of assuming that the Company is the parent company of an affiliated group filing a consolidated federal income tax return and that Holdings and each such Subsidiary is a member of such affiliated group and (y) any payments made pursuant to this subclause
(iii) shall either be used by Holdings to pay such tax liabilities within 90 days of Holdings' receipt of such payment or refunded to the payee; and PROVIDED, FURTHER, that the amount of all payments made pursuant to this clause
(b) shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph, (c) distributions not to exceed $100,000 in the aggregate to Holdings to make payments of Liquidated Damages to the holders of Discount Notes as may be required under the registration rights agreement relating to the Discount Notes, (d) the purchase or redemption of any Indebtedness from the Net Cash Proceeds of any Asset Sale to the extent permitted under the terms of the "Limitation on Sales of Assets and Subsidiary Stock" covenant, (e) the purchase or redemption of any Indebtedness following a Change of Control pursuant to provisions of such Indebtedness substantially similar to those described under the "Repurchase of Discount Notes at the Option of Holder upon a Change of Control" covenant above after Holdings shall have complied with the provisions under such covenant, including the payment of the applicable Change of Control Purchase Price, (f) the payment by Holdings or any Restricted Subsidiary of monitoring fees paid to WPMP or an Affiliate not in excess of $1.0 million in respect of any year, whether or not actually paid in such year or deferred and paid in any subsequent year; PROVIDED that the obligation to pay any such fees shall be subordinated to the Discount Notes, (g) payments by Holdings or any of its Subsidiaries to Wasserstein Perella or an Affiliate made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of Holdings in good faith, (h) investments in Unrestricted Subsidiaries, partnerships or joint ventures involving Holdings or any of its Restricted Subsidiaries, if the amount of such Investment (after taking into account the amount of all other Investments made pursuant to this clause (h), less any return of capital realized or any repayment of principal received on such Investments, or any release or other cancellation of any guarantee constituting such Investments, which has not at such time been reinvested in Investments made pursuant to this clause (h)), does not exceed $5.0 million, PROVIDED, that the aggregate amount of all such Investments in Unrestricted Subsidiaries shall not exceed $5.0 million at any one time outstanding, and (i) dividends and other distributions made by ALM to, or the purchase, redemption or other Acquisition or retirement for value of Equity Interests of ALM from, all holders of ALM's Equity Interests on a pro rata basis. The full amount of any Restricted Payment made pursuant to clauses (a), (d), (e) and (h) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (c) of the immediately preceding paragraph.

    For purposes of this covenant, the amount of any Restricted Payment, if other than in cash, shall be the Determined Fair Market Value thereof; PROVIDED, that in the case of a Restricted Payment consisting of a Restricted Investment arising as the result of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the amount of the Investment in such Unrestricted Subsidiary resulting therefrom shall, if greater than $5.0 million, be determined by the opinion of a Third-Party Evaluator.

    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
     SUBSIDIARIES

    The Indenture provides that Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Restricted Subsidiary to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, Holdings or any Restricted Subsidiary, except (a) restrictions imposed by the Discount Notes or the Indenture, (b) restrictions imposed by the Senior Notes or the Senior
Note Indenture or by other indebtedness of ALM ranking senior to or PARI PASSU with the Senior Notes or the guarantees thereof, as applicable, provided such restrictions are no more restrictive than those imposed by the Senior Note Indenture or the Senior Notes, (c) restrictions imposed by applicable law, (d) existing restrictions under Indebtedness outstanding on the Issue Date, (e) restrictions pursuant to any Credit Agreement or any amendment thereto whether or not such Credit Agreement is in effect on the Issue Date or is placed into effect later, or any Refinancing Indebtedness in respect thereof (PROVIDED any restrictions or requirements of any such amendment or Refinancing Indebtedness are no more restrictive than those imposed by any Credit Agreement as of the first date after the Issue Date that such Credit Agreement is in place), (f) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any Person, property, asset, or business acquired by any Restricted Subsidiary, which restrictions in each case existed at the time of Acquisition, were not put in place in connection with or in anticipation of such Acquisition and are not applicable to any Person, property, asset

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or business other than the Person, property, asset or business acquired, (g)
restrictions solely with respect to a Restricted Subsidiary imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary, PROVIDED such restrictions apply solely to the Equity Interests or assets of such Restricted Subsidiary which are being sold, (h) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to paragraph
(f) of the definition of "Permitted Indebtedness" PROVIDED such restrictions relate only to the transfer of the property acquired with the proceeds or otherwise secured by such Purchase Money Indebtedness, and (i) in connection with and pursuant to permitted Refinancings, replacements or restrictions imposed pursuant to clause (a), (b), (d), (e), (f) or (h) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease or other contract entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of the Indenture on assets securing Indebtedness ranking senior to the Senior Notes or Purchase Money Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreement or assets, as the case may be.

    LIMITATION ON LIENS SECURING INDEBTEDNESS

    The Indenture provides that Holdings will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets, now owned or acquired on or after the date of the Indenture, or upon any income or profits therefrom unless Holdings provides, and causes its Restricted Subsidiaries to provide, concurrently therewith, that the Discount Notes are equally and ratably so secured, PROVIDED that, if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Discount Notes.

    LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

    The Indenture provides that Holdings will not, and will not permit any Restricted Subsidiary to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Restricted Subsidiary of Holdings), and including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary, whether by Holdings or a Restricted Subsidiary of either or through the issuance, sale or transfer of Capital Stock by a Restricted Subsidiary, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless (a)(i) within 300 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Discount Notes in accordance with the terms of the Indenture or any other Indebtedness of Holdings ranking on a parity with the Discount Notes from time to time outstanding with similar provisions requiring Holdings to make an offer to purchase or to redeem such Indebtedness with the proceeds of asset sales, PRO RATA in proportion to the Accreted Value of the Discount Notes and the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of such other Indebtedness then outstanding, or to the repurchase of the Discount Notes and such other Indebtedness pursuant to a cash offer (subject only to conditions required by applicable law, if any) (PRO RATA in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Discount Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of the Accreted Value of the Discount Notes or the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) of such other Indebtedness (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, or (ii) within 300 days following such Asset Sale, the Asset Sale Offer Amount is (A) invested (or committed, pursuant to a

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binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in a Person, business, assets or property which in the good faith reasonable judgment of the Board of Directors will constitute or be a part of a Related Business of Holdings or such Restricted Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (B) used to retire or repay Indebtedness of Holdings and/or any Restricted Subsidiary that is senior to or PARI PASSU with the Discount Notes or to permanently reduce the amount of such Indebtedness (provided that, in the case of a revolving credit arrangement or similar arrangement that makes credit available, such commitment is permanently reduced by such amount), (b) with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate Determined Fair Market Value in excess of $500,000, at least 75% of the consideration for such Asset Sale or series of related Asset Sales consists of
(x) cash or Cash Equivalents or (y) property or assets usable by Holdings or any Restricted Subsidiary in the ordinary course of conduct of a Related Business; PROVIDED, that if the Determined Fair Market Value of property or assets of the kind specified in this subclause (y) exceeds $5.0 million, then the Determined Fair Market Value thereof shall be determined by a Third-Party Evaluator; and PROVIDED, FURTHER, that the principal amount of the following shall be deemed to be cash for purposes of this clause (b): (i) any Indebtedness (as shown on Holdings' or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of Holdings or any Restricted Subsidiary that is assumed or forgiven by the transferee of any such assets and (ii) any securities, notes or other obligations received by Holdings or any such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash within 30 days of the closing of such Asset Sale (but in the case of this subclause (ii), only to the extent of the cash received), (c) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a PRO FORMA basis, to, such Asset Sale, and (d) the Board of Directors of Holdings determines in good faith that Holdings or such Restricted Subsidiary, as applicable, receives at least the Determined Fair Market Value as a result of such Asset Sale.

    The Indenture provides that an Acquisition of Discount Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth above (the "Excess Proceeds") exceeds $5.0 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement but in no event longer than 30 Business Days (the "Asset Sale Offer Period"). Not later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), Holdings shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Discount Notes or any other Indebtedness properly tendered (on a PRO RATA basis if the Asset Sale Offer Amount is insufficient to purchase all Discount Notes and any other Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued and unpaid interest and Liquidated Damages, if any). To the extent that the aggregate amount of Discount Notes and such other Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, Holdings may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture, and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. If required by applicable law, the Asset Sale Offer Period may be extended as so required; however, if so extended it shall nevertheless constitute an Event of Default if within 60 Business Days of its commencement the Asset Sale Offer is not consummated or the properly tendered Discount Notes are not purchased pursuant thereto. Holdings may apply as a credit in satisfaction of all or any part of Holdings' obligation to make an Asset Sale Offer the aggregate principal amount of Discount Notes purchased by Holdings in open-market transactions (i.e., excluding Discount Notes optionally redeemed, or required to be purchased by Holdings, pursuant to the terms of the Indenture) within the previous 300 days immediately preceding the close of the Asset Sale Offer Period.

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
    Notwithstanding the foregoing provisions of the prior paragraph, Holdings and each of its Restricted Subsidiaries may:

        (a) in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of inventory, other personal property and services in the ordinary course of business;

        (b) convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenant "Limitation on Merger, Sale or Consolidation" and the covenant "Limitation on Restricted Payments";

        (c) convey, sell, transfer, assign or otherwise dispose of damaged, worn out or other obsolete property in the ordinary course of business, so long as such property is no longer necessary for the proper conduct of the business of Holdings or such Restricted Subsidiary, as applicable;

        (d) may convey, sell, transfer or assign assets to Holdings or any of its Restricted Subsidiaries;

        (e) surrender or waive contract rights or the settle, release or surrender contract, tort or other claims of any kind;

        (f) grant Liens not prohibited by the Indenture;

        (g) engage in any transaction or series of related transactions that would otherwise be an Asset Sale where the Determined Fair Market Value of the assets sold, leased, conveyed or otherwise disposed of was less than $1.0 million; and

        (h) sell or discount, in each case without recourse (other than recourse for a breach of a representation or warranty), accounts receivable arising in the ordinary course of business, but only in connection with the collection or compromise thereof.

    In addition to the foregoing, Holdings will not and will not permit any Restricted Subsidiary to directly or indirectly make any Asset Sale of any of the Equity Interests of any Restricted Subsidiary (other than ALM) if after giving effect to such Asset Sale, Holdings or any such Restricted Subsidiary would own less than a majority of the Equity Interests of such Restricted Subsidiary unless such Asset Sale is of Holdings' or such Restricted Subsidiary's entire Equity Interest in such Restricted Subsidiary.

    The Senior Note Indenture restricts, and any Credit Agreement may restrict, the ability of ALM and its Restricted Subsidiaries to pay dividends or make any other distributions to Holdings. If Holdings is unable to obtain dividends or other distributions from ALM and its Restricted Subsidiaries sufficient to permit the repurchase of the Discount Notes, Holdings will likely not have the financial resources to purchase Discount Notes pursuant to an Asset Sale Offer. There can be no assurance that Holdings' Restricted Subsidiaries will have the resources available to pay any such dividend or make any such distribution. Holdings' failure to make an Asset Sale Offer when required or to purchase Discount Notes when tendered would constitute an Event of Default under the Discount Notes Indenture. See "Risk Factors--Substantial Leverage; Liquidity" and "--Limitation on Access to Subsidiaries' Cash Flow; Holding Company Structure."

    Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, compliance by Holdings or any of its Subsidiaries with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

    If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the person in whose name a Discount Note is registered at the close of business on such Record Date, and such interest

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(or Liquidated Damages, if applicable) will not be payable to holders who tender
Discount Notes pursuant to such Asset Sale Offer.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES

    The Indenture provides that neither Holdings nor any of its Restricted Subsidiaries will be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), (a) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to Holdings, and no less favorable to Holdings than could have been obtained in an arm's length transaction with a non-Affiliate, (b) if involving consideration to either party in excess of $1.0 million, unless such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a resolution of the Board of Directors and (c) if involving consideration to either party in excess of $5.0 million, unless in addition, Holdings, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to Holdings from a financial point of view from a Third-Party Evaluator.

    LIMITATION ON MERGER, SALE OR CONSOLIDATION

    The Indenture provides that Holdings will not consolidate with or merge with or into another person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of Affiliated Persons or adopt a plan of liquidation, unless (a) either (i) Holdings is the continuing entity or (ii) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of Holdings in connection with the Discount Notes and the Indenture; (b) no Default or Event of Default shall exist or shall occur immediately after giving effect on a PRO FORMA basis to such transaction; (c) immediately after giving effect to such transaction on a PRO FORMA basis, the Consolidated Net Worth of the consolidated surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, is at least equal to the Consolidated Net Worth of Holdings immediately prior to such transaction; and (d) the consolidated resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of the "Limitation on Incurrence of Additional Indebtedness" covenant above.

    Upon any consolidation or merger or any transfer of all or substantially all of the assets of Holdings or consummation of a plan of liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which Holdings is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, Holdings under the Indenture with the same effect as if such successor corporation had been named therein as Holdings, and (except in the case of a lease) Holdings shall be released from the obligations under the Discount Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries, Holdings' interest in which constitutes all or substantially all of the properties and assets of Holdings, shall be deemed to be the transfer of all or substantially all of the properties and assets of Holdings.

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    LIMITATION ON LINES OF BUSINESS

    The Indenture provides that neither Holdings nor any Restricted Subsidiary shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of Holdings, is a Related Business.

    LIMITATION ON STATUS AS INVESTMENT COMPANY

    The Indenture prohibits Holdings and its Subsidiaries from taking any action or conducting their businesses and operations in such a way as would cause them to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or would otherwise cause them to become subject to regulation under the Investment Company Act.

REPORTS

    The Indenture provides that whether or not Holdings is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Holdings shall deliver to the Trustee and, to each Holder and to prospective purchasers of Discount Notes identified to Holdings by an Initial Purchaser, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if Holdings were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by Holdings' certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations that would be so required and, unless the Commission will not accept such reports, file with the Commission the annual, quarterly and other reports that it is or would have been required to file with the Commission.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture defines an Event of Default as (a) the failure to pay any installment of interest (or Liquidated Damages, if any) on the Discount Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days, (b) the failure to pay all or any part of the principal, or premium, if any, on the Discount Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise, (c) the failure by either of Holdings or any Restricted Subsidiary to observe or perform any other covenant or agreement contained in the Discount Notes or the Indenture and the continuance of such failure for a period of 45 days after written notice is given to Holdings by the Trustee or to Holdings and the Trustee by the Holders of at least 25% in aggregate principal amount of the Discount Notes outstanding specifying the default and demanding that same be remedied, (d) certain events of bankruptcy, insolvency or reorganization in respect of Holdings or any of its Significant Subsidiaries, (e) a default in Indebtedness of Holdings or any of its Restricted Subsidiaries with an aggregate principal amount in excess of $5.0 million (i) resulting from the failure to pay principal at final maturity or (ii) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity, and (f) final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million, at any one time rendered against Holdings or any of its Significant Subsidiaries and not stayed, bonded or discharged within 60 days. The Indenture will provide that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.

    If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (d) above with respect to Holdings or any Significant Subsidiary), then in every such case, unless the principal of all of the Discount Notes shall have already become due and payable, either the Trustee or the

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Holders of at least 25% in aggregate principal amount of the Discount Notes (or, if prior to December 15, 2002, 25% of the then aggregate Accreted Value of the Discount Notes) then outstanding, by notice in writing to Holdings (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare the Accreted Value of and accrued and unpaid interest on (and Liquidated Damages, if any) all the outstanding Discount Notes to be due and payable immediately, provided that if there are any amounts outstanding under any Credit Agreement, such obligations shall become immediately due and payable upon the first to occur of an acceleration under any Credit Agreement or the Senior Notes or 5 business days after receipt by Holdings and the Representative under any Credit Agreement and the trustee under the Senior Note Indenture of such an acceleration notice but only if such Event of Default is then continuing. If an Event of Default specified in clause (d) above occurs with respect to Holdings or any Significant Subsidiary, the Accreted Value of and accrued and unpaid interest on (and Liquidated Damages, if any) all the outstanding Discount Notes will be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders. The Holders of a majority of the aggregate Accreted Value of the Discount Notes generally are authorized to rescind any such acceleration if all existing Events of Default (other than (a) the non-payment of the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Discount Notes which have become due solely by such acceleration, (b) with respect to defaults with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority and (c) with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Discount Note affected) have been cured or waived as provided in the Indenture.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority of the aggregate Accreted Value of the Discount Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

    Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Discount Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Discount Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the Redemption Date, upon surrender of such Discount Note, a new Discount Note or Discount Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the Redemption Date, interest will cease to accrue on the Discount Notes or portions thereof called for redemption, unless Holdings defaults in the payment thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    Holdings may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Discount Notes ("Legal Defeasance"). Such Legal Defeasance means that Holdings shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Discount Notes, except for (a) the rights of Holders to receive payment in respect of the principal of, premium, if any, and interest on the Discount Notes when such payments are due, (b) Holdings' obligations with respect to the Discount Notes concerning issuing temporary Discount Notes, registration of Discount Notes, mutilated, destroyed, lost or stolen Discount Notes and the maintenance of an office or agency for payments, (c) the rights, powers, trust, duties and immunities of the Trustee and Holdings' obligations in connection therewith and
(d) the Legal Defeasance provisions of the Indenture. In addition, Holdings may, at its option and at any time, elect to have the obligations of Holdings released with respect to certain

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covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Discount Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default and Remedies" will no longer constitute Events of Default with respect to the Discount Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (a) Holdings must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal at maturity of, premium, if any, and interest and Liquidated Damages on the Discount Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (b) in the case of Legal Defeasance, Holdings shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (i) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (c) in the case of Covenant Defeasance, Holdings shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default or Default resulting from the borrowing of funds to be applied to such deposit); (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which Holdings or any of its Subsidiaries is a party or by which Holdings or any of its Subsidiaries is bound; (f) Holdings shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Holdings with the intent of preferring the Holders over any other creditors of Holdings or with the intent of defeating, hindering, delaying or defrauding any other creditors of Holdings or others; (g) Holdings shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (h) Holdings shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (i) certain other customary conditions precedent are satisfied.

    If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Discount Notes when due, then the obligations of Holdings under the Indenture will be revived and no such defeasance will be deemed to have occurred.

DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

    The Board of Directors of Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, PROVIDED, that (a) no Default or Event of Default is existing or will occur as a consequence thereof, (b) immediately after giving effect to such designation, on a PRO FORMA basis, Holdings could incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of the "Limitation on Incurrence of Additional Indebtedness" covenant and (c) the amount of the Investment in such Unrestricted Subsidiary (as determined pursuant to the definition of "Investment" above) is permitted to

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be made under the "Limitation on Restricted Payments" covenant. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture, and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Holdings as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the "Limitation on Incurrence of Additional Indebtedness" covenant, Holdings shall be in default of such covenant). The Board of Directors of Holdings may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (a) such Indebtedness is permitted under the "Limitation on Incurrence of Additional Indebtedness" covenant and (b) no Default or Event of Default would be in existence immediately following such designation.

AMENDMENTS AND SUPPLEMENTS

    The Indenture contains provisions permitting Holdings and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority of the aggregate Accreted Value of the Discount Notes at the time outstanding, Holdings and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; PROVIDED, that no such modification may, without the consent of Holders of at least 66 2/3% of the aggregate Accreted Value of Discount Notes at the time outstanding, modify the provisions (including the defined terms used therein) of the covenant "Repurchase of Discount Notes at the Option of the Holder upon a Change of Control" in a manner adverse to the Holders and, PROVIDED, FURTHER, that no such modification may, without the consent of each Holder affected thereby: (a) change the Stated Maturity on any Discount Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption at the option of Holdings thereof, or change the place of payment where, or the coin or currency in which, any Discount Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the option of Holdings, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used therein) regarding the right of Holdings to redeem the Discount Notes in a manner adverse to the Holders, or (b) reduce the percentage in the Accreted Value of the outstanding Discount Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, or (c) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Discount Note affected thereby.

    In connection with any amendment, supplement or waiver under the Indenture, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holders' consent to such amendment, supplement or waiver.

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NO PERSONAL LIABILITY OF MEMBERS, PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS

    The Indenture provides that no direct or indirect holder of Equity Interests, member, management committee member, partner, employee, officer or director, as such, past, present or future of Holdings or any successor entity shall have any personal liability in respect of the obligations of Holdings under the Indenture or the Discount Notes solely by reason of his or its status as such stockholder, member, partner, employee, officer or director.

GOVERNING LAW

    The Indenture provides that it and the Discount Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflict of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

    The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    The Indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of Holdings, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the Trustee will be permitted to engage in other transactions; PROVIDED, that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

    "ACCRETED VALUE" means, as of any date of determination, the sum (rounded to the nearest whole dollar) of (a) the initial offering price of each $1,000 in principal amount at maturity of Discount Notes and (b) the portion of the excess of the principal amount of Discount Notes over such initial offering price which shall have been accreted thereon through such date, such amounts to be so accreted on a daily basis at the rate of 12 1/4% per annum (computed on a semi-annual bond equivalent basis) compounded semi-annually on each June 15 and December 15 from the date of issuance of the Discount Notes through the date of determination. On and after December 15, 2002, the Accreted Value of each Discount Note shall be equal to its principal amount at maturity.

    "ACQUIRED INDEBTEDNESS" means Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary of Holdings, including by designation, or is merged or consolidated into or with Holdings or one of its Restricted Subsidiaries or is assumed by Holdings or a Restricted Subsidiary in connection with the acquisition of assets from such Person.

    "ACQUISITION" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person or any division or line of business of such Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

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    "ADJUSTED CONSOLIDATED NET INCOME" means, with respect to any Person, for any Period, the Consolidated Net Income of such Person for such Period plus any non-cash charges for such Period relating to the amortization of goodwill or other intangibles or any other purchase accounting adjustment resulting from any Acquisition.

    "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, PROVIDED, that with respect to ownership interest in Holdings and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

    "BENEFICIAL OWNER" or "BENEFICIAL OWNER" for purposes of the definitions of "Change of Control" and "Affiliate" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares or other Equity Interests that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

    "BOARD OF DIRECTORS" means, with respect to any Person, the board of directors (or, in the case of a partnership, limited liability company or similar entity, the management committee or other body exercising substantially similar functions) of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

    "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

    "CAPITAL STOCK" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

    "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

    "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the U.S. Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having at least the second highest rating obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having at least the second highest rating obtainable from either S&P or Moody's;
(iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia

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having at the date of acquisition combined capital and surplus of not less than
$500.0 million; (v) shares of any money market mutual fund that (a) has its assets invested continuously in the types of investments referred to in clauses
(i) and (ii) above, (b) has net assets of not less than $500.0 million and (c) has at least the second highest rating obtainable from either S&P or Moody's; and (vi) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (i) or clause (ii) above and are with any commercial bank described in clause (iv) above.

    "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the Adjusted Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (a) consolidated income tax expense, (b) consolidated depreciation and amortization expense, PROVIDED that consolidated depreciation and amortization of a Subsidiary that is a less than wholly owned Subsidiary shall only be added to the extent of the equity interest of such Person in such Subsidiary, (c) Consolidated Fixed Charges, and (d) all other expenses reducing Consolidated Net Income for such period that do not represent cash disbursements for such period (excluding any expense to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Discount Notes) less, to the extent included in the calculation of Consolidated Net Income, the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period, PROVIDED that with respect to Holdings each of the foregoing items shall be determined on a consolidated basis with respect to Holdings and its Restricted Subsidiaries only.

    "CONSOLIDATED FIXED CHARGES" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap or Hedging Obligations, in each case to the extent attributable to such period, and
(b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of preferred stock (other than by Subsidiaries of such Person to such Person or such Person's wholly owned subsidiaries). For purposes of this definition, (a) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, (b) interest expense attributable to any Indebtedness represented by the guarantee by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed and (c) with respect to Holdings, each of the foregoing items shall be determined on a consolidated basis with respect to Holdings and its Restricted Subsidiaries only.

    "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock),
(b) the net income, if positive, of any Person, other than a Restricted Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Restricted Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period, (c) the net income or loss of any Person acquired in a pooling of interests transaction for any

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period prior to the date of such acquisition, and (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries (other than ALM and its Restricted Subsidiaries, if the Person in question is Holdings) to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

    "CONSOLIDATED NET WORTH" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Equity Interests or treasury stock of such Person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such Person subsequent to the Issue Date, and (c) all investments in subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

    "CONSOLIDATED SUBSIDIARY" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

    "CREDIT AGREEMENT" means an agreement by and among Holdings (which term, for the purposes of this definition only, shall also include any of Holdings' Affiliates that shall be a party thereto), ALM, and the lenders, arrangers and syndication agents from time to time party thereto providing for a senior revolving credit facility or similar facility, as such Credit Agreement and/or related documents may be amended, restated, supplemented, renewed, replaced, refinanced, restructured or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, PROVIDED that any such Credit Agreement may be secured. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any such Credit Agreement and all refundings, refinancings and replacements thereof, including any agreement (a) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (b) adding or deleting borrowers or guarantors thereunder, so long as such borrowers and guarantors include one or more of Holdings and its Subsidiaries and their respective successors and assigns, (c) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (d) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

    "DETERMINED FAIR MARKET VALUE" shall mean Fair Market Value as determined by the Board of Directors, except that with respect to the evaluation of any Person, business, property, asset or transaction, or series or group thereof, involving more than $5.0 million, Determined Fair Market Value shall be determined by a Third-Party Evaluator.

    "DISQUALIFIED EQUITY INTERESTS" means (a) except as set forth in (b), with respect to any Person, Equity Interests of such Person that, by its terms, or by the terms of any agreement or instrument pursuant to which such Equity Interests are issued or by the terms of any security into which such Equity Interest is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Restricted Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Discount Notes and (b) with respect to any Restricted Subsidiary of such Person (including with respect to any direct or indirect Restricted Subsidiary of Holdings), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

    "EQUITY INTEREST" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

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    "EXEMPTED AFFILIATE TRANSACTION" means (a) transactions with any officer, director, partner or managing member in his or her capacity as such, entered into in the ordinary course of business, including without limitation customary employee, director or manager compensation or indemnification arrangements approved by the Board of Directors of Holdings, (b) Permitted Investments and transactions otherwise permitted under the terms of the "Limitation on Restricted Payments" covenant discussed above, and (c) transactions solely between Holdings and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries of Holdings.

    "FAIR MARKET VALUE" means, with respect to any Person, business, asset, property or transaction, the price that could be negotiated in an arm's length, free market transaction, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

    "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

    "INDEBTEDNESS" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such Person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit other than trade letters of credit, to the extent not issued pursuant to the Revolving Credit Facility or any Refinancing Indebtedness in respect thereof, but only to the extent such letters of credit are drawn upon and not paid or reimbursed by such Person within 30 days of incurrence; (c) all net obligations of such Person under Interest Swap or Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person and all obligations to purchase, redeem or acquire any Equity Interests; (e) any and all refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to (in any such case, which increases the principal amount of Indebtedness thereunder or the assets covered by any associated Lien), any liability of the kind described in any of the preceding clauses (a), (b), (c) or
(d), or this clause (e), whether or not between or among the same parties; and
(f) all Disqualified Equity Interests of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Equity Interests which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors (or managing general partner) of the issuer of such Disqualified Equity Interests.

    "INTEREST SWAP OR HEDGING OBLIGATION" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement

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whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

    "INVESTMENT" by any Person in any other Person means (without duplication)
(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership, membership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, trade credit, endorsements for collection or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness to the extent permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such person to such other Person; and (e) the designation by the Board of Directors of Holdings of any Person (including without limitation a Restricted Subsidiary) to be an Unrestricted Subsidiary. Holdings shall be deemed to make an Investment in an amount equal to the Determined Fair Market Value of the net assets of any Restricted Subsidiary (or, if neither Holdings nor any of its Restricted Subsidiaries has theretofore made an Investment in such Subsidiary, in an amount equal to the Investments being made), at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from Holdings or a Restricted Subsidiary shall be deemed an Investment valued at its Determined Fair Market Value at the time of such transfer.

    "ISSUE DATE" means the date of first issuance of the Discount Notes under the Indenture.

    "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

    "NET CASH PROCEEDS" means the aggregate amount of cash or Cash Equivalents received by Holdings in the case of a sale of Qualified Equity Interests and by Holdings and its Restricted Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Equity Interests upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of Holdings were issued for cash on or after the Issue Date, the amount of cash originally received by Holdings upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Equity Interests, and, in the case of an Asset Sale only, less (i) the amount (estimated reasonably and in good faith by the Board of Directors of Holdings of income, franchise, sales and other applicable taxes required to be paid by Holdings or any of its respective Subsidiaries in connection with such Asset Sale and (ii) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Holdings or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither Holdings nor any of its Restricted Subsidiaries (a) provide credit support of any kind (including any undertaking, agreement or instrument

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that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Discount Notes) of Holdings or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Holdings or any of its Restricted Subsidiaries.

    "OBLIGATIONS" means any principal, premium, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PERMITTED INDEBTEDNESS" means any of the following:

        (a) Indebtedness of Holdings and its Restricted Subsidiaries, as applicable, evidenced by (i) the Discount Notes represented by the Indenture up to the amounts specified therein as of the date thereof; and (ii) the Senior Notes and the Subsidiary Guarantees thereof and represented by the Senior Note Indenture up to the amount specified therein as of the date thereof;

        (b) Refinancing Indebtedness incurred by Holdings or a Restricted Subsidiary, as applicable, with respect to any Indebtedness described in clause (a), (c), (f), (g) or (h) of this definition or incurred under the first paragraph of the covenant "Limitation on Incurrence of Additional Indebtedness," or which is Existing Indebtedness (after giving effect to the Transactions), PROVIDED that (i) any such Refinancing Indebtedness that is secured refinances only other Indebtedness that is similarly secured and
    (ii) such secured Refinancing Indebtedness, to the extent secured, is secured only by the assets that secured the Indebtedness so refinanced;

        (c) Indebtedness of Holdings and its Restricted Subsidiaries solely in respect of bankers acceptances, letters of credit and performance or surety bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in Holdings' industry; PROVIDED, that the aggregate principal amount of such Indebtedness at any one time outstanding (including any Refinancing Indebtedness in respect thereof) shall not exceed $2.5 million;

        (d) Indebtedness of Holdings to any Restricted Subsidiary, and Indebtedness of any Restricted Subsidiary to any other Restricted Subsidiary or to Holdings; PROVIDED, that in the case of Indebtedness of Holdings, Holdings' Obligations under such Indebtedness shall be unsecured and, whether or not expressly so stated in writing, shall be deemed to be subordinated in all respects to Holdings' Obligations under the Discount Notes and the Indentures;

        (e) Guarantees by Holdings or any Restricted Subsidiary of Indebtedness of Holdings or another Restricted Subsidiary, and Guarantees by Holdings of any Indebtedness of any Restricted Subsidiary, in each case that is otherwise permitted to be incurred pursuant to the Indenture;

        (f) Purchase Money Indebtedness incurred by Holdings and its Restricted Subsidiaries on or after the Issue Date, PROVIDED, that (i) the aggregate principal amount of such Indebtedness incurred on or after the Issue Date and outstanding at any time pursuant to this paragraph (f) (including any Refinancing Indebtedness with respect to such Indebtedness) shall not exceed $2.0 million, and (ii) in each case, such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP) to Holdings or such Restricted Subsidiary, as applicable, of the property so purchased or leased;

                                      100
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        (g) provided that no Event of Default shall have occurred and be continuing, unsecured Indebtedness of Holdings and its Restricted Subsidiaries (in addition to Indebtedness permitted by any other clause of this definition) in an aggregate principal amount outstanding at any time (including Refinancing Indebtedness in respect thereof) of up to $5.0 million (which, if such Indebtedness is incurred under a Credit Agreement, may be secured Indebtedness);

        (h) Indebtedness of Holdings and its Restricted Subsidiaries pursuant to any Credit Agreement up to an aggregate principal amount outstanding at any time (including any Refinancing Indebtedness with respect to such Indebtedness) of $40.0 million, minus the amount of any such Indebtedness
    (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (a)(ii)(B) of the first paragraph of the "Limitation on Sale of Assets and Subsidiary Stock" covenant, or (ii) assumed by a transferee in an Asset Sale;

        (i) Indebtedness arising from agreements of Holdings or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary; PROVIDED, HOWEVER, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed 25% of the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the fair market value thereof by the Board of Directors of Holdings at the time received and without giving effect to any subsequent changes in value) actually received by Holdings and its Restricted Subsidiaries in connection with such disposition; and

        (j) Interest Swap or Hedging Obligations of Holdings covering Indebtedness of Holdings or any of its Restricted Subsidiaries and Interest Swap or Hedging Obligations of any Restricted Subsidiary of Holdings covering Indebtedness of such Restricted Subsidiary; PROVIDED, HOWEVER, that such Interest Swap or Hedging Obligations are entered into to protect Holdings and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap or Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap or Hedging Obligation relates.

    "PERMITTED INVESTMENT" means Investments in (a) any of the Discount Notes or the Senior Notes; (b) Cash Equivalents; (c) intercompany indebtedness to the extent permitted under clause (d) of the definition of "Permitted Indebtedness";
(d) any Investments in Holdings or any Restricted Subsidiary by Holdings or another Restricted Subsidiary, as applicable; (e) Investments by Holdings or any Restricted Subsidiary in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of Holdings or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary of Holdings; (f) Investments in existence on the Issue Date; (g) loans and advances to employees of Holdings or any of its Subsidiaries in the ordinary course of business and on terms consistent with Holdings' and ALM's practices in effect prior to the Issue Date, including travel, moving and other like advances; (h) stock, obligations or securities received in the ordinary course of business in settlement of debts owing to Holdings or a Restricted Subsidiary thereof as a result of foreclosure, perfection, enforcement of any Lien or in a bankruptcy proceeding; (i) Investments in Persons to the extent any such Investment represents the non-cash consideration otherwise permitted under the terms of the Indenture to be received by Holdings or its Restricted Subsidiaries in connection with an Asset Sale; (j) Interest Swap or Hedging Obligations to the extent permitted under the definition of "Permitted Indebtedness"; (k) any issuance of Equity Interests of Holdings or any Restricted Subsidiary in exchange for Equity Interests, property or assets of another Person; (l) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; (m) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business; and (n) additional Investments in an aggregate amount not exceeding $1.0 million at any one time outstanding.

                                      101
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    "PERMITTED LIEN" means (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of Holdings in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, PROVIDED that (i) the underlying obligations are not overdue for a period of more than 30 days or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of Holdings or its Restricted Subsidiary, as the case may be, in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by Holdings or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of Holdings or any of its Restricted Subsidiaries; (f) Liens arising by operation of law in connection with judgments, but only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) Liens securing the Discount Notes; (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into Holdings or a Restricted Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, PROVIDED that such Liens were in existence prior to the date of such Acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (j) Liens arising from Purchase Money Indebtedness permitted to be incurred pursuant to clause (f) of the definition of "Permitted Indebtedness," PROVIDED, such Liens relate solely to the property which is subject to such Purchase Money Indebtedness; (k) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of Holdings or any of its Restricted Subsidiaries or materially detracting from the value of the relative assets of Holdings or any Restricted Subsidiary; (l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business; (m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Discount Notes in any material respect than the terms of the Liens securing such refinanced Indebtedness PROVIDED that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced; (n) Liens securing Indebtedness of ALM and its Restricted Subsidiaries including, without limitation, Liens securing the Senior Notes and Liens securing indebtedness under any Credit Agreement; (o) Liens arising under options or agreements to sell assets; (p) other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $1.0 million in the aggregate at any one time outstanding; (q) Liens securing Interest Swap or Hedging Obligations; (r) Liens on any property or assets of a Restricted Subsidiary granted in favor of Holdings or any Wholly-Owned Restricted Subsidiary; and (s) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (r); PROVIDED, that any such extension, renewal or replacement shall not extend to any additional property or assets.

    "PERMITTED TRANSFEREE" means U.S. Equity Partners, L.P. and U.S. Equity Partners (Offshore), L.P. or any of their respective Affiliates or successors. The term "Permitted Transferee" shall be deemed to include any other holder or holders of Equity Interests of Holdings having ordinary voting power if Wasserstein Perella, or any Affiliate thereof, shall hold the irrevocable general proxy of each such holder in respect of the shares held by such Holder.

    "PERSON" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                                      102
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    "PREFERRED STOCK" of any Person means any Equity Interest of such Person that has preferential rights to any other Equity Interest of such Person with respect to dividends or redemptions or upon liquidation.

    "PUBLIC EQUITY OFFERING" means a public offering by Holdings of shares of its common stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Qualified Equity Interests.

    "PURCHASE MONEY INDEBTEDNESS" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) or construction of any real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of Holdings, is directly related to a Related Business of Holdings and which is incurred concurrently with such acquisition and is secured only by the assets so financed.

    "QUALIFIED EQUITY INTERESTS" means any Equity Interests of Holdings that are not Disqualified Equity Interests.

    "QUALIFIED EXCHANGE" means any defeasance, redemption, retirement, repurchase or other Acquisition of Equity Interests or Indebtedness of Holdings issued on or after the Issue Date with the Net Cash Proceeds received by Holdings from the substantially concurrent sale of Qualified Equity Interests or any exchange of Qualified Equity Interests for any Equity Interests or Indebtedness of Holdings issued on or after the Issue Date.

    "REFINANCING INDEBTEDNESS" means Indebtedness (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness in a principal amount or having a liquidation preference not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or liquidation preference of the Indebtedness so refinanced (including premiums, if any, and fees in connection therewith) and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; PROVIDED, that (A) such Refinancing Indebtedness shall (I) not have Weighted Average Life to Maturity shorter than that of the Indebtedness to be so refinanced at the time of such Refinancing and (II) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Discount Notes than was the Indebtedness to be refinanced, (B) such Refinancing Indebtedness shall have no installment of principal (or mandatory redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness to be so refinanced which was scheduled to come due prior to the Stated Maturity, and (C) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Discount Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

    "RELATED BUSINESS" means the business conducted (or proposed to be conducted) by Holdings and its Restricted Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of Holdings are reasonably related businesses.

    "RESTRICTED INVESTMENT" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other Permitted Investments; PROVIDED, HOWEVER, that a merger of another Person with or into Holdings or a Restricted Subsidiary otherwise permitted in accordance with the terms of the Indenture shall not be deemed to be a Restricted Investment so long as the surviving entity is Holdings or a Wholly Owned Restricted Subsidiary.

    "RESTRICTED PAYMENT" means, with respect to any Person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent or Subsidiary of

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such Person, (b) any payment on account of the purchase, redemption or other
Acquisition or retirement for value of Equity Interests of such Person or any Subsidiary or parent of such Person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other Acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such Person; PROVIDED, HOWEVER, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Equity Interests of such issuer; (ii) any dividend, distribution or other payment to Holdings by any Restricted Subsidiary; and (iii) dividends or distributions by a Restricted Subsidiary of Holdings, provided that to the extent that a portion of such dividend or distribution is paid to a holder of Equity Interests of such Restricted Subsidiary other than the Company or a Restricted Subsidiary, such portion of such dividend or distribution is not greater than such holder's pro rata aggregate common equity interest in such Restricted Subsidiary.

    "RESTRICTED SUBSIDIARY" means a Subsidiary of Holdings or of any Restricted Subsidiary that is not an Unrestricted Subsidiary.

    "SIGNIFICANT SUBSIDIARY" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date, and in addition shall include ALM.

    "STATED MATURITY," when used with respect to any Discount Note, means December 15, 2008.

    "SUBORDINATED INDEBTEDNESS" means Indebtedness of Holdings or a Restricted Subsidiary that is expressly subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto to the Discount Notes.

    "SUBSIDIARY," with respect to any Person, means (a) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (b) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest or (c) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of Holdings.

    "THIRD-PARTY EVALUATOR" shall mean an investment banking firm of national reputation that is not an Affiliate of Holdings or a Subsidiary; PROVIDED, that, if the subject matter, type or scope of the evaluation is outside the scope of evaluation customarily done by investment banking firms, then such Third-Party Evaluator shall be an accounting firm or appraisal or valuation firm of national reputation that is not an Affiliate of, and is otherwise independent of, Holdings and its Subsidiaries.

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary of Holdings that does not own any Capital Stock of, or own or hold any Lien on any property of, Holdings or any other Restricted Subsidiary of Holdings and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of Holdings); PROVIDED, that such Subsidiary (a) shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (b) has no Indebtedness other than Non-Recourse Debt, (c) is a Person with respect to which neither Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation to subscribe for additional Equity Interests or maintain or preserve such Person's financial condition or to cause such Person to achieve any specified level of operating results

                                      104
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and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdings or any of its Restricted Subsidiaries.

    "U.S. GOVERNMENT OBLIGATIONS" means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

    "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary all the Equity Interests of which are owned by Holdings or one or more Wholly-Owned Restricted Subsidiaries of Holdings (other than directors' qualifying shares and nominal amounts required to be held by foreign nationals under applicable law).

BOOK-ENTRY; DELIVERY; FORM AND TRANSFER

    The Exchange Discount Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Note"). The Global Note will be deposited upon issuance with the Trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below. Discount Notes sold to Institutional Accredited Investors may be represented by the Global Note or, if such an investor may not hold an interest in the Global Note, a certificated Discount Note.

    Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may be exchanged for Exchange Discount Notes in certificated form without interest coupons ("Certificated Notes") in certain limited circumstances. See "--Exchange of Book-Entry Discount Notes for Certificated Notes."

    The Discount Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

    DTC has advised Holdings that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between the Direct Participants through electronic book-entry changes in accounts of Direct Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants"). DTC may hold securities beneficially owned by other persons only through the Direct Participants or the Indirect Participants and such person's ownership interest and transfer of ownership interest will be recorded only on the records of the Direct Participants and the Indirect Participants, and not on the records maintained by DTC.

    DTC has also advised Holdings that, pursuant to DTC's procedures, (i) upon deposit of the Global Note, DTC will credit the accounts of the Direct Participants designated by the Initial Purchasers with portions of the principal amount of the Global Note allocated by the Initial Purchasers to such Direct Participants, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global Note and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Note. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Note.

    The laws of some states require that certain persons take physical delivery in definitive, certificated form of securities that they own. This may limit or curtail the ability to transfer beneficial interests in the Global Note to such persons. Because DTC can act only on behalf of the Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having beneficial interests in the Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of such Discount Notes see "--Exchange of Book-Entry Discount Notes for Certificated Discount Notes."

    EXCEPT AS DESCRIBED BELOW, OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL NOTE WILL NOT HAVE DISCOUNT NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF DISCOUNT NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

    Under the terms of the Indenture, Holdings and the Trustee will treat persons in whose names the Discount Notes are registered (including Discount Notes represented by Global Note) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither Holdings, the Trustee nor any agent of Holdings or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

    DTC has advised Holdings that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Discount Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Note as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Discount Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee or Holdings. Neither Holdings nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Discount Notes, and Holdings and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Discount Notes for all purposes.

    The Global Note will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds.

    DTC has advised Holdings that it will take any action permitted to be taken by a holder of Discount Notes only at the direction of one or more Direct Participants to whose account with DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of the

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Discount Notes as to which such Direct Participant or Direct Participants has or have given such direction. However, if any of the events described under "--Exchange of Book-Entry Discount Notes for Certificated Discount Notes" occurs, DTC reserves the right to exchange the Global Note for Discount Notes in certificated form, and to distribute such Discount Notes to its Direct Participants.

    The information in this section concerning DTC and its book-entry system has been obtained from sources that Holdings believes to be reliable, but Holdings takes no responsibility for the accuracy thereof.

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among accountholders in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither Holdings nor the Trustee nor any agent of Holdings or the Trustee will have any responsibility for the performance by DTC or its respective participants, indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY DISCOUNT NOTES FOR CERTIFICATED DISCOUNT NOTES

    The Global Note is exchangeable for definitive Discount Notes in registered certificated form if (i) DTC (x) notifies Holdings that it is unwilling or unable to continue as depository for the Global Note and Holdings thereupon fails to appoint a successor depository within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) Holdings, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Discount Notes in certificated form or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Discount Notes. In all cases, certificated Discount Notes delivered in exchange for the Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

    DTC has advised Holdings that it will take any action permitted to be taken by a holder of Discount Notes only at the direction of one or more Direct Participants to whose account interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of the Discount Notes as to which such Direct Participant or Direct Participants has or have given direction.

    Neither Holdings nor the Trustee will be liable for any delay by the holder of the Global Note or the DTC in identifying the beneficial owners of Discount Notes, and Holdings and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or the DTC for all purposes.

                       DESCRIPTION OF OTHER INDEBTEDNESS

REVOLVING CREDIT FACILITY

    ALM has entered into a $40.0 million, five-year senior secured revolving credit facility (the "Revolving Credit Facility") with a group of banks to be available for working capital and general corporate purposes, including acquisitions and capital expenditures.

    GUARANTEES; SECURITY. The Revolving Credit Facility is guaranteed by Holdings and by all existing and future subsidiaries of ALM. In addition, the Revolving Credit Facility is secured by a first priority security interest in substantially all of the properties and assets of ALM and its existing and future domestic subsidiaries, including a pledge of all of the stock of such subsidiaries, and a pledge by Holdings of all of the stock of ALM.

    INTEREST. The Revolving Credit Facility bears interest at a fluctuating rate determined by reference to one or more reference rates plus a margin, based on ALM's total leverage ratio.

    FEES. ALM is required to pay customary fees with respect to the Revolving Credit Facility, including an up-front arrangement fee, annual administrative agency fees, and commitment fees on the unused portion of the Revolving Credit Facility.

    COMMITMENT REDUCTIONS. The commitments of the lenders under the Revolving Credit Facility are required to be reduced to the extent of the proceeds of asset sales and certain financings.

    COVENANTS; EVENTS OF DEFAULT. The Revolving Credit Facility contains customary covenants commensurate with the size of the Revolving Credit Facility that restrict the ability of ALM and its subsidiaries to take certain actions. Such covenants restrict the ability of ALM and its subsidiaries to, among other things: (i) declare dividends or redeem or repurchase capital stock; (ii) incur liens and engage in sale and leaseback transactions; (iii) make loans and investments; (iv) incur indebtedness and contingent obligations; (v) make capital expenditures; (vi) engage in mergers, consolidations, acquisitions and asset sales; (vii) enter into transactions with affiliates; and (viii) make changes in their lines of business or accounting methods. In general, such covenants are subject to materiality concepts and baskets and other exceptions. ALM is also required to comply with certain financial covenants, including: (i) a maximum total leverage ratio; (ii) a minimum interest coverage ratio; and
(iii) a minimum fixed charge coverage ratio. The Revolving Credit Facility also contains customary affirmative covenants and events of default, including a Change of Control, as defined therein.

DESCRIPTION OF THE SENIOR NOTES

    Concurrent with the Initial Discount Note Offering, the Company offered $175.0 million aggregate principal amount of its 9 3/4% Senior Notes due 2007.

    Interest on the Senior Notes will accrue at a rate of 9 3/4% per annum from December 22, 1997, and will be payable in cash semi-annually on June 15 and December 15 of each year, commencing June 15, 1998.

    The Senior Notes will be senior unsecured general obligations of the Company, PARI PASSU in right of payment to all existing and future senior indebtedness of the Company and senior in right of payment to all subordinated indebtedness of the Company.

    The Senior Notes will be guaranteed (the "Subsidiary Guarantees") by each of the Company's existing and future Restricted Subsidiaries (each, a "Guarantor" and collectively, the "Guarantors"). Each Subsidiary Guarantee will be a senior unsecured general obligation of the respective Guarantor, PARI PASSU in right of payment to all existing and future senior indebtedness of such Guarantor and senior in right of payment to all indebtedness of such Guarantor that is subordinated to such Subsidiary Guarantee. Each

Subsidiary Guarantee will be unconditional, but limited in amount to the extent required by laws relating to fraudulent transfer or similar laws.

    The Senior Notes may be redeemed on or after December 15, 2002 at the option of the Company, in whole or in part, at the redemption prices set forth in the Senior Note Indenture, plus accrued and unpaid interest thereon (and liquidated damages, if any) to the date of redemption. At any time or from time to time prior to December 15, 2002, the Senior Notes will also be subject to redemption at the option of the Company, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Make-Whole Premium (as defined in the Senior Note Indenture) at the time of redemption plus accrued and unpaid interest thereon (and liquidated damages, if any). At any time or from time to time on or prior to December 15, 2000, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Senior Notes originally outstanding, at a redemption price of 109.75% of the aggregate principal amount so redeemed, together with accrued and unpaid interest (and liquidated damages, if any) to the date of redemption out of the net cash proceeds of one or more public equity offerings; PROVIDED, HOWEVER, that immediately following such redemption not less than $113.8 million aggregate principal amount of the Senior Notes remains outstanding; and PROVIDED FURTHER, that such redemption shall occur within 90 days of the closing of such public equity offering.

    Upon a Change of Control (as defined in the Senior Note Indenture), each holder of Senior Notes will have the right to require the Company to repurchase all or any part of such holder's Senior Notes at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon (and liquidated damages, if any) to the date of repurchase.

    The Company will be obligated in certain instances to make an offer to repurchase the Senior Notes at a purchase price equal to 100% of the principal amount at maturity thereof, together with accrued and unpaid interest thereon (and liquidated damages, if any) to the purchase date, with the net cash proceeds of certain asset sales.

    The Senior Note Indenture under which the Senior Notes were issued contains certain covenants that, among other things, limit (i) the incurrence of additional indebtedness by the Company and its Restricted Subsidiaries, (ii) the payment of dividends and other restricted payments by the Company and its Restricted Subsidiaries, (iii) the creation of restrictions on distributions from Restricted Subsidiaries of the Company, (iv) asset sales, (v) transactions with affiliates, (vi) the incurrence of liens and (vii) mergers and consolidations. These limitations are subject to a number of important exceptions.

    Pursuant to a registration rights agreement by and among the Company, the Guarantors and the Initial Purchasers, the Company must use its reasonable best efforts to file within 120 days, and cause to become effective within 180 days, of the date of issuance of the Senior Notes an Exchange Offer Registration Statement (as defined in such agreement) with respect to an offer to exchange the Senior Notes for notes of the Company with terms substantially identical to the Senior Notes.

    The net proceeds from the sale of the Senior Notes were used, together with the Equity Contribution, to consummate the NLP Acquisition, to repay the principal and accrued interest on each of the ALM Promissory Note and the WP Promissory Note, to pay certain fees and expenses, and to pay one-time restructuring costs in connection therewith.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. Holdings recommends that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Old Discount Notes for Exchange Discount Notes, including the applicability and effect of any state, local or foreign tax laws.

    Holdings believes that the exchange of Old Discount Notes for Exchange Discount Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Discount Notes will not be considered to differ materially in kind or extent from the Old Discount Notes. Rather, the Exchange Discount Notes received by a holder will be treated as a continuation of the Old Discount Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Old Discount Notes for Exchange Discount Notes pursuant to the Exchange Offer.

                              PLAN OF DISTRIBUTION

    Each Participating Broker-Dealer that receives Exchange Discount Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Discount Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with the resale of Exchange Discount Notes received in exchange for Old Discount Notes where such Old Discount Notes were acquired as a result of market-making activities or other trading activities. Holdings has agreed that for a period of 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection
with any such resale. In addition, until               , 1998 (90 days after the
commencement of the date of the Prospectus), all dealers effecting transactions in the Exchange Discount Notes may be required to deliver a prospectus.

    Holdings will not receive any proceeds from any sales of the Exchange Discount Notes by Participating Broker Dealers. Exchange Discount Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Discount Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Discount Notes. Any Participating Broker-Dealer that resells the Exchange Discount Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Discount Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Discount Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the Expiration Date, Holdings will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                 LEGAL MATTERS

    The validity of the Exchange Discount Notes offered hereby will be passed upon for Holdings by Jones, Day, Reavis & Pogue, New York, New York.

                                    EXPERTS

    Old ALM's consolidated balance sheets as of December 31, 1995 and 1996, and its respective statements of operations and cash flows for each of the years then ended, Old ALM's consolidated balance sheet as of July 31, 1997 and its respective statements of operations and cash flows for the seven months then ended, Holdings' consolidated balance sheet as of December 31, 1997 and its respective statements of operations and cash flows for the five months then ended, and NLP's consolidated balance sheet as of December 21, 1997 and its related statements of operations and cash flows for the period from January 1, 1997 through December 21, 1997 included in this Prospectus, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    NLP's consolidated balance sheets as of December 31, 1995 and 1996, and its statements of operations and cash flows for each of the years then ended, included in this Prospectus, have been audited by Leslie Sufrin and Company, P.C., independent certified public accountants, as stated in their report herein.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                           ---------
CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN LAWYER MEDIA HOLDINGS, INC.
Independent Auditor's Report of Independent Public Accountants as of and for the Five Months Ended
  December 31, 1997 of American Lawyer Media Holdings, Inc...............................................        F-3

Consolidated Balance Sheet as of December 31, 1997 of
  American Lawyer Media Holdings, Inc....................................................................        F-4

Consolidated Statement of Operations for the Five Months Ended December 31, 1997 of American Lawyer Media
  Holdings, Inc..........................................................................................        F-5

Consolidated Statement of Changes in Stockholders' Equity for the Five Months Ended December 31, 1997 of
  American Lawyer Media Holdings, Inc....................................................................        F-6

Consolidated Statement of Cash Flows for the Five Months Ended December 31, 1997 of American Lawyer Media
  Holdings, Inc..........................................................................................        F-7

Notes to the Consolidated Financial Statements as of December 31, 1997 of
  American Lawyer Media Holdings, Inc....................................................................        F-8

FINANCIAL STATEMENTS OF AMERICAN LAWYER MEDIA, L.P. (OLD ALM)

Independent Auditor's Report of the Financial Statements as of and for the Seven Months Ended July 31,
  1997 of American Lawyer Media, L.P.....................................................................       F-19

Balance Sheet as of July 31, 1997 of American Lawyer Media, L.P..........................................       F-20

Statement of Operations for the Seven Months Ended July 31, 1997 of American Lawyer Media, L.P...........       F-21

Statement of Changes in Partners' Capital and Accumulated Deficit for the Seven Months Ended July 31,
  1997 of American Lawyer Media, L.P.....................................................................       F-22

Statement of Cash Flows for the Seven Months Ended July 31, 1997 of American Lawyer Media, L.P...........       F-23

Notes to the Financial Statements as of July 31, 1997 of American Lawyer Media, L.P......................       F-24

FINANCIAL STATEMENTS OF AMERICAN LAWYER MEDIA, L.P. (OLD ALM)

Independent Auditor's Report of the Financial Statements as of and for the Years Ended December 31, 1996
  and 1995 of American Lawyer Media, L.P. ...............................................................       F-29

Balance Sheets as of December 31, 1996 and 1995 of American Lawyer Media, L.P. ..........................       F-30

Statements of Operations for the Years Ended December 31, 1996 and 1995 of American Lawyer Media,
  L.P. ..................................................................................................       F-31

Statements of Changes in Partners' Capital and Accumulated Deficit for the Years Ended December 31, 1996
  and 1995 of American Lawyer Media, L.P. ...............................................................       F-32

Statements of Cash Flows for the Years Ended December 31, 1996 and 1995 of American Lawyer Media,
  L.P. ..................................................................................................       F-33

Notes to the Financial Statements as of December 31, 1996 and 1995 of American Lawyer Media, L.P. .......       F-34

                                                                                                             PAGE
                                                                                                           ---------
CONSOLIDATED FINANCIAL STATEMENTS OF NATIONAL LAW PUBLISHING COMPANY, INC.

Independent Auditor's Report of the Consolidated Financial Statements as of and for the Period Ended
  December 21, 1997 of National Law Publishing Company, Inc..............................................       F-39

Consolidated Balance Sheet at December 21, 1997 of National Law Publishing Company, Inc..................       F-40

Consolidated Statement of Operations for the Period from January 1, 1997 through December 21, 1997 of
  National Law Publishing Company, Inc...................................................................       F-41

Consolidated Statement of Stockholders' Equity for the Period from January 1, 1997 through December 21,
  1997 of National Law Publishing Company, Inc...........................................................       F-42

Consolidated Statement of Cash Flows for the Period from January 1, 1997 through December 21, 1997 of
  National Law Publishing Company, Inc...................................................................       F-43

Notes to the Unaudited Consolidated Financial Statements as of December 21, 1997 of National Law
  Publishing Company, Inc. ..............................................................................       F-44

CONSOLIDATED FINANCIAL STATEMENTS OF NATIONAL LAW PUBLISHING COMPANY, INC.

Independent Auditor's Report of the Consolidated Financial Statements as of and for the Years Ended
  December 31, 1996 and 1995 of National Law Publishing Company, Inc.....................................       F-52

Consolidated Balance Sheets as of December 31, 1996 and 1995 of National Law Publishing Company, Inc.....       F-53

Consolidated Statements of Operations for the Years Ended December 31, 1996 and 1995 of National Law
  Publishing Company, Inc................................................................................       F-54

Consolidated Statements of Stockholders' Equity (Deficiency) for the Years Ended
  December 31, 1996 and 1995 of National Law Publishing Company, Inc.....................................       F-55

Consolidated Statements of Cash Flows for Years Ended December 31, 1996 and 1995 of National Law
  Publishing Company, Inc................................................................................       F-56

Notes to the Consolidated Financial Statements as of December 31, 1996 and 1995 of National Law
  Publishing Company, Inc................................................................................       F-57

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Lawyer Media Holdings, Inc.:

    We have audited the accompanying consolidated balance sheet of American Lawyer Media Holdings, Inc. (a Delaware corporation) as of December 31, 1997 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the five months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Lawyer Media Holdings, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the five months then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

New York, New York
April 3, 1998

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997

                                 (IN THOUSANDS)

                                                                                                           1997
                                                                                                        ----------
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................................................................  $    9,442
  Accounts receivable, net of allowance for doubtful accounts and returns of $3,236...................      12,560
  Inventories, net....................................................................................       1,482
  Other current assets................................................................................       2,716
                                                                                                        ----------
      Total current assets............................................................................      26,200
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation and amortization of $613...............       5,630
INTANGIBLE ASSETS, net of accumulated amortization of $1,855..........................................     163,305
GOODWILL, net of accumulated amortization of $498.....................................................     159,623
DEFERRED FINANCING COSTS..............................................................................       7,678
DEFERRED INCOME TAXES.................................................................................       2,934
OTHER ASSETS..........................................................................................         158
                                                                                                        ----------
      Total assets....................................................................................  $  365,528
                                                                                                        ----------
                                                                                                        ----------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable....................................................................................  $    3,466
  Accrued expenses....................................................................................      12,604
  Deferred income (including deferred subscription income of $16,502).................................      17,172
                                                                                                        ----------
      Total current liabilities.......................................................................      33,155
                                                                                                        ----------
SENIOR NOTES..........................................................................................     175,000
                                                                                                        ----------
SENIOR DISCOUNT NOTES.................................................................................      35,119
                                                                                                        ----------
DEFERRED INCOME TAXES.................................................................................      51,515
                                                                                                        ----------
OTHER NONCURRENT LIABILITIES..........................................................................       3,363
                                                                                                        ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock--par value $0.01; 200,000 shares authorized; 100,000 shares issued and outstanding.....           1
  Additional paid-in-capital..........................................................................      74,999
  Accumulated deficit.................................................................................      (7,711)
                                                                                                        ----------
      Total stockholders' equity......................................................................      67,289
                                                                                                        ----------
      Total liabilities and stockholders' equity......................................................  $  365,528
                                                                                                        ----------
                                                                                                        ----------

The accompanying notes to consolidated financial statements are an integral part of this balance sheet.

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE FIVE MONTHS ENDED DECEMBER 31, 1997

                                 (IN THOUSANDS)

                                                                                                           1997
                                                                                                         ---------
NET REVENUES:
  Periodicals
    Advertising........................................................................................  $  13,410
    Subscription.......................................................................................      5,260
  Ancillary Products and Services......................................................................      4,142
  Internet Services....................................................................................         40
                                                                                                         ---------
      Total net revenues...............................................................................     22,852
                                                                                                         ---------
OPERATING EXPENSES:
  Editorial............................................................................................      3,323
  Production and Distribution..........................................................................      5,766
  Selling..............................................................................................      3,656
  General and Administrative...........................................................................      7,145
  Internet Services....................................................................................         43
  Depreciation and Amortization........................................................................      3,273
  Shutdown of ALM Internet Services....................................................................      4,823
                                                                                                         ---------
      Total operating expenses.........................................................................     28,029
                                                                                                         ---------
      Operating loss...................................................................................     (5,177)
INTEREST EXPENSE, net..................................................................................     (2,534)
                                                                                                         ---------
      Loss before income taxes.........................................................................     (7,711)
PROVISION FOR INCOME TAXES.............................................................................     --
                                                                                                         ---------
      Net Loss.........................................................................................  $  (7,711)
                                                                                                         ---------
                                                                                                         ---------

The accompanying notes to consolidated financial statements are an integral part of this statement.

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                  FOR THE FIVE MONTHS ENDED DECEMBER 31, 1997

                                 (IN THOUSANDS)

                                                                COMMON STOCK       ADDITIONAL
                                                           ----------------------    PAID-IN       NET
                                                            SHARES     PAR VALUE     CAPITAL      LOSS       TOTAL
                                                           ---------  -----------  -----------  ---------  ----------
INCEPTION................................................     --       $  --        $  --       $  --      $   --
  Issuance of common stock...............................    100,000           1       74,999      --          75,000
  Net loss...............................................     --          --           --          (7,711)     (7,711)
                                                           ---------       -----   -----------  ---------  ----------
BALANCE AT DECEMBER 31, 1997.............................    100,000   $       1    $  74,999   $  (7,711) $  (67,289)
                                                           ---------       -----   -----------  ---------  ----------
                                                           ---------       -----   -----------  ---------  ----------

The accompanying notes to consolidated financial statements are an integral part of this statement.

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                  FOR THE FIVE MONTHS ENDED DECEMBER 31, 1997

                                 (IN THOUSANDS)

                                                                                                          1997
                                                                                                       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...........................................................................................  $    (7,711)
  Adjustments to reconcile net loss to net cash used in operating activities-
    Depreciation and amortization....................................................................        3,273
    Decrease (increase) in-
      Accounts receivable, net.......................................................................          515
      Inventories....................................................................................          (74)
      Other current assets...........................................................................           63
      Other assets...................................................................................           89
    Increase (decrease) in-
      Accounts payable...............................................................................        1,200
      Accrued expenses...............................................................................         (421)
      Deferred income................................................................................         (466)
      Other noncurrent liabilities...................................................................        1,035
                                                                                                       -----------
        Total adjustments............................................................................        5,214
                                                                                                       -----------
        Net cash used in operating activities........................................................       (2,497)
                                                                                                       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...............................................................................         (364)
  Purchase of businesses:
      Negative working capital, other than cash......................................................        9,229
      Plant, property and equipment..................................................................       (8,058)
      Intangible assets..............................................................................     (165,160)
      Deferred income taxes..........................................................................       50,107
      Other noncurrent assets........................................................................       (1,748)
      Cost in excess of net assets of company acquired...............................................     (160,121)
      Acquisition related costs and expenses                                                                 9,579
                                                                                                       -----------
        Net cash used in investing activities........................................................     (265,383)
                                                                                                       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contribution...............................................................................       75,000
  Issuance of notes, net of fees and expenses of $7,678..............................................      202,322
  Proceeds from affiliate note.......................................................................       32,000
  Repayment of affiliate note........................................................................      (32,000)
  Note payable assumed in connection with acquisition................................................       31,500
  Repayment of note payable..........................................................................      (31,500)
                                                                                                       -----------
        Net cash provided by financing activities....................................................      277,322
                                                                                                       -----------
        Net increase in cash.........................................................................        9,442
CASH, at inception...................................................................................      --
                                                                                                       -----------
CASH, end of period..................................................................................  $     9,442
                                                                                                       -----------
                                                                                                       -----------
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the period
      Income taxes...................................................................................  $   --
                                                                                                       -----------
                                                                                                       -----------
      Interest.......................................................................................  $     1,954
                                                                                                       -----------
                                                                                                       -----------

The accompanying notes to consolidated financial statements are an integral part of this statement.

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. ORGANIZATION AND OPERATIONS

    American Lawyer Media Holdings, Inc. ("Holdings") is the parent company of American Lawyer Media, Inc. ("Media"). Holdings was formerly named Cranberry Partners, LLC ("Cranberry"). Herein, Holdings, together with Media, are referred to as the "Company".

    Cranberry, a Delaware limited liability company, was formed on August 1, 1997. On August 27, 1997 (the "ALM Acquisition Closing"), Cranberry acquired substantially all of the assets and liabilities of American Lawyer Media, L.P. ("Old ALM") for $63,000,000. The acquisition was effective retroactively to July 31, 1997. As of the ALM Acquisition Closing, all of the membership interests of Cranberry were held by W.P. Management Partners, LLC on behalf of U.S. Equity Partners, L.P. and certain of its affiliates. Old ALM is a publisher of legal publications, which includes THE AMERICAN LAWYER, CORPORATE COUNSEL MAGAZINE, AMLAW TECH, THE CONNECTICUT LAW TRIBUNE, LEGAL TIMES, NEW JERSEY LAW JOURNAL, THE RECORDER, TEXAS LAWYER, FULTON COUNTY DAILY REPORT, and MIAMI DAILY BUSINESS REVIEW. In addition, Old ALM operates Counsel Connect, a membership-based online service exclusively for lawyers and legal professionals. The Company's operations are based in New York with regional offices in seven states and the District of Columbia.

    Prior to the ALM Acquisition Closing, Cranberry formed ALM Holdings, LLC, a Delaware limited liability company, and ALM Holdings, LLC formed two wholly owned subsidiaries, ALM, LLC (a New York limited liability company) and Counsel Connect, LLC; (a Delaware limited liability company) and one 99% owned subsidiary, (the remaining 1% of which was, as of the ALM Acquisition Closing, held by W.P. Management Partners, LLC on behalf of U.S. Equity Partners, L.P. and certain of its affiliates), ALM IP, LLC (a Delaware limited liability company). On the ALM Acquisition Closing, Cranberry transferred all of the non-intellectual property publishing assets and liabilities acquired from Old ALM to ALM, LLC, all the non-intellectual property Counsel Connect assets and liabilities acquired from Old ALM to Counsel Connect, LLC, and all of the intellectual property assets acquired from Old ALM to ALM IP, LLC.

    On November 26, 1997, Cranberry was merged with and into ALM Capital Corp. (a Delaware corporation); and ALM Capital Corp. was simultaneously renamed American Lawyer Media Holdings, Inc. Also on November 26, 1997, ALM Holdings, LLC was merged with and into ALM Capital Corp. II (a Delaware corporation), and ALM Capital Corp. II was simultaneously renamed American Lawyer Media, Inc.

    In December 1997, Holdings received capital contributions from its stockholders, Wasserstein & Co., Inc., U.S. Equity Partners L.P. and U.S. Equity Partners (Offshore) L.P., totaling $75 million. On December 22, 1997, Holdings issued $35 million of 12.25% Senior Discount Notes in an offering under Rule 144A promulgated under the Securities Act of 1933, as amended (the "Act"). Simultaneously, Holdings contributed capital of $108.8 million to Media. Also on December 22, 1997, Media issued $175 million of 9.75% Senior Notes in an offering under Rule 144A promulgated under the Act. Media used a portion of the capital and the proceeds from Media's Rule 144A offering to acquire all of the outstanding capital stock of National Law Publishing Company, Inc. (a Delaware corporation) ("Old NLP"), for approximately $203 million (the "NLP Acquisition") through a wholly owned subsidiary, NLP Acquisition Co., Inc. (a New York corporation) ("Acquisition"). Old NLP was then, on December 22, 1997, merged with and into Acquisition with Acquisition surviving. Subsequent to the merger, Acquisition was renamed National Law Publishing Company, Inc., ("NLP"). At the closing of the NLP Acquisition, all intellectual property of NLP and its subsidiaries was transferred to NLP IP Company, a wholly owned subsidiary of NLP. Old NLP is a publisher of legal publications, which include NEW YORK LAW JOURNAL, THE NATIONAL LAW JOURNAL and

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

                               DECEMBER 31, 1997

1. ORGANIZATION AND OPERATIONS (CONTINUED)
LAW TECHNOLOGY PRODUCT NEWS. In addition, Old NLP operates LAW JOURNAL EXTRA!, a membership-based internet service for lawyers and legal professionals, publishes legal text and provides seminars targeted at the U.S. legal community.

2. ACQUISITIONS

    The ALM acquisition has been accounted for under the purchase method and the results of operations of the acquired publishing business have been included in the financial statements since the date of acquisition (August 1, 1997). The excess of the purchase price over net assets acquired is as follows (in thousands):

Total purchase price....................................             $  63,000
  Reimbursement from seller.............................                  (110)
                                                                     ---------
Adjusted purchase price.................................                62,890
  Historical net liabilities at July 31, 1997...........     29,342
  Elimination of historical intangible assets...........      5,545
  Assets and liabilities not assumed/acquired...........    (34,702)
  Adjustment to record fixed assets at fair value.......       (365)
  Writeoff of leasehold improvements....................        445
                                                          ---------
Net liabilities assumed.................................                   265
Adjustment for acquisition related costs and expenses...                 4,546
                                                                     ---------
                                                                        67,701
Identified intangibles..................................               (59,770)
                                                                     ---------
Excess of purchase price over net assets acquired.......             $   7,931
                                                                     ---------
                                                                     ---------

    In the accompanying statement of operations, the excess of purchase price over net assets acquired are being amortized over fifteen years. As previously discussed, the identified intangibles were transferred to ALM IP, LLC and are being amortized on a straight-line basis over a weighted average useful life of fifteen years.

    The NLP acquisition of has been accounted for under the purchase method and the results of operations of the acquired publishing business have been included in the financial statements since the

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

                               DECEMBER 31, 1997

2. ACQUISITIONS (CONTINUED)
date of acquisition (December 22, 1997). The excess of the purchase price over the book value of net tangible assets acquired is as follows (in thousands):

Total purchase price....................................             $ 203,218
  Historical net assets at December 22, 1997............    (64,782)
  Elimination of historical intangible assets...........    122,351
  Elimination of historical debt........................    (59,500)
  Adjustment to record assets at fair value.............      1,153
                                                          ---------
Net assets acquired.....................................                  (778)
Provision of deferred income taxes principally related
  to identified intangibles.............................                50,107
Adjustment for acquisition related costs and expenses...                 5,033
                                                                     ---------
                                                                       257,580
Identified intangibles..................................              (105,390)
                                                                     ---------
Excess of purchase price over net assets acquired.......             $ 152,190
                                                                     ---------
                                                                     ---------

    In the accompanying statement of operations, the excess of purchase price over net assets acquired are being amortized over fifteen years. As previously discussed, the identified intangibles were transferred to NLP IP Company and are being amortized on a straight-line basis over a weighted average useful life of fifteen years.

    The results of operations of NLP are included in the accompanying consolidated statement of operations for the period from December 22, 1997 to December 31, 1997. The following unaudited pro forma information presents a summary of consolidated results of operations of the Company as if the NLP Acquisition had occurred on August 1, 1997 (in thousands):

                                                                                 FOR THE FIVE
                                                                                 MONTHS ENDED
                                                                                 DECEMBER 31,
                                                                                     1997
                                                                                 -------------
Net revenues...................................................................    $  45,766
Net loss.......................................................................    $   7,073

    These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as additional amortization expense as a result of goodwill and other intangible assets, and interest expense on acquisition debt. They do not purport to be indicative of the results of operations which actually would have resulted had the combination been in effect on August 1, 1997, or of future results of operations of the consolidated entities.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of American Lawyer Media Holdings, Inc. and its wholly-owned subsidiary, American Lawyer Media, Inc. The accounts of American Lawyer Media

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

                               DECEMBER 31, 1997

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Inc., its wholly-owned subsidiaries, ALM, LLC, Counsel Connect, LLC, and NLP Co., Inc., and its 99% owned subsidiary, ALM IP, LLC. The accounts of NLP Co., Inc. include its wholly owned subsidiary NLP IP Company. Intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

    The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company believes it is not exposed to any significant credit risk related to cash and cash equivalents. Concentrations of credit risk with respect to trade accounts receivable are, except for amounts due from legal advertising ad agents ("Legal Ad Agents"), generally limited due to the large number of customers comprising the Company's customer base. Such Legal Ad Agents do not have significant liquid net worth and, as a result, the Company is exposed to a certain level of credit concentration risk in this area, which the Company believes it has adequately provided for.

REVENUE RECOGNITION

    Advertising revenues are generated from the placement of display and classified advertisements, as well as legal notices, in the Company's publications. Advertising revenue is recognized upon release of the related publications to subscribers.

    Subscription revenues are recognized on a pro rata basis as issues of a subscription are served.

    Ancillary revenues consist principally of third-party printing revenues, newsletter subscriptions, sales of professional books, software and directories, Lexis/Nexis royalty income, seminar income, and income from a daily fax service of court decisions.

    Internet services revenues are recognized upon the release of an advertisement on the website.

DEFERRED SUBSCRIPTION INCOME

    Deferred subscription income results from advance payments or orders for subscriptions received from subscribers and is amortized on a straight-line basis over the life of the subscription as issues are served. Subscription receivables of approximately $1,772,000 are included in accounts receivable in the accompanying consolidated balance sheet.

ADVERTISING AND PROMOTION COSTS

    Advertising and promotion expenditures are expensed as the related advertisement or campaign is released.

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

                               DECEMBER 31, 1997

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CASH AND CASH EQUIVALENTS

    The Company considers time deposits and certificates of deposit with original maturities of three months or less to be cash equivalents.

INVENTORIES

    Inventories consist principally of paper and related binding materials utilized by the Company and it's outside printers and professional books published and sold by the Company. Inventories are stated at the lower of cost, as determined by the average cost method, or market.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost, with the exception of fixed assets acquired as part of the ALM and NLP Acquisitions, which are stated at approximate fair market value as of the date of the acquisitions. Significant improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is calculated using the straight-line method over the estimated remaining useful lives of the assets acquired as part of the ALM and NLP Acquisitions. Assets purchased after the ALM and NLP Acquisitions are depreciated using the straight-line method over the following estimated useful lives:

Buildings.........................................................  25 years
Furniture, machinery and equipment................................  5-9 years
Computer equipment and software...................................  3-6 years

    Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful life.

GOODWILL

    Goodwill represents the excess of purchase price over the fair value of net assets acquired. It is stated at cost less accumulated amortization and is amortized on a straight-line basis over a fifteen-year useful life. The Company periodically assesses the recoverability of goodwill by determining whether the amortization of goodwill over its estimated remaining life can be recovered through projected undiscounted future consolidated operating cash flows.

INTANGIBLE ASSETS

    Intangible assets represent advertiser commitments, trademarks, customer and subscriber lists and non-compete agreements. They are stated at cost less accumulated amortization and are amortized on a straight-line basis over a weighted average useful life of fifteen years.

4. SHUTDOWN OF INTERNET SERVICES

    The Company has operated Counsel Connect, a major legal internet site, since 1993. Counsel Connect operated as a subscription based service offering users the opportunity to exchange legal information such

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

                               DECEMBER 31, 1997

4. SHUTDOWN OF INTERNET SERVICES (CONTINUED) as court opinions, insights about judges and legal opinions and special written work. The Company, through Counsel Connect, provided general internet access (as an "internet service provider") to its subscribers.

    Since its inception, Counsel Connect has incurred substantial operating losses. The Company has determined that it will cease to operate Counsel Connect and has begun the wind down of its operations. Staff reductions and curtailments of operating activities have already taken place commencing with the ALM Acquisition in August, 1997. In connection with the NLP Acquisition, the Company acquired LAW JOURNAL EXTRA!, a legal internet site. The Company is in the process of transferring certain Counsel Connect employees and network equipment to a new combined enhanced service. The accompanying statement of operations includes a net expense of $4,823,400 related to the shutdown of Counsel Connect. This amount includes Counsel Connect revenues of $1,122,200 and Counsel Connect expenses before depreciation of $2,945,600 for the five months ended December 31, 1997 and a provision of $3,000,000 to cover severance costs, uncollectible receivables, writedown of computer and network equipment and termination of contracts related to network services which provided internet access. The provision is a preliminary estimate of the total costs associated with these items.

5. INCOME TAXES

    Deferred income taxes are provided for the temporary differences between the financial reporting and the tax basis of the Company's assets and liabilities and principally consist of nondeductible goodwill and identified intangibles relating to NLP, accelerated depreciation, allowance for doubtful accounts, certain accrued liabilities not currently deductible for tax purposes and net operating loss carryforwards.

    The reconciliation between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to loss before income taxes is as follows for the five months ended December 31, 1997:

Federal statutory income taxes.....................................  $  (2,622)
Permanent differences (principally goodwill and intangible
  amortization)....................................................        194
State and local income taxes.......................................       (463)
Other..............................................................       (126)
Valuation allowance................................................      3,017
                                                                     ---------
                                                                     $  --
                                                                     ---------
                                                                     ---------

    Upon the creation of Holdings and American Lawyer Media, Inc. as discussed in Note 1, the Company changed its tax status from an LLC to a C Corporation on November 26, 1997. As of that date, a net deferred tax asset of $1,224,000 was recorded relating to the Company's temporary differences. A valuation allowance of $1,224,000 was also recorded against this net deferred tax asset.

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

                               DECEMBER 31, 1997

6. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consisted of the following at December 31 (in thousands):

                                                                                         1997
                                                                                       ---------
Land.................................................................................  $     207
Buildings and improvements...........................................................        790
Furniture, machinery, and equipment..................................................      2,739
Computer equipment and software......................................................      2,507
                                                                                       ---------
                                                                                           6,243
Accumulated depreciation and amortization............................................       (613)
                                                                                       ---------
    Net property, plant and equipment................................................  $   5,630
                                                                                       ---------
                                                                                       ---------

7. INTANGIBLE ASSETS

    Intangible assets consisted of the following at December 31 (in thousands):

                                                                                       1997
                                                                                    ----------
Advertiser commitments............................................................  $      880
Trademarks........................................................................      82,650
Customer and subscriber lists.....................................................      69,670
Non-compete agreements............................................................      11,960
                                                                                    ----------
                                                                                       165,160
Accumulated amortization..........................................................      (1,855)
                                                                                    ----------
    Net intangible assets.........................................................  $  163,305
                                                                                    ----------
                                                                                    ----------

8. RELATED PARTY TRANSACTIONS

    The Company and CourtRoom Television Network ("CourtTV"), an affiliate of Old ALM's general partner, share certain administrative resources and employees. In addition, the Company has advertising revenue from Court TV under an agreement made by the former owner of Old ALM. This agreement was terminated in October 1997. The cost associated with Court TV employees who devote a portion of their time to the Company's activities is charged to the Company based on an estimate of the time spent on such activities. These charges amounted to $99,191, while the revenue was $44,730 for the five months ended December 31, 1997. In addition, the Company has a receivable from CourtTV of $262,600 at December 31, 1997 reflected in accounts receivable on the accompanying balance sheet.

    Included in accrued expenses on the accompanying balance sheet is $45,000 due to Wasserstein and Co, Inc. for payment of certain costs related to the acquisition of Old ALM.

    Approximately $6,500,000 of financing costs related to the Senior Notes as defined in Note 11 and the Senior Discount Notes were paid to Wasserstein Perella, an affiliate of the Company. In addition, approximately $4,150,000 of acquisition related fees and expenses were either paid or remain due to Wasserstein Perella.

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

                               DECEMBER 31, 1997

9. COMMITMENTS AND CONTINGENCIES

    Rent expense, including payments of real estate taxes, insurance and other expenses required under certain leases, amounted to approximately $783,000 for the five months ended December 31, 1997. This amount includes the monthly rent payments for corporate headquarters discussed below.

    At December 31, 1997, minimum rental commitments under noncancellable leases were as follows (in thousands):

                                                                        REAL
                                                                       ESTATE       OTHER       TOTAL
                                                                      ---------  -----------  ---------
1998................................................................  $   2,174   $      75   $   2,249
1999................................................................      2,162          64       2,226
2000................................................................      2,165          49       2,214
2001................................................................      1,958          38       1,996
2002 and thereafter.................................................     10,349           9      10,358
                                                                      ---------       -----   ---------
                                                                      $18,808...  $     235   $  19,043
                                                                      ---------       -----   ---------
                                                                      ---------       -----   ---------

    Certain of the leases provide for free rent periods as well as rent escalations. The rental commitments above represent actual rental payments to be made. The financial statements reflect rent expense on a straight-line basis over the terms of the leases. Approximately $1,800,000, representing accrued pro rata future payments, net of receipts, is included in other noncurrent liabilities in the accompanying balance sheet as of December 31, 1997.

    ALM LLC leases its corporate headquarters from Old ALM's general partner. Because the lease can be cancelled with ninety days notice, the commitments under this lease are excluded from the above table. Monthly rent payments under this lease total $74,700. This lease terminates on December 31, 1998.

    The Company is involved in a number of legal proceedings, some of which are significant, which arose in the ordinary course of business. In the opinion of management, the ultimate outcome of these contingencies is not expected to have a material adverse effect on the Company's financial position or results of operations.

10. EMPLOYEE BENEFITS

    NLP has a 401(k) profit sharing plan (the "NLP Plan") for all eligible employees who have completed one year of service. Under the NLP Plan, NLP has the option of making a matching contribution of up to 3% of a participant's compensation. NLP may also annually contribute additional discretionary amounts to participants. For the five months ended December 31, 1997, NLP did not make any matching discretionary contributions to the NLP Plan. In addition, approximately twenty NLP employees are covered by certain defined contribution retirement plans sponsored by the Typographical Union. NLP did not make any contributions to these retirement plans for the five months ended December 31, 1997.

    ALM, LLC sponsors a 401(k) salary deferral plan (the "ALM Plan"). Participation in the ALM Plan is available for substantially all ALM LLC and Counsel Connect LLC employees. The ALM Plan provides for employer matching of employees' contributions, as defined. The cost of the ALM Plan for the five months ended December 31, 1997 was $137,400.

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

                               DECEMBER 31, 1997

10. EMPLOYEE BENEFITS (CONTINUED)
    ALM LLC also sponsored a defined benefit plan covering substantially all ALM LLC and Counsel Connect LLC employees. This plan was frozen effective December 31, 1997, resulting in an insignificant curtailment gain. The components of net periodic pension cost for the five months ended December 31, 1997 were as follows (in thousands):

                                                                                          1997
                                                                                        ---------
Service cost..........................................................................  $     160
Interest cost on projected benefit obligation.........................................         94
Actual return on assets...............................................................       (173)
Net amortization and deferral.........................................................        119
                                                                                        ---------
                                                                                        $     200
                                                                                        ---------
                                                                                        ---------

    The following table sets forth the funded status of the Company's pension plan and amounts recognized in the balance sheet as of December 31, 1997 (in thousands):

                                                                                         1997
                                                                                       ---------
Actuarial present value of benefit obligations:
Vested benefit obligation............................................................  $   2,948
                                                                                       ---------
Accumulated benefit obligation.......................................................  $   3,305
                                                                                       ---------
Projected benefit obligation.........................................................  $   3,305
Plan assets at fair value............................................................  $   2,613
                                                                                       ---------
Projected benefit obligation in excess of plan assets................................  $     692
Unrecognized net gain................................................................     --
Unrecognized net transition obligation...............................................     --
                                                                                       ---------
Accrued pension liability............................................................  $     692
                                                                                       ---------
                                                                                       ---------

    In determining the actuarial present value of the projected benefit obligation as of December 31, 1997, the discount rate was 6.75%, the rate of increase in future compensation levels was 3.00%, and the expected long-term rate of return on assets was 9.00%.

    ALM LLC also sponsors an Excess Benefit Pension Plan providing a benefit to highly compensated employees in excess of the benefits provided by the tax qualified defined benefit plan. The plan is an unfunded, non-qualified deferred compensation plan. The plan was frozen as of December 31, 1997.

    ALM LLC and Counsel Connect LLC sponsor a comprehensive medical and dental insurance plan, which is available to substantially all employees. ALM LLC and Counsel Connect LLC are self insured for claims submitted under this plan up to predetermined amounts above which third party insurance applies.

11. NOTES PAYABLE

    On December 22, 1997, Holdings issued $63,275,000 of 12.25% Senior Discount Notes (the "Discount Notes") due December 15, 2008, at a discount rate of $553.14 per Discount Note. Net proceeds for Holdings were $33,775,000, net of discounts and commissions of $1,225,000. The Discount Notes will accrete interest compounded semi-annually at a rate of 12.25% to an aggregate principal amount of

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

                               DECEMBER 31, 1997

11. NOTES PAYABLE (CONTINUED)
$63,275,000 by December 15, 2002. Commencing June 15, 2003, cash interest will be payable semi-annually until maturity each June 15 and December 15. The Discount Notes are senior, unsecured obligations of Holdings. The Discount Notes may be redeemed at any time by Holdings, in whole or in part, at various redemption prices that includes accrued and unpaid interest as well as any existing liquidating damages. The Discount Notes contain certain covenants that, among other things, limit the incurrence of additional indebtedness by the Company and its subsidiaries, the payment of dividends and other restricted payments by the Company and its subsidiaries, restrictions on distributions from Restricted Subsidiaries, asset sales, transactions with affiliates, incurrence of liens and mergers and consolidations. Financing costs, totaling $1,425,000, have been capitalized on the accompanying balance sheet and are being amortized over the term of the Discount Notes. Amortization of deferred financing costs is recorded as interest expense. Assuming that there is no redemption of the Discount Notes prior to maturity, the entire principal will be payable on December 15, 2008.

    On December 22, 1997, Media issued $175,000,000 of 9.75% senior notes ("Senior Notes") due December 15, 2007. The Senior Notes accrue interest at 9.75% which is payable in cash semi-annually on June 15 and December 15 (beginning June 15, 1998). The Senior Notes are unsecured general obligations of Media and are guaranteed by each of Media's subsidiaries ("Restricted Subsidiaries"). The Senior Notes may be redeemed at any time by Media, in whole or in part, at various redemption prices that includes accrued and unpaid interest as well as any existing liquidating damages. The Senior Notes contain certain covenants that among other things, limit the incurrence of additional indebtedness by Media and its Subsidiaries, the payment of dividends and other restricted payments by Media and its Subsidiaries, asset sales, transaction with affiliates, the incurrence of liens, and mergers and consolidations. Financing costs, totaling $6,252,000, have been capitalized on the accompanying balance sheet and are being amortized over the term of the Senior Notes. Amortization of deferred financing costs is recorded as interest expense. Assuming there is no redemption of the Senior Notes prior to maturity, the entire principal will be payable on December 15, 2007.

12. FASB 107--FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and notes payable. The Company believes that the carrying amount for these accounts approximates fair value.

13. SUBSEQUENT EVENTS

    Pursuant to an Asset Purchase Agreement, dated as of March 3, 1998, among Corporate Presentations, Inc., its sole stockholder and LegalTech, LLC, a wholly owned indirect subsidiary of American Lawyer Media Inc., LegalTech, LLC, agreed to purchase substantially all of the assets and assume certain of the liabilities of Corporate Presentations, Inc. for approximately $10,800,000. Corporate Presentations, Inc. is a producer of tradeshows and conferences for the legal community. For advisory services rendered to the Company in connection with the LegalTech Acquisition, the Company paid WPMP, an affiliate of Holdings, a fee of 1% of the purchase price of LegalTech, LLC.

    Pursuant to an Asset Purchase and Sale Agreement, dated as of March 27, 1998, among Legal Communications, Ltd., and ALM, LLC, a wholly owned subsidiary of American Lawyer Media Inc., ALM, LLC agreed to purchase substantially all of the assets and assume certain of the liabilities of Legal

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.

                               DECEMBER 31, 1997

13. SUBSEQUENT EVENTS (CONTINUED)
Communications, Ltd. for a purchase price of approximately $20,000,000. Legal Communications, Ltd. is a publisher of regional legal publications. For advisory services rendered to the Company in connection with the Legal Communications Ltd. Acquisition, the Company intends to pay WPMP, an affiliate of Holdings, a fee of 1% of the purchase price of Legal Communications, Ltd.

    On March 25, 1998, the Company and American Lawyer Media, Inc. (as the "Borrower") signed a Credit Agreement with various banks that has a combined Revolving Commitment in the initial principal amount of $40,000,000. The revolving credit facility is guaranteed by Holdings and by all subsidiaries of Media. In addition, the revolving credit facility is secured by a first priority security interest in substantially all of the properties and assets of Media and its domestic subsidiaries, including a pledge of all of the stock of such subsidiaries, and a pledge by Holdings of all of the stock of Media. Each revolving loan shall bear interest on the outstanding principal amount from the borrowing date until it becomes due at a rate per annum equal to the "Base Rate" or the Eurodollar rate plus the "Applicable Margin" of 1.5% for base rate loans and 2.5% for Eurodollar rate loans. The Base Rate is the higher of the Bank of America publicly announced "Reference Rate" or the Federal Funds Rate plus 0.5%. A commitment fee must be paid on the daily unused portion of the revolving commitment. The Credit Agreement includes both affirmative and negative covenants that include meeting certain financial ratios.

    On April 2, 1998, the Board of Directors authorized Holdings to issue shares of Holdings' $.01 par value per share common stock to U.S. Equity Partners, L.P. in consideration of payment by U.S. Equity Partners, L.P. of $15,000,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Lawyer Media, L.P.:

    We have audited the accompanying balance sheet of American Lawyer Media, L.P. as of July 31, 1997 and the related statements of operations, changes in partners' capital and accumulated deficit and cash flows for the seven months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Lawyer Media, L.P. as of July 31, 1997, and the results of its operations and its cash flows for the seven months then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

New York, New York

November 20, 1997

                          AMERICAN LAWYER MEDIA, L.P.

                                 BALANCE SHEET

                                 JULY 31, 1997

                                 (IN THOUSANDS)

                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................................................  $     615
  Accounts receivable, net of allowance for doubtful accounts of $1,661............      5,726
  Due from affiliate...............................................................        390
  Inventories, net.................................................................        399
  Other current assets.............................................................        557
                                                                                     ---------
      Total current assets.........................................................      7,687

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of $7,354...........      5,594
INTANGIBLE ASSETS, net of accumulated amortization of $20,665......................      4,488
GOODWILL, net of accumulated amortization of $247..................................      1,057
OTHER ASSETS.......................................................................        156
                                                                                     ---------
      Total assets.................................................................  $  18,982
                                                                                     ---------
                                                                                     ---------
                        LIABILITIES AND PARTNERS' ACCUMULATED DEFICIT
CURRENT LIABILITIES:
  Accounts payable.................................................................  $     744
  Accrued expenses.................................................................      4,745
  Deferred income (including deferred subscription income of $7,466)...............      8,093
                                                                                     ---------
      Total current liabilities....................................................     13,582

DUE TO GENERAL PARTNER.............................................................     34,742
                                                                                     ---------
      Total liabilities............................................................     48,324

COMMITMENTS AND CONTINGENCIES (Note 7)
PARTNERS' ACCUMULATED DEFICIT......................................................    (29,342)
                                                                                     ---------
      Total liabilities and partners' accumulated deficit..........................  $  18,982
                                                                                     ---------
                                                                                     ---------

  The accompanying notes to financial statements are an integral part of this balance sheet.

                          AMERICAN LAWYER MEDIA, L.P.

                        STATEMENT OF OPERATIONS (NOTE 3)

                    FOR THE SEVEN MONTHS ENDED JULY 31, 1997

                                 (IN THOUSANDS)

NET REVENUES:
  Periodicals
    Advertising....................................................................  $  18,146
    Subscription...................................................................      6,719
  Ancillary Products and Services..................................................      4,532
  Internet Services................................................................      2,148
                                                                                     ---------
      Total net revenues...........................................................     31,545
                                                                                     ---------
OPERATING EXPENSES:
  Editorial........................................................................      4,023
  Production and Distribution......................................................      6,919
  Selling..........................................................................      4,640
  General and Administrative.......................................................      9,531
  Internet Services................................................................      6,464
  Depreciation and Amortization....................................................      1,590
                                                                                     ---------
      Total operating expenses.....................................................     33,167
                                                                                     ---------
      Operating loss...............................................................     (1,622)

INTEREST EXPENSE, net..............................................................      1,420
                                                                                     ---------
      Net loss (Note 3)............................................................  $  (3,042)
                                                                                     ---------
                                                                                     ---------

  The accompanying notes to financial statements are an integral part of this statement.

                          AMERICAN LAWYER MEDIA, L.P.

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                            AND ACCUMULATED DEFICIT

                    FOR THE SEVEN MONTHS ENDED JULY 31, 1997

                                 (IN THOUSANDS)

                                                                                                       PARTNERS'
                                                                             CONTRIBUTED  EARNINGS/   ACCUMULATED
                                                                               CAPITAL      LOSSES      DEFICIT
                                                                             -----------  ----------  ------------
BALANCE AT DECEMBER 31, 1996...............................................   $  31,677   $  (57,977)  $  (26,300)
  Net loss.................................................................      --           (3,042)      (3,042)
                                                                             -----------  ----------  ------------
BALANCE AT JULY 31, 1997...................................................   $  31,677   $  (61,019)  $  (29,342)
                                                                             -----------  ----------  ------------
                                                                             -----------  ----------  ------------

  The accompanying notes to financial statements are an integral part of this statement.

                          AMERICAN LAWYER MEDIA, L.P.

                            STATEMENT OF CASH FLOWS

                    FOR THE SEVEN MONTHS ENDED JULY 31, 1997
                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.........................................................................  $  (3,042)
  Adjustments to reconcile net loss to net cash used in operating activities--
    Depreciation and amortization..................................................      1,590
    Interest expense...............................................................      1,420
    Allowance for doubtful accounts................................................        304
    Decrease (increase) in--
      Accounts receivable and due from affiliate...................................      1,057
      Inventories..................................................................        121
      Other current assets.........................................................        (21)
      Other assets.................................................................        (56)
    Increase (decrease) in--
      Accounts payable.............................................................     (1,137)
      Accrued expenses.............................................................       (998)
      Deferred income..............................................................         85
                                                                                     ---------
        Total adjustments..........................................................      2,365
                                                                                     ---------
        Net cash used in operating activities......................................       (677)
                                                                                     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.............................................................     (1,971)
                                                                                     ---------
      Net cash used in investing activities........................................     (1,971)
                                                                                     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net borrowings from general partner............................................      3,173
                                                                                     ---------
      Net cash provided by financing activities....................................      3,173
                                                                                     ---------
      Net increase in cash.........................................................        525
CASH, beginning of period..........................................................         90
                                                                                     ---------
CASH, end of period................................................................  $     615
                                                                                     ---------
                                                                                     ---------

  The accompanying notes to financial statements are an integral part of this statement.

                          AMERICAN LAWYER MEDIA, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                                 JULY 31, 1997

1. ORGANIZATION

    American Lawyer Media, L.P. (the "Company") is a limited partnership of Time Warner and Associated Newspapers. The sole general partner of American Lawyer Media, L.P. is Time Warner. The Company is based in New York and has operations in seven states and the District of Columbia. The Company publishes THE AMERICAN LAWYER, CORPORATE COUNSEL MAGAZINE, AMLAW TECH, THE CONNECTICUT LAW TRIBUNE, LEGAL TIMES, NEW JERSEY LAW JOURNAL, THE RECORDER, TEXAS LAWYER, FULTON COUNTY DAILY REPORT, and the DAILY BUSINESS REVIEWS, all of which are divisions of the Company. In addition, the Company consolidates its interest in Counsel Connect, a New York general partnership. The partnership, which runs a membership-based internet service exclusively for lawyers and legal professionals, was formed in February 1994 by Mead Data Central and the Company. In February 1996, Mead Data Central assigned its interest in the partnership to the Company and also contributed the balance in its capital account of approximately $1,647,000, to the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

    Advertising revenues are generated from the placement of display and classified advertisements, as well as legal notices, in the Company's publications. Advertising revenue is recognized upon release of the related publications to subscribers. Allowances for estimated doubtful accounts are provided based upon historical experience.

    Subscription revenues are recognized on a pro rata basis as issues of a subscription are served.

    Ancillary revenues consist principally of third-party printing services, newsletter subscriptions, sales of professional books and directories, Lexis/Nexis royalty income, seminar income, and a daily fax service of court decisions.

    Internet services revenues consist of income earned from COUNSEL CONNECT subscriptions and usage fees.

DEFERRED SUBSCRIPTION INCOME

    Deferred subscription income results from advance payments or orders for magazine subscriptions received from subscribers.

CIRCULATION PROMOTION (SUBSCRIPTION DIRECT MAIL) COSTS

    Circulation promotion costs are charged to expense upon the release of the campaign.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          AMERICAN LAWYER MEDIA, L.P.

                                 JULY 31, 1997

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CASH AND CASH EQUIVALENTS

    The Company considers time deposits and certificates of deposit with original maturities of three months or less to be cash equivalents.

INVENTORIES

    Inventories consist principally of paper utilized by the Company and its outside printers and professional books published and sold by the Company. Inventories are stated at the lower of cost or market.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost. Significant improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets as follows:

Machinery and equipment...........................................  5 years
Buildings.........................................................  25 years
Furniture and fixtures............................................  5 years
Computer equipment and software...................................  3-5 years

    Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful life. The cost and accumulated depreciation of property sold or retired are removed from the accounts upon disposition.

INTANGIBLES AND GOODWILL

    Intangible assets, consisting primarily of noncompete agreements and subscription lists, are valued at the appraised market value of the assets at the date of acquisition, net of accumulated amortization. Intangibles are amortized over the expected useful lives of the respective assets, ranging from two to thirteen years. Goodwill represents the excess of purchase price over the fair value of net assets acquired, less accumulated amortization. Goodwill is being amortized on a straight-line basis over 40 years.

ACCOUNTS PAYABLE

    Included in accounts payable are $425,000 of bank overdrafts as of July 31, 1997.

3. INCOME TAXES

    No provision has been made in the accompanying statement of operations for income taxes since, pursuant to provisions of the Internal Revenue Code, the net loss appearing on the accompanying statement of operations is reportable by each of the partners on their individual tax returns.

                          AMERICAN LAWYER MEDIA, L.P.

                                 JULY 31, 1997

4. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consisted of the following at July 31, 1997 (in thousands):

Machinery and equipment............................................  $  10,323
Buildings and improvements.........................................      1,430
Furniture and fixtures.............................................        823
Land...............................................................        300
Automobiles........................................................         72
                                                                     ---------
                                                                        12,948
Accumulated depreciation and amortization..........................     (7,354)
                                                                     ---------
    Net property, plant and equipment..............................  $   5,594
                                                                     ---------
                                                                     ---------

5. RELATED PARTY TRANSACTIONS

    The Company has a business relationship with Courtroom Television Network ("Court TV"), an affiliate of the Company's general partner. Revenues are generated through licensing fees charged to Court TV for editorial content and sales of advertisements. The licensing fees for American Lawyer publications totaled approximately $149,000 for the seven months ended July 31, 1997. Advertising revenues from Court TV totaled approximately $122,000 for the seven months ended July 31, 1997. In addition, the Company and Court TV share certain editorial and administrative resources and employees, as well as office facilities. The cost associated with employees who devote all or a portion of their time to Court TV activities is charged to Court TV based on an estimate of their time spent on such activities. These charges, which include an allocation for the chairman of the Company, amounted to $321,000 for the seven months ended July 31, 1997. Court TV is also charged a flat annual fee of $195,000 for use of the Company's reporters for on-camera appearances and background reports. Finally, an allocation is made to Court TV to cover general overhead costs (e.g., rent, utilities, etc.) which amounted to approximately $53,000 for the seven months ended July 31, 1997. Amounts due from Court TV are reflected as due from affiliate on the accompanying balance sheet.

    The Company's general partner provides certain legal, administrative, accounting, and tax services for the Company. Charges for such services amounted to approximately $47,000 for the seven months ended July 31, 1997.

6. DUE TO GENERAL PARTNER

    Due to General Partner consists of borrowings from WCI/AMLAW Inc. and interest accrued thereon. The borrowings bear interest at 1% under prime and do not have a stated maturity date. This amount has been included in long- term liabilities in the accompanying balance sheet since the amount is not intended to be repaid within the next year.

7. COMMITMENTS AND CONTINGENCIES

    Rent expense, including payments of real estate taxes, insurance and other expenses required under certain leases, amounted to approximately $1,046,500 for the seven months ended July 31, 1997, including rent accruals in excess of payments of $6,600.

                          AMERICAN LAWYER MEDIA, L.P.

                                 JULY 31, 1997

7. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Minimum rental commitments under noncancellable leases as of July 31, 1997 were as follows (in thousands):

                                                      REAL      SUBLEASE
                                                     ESTATE      INCOME      OTHER      TOTAL
                                                    ---------  ----------  ---------  ---------
1997..............................................  $   1,450  $     (650) $      28  $     828
1998..............................................      3,161      (1,443)        70      1,788
1999..............................................      3,094      (1,473)        59      1,680
2000..............................................      3,087      (1,473)        44      1,658
2001..............................................      2,906      (1,473)        33      1,466
2002 and thereafter...............................     17,424     (10,823)         5      6,606
                                                    ---------  ----------  ---------  ---------
                                                    $  31,122  $  (17,335) $     239  $  14,026
                                                    ---------  ----------  ---------  ---------
                                                    ---------  ----------  ---------  ---------

    Certain of the leases provide for free rent periods as well as rent escalations. The rental commitments above represent actual rental payments to be made. The financial statements reflect rent expense and rental income on a straight-line basis over the terms of the leases. An obligation of $6,600, representing accrued pro rata future payments, net of receipts, is included in the accompanying balance sheet.

    The Company subleases a portion of its office facilities to Court TV. The sublease charges summarized above are based on an oral agreement between the Company and Court TV.

    The lease for the Company's headquarters contains a provision whereby the Company could elect not to renew the lease for the years 1999 through 2008 upon payment of a $2,200,000 termination penalty.

    The Company is involved in a number of legal proceedings, some of which are significant, which arose in the ordinary course of business. In the opinion of management, the ultimate outcome of these contingencies is not expected to have a material adverse effect on the Company's financial position or results of operations.

8. EMPLOYEE BENEFITS

    The Company sponsors a retirement savings plan. Participation in this plan is available for substantially all employees. The plan provides for employer matching of employees' contributions, as defined. The cost of the plan was $177,000 for the seven months ended July 31, 1997.

    The Company has a defined benefit plan covering substantially all employees. The Company's general funding policy is to contribute annual amounts that satisfy the Internal Revenue Code funding requirements. The components of net periodic pension cost for the year ended December 31, 1996 were as follows:

Service cost......................................................  $ 361,216
Interest cost on projected benefit obligation.....................    188,428
Actual return on assets...........................................   (260,515)
Net amortization and deferral.....................................    178,602
                                                                    ---------
                                                                    $ 467,731
                                                                    ---------
                                                                    ---------

                          AMERICAN LAWYER MEDIA, L.P.

                                 JULY 31, 1997

8. EMPLOYEE BENEFITS (CONTINUED)
    The following table sets forth the funded status of the Company's defined benefit plan and amounts recognized in the balance sheet as of December 31, 1996:

Actuarial present value of benefit obligations:
Vested benefit obligation.......................................  $1,756,139
                                                                  ---------
Accumulated benefit obligation..................................  $1,988,235
                                                                  ---------
Projected benefit obligation....................................  $3,031,741
Plan assets at fair value.......................................  1,965,782
                                                                  ---------
Projected benefit obligation in excess of plan assets...........  $1,065,959
Unrecognized net gain...........................................    155,802
Unrecognized net transition obligation..........................   (728,462)
                                                                  ---------
Accrued pension liability.......................................  $ 493,299
                                                                  ---------
                                                                  ---------

    In determining the actuarial present value of the projected benefit obligation as of December 31, 1996, the discount rate was 7.5%, the rate of increase in future compensation levels was 6%, and the expected long-term rate of return on assets was 9%.

    The Company sponsors an Excess Benefit Pension Plan providing a benefit to highly compensated employees in excess of the benefits provided by the tax qualified defined benefit plan. The plan is an unfunded, non-qualified deferred compensation plan.

    The Company also sponsors a comprehensive medical and dental insurance plan which is available to substantially all employees. The Company is self insured for claims submitted under this plan up to predetermined amounts, above which third party insurance applies.

9. STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 107--FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and due to general partner. The carrying amount of these accounts approximates fair value.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Lawyer Media, L.P.:

    We have audited the accompanying balance sheets of American Lawyer Media, L.P. as of December 31, 1996 and 1995, and the related statements of operations, changes in partner's capital and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Lawyer Media, L.P. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

New York, New York

November 20, 1997

                          AMERICAN LAWYER MEDIA, L.P.

                                 BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995

                                 (IN THOUSANDS)

                                                                                               1996        1995
                                                                                            ----------  ----------
                                                      ASSETS

CURRENT ASSETS:
  Cash and cash equivalents...............................................................  $       90  $      780
  Accounts receivable, net of allowance for doubtful accounts of $1,357 in 1996 and $1,098
    in 1995...............................................................................       6,496       5,899
  Due from affiliate......................................................................         981         289
  Inventories, net........................................................................         520         629
  Other current assets....................................................................         536         476
                                                                                            ----------  ----------
      Total current assets................................................................       8,623       8,073

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of $6,469 in 1996 and
  $6,309 in 1995..........................................................................       4,533       3,649
INTANGIBLE ASSETS, net of accumulated amortization of $19,911 in 1996 and $18,773 in
  1995....................................................................................       5,242       6,381
GOODWILL, net of accumulated amortization of $229 in 1996 and $198 in 1995................         984       1,015
OTHER ASSETS..............................................................................         100         195
                                                                                            ----------  ----------
      Total assets........................................................................  $   19,482  $   19,313
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                  LIABILITIES AND PARTNERS' ACCUMULATED DEFICIT

CURRENT LIABILITIES:
  Accounts payable........................................................................  $    1,881  $      836
  Accrued expenses........................................................................       5,743       6,672
  Deferred income (including deferred subscription income of $7,221 in 1996 and $7,095 in
    1995).................................................................................       8,008       7,631
                                                                                            ----------  ----------
      Total current liabilities...........................................................      15,632      15,139

DUE TO GENERAL PARTNER....................................................................      30,150      22,114
                                                                                            ----------  ----------
      Total liabilities...................................................................      45,782      37,253

COMMITMENTS AND CONTINGENCIES (Note 7)
MINORITY INTEREST IN CONSOLIDATED PARTNERSHIP (Note 1)....................................      --           1,819
PARTNERS' ACCUMULATED DEFICIT.............................................................     (26,300)    (19,759)
                                                                                            ----------  ----------
    Total liabilities and partners' accumulated deficit...................................  $   19,482  $   19,313
                                                                                            ----------  ----------
                                                                                            ----------  ----------

  The accompanying notes to financial statements are an integral part of these balance sheets.

                          AMERICAN LAWYER MEDIA, L.P.

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                 (IN THOUSANDS)

                                                                                               1996        1995
                                                                                             ---------  ----------
NET REVENUES:
  Periodicals
    Advertising............................................................................  $  26,659  $   25,037
    Subscription...........................................................................     11,304      10,884
  Ancillary Products and Services..........................................................      8,467       8,387
  Internet Services........................................................................      5,474       3,238
                                                                                             ---------  ----------
      Total net revenues...................................................................     51,904      47,546
                                                                                             ---------  ----------
OPERATING EXPENSES:
  Editorial................................................................................      7,141       7,073
  Production and Distribution..............................................................     12,469      12,587
  Selling..................................................................................      7,479       6,913
  General and Administrative...............................................................     16,829      16,506
  Internet Services........................................................................     11,886      10,854
  Depreciation and Amortization............................................................      2,488       2,680
                                                                                             ---------  ----------
      Total operating expenses.............................................................     58,292      56,613
                                                                                             ---------  ----------
      Operating loss.......................................................................     (6,388)     (9,067)
                                                                                             ---------  ----------
INTEREST EXPENSE, net......................................................................      1,972       1,384
      Loss before minority interest........................................................     (8,360)    (10,451)

MINORITY INTEREST IN LOSS OF CONSOLIDATED PARTNERSHIP
  (Note 1).................................................................................        172       2,334
                                                                                             ---------  ----------
      Net loss (Note 3)....................................................................  $  (8,188) $   (8,117)
                                                                                             ---------  ----------
                                                                                             ---------  ----------

  The accompanying notes to financial statements are an integral part of these statements.

                          AMERICAN LAWYER MEDIA, L.P.

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                            AND ACCUMULATED DEFICIT

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                 (IN THOUSANDS)

                                                                                                       PARTNERS'
                                                                             CONTRIBUTED  EARNINGS/   ACCUMULATED
                                                                               CAPITAL      LOSSES      DEFICIT
                                                                             -----------  ----------  ------------
BALANCE AT DECEMBER 31, 1994...............................................   $  30,030   $  (41,672)  $  (11,642)
  Net loss.................................................................      --           (8,117)      (8,117)
                                                                             -----------  ----------  ------------
BALANCE AT DECEMBER 31, 1995...............................................      30,030      (49,789)     (19,759)
  Contribution of capital from minority partner............................       1,647       --            1,647
  Net loss.................................................................      --           (8,188)      (8,188)
                                                                             -----------  ----------  ------------
BALANCE AT DECEMBER 31, 1996...............................................   $  31,677   $  (57,977)  $  (26,300)
                                                                             -----------  ----------  ------------
                                                                             -----------  ----------  ------------

  The accompanying notes to financial statements are an integral part of these statements.

                          AMERICAN LAWYER MEDIA, L.P.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                 (IN THOUSANDS)

                                                                                                 1996       1995
                                                                                               ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...................................................................................  $  (8,188) $  (8,117)
  Adjustments to reconcile net loss to net cash used in operating activities--...............
    Depreciation and amortization............................................................      2,488      2,680
    Interest expense.........................................................................      1,972      1,384
    Minority share...........................................................................       (172)    (2,334)
    Allowance for doubtful accounts..........................................................        259        108
    Decrease (increase) in--
      Accounts receivable and due from affiliate.............................................     (1,548)       757
      Inventories............................................................................        109       (105)
      Other current assets...................................................................        (60)       (97)
      Other assets...........................................................................         95         13
    Increase (decrease) in--
      Accounts payable.......................................................................      1,045         28
      Accrued expenses.......................................................................       (929)      (146)
      Deferred income........................................................................        377        357
                                                                                               ---------  ---------
        Total adjustments....................................................................      3,636      2,645
                                                                                               ---------  ---------
        Net cash used in operating activities................................................     (4,552)    (5,472)
                                                                                               ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.......................................................................     (2,202)    (1,481)
                                                                                               ---------  ---------
        Net cash used in investing activities................................................     (2,202)    (1,481)
                                                                                               ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings from general partner........................................................      6,064      7,206
                                                                                               ---------  ---------
        Net cash provided by financing activities............................................      6,064      7,206
                                                                                               ---------  ---------
        Net (decrease) increase in cash......................................................       (690)       253
CASH, beginning of year......................................................................        780        527
                                                                                               ---------  ---------
CASH, end of year............................................................................  $      90  $     780
                                                                                               ---------  ---------
                                                                                               ---------  ---------

  The accompanying notes to financial statements are an integral part of these statements.

                          AMERICAN LAWYER MEDIA, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

1. ORGANIZATION

    American Lawyer Media, L.P. (the "Company") is a limited partnership of Time Warner and Associated Newspapers. The sole general partner of American Lawyer Media, L.P. is Time Warner. The Company is based in New York and has operations in seven states and the District of Columbia. The Company publishes THE AMERICAN LAWYER, CORPORATE COUNSEL MAGAZINE, AMLAW TECH, THE CONNECTICUT LAW TRIBUNE, LEGAL TIMES, NEW JERSEY LAW JOURNAL, THE RECORDER, TEXAS LAWYER, FULTON COUNTY DAILY REPORT, and the DAILY BUSINESS REVIEWS, all of which are divisions of the Company. In addition, the Company consolidates its interest in Counsel Connect, a New York general partnership. The partnership, which runs a membership-based internet service exclusively for lawyers and legal professionals, was formed in February 1994 by Mead Data Central and the Company. In February 1996, Mead Data Central assigned its interest in the partnership to the Company and also contributed the balance in its capital account of approximately $1,647,000, to the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

    Advertising revenues are generated from the placement of display and classified advertisements, as well as legal notices, in the Company's publications. Advertising revenue is recognized upon release of the related publications to subscribers. Allowances for estimated doubtful accounts are provided based upon historical experience.

    Subscription revenues are recognized on a pro rata basis as issues of a subscription are served.

    Ancillary revenues consist principally of third-party printing revenues, newsletter subscriptions, sales of professional books and directories, Lexis/Nexis royalty income, seminar income, and a daily fax service of court decisions.

    Internet services revenues consist of income earned from COUNSEL CONNECT subscriptions and usage fees.

DEFERRED SUBSCRIPTION INCOME

    Deferred subscription income results from advance payments or orders for magazine subscriptions received from subscribers.

CIRCULATION PROMOTION (SUBSCRIPTION DIRECT MAIL) COSTS

    Circulation promotion costs are charged to expense upon the release of the campaign.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          AMERICAN LAWYER MEDIA, L.P.

                           DECEMBER 31, 1996 AND 1995

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CASH AND CASH EQUIVALENTS

    The Company considers time deposits and certificates of deposit with original maturities of three months or less to be cash equivalents.

INVENTORIES

    Inventories consist principally of paper utilized by the Company and its outside printers and professional books published and sold by the Company. Inventories are stated at the lower of cost or market.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost. Significant improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets as follows:

Machinery and equipment...........................................  5 years
Buildings.........................................................  25 years
Furniture and fixtures............................................  5 years
Computer equipment and software...................................  3-5 years

    Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful life. The cost and accumulated depreciation of property sold or retired are removed from the accounts upon disposition.

INTANGIBLES AND GOODWILL

    Intangible assets, consisting primarily of non-compete agreements and subscription lists, are valued at the appraised market value of the assets at the date of acquisition, net of accumulated amortization. Intangibles are amortized over the expected useful lives of the respective assets, ranging from two to thirteen years. Goodwill represents the excess of purchase price over the fair value of net assets acquired, less accumulated amortization. Goodwill is being amortized on a straight-line basis over 40 years.

ACCOUNTS PAYABLE

    Included in accounts payable are $1,537,000 and $335,000 of bank overdrafts as of December 31, 1996 and 1995, respectively.

3. INCOME TAXES

    No provision has been made in the accompanying statements of operations for income taxes since, pursuant to provisions of the Internal Revenue Code, the net losses appearing on the accompanying statement of operations is reportable by each of the partners on their individual tax returns.

                          AMERICAN LAWYER MEDIA, L.P.

                           DECEMBER 31, 1996 AND 1995

4. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consisted of the following at December 31, 1996 and 1995 (in thousands):

                                                                             1996       1995
                                                                           ---------  ---------
Machinery and equipment..................................................  $   8,469  $   7,460
Buildings and improvements...............................................      1,398      1,349
Furniture and fixtures...................................................        763        777
Land.....................................................................        300        300
Automobiles..............................................................         72         72
                                                                           ---------  ---------
                                                                              11,002      9,958
Accumulated depreciation and amortization................................     (6,469)    (6,309)
                                                                           ---------  ---------
    Net property, plant and equipment....................................  $   4,533  $   3,649
                                                                           ---------  ---------
                                                                           ---------  ---------

5. RELATED PARTY TRANSACTIONS

    The Company has a business relationship with Courtroom Television Network ("Court TV"), an affiliate of the Company's general partner. Revenues are generated through licensing fees charged to Court TV for editorial content and sales of advertisements. The licensing fees for American Lawyer publications were fixed at approximately $255,000 in both 1996 and 1995. Advertising revenues from Court TV totaled approximately $244,000 and $233,000 for 1996 and 1995, respectively. In addition, the Company and Court TV share certain editorial and administrative resources and employees, as well as office facilities. The cost associated with employees who devote all or a portion of their time to Court TV activities is charged to Court TV based on an estimate of their time spent on such activities. These charges, which include an allocation for the chairman of the Company, amounted to $1,266,000 and $1,309,000 in 1996 and 1995, respectively. Court TV is also charged a flat annual fee of $195,000 for use of the Company's reporters for on-camera appearances and background reports. Finally, an allocation is made to Court TV to cover general overhead costs (e.g., rent, utilities, etc.) which amounted to approximately $90,000 in both 1996 and 1995. Amounts due from Court TV at December 31, 1996 and 1995 are reflected as due from affiliate on the accompanying balance sheets.

    The Company's general partner provides certain legal, administrative, accounting, and tax services for the Company. Charges for such services amounted to approximately $97,000 and $103,000, in 1996 and 1995, respectively.

6. DUE TO GENERAL PARTNER

    Due to General Partner consists of borrowings from WCI/AMLAW Inc. and interest accrued thereon. The borrowings bear interest at 1% under prime and do not have a stated maturity date. This amount has been included in long-term liabilities in the accompanying balance sheet since the amount is not intended to be repaid within the next year.

                          AMERICAN LAWYER MEDIA, L.P.

                           DECEMBER 31, 1996 AND 1995

7. COMMITMENTS AND CONTINGENCIES

    Rent expense, including payments of real estate taxes, insurance and other expenses required under certain leases, amounted to approximately $1,757,000 and $1,726,000 for the year ended December 31, 1996 and 1995, respectively, including rent accruals in excess of payments of $12,000 and $21,000 for the year ended December 31, 1996 and 1995, respectively.

    At December 31, 1996, minimum rental commitments under noncancelable leases were as follows (in thousands):

                                                                            REAL      SUBLEASE
                                                                           ESTATE      INCOME       OTHER       TOTAL
                                                                          ---------  ----------  -----------  ---------
1997....................................................................  $   3,481  $   (1,560)  $      67   $   1,988
1998....................................................................      3,161      (1,443)         70       1,788
1999....................................................................      3,094      (1,473)         59       1,680
2000....................................................................      3,087      (1,473)         44       1,658
2001....................................................................      2,906      (1,473)         33       1,466
2002 and thereafter.....................................................     17,424     (10,823)          5       6,606
                                                                          ---------  ----------       -----   ---------
                                                                          $  33,153  $  (18,245)  $     278   $  15,186
                                                                          ---------  ----------       -----   ---------
                                                                          ---------  ----------       -----   ---------

    Certain of the leases provide for free rent periods as well as rent escalations. The rental commitments above represent actual rental payments to be made. The financial statements reflect rent expense and rental income on a straight-line basis over the terms of the leases. An obligation of $12,400, representing accrued pro rata future payments, net of receipts, is included in the accompanying balance sheet as of December 31, 1996.

    The Company subleases a portion of its office facilities to Court TV. The sublease charges summarized above are based on an oral agreement between the Company and Court TV.

    The lease for the Company's headquarters contains a provision whereby the Company could elect not to renew the lease for the years 1999 through 2008 upon payment of a $2,200,000 termination penalty.

    The Company is involved in a number of legal proceedings, some of which are significant, which arose in the ordinary course of business. In the opinion of management, the ultimate outcome of these contingencies is not expected to have a material adverse effect on the Company's financial position or results of operations.

8. EMPLOYEE BENEFITS

    The Company sponsors a retirement savings plan. Participation in this plan is available for substantially all employees. The plan provides for employer matching of employees' contributions, as defined. The cost of the plan for the years ended December 31, 1996 and 1995, was $308,000 and $310,000, respectively.

    The Company sponsors an Excess Benefit Pension Plan providing a benefit to highly compensated employees in excess of the benefits provided by the tax qualified defined benefit plan. The plan is an unfunded, non-qualified deferred compensation plan.

                          AMERICAN LAWYER MEDIA, L.P.

                           DECEMBER 31, 1996 AND 1995

8. EMPLOYEE BENEFITS (CONTINUED)
    The Company also has a defined benefit plan covering substantially all employees. The Company's general funding policy is to contribute annual amounts that satisfy the Internal Revenue Code funding requirements. The components of net periodic pension cost are as follows:

                                                                           1996        1995
                                                                        ----------  ----------
Service cost..........................................................  $  361,216  $  324,416
Interest cost on projected benefit obligation.........................     188,428     155,834
Actual return on assets...............................................    (260,515)    (90,023)
Net amortization and deferral.........................................     178,602      59,568
                                                                        ----------  ----------
                                                                        $  467,731  $  449,795
                                                                        ----------  ----------
                                                                        ----------  ----------

    The following table sets forth the funded status of the Company's defined benefit plan and amounts recognized in the balance sheet as of December 31:

                                                                        1996          1995
                                                                    ------------  ------------
Actuarial present value of benefit obligations:
Vested benefit obligation.........................................  $  1,756,139  $  1,414,464
                                                                    ------------  ------------
Accumulated benefit obligation....................................  $  1,988,235  $  1,606,773
                                                                    ------------  ------------
Projected benefit obligation......................................  $  3,031,741  $  2,547,018
Plan assets at fair value.........................................     1,965,782     1,242,044
                                                                    ------------  ------------
Projected benefit obligation in excess of plan assets.............  $  1,065,959  $  1,304,974
Unrecognized net gain (loss)......................................       155,802      (174,550)
Unrecognized net transition obligation............................      (728,462)     (788,030)
                                                                    ------------  ------------
Accrued pension liability.........................................  $    493,299  $    342,394
                                                                    ------------  ------------
                                                                    ------------  ------------

    In determining the actuarial present value of the projected benefit obligation, the discount rate was 7.5% as of December 31, 1996 and 1995; the rate of increase in future compensation levels was 6% as of December 31, 1996 and 1995, and the expected long-term rate of return on assets was 9% as of December 31, 1996 and 1995.

    The Company sponsors a comprehensive medical and dental insurance plan which is available to substantially all employees. The Company is self insured for claims submitted under this plan up to predetermined amounts, above which third party insurance applies.

9. STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 107--
  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and due to general partner. The carrying amount of these accounts approximates fair value.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the National Law Publishing Company, Inc.:

    We have audited the accompanying consolidated balance sheet of National Law Publishing Company, Inc. (a New York corporation) and subsidiaries as of December 21, 1997 and the related consolidated statement of operations, stockholders' equity and cash flows for the period from January 1, 1997 through December 21, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Law Publishing Company, Inc. and subsidiaries as of December 21, 1997, and the results of their operations and their cash flows for the period from January 1, 1997 through December 21, 1997 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

New York, New York
April 3, 1998

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 21, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                         $     584
  Accounts receivable, net of allowances for doubtful accounts and sales returns
    of $1,014.....................................................................      7,402
  Inventories, net................................................................      1,010
  Deferred income taxes...........................................................        800
  Other current assets............................................................        741
                                                                                    ---------
      Total current assets........................................................     10,537
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation and amortization of
  $2,250..........................................................................      2,544
INTANGIBLE ASSETS, net of accumulated amortization of $14,306.....................    122,351
DEFERRED INCOME TAXES.............................................................      2,934
OTHER ASSETS......................................................................      1,244
                                                                                    ---------
      Total assets................................................................  $ 139,610
                                                                                    ---------
                                                                                    ---------
                            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable................................................................  $   1,522
  Accrued expenses................................................................      1,674
  Deferred income (including deferred subscription income of $9,041)..............      9,545
                                                                                    ---------
      Total current liabilities...................................................     12,741
                                                                                    ---------
LONG-TERM DEBT....................................................................     59,500
DEFERRED INCOME TAXES.............................................................        926
                                                                                    ---------
OTHER NONCURRENT LIABILITIES......................................................      1,661
                                                                                    ---------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value; 125,000 shares authorized; 89,609 shares issued
    and outstanding...............................................................          1
  Paid-in capital.................................................................     72,993
  Accumulated (deficit)...........................................................     (8,212)
                                                                                    ---------
        Total stockholders' equity................................................     64,782
                                                                                    ---------
        Total liabilities and stockholders' equity................................  $ 139,610
                                                                                    ---------
                                                                                    ---------

       The accompanying notes are an integral part of this balance sheet

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 21, 1997

                                 (IN THOUSANDS)

REVENUES:
  Periodicals......................................................................
    Advertising....................................................................  $  26,402
    Subscription...................................................................      9,504
  Ancillary products and services..................................................     13,926
  Internet services................................................................      1,109
                                                                                     ---------
        Total net revenues.........................................................     50,941
                                                                                     ---------
OPERATING EXPENSES:
  Editorial........................................................................      5,837
  Production and distribution......................................................      9,872
  Selling..........................................................................      8,211
  General and administrative.......................................................      8,722
  Internet services................................................................      1,657
  Depreciation and amortization....................................................      7,283
  Special compensation charge......................................................      6,926
                                                                                     ---------
        Total operating costs and expenses.........................................     48,508
                                                                                     ---------
        Operating income...........................................................      2,433
INTEREST EXPENSE, NET..............................................................     (5,137)
                                                                                     ---------
        Loss before income taxes...................................................     (2,704)
PROVISION FOR INCOME TAXES.........................................................     (2,508)
                                                                                     ---------
        Net loss...................................................................  $  (5,212)
                                                                                     ---------
                                                                                     ---------

         The accompanying notes are an integral part of this statement

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 21, 1997

                                 (IN THOUSANDS)

                                                            COMMON       PAID-IN    ACCUMULATED    TREASURY
                                                             STOCK       CAPITAL     (DEFICIT)       STOCK       TOTAL
                                                          -----------  -----------  ------------  -----------  ---------
BALANCE AT DECEMBER 31, 1996............................   $       1    $  66,165    $   (3,000)   $  --       $  63,166
  Contribution from Stockholder.........................                    6,828                                  6,828
  Net loss for the period from January 1, 1997 through
    December 21, 1997...................................      --           --            (5,212)      --          (5,212)
                                                          -----------  -----------  ------------  -----------  ---------
BALANCE AT DECEMBER 21, 1997............................   $       1    $  72,993    $   (8,212)   $  --       $  64,782
                                                          -----------  -----------  ------------  -----------  ---------
                                                          -----------  -----------  ------------  -----------  ---------

         The accompanying notes are an integral part of this statement

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 21, 1997

                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss........................................................................  $  (5,212)
  Adjustments to reconcile net loss to net cash provided by operating activities--
    Depreciation and amortization.................................................      7,283
    Decrease in deferred income taxes.............................................      1,134
    Special compensation charges..................................................      6,828
    Changes in operating assets and liabilities--.................................
      (Increase) in accounts receivable...........................................       (405)
      (Increase) in inventories...................................................       (174)
      Decrease in prepaid expenses and other current assets.......................         37
      Decrease in other assets....................................................        317
      (Decrease) in accounts payable and accrued expenses.........................       (320)
      Increase in deferred income.................................................        788
      Increase in other noncurrent liabilities....................................      1,016
                                                                                    ---------
        Net cash provided by operating activities.................................     11,292
                                                                                    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to furniture, equipment and leasehold improvements, net of loss on
    disposal of fixed assets of $19...............................................       (496)
                                                                                    ---------
        Net cash used in investing activities.....................................       (496)
                                                                                    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of debt..............................................................    (10,800)
                                                                                    ---------
        Net cash used in financing activities.....................................    (10,800)
                                                                                    ---------
        Net decrease in cash and cash equivalents.................................         (4)

CASH AND CASH EQUIVALENTS, beginning of period....................................        588
                                                                                    ---------
CASH AND CASH EQUIVALENTS, end of period..........................................  $     584
                                                                                    ---------
                                                                                    ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for--
    Interest......................................................................  $   5,528
    Income taxes..................................................................        341
                                                                                    ---------
                                                                                    ---------

         The accompanying notes are an integral part of this statement

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 21, 1997

1. ORGANIZATION

    The National Law Publishing Company, Inc. ("National") through its wholly owned operating subsidiary, New York Law Publishing Company, Inc. ("NYLP" or the "Company") is considered a leading publisher of periodicals, books and newsletters as well as a provider of seminars and electronic information services targeted to the U.S. legal community. NYLP's principal periodical publications are the New York Law Journal (a daily newspaper), The National Law Journal (a weekly publication) and Law Technology Product News (published approximately fifteen times per year). NYLP also wholly owns Law Journal EXTRA!, Inc. ("LJX"). LJX is an on-line service available on the World Wide Web providing access to various legal information and related services including electronic versions of NYLP's principal periodicals.

    On December 1, 1995, Boston Ventures Limited Partnership IV and Boston Ventures Limited Partnership IVA (collectively "Boston Ventures"), through a wholly-owned subsidiary, NLPC Acquisition, Inc. ("NAI"), acquired approximately 71,308 shares of National's common stock from Apollo Publishing Partners, L.P. ("Apollo") and James A. Finkelstein ("Finkelstein"), the chief executive of the Company, and initiated a series of related transactions which resulted in Boston Ventures acquiring approximately 94.3% of National for $141,958,454 in cash plus acquisition related costs of $757,000.

    In addition, on December 1, 1995, NAI was merged into National, with National as the surviving corporation. In connection with the merger, Boston Ventures received 60,916.5954 shares of National's common stock (approximately 94.3% of National's outstanding stock) in exchange for its shares of NAI. Finkelstein retained 3,691.9149 shares of National, approximately 5.7% of its outstanding stock. In addition, under a related stock option agreement, Finkelstein was granted options to acquire up to an additional 6,461 shares of National which vest, subject to certain employment and operating performance criteria, over a five year period (Note 7).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

    The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company believes it is not exposed to any significant credit risk related to cash and cash equivalents. Concentrations of credit risk with respect to trade accounts receivable are, except for amounts due from legal advertising ad agents ("Legal Ad Agents"), generally limited due to the large number of customers comprising the Company's customer base. Such Legal Ad Agents do not have significant liquid net worth and, as a result, the Company is exposed to a certain level of credit concentration risk in this area, which the Company believes it has adequately provided for.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                               DECEMBER 21, 1997

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION

    Advertising revenues are generated from the placement of display and classified advertisements, as well as legal notices, in the Company's publications. Advertising revenue is recognized upon release of the related publications to subscribers.

    Subscription revenues are recognized on a pro rata basis as issues of a subscription are served.

    Ancillary revenues consist principally of newsletter subscriptions, sales of professional books, software, royalty income and seminar income.

    Internet services revenues are recognized upon the release of an advertisement on the website.

DEFERRED SUBSCRIPTION INCOME

    Deferred subscription income results from advance payments or orders for subscriptions received from subscribers and is amortized on a straight-line basis over the life of the subscription as issues are served. Subscription receivables of $734,000 are included in accounts receivable in the accompanying consolidated balance sheet.

EXPENSE RECOGNITION

    ADVERTISING AND PROMOTION COSTS--Advertising expenditures are expensed when the particular advertisement is released. The Company capitalizes direct response promotional costs. At December 21, 1997 approximately $1,152,000 of direct response promotional costs was recorded in other assets on the accompanying consolidated balance sheet. Advertising expense was approximately $3,018,000 for the period ended December 21, 1997. The amortization of direct response promotion expenditures is included in selling expense in the accompanying consolidated statements of operations.

    EDITORIAL COSTS--All editorial costs are expensed as incurred.

CASH AND CASH EQUIVALENTS

    The Company considers time deposits and certificates of deposit with original maturities of three months or less to be cash equivalents.

INVENTORIES

    Inventories consist principally of professional books published and sold by the Company and related binding materials utilized. Inventories are stated at the lower of cost, as determined by the average cost method, or market.

PROPERTY, PLANT AND EQUIPMENT

    Furniture, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Furniture, equipment and purchased software are depreciated on a straight-line basis over their respective estimated useful lives. Repairs and maintenance are charged to expense as incurred. Leasehold improvements are amortized over the lives of the improvements or the term of the related lease, whichever is shorter.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                               DECEMBER 21, 1997

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INTANGIBLE ASSETS

    Intangible assets include deferred financing costs with the amortization and/or write-off of such costs classified as part of amortization expense. Goodwill represents the excess of purchase price over the fair value of net assets acquired.

3. PROPERTY, PLANT AND EQUIPMENT, NET

    The following is a summary of property, plant and equipment at December 21, 1997:

                                                                                   ESTIMATED
                                                                                    USEFUL
                                                               (IN THOUSANDS)        LIVES
                                                               ---------------  ---------------
Computer equipment and purchased software....................     $   2,971     6 years
Furniture and office equipment...............................         1,210     5 to 9 years
Leasehold improvements.......................................           613     7 to 10 years
                                                                     ------
                                                                      4,794
Less-accumulated depreciation and amortization...............        (2,250)
                                                                     ------
                                                                  $   2,544
                                                                     ------
                                                                     ------

4. INTANGIBLE ASSETS, NET

    The following is a summary of intangible assets at December 21, 1997:

                                                                       (IN       AMORTIZATION
                                                                   THOUSANDS)      PERIODS
                                                                  -------------  ------------
Goodwill........................................................   $   135,519      20 years
Deferred financing costs........................................         1,138       7 years
                                                                  -------------
                                                                       136,657
Less-accumulated amortization...................................       (14,306)
                                                                  -------------
                                                                   $   122,351
                                                                  -------------
                                                                  -------------

    Total amortization expense of intangibles was approximately $6,709,000 for the period ended December 21, 1997.

5. LONG-TERM DEBT

    Long-term debt was comprised of the following at December 21, 1997:

                                                                                (IN THOUSANDS)
                                                                                --------------
Revolving credit facilities...................................................    $   59,500
Less-current portion of revolving credit facilities reduction amount..........        --
                                                                                     -------
                                                                                  $   59,500
                                                                                     -------
                                                                                     -------

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                               DECEMBER 21, 1997

5. LONG-TERM DEBT (CONTINUED)
REVOLVING CREDIT FACILITIES

    On December 1, 1995, the Company entered into a revolving credit facility agreement (the "Credit Agreement") with The First National Bank of Boston (the "Bank"), as a lender and as agent for other lenders, under which NAI borrowed $15,674,061 and NYLP borrowed $55,225,939 (aggregating $70,900,000) in connection with Boston Ventures' acquisition of the Company. Upon NAI's merger into National, NYLP assumed the $15,674,061 of Bank debt, in the form of a dividend from NYLP to National. The Company's borrowing capacity under the revolving credit facility, including cash loans and standby letters of credit of up to $6 million, was $70.5 million through December 21, 1997, and decreases semi-annually until final maturity on December 31, 2002 as follows:

PERIOD                                                                              AMOUNT
------------------------------------------------------------------------------  --------------
                                                                                (IN THOUSANDS)
January 1, 1998 through June 29, 1998.........................................    $   67,000
June 30, 1998 through December 30, 1998.......................................        63,250
December 31, 1998 through June 29, 1999.......................................        59,500
June 30, 1999 through December 30, 1999.......................................        55,250
December 31, 1999 through June 29, 2000.......................................        51,000
June 30, 2000 through December 30, 2000.......................................        45,750
December 31, 2000 through June 29, 2001.......................................        40,500
June 30, 2001 through December 30, 2001.......................................        33,750
December 31, 2001 through June 29, 2002.......................................        27,000
June 30, 2002 through final maturity date.....................................        19,000
Final maturity date (December 31, 2002)

    Available borrowings under this facility are further limited by the sum of
(a) the Company's letter of credit exposure and (b) certain stipulated percentages of excess cash flow based on the ratio of the Company's consolidated funded debt to consolidated operating cash flow, as defined. Outstanding borrowings under the facility bear interest at a fluctuating rate, subject to the Company's elected pricing option, at either the Base Rate, Eurodollar Rate, and/or CD Rate, plus a variable margin based on the Company's ratio of consolidated funded debt to consolidated operating cash flow, as defined. The interest rate under this revolving credit facility approximated 8.0% for the period ended December 21, 1997. Commitment fees are charged and payable quarterly at either a .375% or .500% annual rate, depending on the Company's ratio of consolidated funded debt to consolidated operating cash flow for the immediately preceding quarter (the "Quarterly Funded Debt Ratio") and on the average daily unused portion of the revolving credit facility. In addition, letter of credit usage fees are payable at rates which range between 1.25% and 2.5% depending on the Quarterly Funded Debt Ratio and on the daily letter of credit exposure during the three month period or portion thereof ending on such payment date. The revolving credit facility is secured by the assets of National and NYLP and the stock of NYLP and it subsidiaries.

    The Credit Agreement requires, among other things, that the Company maintain certain minimum levels of consolidated operating cash flow and certain prescribed ratios of consolidated funded debt to consolidated operating cash flows, consolidated operating cash flow to interest expense and consolidated adjusted operating cash flow to consolidated fixed charges, as defined. The Credit Agreement contains other restrictive covenants, including limitations on indebtedness, investments and acquisitions, the disposition of assets, transactions with affiliates and distributions to stockholders.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                               DECEMBER 21, 1997

5. LONG-TERM DEBT (CONTINUED)
    The Agreement provides that within 10 days after the Eurodollar Basic Rate for three month Eurodollar Pricing Options first exceeds 5.875% per annum, the Company will obtain and thereafter keep in effect one or more interest rate protection agreements covering a notional amount of at least 50% of the outstanding borrowings under the revolving credit facility for an aggregate period of not less than two years.

6. INCOME TAXES

    National and its subsidiaries file a consolidated Federal and combined New York State and New York City income tax returns. NYLP also files income tax returns in California and the District of Columbia. At December 21, 1997, National had a net operating loss carryforwards available to offset future taxable income for Federal income tax purposes of approximately $2.0 million. These carryforwards expire in the years 2004 through 2010 and, as a result of the change in ownership described in Note 1, are subject to the limitations of Internal Revenue Code Section 382. At December 21, 1997, National had approximately $75,000 of operating loss carryforwards for New York State and New York City income tax purposes.

    The provision for income taxes is comprised of the following for the period from January 1, 1997 to December 21, 1997:

Current--
  Federal..........................................................  $   1,830
  State and local..................................................        610
                                                                     ---------
                                                                     $   2,440
                                                                     ---------
Deferred--
  Federal..........................................................         50
  State and local..................................................         18
                                                                     ---------
                                                                     $      68
                                                                     ---------
                                                                     $   2,508
                                                                     ---------
                                                                     ---------

    The reconciliation between the provision for income taxes and the amount computed by applying the statutory Federal income tax rate to loss before income taxes is as follows for the period from January 1, 1997 to December 21, 1997:

Federal statutory income taxes......................................  $    (947)
Permanent differences (principally goodwill amortization)...........      2,391
State and local income taxes, net of Federal benefit................        352
Other...............................................................        712
                                                                      ---------
                                                                      $   2,508
                                                                      ---------
                                                                      ---------

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                               DECEMBER 21, 1997

7. STOCKHOLDERS' EQUITY

STOCK OPTIONS

    In connection with and as a condition of Boston Ventures' acquisition, the Company entered into a stock option agreement (the "Agreement") with Finkelstein which, subject to certain terms and conditions of the Agreement, granted Finkelstein an option to purchase an aggregate of approximately 6,461 shares of National's common stock. One-third of the shares covered by the option vest and become exercisable in 60 equal installments of approximately 36 shares on the last day of each month commencing on January 31, 1996 and continuing until December 31, 2000. The remaining shares vest and become exercisable, subject to the Company's attainment of two separate annual operating cash flow targets, as defined, in equal annual installments of approximately 431 shares or approximately 862 shares, respectively (if such respective operating cash flow targets are reached), on December 31, 1996 through 2000 or upon sale, subject to achieving certain performance targets. The vesting of all shares is generally subject to Finkelstein being employed by the Company on such dates. The shares are exercisable at a price of approximately $1,083 per share and expire on the tenth anniversary date of the Agreement.

STOCKHOLDERS' AGREEMENT

    On December 1, 1995, Boston Ventures, National and Finkelstein entered into a stockholders' agreement which, among other things, allows Finkelstein, upon the nonrenewal of his employment, as defined in his employment agreement to require the Company to purchase all of his shares and liquidate and cash out his vested option shares for fair value. The Company's obligation to acquire Finkelstein's shares is subject to it being permitted by the Credit Agreement and applicable law to do so. In addition, the stockholders' agreement gives the Company, along with Boston Ventures, the right of first refusal with respect to Finkelstein's shares.

8. RETIREMENT PLANS

    The Company has a 401(k) profit sharing plan (the "Plan") for all eligible employees who have completed one year of service. Under the Plan, the Company has the option of making a matching contribution of up to 3% of a participant's compensation. The Company may also annually contribute additional discretionary amounts to participants. For the period ended December 21, 1997, the Company did not make any matching discretionary contributions to the Plan.

    In addition, approximately twenty Company employees are covered by certain defined contribution retirement plans sponsored by the Typographical Union. Company contributions to these retirement plans for the period ended December 21, 1997 were approximately $474,000.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                               DECEMBER 21, 1997

9. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

    The Company leases office space under non-cancelable operating leases which expire at various dates through October 2008. At December 21, 1997, the future minimum payments due under these leases, net of sublease income are as follows:

YEARS ENDING DECEMBER 31,                                                           AMOUNT
------------------------------------------------------------------------------  --------------
                                                                                (IN THOUSANDS)
1998..........................................................................         1,093
1999..........................................................................         1,173
2000..........................................................................         1,177
2001..........................................................................         1,177
Thereafter....................................................................         8,611
                                                                                     -------
                                                                                  $   13,231
                                                                                     -------
                                                                                     -------

    Rent expense, net of sublease income, was approximately $1,153,000 for the period ended December 21, 1997.

    At December 21, 1997, the Company had a letter of credit outstanding of approximately $533,000 for the security deposit on its corporate office space.

EMPLOYMENT AGREEMENT

    In connection with Boston Ventures' December 1, 1995 acquisition of the Company, Finkelstein entered into a long-term employment agreement (the "Employment Agreement") with the Company. The initial term of the Employment Agreement is through December 31, 2000 and provides for, among other things, an annual base salary which, beginning on June 30, 1996, and annually thereafter, is to be increased by the greater of (i) 5% or (ii) the annual increase in the consumer price index for all urban consumers not in excess of 8%.

LEGAL MATTERS

    The Company is subject to certain legal actions and complaints that arise in the ordinary course of its business. In the opinion of management, the amount of the ultimate liability, if any, which may result from these legal actions and complaints will not materially affect the consolidated financial statements of the Company.

10. FAIR VALUES OF FINANCIAL INSTRUMENTS

    The Company has a number of financial instruments, none of which are held for trading purposes. These financial instruments consist of cash and cash equivalents, long-term debt and interest rate protection agreements. The Company estimates that the fair value of all financial instruments at December 21, 1997 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated balance sheet.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                               DECEMBER 21, 1997

11. SUBSEQUENT EVENT

    On December 22, 1997, Boston Ventures and Mr. James A. Finkelstein completed a Stock Purchase Agreement with American Lawyer Media, LLC for the sale of NLP. The purchase price for the NLP acquisition was approximately $203,200,000 in cash. In connection with the sale of the Company, Boston Ventures cashed out options held by certain management employees. The payment totaled approximately $6,926,000 which is included as a special compensation charge in the accompanying consolidated statement of operations.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
  National Law Publishing Company, Inc.

    We have audited the consolidated balance sheets of National Law Publishing Company, Inc. (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

    As discussed in Note 1, the Company's 1995 consolidated financial statements, effective December 1, 1995, reflect the push down accounting effects of Boston Ventures' acquisition cost for the Company. The consolidated financial statements for the eleven month period prior to December 1, 1995 do not reflect the push down accounting effects of the acquisition cost basis of the Company's former stockholders.

                                             LESLIE SUFRIN AND COMPANY, P.C.

February 19, 1997, except as to Note 7

which date is March 27, 1997

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995

                                 (IN THOUSANDS)

                                                                                             1996         1995
                                                                                          -----------  -----------
                                                      ASSETS
Current assets:
  Cash and cash equivalents.............................................................  $       588  $       101
  Accounts receivable, net of allowances for doubtful accounts and sales returns of
    $1,086 in 1996 and $1,159 in 1995...................................................        6,997        6,496
  Inventories, net......................................................................          836          784
  Deferred tax benefits (Note 9)........................................................        4,293        3,208
  Prepaid expenses and other current assets.............................................          778          860
                                                                                          -----------  -----------
      Total current assets..............................................................       13,492       11,449
Furniture, equipment and leasehold improvements, net (Note 4)...........................        2,621        2,664
Intangible assets, net (Note 5).........................................................      129,060      134,738
Deferred tax benefits (Note 9)..........................................................          577        4,354
Other assets (Note 6)...................................................................        1,561          920
                                                                                          -----------  -----------
                                                                                          $   147,311  $   154,125
                                                                                          -----------  -----------
                                                                                          -----------  -----------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.................................................  $     3,516  $     4,253
  Current portion of long-term debt.....................................................        3,300      --
  Due to stockholder (Note 7)...........................................................      --             5,000
  Deferred revenue......................................................................        8,757        6,913
                                                                                          -----------  -----------
      Total current liabilities.........................................................       15,573       16,166
Long-term debt (Note 7).................................................................       67,000       70,900
Other non-current liabilities...........................................................        1,571        1,439
Commitments and contingencies
Stockholders' equity (Note 10):
  Common stock, $.01 par value; 125,000 shares authorized; 89,609 shares issued and
    outstanding.........................................................................            1            1
  Additional paid-in capital............................................................       66,165       66,165
  Accumulated (deficit).................................................................       (2,999)        (546)
                                                                                          -----------  -----------
      Total stockholders' equity........................................................       63,167       65,620
                                                                                          -----------  -----------
                                                                                          $   147,311  $   154,125
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                            See accompanying notes.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                 (IN THOUSANDS)

                                                                                                1996       1995
                                                                                              ---------  ---------
REVENUES:
Periodicals
  Advertising...............................................................................  $  23,319  $  21,387
  Subscription..............................................................................      9,759      9,694
Ancillary products and services.............................................................     13,398     12,729
Internet services...........................................................................        747        264
                                                                                              ---------  ---------
      Total net revenues....................................................................     47,223     44,074
                                                                                              ---------  ---------
OPERATING COSTS AND EXPENSES:
  Editorial.................................................................................      5,929      5,778
  Production and distribution...............................................................      8,679      8,146
  Selling...................................................................................      8,991      9,776
  General and administrative................................................................      8,047      7,620
  Internet services.........................................................................      1,704      2,947
  Depreciation and amortization.............................................................      7,487      6,329
                                                                                              ---------  ---------
      Total operating costs and expenses....................................................     40,837     40,596
                                                                                              ---------  ---------
    Operating income........................................................................      6,386      3,478
INTEREST EXPENSE, NET.......................................................................     (6,013)    (5,458)
OTHER INCOME (EXPENSE)(Note 11).............................................................        181       (211)
                                                                                              ---------  ---------
      Total other (expense).................................................................     (5,832)    (5,669)
                                                                                              ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES...........................................................        554     (2,191)
(PROVISION) BENEFIT FOR INCOME TAXES (Note 9)...............................................     (3,007)       523
                                                                                              ---------  ---------
NET (LOSS)..................................................................................  $  (2,453) $  (1,668)
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                            See accompanying notes.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                 (IN THOUSANDS)

                                                                            ADDITIONAL
                                                                COMMON        PAID-IN    ACCUMULATED    TREASURY
                                                                 STOCK        CAPITAL     (DEFICIT)      STOCK       TOTAL
                                                             -------------  -----------  ------------  ----------  ----------
Balance, January 1, 1995...................................    $       1    $     2,261   $  (35,910)  $  (11,194) $  (44,842)
Elimination of accumulated deficit and treasury stock at
  December 1, 1995 resulting from Boston Ventures'
  acquisition of approximately 94.3% of the Company (Note
  1).......................................................       --            (48,226)      37,032       11,194      --
Fair value and other adjustments related to Boston
  Ventures' acquisition....................................       --            112,130       --           --         112,130
Net (loss) for the year ended December 31, 1995............       --            --            (1,668)      --          (1,668)
                                                                      --
                                                                            -----------  ------------  ----------  ----------
Balance, December 31, 1995.................................            1         66,165         (546)      --          65,620
Net (loss) for the year ended December 31, 1996............       --            --            (2,453)      --          (2,453)
                                                                      --
                                                                            -----------  ------------  ----------  ----------
Balance, December 31, 1996.................................    $       1    $    66,165   $   (2,999)  $   --      $   63,167
                                                                      --
                                                                      --
                                                                            -----------  ------------  ----------  ----------
                                                                            -----------  ------------  ----------  ----------

                            See accompanying notes.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                 (IN THOUSANDS)

                                                                                                   1996       1995
                                                                                                 ---------  ---------
Cash flows from operating activities:
  Net (loss)...................................................................................  $  (2,453) $  (1,668)
  Adjustments to reconcile net (loss) to net cash provided by operating activities:
    Depreciation and amortization..............................................................      7,487      6,329
    Provision for deferred rent................................................................        136        238
    Deferred income taxes......................................................................      2,692       (546)
    Loss on disposal of fixed assets...........................................................          9     --
    Changes in operating assets and liabilities:
      (Increase) in accounts receivable........................................................       (335)      (247)
      (Increase) in inventories................................................................        (52)      (104)
      (Increase) decrease in prepaid expenses and other current assets.........................         82       (189)
      (Increase) in other assets...............................................................       (641)      (899)
      Increase (decrease) in accounts payable and accrued expenses.............................       (737)       965
      Increase (decrease) in deferred revenue..................................................        432       (178)
      (Decrease) in other non current liabilities..............................................         (4)       (11)
                                                                                                 ---------  ---------
        Net cash provided by operating activities..............................................      6,616      3,690
                                                                                                 ---------  ---------
Cash flows from investing activities:
    Additions to furniture, equipment and leasehold improvements...............................       (512)      (608)
    Additions to intangible assets.............................................................        (17)    --
                                                                                                 ---------  ---------
        Net cash (used in) investing activities................................................       (529)      (608)
                                                                                                 ---------  ---------
Cash flows from financing activities:
    Payments on line of credit.................................................................     (8,524)   (44,600)
    Payment of stockholder debt................................................................     (5,000)    --
    Proceeds from line of credit...............................................................      7,924     --
    Payment of deferred financing costs........................................................     --         (1,138)
    Payment of acquisition costs...............................................................     --         (2,839)
    Payment of subordinated debt...............................................................     --        (10,000)
    Issuance of long-term debt.................................................................     --         70,900
    Purchase of stock, warrants and options....................................................     --        (15,674)
                                                                                                 ---------  ---------
        Net cash (used in) financing activities................................................     (5,600)    (3,351)
                                                                                                 ---------  ---------
Net increase (decrease) in cash and cash equivalents...........................................        487       (269)
Cash and cash equivalents--beginning of year...................................................        101        370
                                                                                                 ---------  ---------
Cash and cash equivalents--end of year.........................................................  $     588  $     101
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
Supplemental disclosure of cash flow information:
    Cash paid during the year for:
      Interest.................................................................................  $   6,198  $   5,303
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
      Income taxes.............................................................................  $     117  $      91
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
Supplemental disclosure of non cash activities:
    Issuance of Note payable to stockholder in connection with the acquisition of a portion of
     such stockholder's common stock on December 1, 1995 (Notes 1 and 7).......................  $  --      $   5,000
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
    Push-down of acquisition cost in excess of fair value of net assets acquired resulting in
     an increase of stockholders' equity.......................................................  $  --      $  45,964
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
    Purchase price adjustment related principally to the revaluation of deferred subscription
     income at the acquisition date resulting in a corresponding increase to goodwill..........  $   1,246  $  --
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                            See accompanying notes.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

1. ORGANIZATION, NATURE OF BUSINESS AND CHANGE IN OWNERSHIP

    The National Law Publishing Company, Inc. ("National") through its wholly owned operating subsidiary, New York Law Publishing Company, Inc. ("NYLP") is a leading publisher of periodicals, books and newsletters as well as a provider of seminars and electronic information services targeted to the U.S. legal community. NYLP's principal periodical publications are NEW YORK LAW JOURNAL (a daily newspaper), THE NATIONAL LAW JOURNAL (a weekly publication) and LAW TECHNOLOGY PRODUCT NEWS (published 12 times per year). NYLP also wholly owns Law Journal EXTRA!, Inc. ("LJX"). LJX is an online service available on the World Wide Web providing access to various legal information and related services including electronic versions of NYLP's principal periodicals. In addition to NYLP, National also owns all outstanding shares of PPC Publishing Corporation ("PPC"), whose sole asset is 25,000 shares of National's common stock. National and its subsidiaries are collectively referred to as the "Company".

    On December 1, 1995, Boston Ventures Limited Partnership IV and Boston Ventures Limited Partnership IVA (collectively, "Boston Ventures"), through a wholly-owned subsidiary, NLPC Acquisition, Inc. ("NAI"), acquired approximately 71,308 shares of National's common stock from Apollo Publishing Partners, L.P. ("Apollo") and James A. Finkelstein ("Finkelstein"), the chief executive of the Company, and initiated a series of related transactions which resulted in Boston Ventures acquiring approximately 94.3% of National for $141,958,454 in cash plus acquisition related costs of $757,000. The following summarizes the series of transactions which have been accounted for as acquisition related:

      (i)  Purchase by NAI of 71,308.0851 shares of National stock (65,000 and
           6,308.0851 shares acquired from Apollo and Finkelstein, respectively)....  $77,258,645
     (ii)  Cash settlement and cancellation of a Finkelstein stock option and Apollo
           stock warrant of 9,756 shares and 1,407 shares, respectively.............    9,415,417
    (iii)  Payment of NYLP bank debt and related accrued interest...................   43,083,087
     (iv)  Payment of National 13% subordinated notes and related accrued
           interest.................................................................   10,119,167
      (v)  Payment of certain agreed upon transaction related expenses incurred by
           the Company on behalf of Apollo and Finkelstein..........................    2,082,138
                                                                                      -----------
                                                                                      $141,958,454
                                                                                      -----------
                                                                                      -----------

    In addition, on December 1, 1995, NAI was merged into National, with National as the surviving corporation. In connection with the merger, Boston Ventures received 60,916.5954 shares of National's common stock (approximately 94.3% of National's outstanding stock) in exchange for its shares of NAI. Finkelstein retained 3,691.9149 shares of National, approximately 5.7% of its outstanding stock. In addition, under a related stock option agreement, Finkelstein was granted options to acquire up to an additional approximate 6,461 shares of National which vest, subject to certain employment and operating performance criteria, over a five year period (See Note 10).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A) BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of National and its direct and indirect wholly-owned subsidiaries. As a result of the acquisition by Boston Ventures of approximately 94.3% of National's common stock on December 1, 1995, the Company's assets and liabilities were adjusted to fair value under what is commonly referred to as push down accounting. Since the fair value of the Company's

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) tangible net assets approximated book value, the effect of applying push down accounting has been to record goodwill and to adjust stockholders' equity (deficiency) on that date to reflect Boston Ventures' acquisition cost. Finkelstein's continuing interest in the Company has been reflected at its historical cost basis and not at its $4 million stipulated fair value at the time of Boston Ventures' acquisition. Had the Company made adjustments to "push down" Finkelstein's approximate 5.7% interest at its stipulated fair value, the Company's intangible assets and stockholders' equity at December 31, 1995 would have each increased by $3,818,000 and its 1995 amortization expense and net loss would have each increased by $16,000.

    The Company's results of operations for the eleven months ended November 30, 1995 do not include push down accounting adjustments reflecting Apollo's and Finkelstein's respective costs bases in the Company.

    The consolidated statements of operations for 1995 reflects the Company's consolidated results of operations for (i) the eleven months ended November 30, 1995 (the "Predecessor Period") determined without regard to the effects of push down accounting and (ii) the month of December 1995 (the "Successor Period") which reflects the effects of such push down accounting. The consolidated results of operations for the Successor Period and Predecessor Periods are summarized in Note 15.

    All significant intercompany items and transactions have been eliminated in consolidation.

    B) USE OF ESTIMATES

    The accompanying consolidated financial statements are prepared in conformity with generally accepted accounting principles and, accordingly, include certain amounts that are based, in part, on management's best estimates and judgments. These estimates and judgments affect the reported amounts of assets and liabilities and the amount of reported revenues and expenses. Actual results could differ from these estimates and judgments.

    C) CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents.

    D) CONCENTRATIONS OF CREDIT RISK

    The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company's cash and cash equivalent balances are principally maintained with one financial institution. At times, such balances may be in excess of Federally insured limits; however, the Company believes it is not exposed to any significant credit risk in this area. Concentrations of credit risk with respect to trade accounts receivable are, except for amounts due from legal advertising ad agents ("Legal Ad Agents"), generally limited due to the large number of customers comprising the Company's customer base. Approximately $8.4 million in 1996 and $7.6 million in 1995 of advertising revenues relate to legal advertising in New York Law Journal. A significant portion of such revenue is generated through Legal Ad Agents. Such Legal Ad Agents do not have significant liquid net worth, and, as a result, the Company is exposed to a certain level of credit concentration risk in this area, which it believes it has adequately provided for.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    During 1995, the Company determined that its provisions for doubtful accounts with respect to revenues recognized in years prior to 1995, principally with respect to its legal advertising revenues, should be increased by $946,000 due to, among other things, the concentration of credit risk associated with Legal Ad Agents. This additional provision for doubtful accounts has been included in selling expense in the accompanying 1995 consolidated statements of operations.

    The Company's recurring provision for doubtful accounts, which is based on a review of its customer accounts, is included in selling and shipping expense in the accompanying consolidated statements of operations.

    E) INVENTORIES

    Inventories, consisting of book texts and related binding materials, are stated at the lower of cost or market, after appropriate reserves for obsolete inventories. Cost is determined by the average cost method.

    F) FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Furniture, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Furniture, equipment and purchased software are depreciated on a straight-line basis over their respective estimated useful lives. Repairs and maintenance are charged to expense as incurred. Leasehold improvements are amortized over the lives of the improvements or the term of the related lease, whichever is shorter.

    G) INTANGIBLE ASSETS

    Intangible assets are stated at cost less accumulated amortization. Intangible assets are amortized on a straight-line basis over their respective useful lives. Intangible assets include deferred financing costs with the amortization and/or write-off of such costs classified as part of amortization expense rather than as interest expense. Goodwill represents the excess of purchase price over the fair value of net assets acquired, including, beginning on December 1, 1995, the push down accounting effects attributable to the Boston Ventures' acquisition of the Company (See Note 1). The Company periodically assesses the recoverability of goodwill by determining whether the amortization of goodwill over its estimated remaining life can be recovered through projected undiscounted future consolidated operating cash flows. The amount of goodwill impairment, if any, is charged to operations at the time impairment is determined by management. At December 31, 1996 and 1995, management determined that there was no impairment of goodwill.

    H) SOFTWARE DEVELOPMENT COSTS

    The Company capitalizes directly related software development costs incurred from the period technological feasibility is established until the product is ready for release. Amounts capitalized are amortized over the estimated useful life of the product and are evaluated by management, as to recoverability, based upon whether the estimated future undiscounted net cash flows from the product are sufficient to fully recover the unamortized remaining book value related to such product.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    I) REVENUE AND COST RECOGNITION

    REVENUES:

        (i) ADVERTISING--Advertising revenues are recognized, net of related advertising agency commissions, on the date publications are released for sale. Revenues billed and/or received for advertisements to be released in future months are included in deferred revenue.

        (ii) SUBSCRIPTIONS--Sales of publication subscriptions are deferred and recognized as revenues over the term of the related subscriptions, principally one year.

        (iii) BOOKS AND RELATED UPDATES--Revenues are recognized upon shipment date and are reflected net of estimated returns.

        (iv) SEMINARS--Seminar revenues are recognized when the seminar is held.

    COST AND EXPENSES

        (i) ADVERTISING AND PROMOTION COSTS--Advertising expenditures are expensed when the particular advertisement is released. Beginning in 1995, direct response promotion costs are capitalized, subject to a net recoverability evaluation, and amortized, on a straight-line basis, over their estimated future benefit period. The amortization of direct response promotion expenditures is included in selling and shipping expense in the accompanying consolidated statements of operations. Prior to 1995, direct response promotional costs were expenses upon advertisement and/or promotion release date (See Note 3).

        (ii) EDITORIAL COSTS--All editorial costs are expensed as incurred.

        (iii) RENT EXPENSE--In accordance with generally accepted accounting principles, rent expense reflects the straight-line amortization, over the terms of the respective leases, of scheduled rent payments over such lease terms. The excess of recognized rent expense over rent payments made to date is included in the accompanying consolidated sheets as a deferred rent obligation, included as part of other non current liabilities.

        (iv) BARTER REVENUE AND EXPENSES--Revenue from barter transactions (advertising space provided in exchange for goods and/or services) is recognized as income when the advertisement is run. Costs and expenses related to barter transactions are recognized when the merchandise and/or service is received. Barter revenue and barter expense is reflected net in the accompanying consolidated statements of operations.

    J) INTEREST EXPENSE

    Interest expense includes letter of credit usage and commitment fees and excludes the amortization and/or other charges related to deferred financing costs. With respect to interest rate swap agreements, the differential to be paid or received is accrued as interest rates change and is recognized as an adjustment to interest expense.

    K) INCOME TAXES

    The Company, for financial statement purposes, reports certain items of income and expense in periods different from when such items are reported for income tax purposes. The principal differences relate to the timing and deductibility of bad debt allowances and book returns, the capitalization of certain direct response promotional and inventory costs, depreciation of fixed assets, and the straight-line expense recognition of office space rentals. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) in which the differences are expected to affect taxable income. In addition, the tax benefit related to net operating loss carryforwards and alternative minimum tax ("AMT") credit carryforwards are reflected as deferred tax assets when the realization of such tax benefit is more likely than not. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense for a particular period is equal to the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

    L) RECLASSIFICATIONS

    Certain reclassifications have been made to the 1995 consolidated financial statements to conform with the current year presentation.

3. DIRECT RESPONSE PROMOTIONAL COSTS

    Effective January 1, 1995, the Company adopted the American Institute of Certified Public Accountants' Statement of Position 93-7. "Reporting on Advertising Costs" (the "SOP"). The statement requires, among other things, that direct response advertising costs, whose primary purpose is to elicit sales to customers, be reported as an asset and amortized over the estimated period of future benefit. Under the Company's previous accounting policy, promotional and subscription acquisition costs were capitalized prior to the launching of a direct marketing or subscription acquisition campaign and then expensed when the promotional materials were mailed.

    At December 31, 1996 and 1995, approximately $1,203,000 and $583,000 of direct response promotional costs, net of accumulated amortization of $1,255,000 in 1996 and $224,000 in 1995 was recorded in other assets on the accompanying consolidated balance sheet. Advertising expense was approximately $2,707,000 for 1996 and $2,826,000 for 1995.

4. FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET

    The following is a summary of furniture, equipment and leasehold improvements at:

                                                              DECEMBER 31,
                                                          --------------------     ESTIMATED
                                                            1996       1995      USEFUL LIVES
                                                          ---------  ---------  ---------------
                                                             (IN THOUSANDS)
Computer equipment and purchase software................  $   2,558  $   2,171  6 years
Furniture and office equipment..........................      1,187      1,082  5 to 9 years
Leasehold improvements..................................        589        579  7 to 10 years
                                                          ---------  ---------
                                                              4,334      3,832
Less accumulated depreciation and amortization..........     (1,713)    (1,168)
                                                          ---------  ---------
                                                          $   2,621  $   2,664
                                                          ---------  ---------
                                                          ---------  ---------

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

5. INTANGIBLE ASSETS, NET

    The following is a summary of intangible assets at:

                                                              DECEMBER 31,
                                                         ----------------------  AMORTIZATION
                                                            1996        1995       PERIODS
                                                         ----------  ----------  ------------
                                                             (IN THOUSANDS)
Goodwill...............................................  $  135,519  $  134,256          (*)
Deferred financing costs...............................       1,138       1,138      7 years
                                                         ----------  ----------
                                                            136,657     135,394
Less accumulated amortization..........................      (7,597)       (656)
                                                         ----------  ----------
                                                         $  129,060  $  134,738
                                                         ----------  ----------
                                                         ----------  ----------

------------------------

(*) 38 years for periods prior to December 1, 1995 and 20 years thereafter.

    Total amortization expense of intangibles was $6,941,000 and $5,303,000 for the years ended December 31, 1996 and 1995, respectively. The 1995 amortization expense includes an approximate $2 million charge relating to the unamortized deferred financing cost attributable to the Predecessor Credit Facility which was paid off as part of the Boston Ventures' December 1, 1995 acquisition. During 1996, the Company implemented systems which, among other operational and financial reporting enhancements, better quantify its deferred subscription obligation for certain publications. As permitted by generally accepted accounting principles, the Company has restated by approximately $1.3 million the goodwill recorded on December 1, 1995 to reflect the difference between the Company's deferred subscription obligation computed under its upgraded reporting systems and the amount estimated by management on that date.

6. OTHER ASSETS

    Other assets is comprised of the following at:

                                                                                   DECEMBER 31,
                                                                               --------------------
                                                                                 1996       1995
                                                                               ---------  ---------

                                                                                  (IN THOUSANDS)
Deferred direct response promotional costs (a)...............................  $   1,203  $     583
Capitalized software (b).....................................................        204        150
Security deposits (c)........................................................         97         89
Officers' life insurance--cash surrender value (d)...........................         43         83
Other........................................................................         14         15
                                                                               ---------  ---------
                                                                               $   1,561  $     920
                                                                               ---------  ---------
                                                                               ---------  ---------

------------------------

(a) Represents direct mail promotional costs that relate to SOP 93-7 (See Note
    3).

(b) During 1996, the Company introduced a CD-ROM Product. All development costs incurred capitalized and are being amortized over a three year period.

(c) Represents security deposits required for leased properties.

(d) Represents the cash value of life insurance purchased on a former officer.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

7. LONG-TERM DEBT

    Long-term debt was comprised of the following at:

                                                                                DECEMBER
                                                                          --------------------
                                                                            1996       1995
                                                                          ---------  ---------

                                                                             (IN THOUSANDS)
Revolving Credit Facilities (a).........................................  $  70,300  $  70,900
Less: current portion of Revolving Credit Facilities reduction amount...     (3,300)    --
                                                                          ---------  ---------
                                                                          $  67,000  $  70,900
                                                                          ---------  ---------
                                                                          ---------  ---------

    (A) REVOLVING CREDIT FACILITIES

    On December 1, 1995, the Company entered into a revolving credit facility agreement (the "Credit Agreement") with The First National Bank of Boston (the "Bank"), as a lender and as agent for other lenders, under which NAI borrowed $15,674,061 and NYLP borrowed $55,225,939 (aggregating $70,900,000) in connection with Boston Ventures' acquisition of the Company. Upon NAI's merger into National, NYLP assumed the $15,674,061 of Bank debt, in the form of a dividend from NYLP to National. Therefore, at December 31, 1995, the entire Bank debt of $70.9 million was reflected as a NYLP borrowing. In addition, on January 2, 1996, NYLP borrowed approximately $5,022,000 from the Bank to pay the Finkelstein $5 million Note and related accrued interest. The Finkelstein $5 million Note was issued in connection with the December 1, 1995 acquisition of the Company (See Note 1). The Finkelstein Note and related accrued interest was secured by an irrevocable letter of credit issued by the Bank. The Company's borrowing capacity under the revolving credit facility, including cash loans and standby letters of credit of up to $6 million, was $80 million through December 30, 1996, and decreases semi-annually until final maturity on December 31, 2002 as follows:

PERIOD                                                                              AMOUNT
------------------------------------------------------------------------------  --------------
                                                                                (IN THOUSANDS)
December 31, 1996 through June 29, 1997.......................................    $   74,000
June 30, 1997 through December 30, 1997.......................................        70,500
December 31, 1997 through June 29, 1998.......................................        67,000
June 30, 1998 through December 30, 1998.......................................        63,250
December 31, 1998 through June 29, 1999.......................................        59,500
June 30, 1999 through December 30, 1999.......................................        55,250
December 31, 1999 through June 29, 2000.......................................        51,000
June 30, 2000 through December 30, 2000.......................................        45,750
December 31, 2000 through June 29, 2001.......................................        40,500
June 30, 2001 through December 30, 2001.......................................        33,750
December 31, 2001 through June 29, 2002.......................................        27,000
June 30, 2002 through final maturity date.....................................        19,000
Final maturity date (December 31, 2002)

    Available borrowings under this facility are further limited by the sum of
(a) the Company's letter of credit exposure and (b) certain stipulated percentages of excess cash flow based on the ratio of the

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

7. LONG-TERM DEBT (CONTINUED)
Company's consolidated funded debt to consolidated operating cash flow, as defined. Outstanding borrowings under the facility bear interest at a fluctuating rate, subject to the Company's elected pricing option, at either the Base Rate, Eurodollar Rate, and/or CD Rate, plus a variable margin based on the Company's ratio of consolidated funded debt to consolidated operating cash flow, as defined. The interest rate under this revolving credit facility approximated 8.1% and 8.8% for the year and one month ended December 31, 1996 and 1995, respectively. Commitment fees are charged and payable quarterly at either a
 .375% or .500% annual rate, depending on the Company's ratio of consolidated funded debt to consolidated operating cash flow for the immediately preceding quarter (the "Quarterly Funded Debt Ratio") and on the average daily unused portion of the revolving credit facility. In addition, letter of credit usage fees are payable at rates which range between 1.25% and 2.5% depending on the Quarterly Funded Debt Ratio and on the daily letter of credit exposure during the three month period or portion thereof ending on such payment date. The revolving credit facility is secured by the assets of National and NYLP and the stock of NYLP and its subsidiaries.

    The Credit Agreement requires, among other things, the Company maintain certain minimum levels of consolidated operating cash flow and certain prescribed ratios of consolidated funded debt to consolidated operating cash flow, consolidated operating cash flow to interest expense and consolidated adjusted operating cash flow to consolidated fixed charges, as defined. The Credit Agreement contains other restrictive covenants, including limitations on indebtedness, investments and acquisitions, the disposition of assets, transactions with affiliates and distributions to stockholders.

    The Company, prior to December 1, 1995, had a revolving credit facility with two financial institutions (the "Predecessor Credit Facility"). The weighted average interest rates under the Predecessor Credit Facility for the eleven months ended November 30, 1995 approximated 9%. The Predecessor Credit Facility was secured by the stock and assets of NYLP and any future NYLP subsidiaries.

    (B) INTEREST RATE PROTECTION AGREEMENTS

    The Agreement provides that within 10 days after the Eurodollar Basic Rate for three month Eurodollar Pricing Options first exceeds 5.875% per annum, the Company will obtain and thereafter keep in effect one or more interest rate protection agreements covering a notional amount of at least 50% of the outstanding borrowings under the revolving credit facility for an aggregate period of not less than two years.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

8. OTHER NON-CURRENT LIABILITIES

    Other non-current liabilities was comprised of the following at:

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1996       1995
                                                                             ---------  ---------

                                                                                (IN THOUSANDS)
Deferred rent (a)..........................................................  $   1,536  $   1,400
Rent Security and deposit--sublease........................................         23         22
Deferred compensation......................................................         12         17
                                                                             ---------  ---------
                                                                             $   1,571  $   1,439
                                                                             ---------  ---------
                                                                             ---------  ---------

------------------------

(a) Represents the cumulative excess of rent expense recognized in accordance with generally accepted accounting principles over cumulative cash rental payments made.

9. INCOME TAXES

    National and its subsidiaries file a consolidated Federal and combined New York State and New York City income tax returns. NYLP also files income tax returns in California and the District of Columbia. At December 31, 1996, National had net operating loss carryforwards available to offset future taxable income for Federal income tax purposes of approximately $11.2 million. These carryforwards expire in the years 2004 through 2010 and, as a result of the change in ownership described in Note 1, are subject to the limitations of Internal Revenue Code Section 382. At December 31, 1996, National had net operating loss carryforwards of approximately $5.3 million available to offset future taxable income for New York State and New York City income tax purposes which expire in the years 2005 through 2010.

    The benefit (provision) for income taxes is comprised of the following for the years ended:

                                                                                  DECEMBER 31,
                                                                              --------------------
                                                                                1996       1995
                                                                              ---------  ---------
                                                                                 (IN THOUSANDS)
Current:
  Federal...................................................................  $    (110) $      53
  State and local...........................................................       (205)       (76)
                                                                              ---------  ---------
                                                                                   (315)       (23)
                                                                              ---------  ---------
Deferred:
  Federal...................................................................     (1,621)       264
  State and local...........................................................     (1,071)       282
                                                                              ---------  ---------
                                                                                 (2,692)       546
                                                                              ---------  ---------
                                                                              $  (3,007) $     523
                                                                              ---------  ---------
                                                                              ---------  ---------

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

9. INCOME TAXES (CONTINUED)
    Net deferred tax assets were comprised of the following at:

                                                                              DECEMBER 31,
                                                                         ----------------------
                                                                            1996        1995
                                                                         -----------  ---------
                                                                             (IN THOUSANDS)
Deferred tax assets:
  Accounts receivable reserves.........................................  $       268  $     357
  Inventory capitalization.............................................          372        326
  Deferred rent........................................................          715        651
  Federal, state and local operating loss carryforwards................        4,472      6,674
  Federal AMT credit...................................................          139         33
                                                                         -----------  ---------
                                                                               5,966      8,041
                                                                         -----------  ---------
Deferred tax liabilities:
  Depreciation.........................................................  $       442  $     140
  Deferred promotional costs...........................................          559        269
  Product development costs............................................           95         70
                                                                         -----------  ---------
                                                                               1,096        479
                                                                         -----------  ---------
  Net deferred tax assets..............................................  $     4,870  $   7,562
                                                                         -----------  ---------
                                                                         -----------  ---------

    The presentation of deferred tax assets and liabilities on the accompanying consolidated balance sheet is as follows at:

                                                                                DECEMBER 31,
                                                                            --------------------
                                                                              1996       1995
                                                                            ---------  ---------

                                                                               (IN THOUSANDS)
Deferred tax benefits, current............................................  $   4,293  $   3,208
                                                                            ---------  ---------
Deferred tax liabilities, current.........................................     --         --
                                                                            ---------  ---------
Net deferred tax benefits, current........................................      4,293      3,208
                                                                            ---------  ---------
Deferred tax benefits, non-current........................................      1,673      4,833
Deferred tax liabilities, non-current.....................................     (1,096)      (479)
                                                                            ---------  ---------
Net deferred tax benefits, non-current....................................        577      4,354
                                                                            ---------  ---------
Net deferred tax assets...................................................  $   4,870  $   7,562
                                                                            ---------  ---------
                                                                            ---------  ---------

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

9. INCOME TAXES (CONTINUED)
    The reconciliation between total tax expense (benefit) and the amount computed by applying the statutory Federal income tax rate to income before income taxes is as follows for the years ended:

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1996       1995
                                                                             ---------  ---------

                                                                                (IN THOUSANDS)
Federal statutory income taxes.............................................  $     188  $    (745)
Permanent differences (principally goodwill amortization)..................      2,181        265
State and local income taxes, net of federal benefit.......................        842       (136)
Other......................................................................       (204)        93
                                                                             ---------  ---------
                                                                             $   3,007  $    (523)
                                                                             ---------  ---------
                                                                             ---------  ---------

10. STOCKHOLDERS' EQUITY (DEFICIENCY)

    A) STOCK OPTIONS

    In connection with and as a condition of Boston Ventures' acquisition, the Company entered into a stock option agreement (the "Agreement") with Finkelstein which, subject to certain terms and conditions of the Agreement, granted Finkelstein an option to purchase an aggregate of approximately 6,461 shares of National's common stock. One-third of the shares covered by the option vest and become exercisable in 60 equal installments of approximately 36 shares on the last day of each month commencing on January 31, 1996 and continuing until December 31, 2000. The remaining shares vest and become exercisable, subject to the Company's attainment of two separate annual operating cash flow targets, as defined, in equal annual installments of approximately 431 shares or approximately 862 shares, respectively (if such respective operating cash flow targets are reached), on December 31, 1996 through 2000 or upon sale, subject to achieving certain performance targets. The vesting of all shares is generally subject to Finkelstein been employed by the Company on such dates. The shares are exercisable at a price of approximately $1,083 per share and expire on the tenth anniversary date of the Agreement.

    B) STOCKHOLDERS' AGREEMENT

    On December 1, 1995, Boston Ventures, National and Finkelstein entered into a stockholders' agreement which, among other things, allows Finkelstein, upon the non-renewal of his employment, as defined in his employment agreement (See
Note 13) to require the Company to purchase all of his shares and liquidate and cash out his vested option shares for fair value. The Company's obligation to acquire Finkelstein's shares is subject to it being permitted by the Credit Agreement and applicable law to do so. In addition, the stockholders' agreement gives the Company, along with Boston Ventures, the right of first refusal with respect to Finkelstein's shares.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

11. OTHER INCOME (EXPENSE)

    Other income (expense) is comprised of the following items:

                                                                                  1996       1995
                                                                                ---------  ---------
                                                                                   (IN THOUSANDS)
Insurance claim recovery (a)..................................................  $     235  $     (80)
Litigation settlement.........................................................     --            (25)
Barter income (loss)..........................................................        (54)       125
Apollo management fee.........................................................     --           (231)
                                                                                ---------  ---------
                                                                                $     181  $    (211)
                                                                                ---------  ---------
                                                                                ---------  ---------

------------------------

(a) Represents an insurance reimbursement of approximately $287,000 relating to employee theft, net of legal and professional costs of $52,000.

12. RETIREMENT PLANS

    The Company has a 401(k) profit sharing plan (the "Plan") for all eligible employees who have completed one year of service. Under the Plan, the Company has the option of making a matching contribution of up to 3% of a participant's compensation. During 1996 and 1995, the Company did not make any matching discretionary contributions to the Plan.

    In addition, approximately 20 Company employees are covered by certain defined contribution retirement plans sponsored by the Typographical Union. Company contributions to these retirement plans for 1996 and 1995 were $476,000 and $481,000, respectively.

13. COMMITMENTS AND CONTINGENCIES

    A) OPERATING LEASES

    The Company leases office space under non cancelable operating leases which expire at various dates through October 2008. At December 31, 1996, the future minimum payments due under these leases, net of sublease income, are as follows:

YEARS ENDING DECEMBER 31,                                                           AMOUNT
------------------------------------------------------------------------------  --------------
                                                                                (IN THOUSANDS)
1997..........................................................................    $    1,027
1998..........................................................................         1,129
1999..........................................................................         1,187
2000..........................................................................         1,190
2001..........................................................................         1,177
Thereafter....................................................................         8,620
                                                                                     -------
                                                                                  $   14,330
                                                                                     -------
                                                                                     -------

    Rent expense, net of sublease income, was approximately $1,395,000 and $1,335,000 for the years ended December 31, 1996 and 1995, respectively.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

13. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    At December 31, 1996 and 1995, the Company had a letter of credit outstanding of approximately $533,000 for the security deposit on its corporate office space.

    B) EMPLOYMENT AGREEMENT

    In connection with Boston Ventures' December 1, 1995 acquisition of the Company, Finkelstein entered into a long-term employment agreement (the "Employment Agreement") with the Company. The initial term of the Employment Agreement is through December 31, 2000 and provides for an annual base salary which, beginning on June 30, 1996, and annually thereafter, is to be increased by the greater of (i) 5% or (ii) the annual increase in the consumer price index for all urban consumers not in excess of 8%.

    C) LEGAL MATTERS

    The Company is subject to certain legal actions and complaints that arise in the ordinary course of its business. In the opinion of management, the amount of the ultimate liability, if any, which may result from these legal actions and complaints will not materially affect the consolidated financial statements of the Company.

14. FAIR VALUES OF FINANCIAL INSTRUMENTS

    The Company has a number of financial instruments, none of which are held for trading purposes. These financial instruments consist of cash and equivalents, long term debt and interest rate projection agreements. The Company estimates that the fair value of all financial instrument at December 31, 1996, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated balance sheet.

15. SUPPLEMENTARY 1995 CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION

    The following table summarizes 1995's consolidated results of operations for the Successor and Predecessor periods:

                                                              SUCCESSOR   PREDECESSOR    FULL
                                                               PERIOD       PERIOD       YEAR
                                                             -----------  -----------  ---------
                                                                       (IN THOUSANDS)
Revenues...................................................   $   3,510    $  40,564   $  44,074
Operating income (loss)....................................        (393)       3,871       3,478
(Loss) before income taxes.................................        (953)      (1,238)     (2,191)
Net (loss).................................................        (546)      (1,122)     (1,668)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HOLDINGS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION OF AN OFFER IN ANY JURISDICTION WHERE, TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF HOLDINGS SINCE THE DATE HEREOF.
                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Available Information...........................         iv
Summary.........................................          1
Risk Factors....................................         20
The Transactions................................         28
Use of Proceeds.................................         29
Capitalization..................................         29
Pro Forma Financial Information.................         30
Selected Historical Consolidated Financial
  Information...................................         37
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         40
Business........................................         49
Recent Transactions.............................         61
Management......................................         62
Certain Transactions............................         67
Principal Stockholders..........................         68
The Exchange Offer..............................         69
Description of the Discount Notes...............         78
Description of Other Indebtedness...............        108
Certain U.S. Federal Income Tax
  Considerations................................        109
Plan of Distribution............................        110
Legal Matters...................................        110
Experts.........................................        111
Index to Financial Statements...................        F-1

    UNTIL          , 1998 (90 DAYS AFTER THE DATE OF THE PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             AMERICAN LAWYER MEDIA
                                 HOLDINGS, INC.

                               OFFER TO EXCHANGE
                  ITS 12 1/4% SENIOR DISCOUNT NOTES DUE 2008,
                  SERIES B FOR ANY AND ALL OF ITS OUTSTANDING
                     12 1/4% SENIOR DISCOUNT NOTES DUE 2008

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                           , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    CERTIFICATE OF INCORPORATION. Article EIGHTH of the Certificate of Incorporation of American Lawyer Media Holdings, Inc. ("Holdings") provides that the Directors of Holdings shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted by the General Corporation Law of the State of Delaware as from time to time in effect (the "DGCL").

    Paragraph 1 of Article EIGHTH states that a Director of Holdings shall under no circumstances have any personal liability to Holdings or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the DGCL expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification or repeal of paragraph 1 of Article EIGHTH nor any amendment to the DGCL that does not have retroactive application shall limit the right of Directors to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

    Paragraph 2 of Article EIGHTH states that Holdings shall indemnify each Director and Officer of Holdings to the fullest extent permitted by applicable law, except as may be otherwise provided in Holdings' By-Laws, and in furtherance thereof the Board of Directors is expressly authorized to amend Holdings' By-laws from time to time to give full effect thereto, notwithstanding possible self interest of the Directors in the action being taken. Neither the modification or repeal of paragraph 2 nor any amendment to the DGCL that does not have retroactive application shall limit the right of Directors and Officers to indemnification with respect to any act or omission occurring prior to such modification, amendment or repeal.

    BY-LAWS. Article IV of the By-laws of Holdings provides for indemnification. Section 1 of Article IV states that Holdings (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Holdings) by reason of the fact that he or she is or was a director or an officer of Holdings and (2) except as otherwise required by Section 3 of
Article IV, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Holdings) by reason of the fact that he or she is or was an employee or agent of Holdings, or is or was serving at the request of Holdings as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Holdings, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of Holdings, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

    Section 2 of Article IV states that Holdings shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Holdings to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of Holdings, or is or was serving at the request of Holdings as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Holdings and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Holdings unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

    Section 3 of Article IV states that, to the extent that a person who is or was a director, officer, employee or agent of Holdings has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of Article IV, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

    Section 4 of Article IV states that any indemnification under Section 1 or
Section 2 of Article IV (unless ordered by a court) shall be made by Holdings only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    Section 5 of Article IV states that expenses incurred by any person who may have a right of indemnification under Article IV in defending a civil or criminal action, suit or proceeding may be paid by Holdings in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the. Company pursuant to Article IV.

    Section 6 of Article IV states that the indemnification provided by Article IV shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Section 7 of Article IV states that Holdings may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Holdings, or is or was serving at the request of Holdings as a director, officer, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not Holdings would have the power to indemnify him or her against such liability under the provisions of
Article IV, Section 145 of the DGCL or otherwise.

    Section 8 of Article IV states that the invalidity or unenforceability of any provision of Article IV shall not affect the validity or enforceability of the remaining provisions of Article IV.

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

    Under the DGCL, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgements, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

    Delaware corporations may limit the personal liability of their directors for monetary damages for a breach of fiduciary duty, provided, however, that the directors can still be held personally liable (i) for a breach of the duty of loyalty to the corporation and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (described below), and (iv) for any transaction from which the director derived an improper personal benefit.
Section 174 of the DGCL makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

(A) EXHIBITS

  EXHIBIT
  NUMBER     ITEM
-----------  --------------------------------------------------------------------------------------------------------

       2.1   Purchase Agreement, dated as of October 23, 1997, by and among Boston Ventures Limited Partnership IV,
             Boston Ventures Limited Partnership IVA, James A. Finkelstein and ALM Holdings, LLC, as amended.

       3.1   Certificate of Incorporation of Holdings

       3.2   By-laws of Holdings

       4.1   Indenture, dated as of December 22, 1997, among Holdings and The Bank of New York

       4.2   Form of Initial Notes (included in Exhibit 4.1)

       4.3   Form of Exchange Notes (included in Exhibit 4.1)

       4.4   Registration Rights Agreement dated as of December 22, 1997 among Holdings and the Initial Purchasers

      *5.1   Opinion of Jones, Day, Reavis & Pogue

      10.1   Lease, dated September 30, 1993, between Park Avenue South/Armory, Inc. and The New York Law Publishing
             Company for premises at 345 Park Avenue South, New York, New York

      10.2   First Supplemental Agreement, dated November 30, 1994, between Park Avenue South/ Armory, Inc. and The
             New York Law Publishing Company for premises at 345 Park Avenue South, New York, New York

      10.3   Credit Agreement, dated as of March 25, 1998, among Holdings, the Company, various banks, Bank of
             America National Trust and Savings Association, BancBoston Securities Inc. and BancAmerica Robertson
             Stephens

      10.4   Indenture, dated as of December 22, 1997, among the Company, the Guarantors named therein and The Bank of New York

  EXHIBIT
  NUMBER     ITEM
-----------  --------------------------------------------------------------------------------------------------------
      10.5   Employment Agreement, dated as of February 9, 1998, by and between the Company and William L. Pollak

      12.1   Statement re: computation of ratio of earnings to fixed charges

      21.1   List of Subsidiaries of Holdings

      23.1   Consent of Arthur Andersen LLP

      23.2   Consent of Leslie Sufrin and Company, P.C.

     *23.3   Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

      24.1   Power of Attorney of Holdings (included in Part II of the Registration Statement)

      25.1   Statement on Form T-1 of the eligibility of the Trustee

      27.1   Financial Data Schedule

      99.1   Form of Letter of Transmittal

      99.2   Form of Notice of Guaranteed Delivery

      99.3   Form of Letter to DTC Participants

      99.4   Form of Letter to clients and Form of Instruction to Book-Entry Transfer Participants

------------------------

*   To be filed by amendment

(B) FINANCIAL STATEMENT SCHEDULES

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Lawyer Media Holdings, Inc.

We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of American Lawyer Media Holdings, Inc. for the five months ended December 31, 1997 included in this registration statement and have issued our report thereon dated April 3, 1998. Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule listed below is the responsibility of Holdings' management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. The schedule for the five months ended December 31, 1997 has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

New York, New York
April 3, 1998

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.
                 SCHEDULE II VALUATION AND QUALIFYING ACCOUNTS
                  FOR THE FIVE MONTHS ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                 ADDITIONS
                                                        ----------------------------
                                          BALANCE AT     CHARGED TO     CHARGED TO                      BALANCE
                                           BEGINNING      COSTS AND        OTHER                       AT END OF
              DESCRIPTION                  OF PERIOD      EXPENSES       ACCOUNTS      DEDUCTIONS       PERIOD
---------------------------------------  -------------  -------------  -------------  -------------  -------------
                                             DEBIT          DEBIT          DEBIT          DEBIT          DEBIT
                                           (CREDIT)       (CREDIT)       (CREDIT)       (CREDIT)       (CREDIT)
FOR THE FIVE MONTHS ENDED DECEMBER 31,
  1997:
Allowance for doubtful accounts            $  (1,661)     $    (843)     $  (1,014)(1)   $     282(2)   $  (3,236)
                                         -------------  -------------  -------------  -------------  -------------
                                         -------------  -------------  -------------  -------------  -------------

------------------------

(1) Represents the addition of the NLP allowance for doubtful accounts ($1,014) at the date of acquisition.

(2) Represents reversals of the allowance account and write-offs of accounts receivable, net of recoveries.

ITEM 22. UNDERTAKINGS.

    (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2) The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (4) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense in any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, American Lawyer Media Holdings, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on April 15, 1998.

                                AMERICAN LAWYER MEDIA HOLDINGS, INC.

                                BY:            /S/ WILLIAM L. POLLAK
                                     -----------------------------------------
                                                 William L. Pollak
                                      Director, President and Chief Executive
                                                      Officer
                                           (PRINCIPAL EXECUTIVE OFFICER)

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints William
L. Pollak and Anup Bagaria and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                 *  *  *  *  *

    Pursuant to the Requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date included.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

    /s/ BRUCE WASSERSTEIN
------------------------------   Chairman of the Board of      April 15, 1998
      Bruce Wasserstein                   Directors

                                  Director, President and
    /s/ WILLIAM L. POLLAK         Chief Executive Officer
------------------------------     (PRINCIPAL EXECUTIVE        April 15, 1998
      William L. Pollak                   OFFICER)
                                 Director, Vice President
                                       and Secretary
       /s/ ANUP BAGARIA            (PRINCIPAL FINANCIAL
------------------------------           OFFICER AND           April 15, 1998
         Anup Bagaria              PRINCIPAL ACCOUNTING
                                          OFFICER)
    /s/ MICHAEL J. BIONDI
------------------------------           Director              April 15, 1998
      Michael J. Biondi
     /s/ ROBERT C. CLARK
------------------------------           Director              April 15, 1998
       Robert C. Clark
    /s/ DONALD G. DRAPKIN
------------------------------           Director              April 15, 1998
      Donald G. Drapkin
   /s/ JAMES A. FINKELSTEIN
------------------------------           Director              April 15, 1998
     James A. Finkelstein
  /s/ ANDREW G.T. MOORE, II
------------------------------           Director              April 15, 1998
    Andrew G.T. Moore, II
 /s/ RANDALL J. WEISENBURGER
------------------------------           Director              April 15, 1998
   Randall J. Weisenburger

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